As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 333-153454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocean Shore Holding Co.

and

Ocean City Home Bank Savings and Investment Plan

(Exact name of registrant as specified in its charter)

New Jersey	6035	80-0282446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1001 Asbury Avenue

Ocean City, New Jersey 08226

(609) 399-0012

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven E. Brady

President and Chief Executive Officer

Ocean Shore Holding Co.

1001 Asbury Avenue

Ocean City, New Jersey 08226

(609) 399-0012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esquire Aaron M. Kaslow, Esquire Kilpatrick Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800	Robert Lipsher Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, NW Suite 400 Washington, DC 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit	Proposed maximum Aggregate offering price (1)	Amount of Registration fee
Common Stock $0.01 par value	9,549,765		$9.00	$85,947,885		(2)
Participation Interests	425,554	(3)	—	$3,829,990		(4)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The registration fee of $3,378 was previously paid upon the initial filing of the Form S-1 on September 12, 2008.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4)	The securities of Ocean Shore Holding Co. to be purchased by the Ocean City Home Bank Savings and Investment Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

INTERESTS IN

OCEAN CITY HOME BANK SAVINGS AND INVESTMENT PLAN

AND

OFFERING OF 425,554 SHARES OF

OCEAN SHORE HOLDING CO.

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the Ocean City Home Bank Savings and Investment Plan of participation interests and shares of common stock of Ocean Shore Holding.

The Board of Directors of Ocean City Home Bank has adopted a plan that will convert Ocean City Home from the mutual holding company form of organization to the stock form. Plan participants may direct the Plan trustee to use their current account balances to subscribe for and purchase shares of Ocean Shore Holding common stock through the Ocean Shore Holding Stock Fund. Based upon the value of the Plan assets (less those currently invested in the Stock Fund) as of September 5, 2008, the Plan trustee may purchase up to 425,554 shares of Ocean Shore Holding common stock, assuming a purchase price of $9.00 per share. This prospectus supplement relates to the election of Plan participants to direct the Plan trustee to invest all or a portion of their Plan accounts in Ocean Shore Holding common stock.

The prospectus dated             , 2008 of Ocean Shore Holding, which we have attached to this prospectus supplement, includes detailed information regarding the offering of shares of Ocean Shore Holding common stock and the financial condition, results of operations and business of Ocean City Home Bank (“Ocean City Home”). This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “Risk Factors” beginning on page 15 of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Ocean Shore Holding of interests or shares of common stock under the Plan to employees of Ocean City Home. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither Ocean Shore Holding, Ocean City Home nor the Plan have authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Ocean City Home or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is             , 2008.

THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the Plan. Assuming a purchase price of $9.00 per share, the Plan trustee may acquire up to 425,554 shares of Ocean Shore Holding common stock for the Ocean Shore Holding Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Ocean City Home. Your investment in the Ocean Shore Holding Stock Fund in connection with the conversion of Ocean City Home is governed by the purchase priorities in the Plan of Conversion. See “Summary—Persons Who Can Order Stock in the Offering” and “—Purchase Limitations” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

This prospectus supplement contains information regarding the Plan. The attached prospectus contains information regarding the Ocean Shore Holding stock offering and the financial condition, results of operations and business of Ocean City Home. The address of the principal executive office of Ocean City Home is 1001 Asbury Avenue, Ocean City, NJ 08226. The telephone number of Ocean City Home is 609-399-0012.

Election to Purchase Ocean Shore Holding Common Stock in the Conversion

In connection with the conversion of Ocean City Home, the Plan permits you to direct the Plan trustee to use your 401(k) Plan funds to purchase shares of Ocean Shore Holding common stock through the Ocean Shore Holding Stock Fund. In order to use your 401(k) Plan funds to purchase Ocean Shore Holding common stock, you must first transfer funds from your current investments to the Stable Value Fund in the 401(k) Plan. Your Stable Value Fund account balance must be at least equal to the specific dollar amount you wish to invest in the conversion. If there is not enough Ocean Shore Holding common stock available in the conversion to fill all subscriptions, the common stock will be apportioned and the Plan trustee may not be able to purchase all of the common stock you requested. In such a case, if you elect, the Plan trustee will purchase shares in the open market on your behalf, after the close of the stock offering, to fulfill your initial request. The Plan trustee may make such purchases at prices higher or lower than the $9.00 initial offering price.

All Plan participants are eligible to direct the Plan trustee to purchase shares of Ocean Shore Holding Common Stock through the Ocean Shore Holding Stock Fund. However, your directions are subject to subscription rights and purchase priorities. Your order for shares of common stock in the offering will be filled based on your subscription rights. Ocean Shore Holding has granted rights to subscribe for shares of Ocean Shore Holding common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Ocean City Home as of June 30, 2007; (2) the Ocean City Home Bank Employee Stock Ownership Plan; (3) persons with $50 or more on deposit at Ocean City Home as of September 30, 2008; and (4) Ocean City Home’s depositors as of                     , 2008 who are not able to subscribe for shares under categories 1 and 3 and borrowers as of April 22, 1998, whose loans continue to be outstanding at             . If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use your funds in the Plan to pay for your purchase of shares of Ocean Shore Holding common stock.

Value of Participation Interests

As of September 5, 2008, the market value of the assets in the Plan (less those assets invested in the Ocean Shore Holding Stock Fund) equaled approximately $3,829,990. The plan administrator has informed each participant of the value of his or her beneficial interest in the Plan. The value of Plan assets represents past contributions made to the Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

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Method of Directing the Plan Trustee

In order to facilitate your investment in the Ocean Shore Holding Stock Fund in connection with the offering, you must complete, sign and submit the blue form included with this prospectus supplement (the “Investment Form”). In addition to the general purchaser information required on the Investment Form, you must include the following information: (1) the exact dollar amount that you would like to invest in the Ocean Shore Holding Stock Fund; (2) the type of subscription rights you have in the stock offering (if any); (3) the source of your 401(k) Plan funds (e.g., rollover, deferral or matching funds) from which to purchase the securities; and (4) in the event your order cannot be filled in the offering, instructions for after market purchases. Funds for all purchases through the Ocean Shore Holding Stock Fund will be debited from your interest in the 401(k) Plan’s Stable Value Fund. If you currently do not have sufficient funds invested in the Stable Value Fund you must transfer a sufficient amount of your 401(k) Plan assets to the Stable Value Fund before you submit the Investment Form to the Human Resources Department. If you have insufficient funds in the Stable Value Fund when you submit your Investment Form, you will not be able to subscribe for shares of Ocean Shore Holding common stock through the Ocean Shore Holding Stock Fund. If you elect to transfer funds out of the Stable Value Fund during the offering period to other investments you must make sure that sufficient funds remain to cover your Ocean Shore Holding Stock Fund subscription. If you do not wish to invest in the Ocean Shore Holding Stock Fund at this time, you do not need to take any action. The minimum investment in the Ocean Shore Holding Stock Fund during the offering is $250.00.

Time for Directing the Plan Trustee

You must submit your directions to invest in the Ocean Shore Holding Stock Fund in connection with the offering by 5:00 p.m. on             ,             , 2008. You should return the Investment Form to [            ] in the Human Resources Department.

Irrevocability of Direction

Once you submit the Investment Form, you cannot change your directions to invest in the Ocean Shore Holding Stock Fund. Following the closing of the stock offering and your initial purchase of shares in the Ocean Shore Holding Stock Fund, you may change your investment directions, in accordance with the terms of the Plan.

Purchase Price of Ocean Shore Holding Common Stock

The trustee will use the funds you have earmarked in your Stable Value Fund investment to purchase shares of Ocean Shore Holding common stock in the offering. The trustee will pay the same price for shares of Ocean Shore Holding common stock as all other persons who purchase shares of Ocean Shore Holding common stock in the offering. If there is not enough common stock available in the offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Plan may not be able to purchase all of the common stock you requested. If you elect, the trustee will purchase shares on your behalf after the close of the stock offering in the open market, to fulfill your initial request. The trustee may make such purchases at prices higher or lower than the $9.00 initial offering price.

Nature of a Participant’s Interest in Ocean Shore Holding Common Stock

The trustee will hold Ocean Shore Holding common stock in the name of the Plan. The trustee will credit the shares of Ocean Shore Holding common stock acquired at your direction to your account under the Plan. Therefore, the investment designations of other Plan participants should not affect earnings on your Plan account.

Voting and Tender Rights of Ocean Shore Holding Common Stock

The trustee will exercise voting and tender rights attributable to all Ocean Shore Holding common stock which it holds on behalf of the Plan, as directed by participants who own shares through the Ocean Shore

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Holding Stock Fund. With respect to each matter as to which holders of Ocean Shore Holding common stock have a right to vote, you will have voting instruction rights for all shares credited to your account in the Ocean Shore Holding Stock Fund. The number of shares of Ocean Shore Holding common stock held in the Ocean Shore Holding Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised by the participants. If there is a tender offer for Ocean Shore Holding common stock, the Plan allots each participant tender instruction rights reflecting the participant’s ownership interest in the Ocean Shore Holding Stock Fund. The percentage of shares of Ocean Shore Holding common stock held in the Ocean Shore Holding Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised by participants in favor of the tender offer. The remaining shares of Ocean Shore Holding common stock held in the Ocean Shore Holding Stock Fund will not be tendered. The Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

DESCRIPTION OF THE PLAN

Introduction

Ocean City Home originally adopted the Plan effective January 1, 1987. The Plan was subsequently amended and restated, most recently, effective October 1, 2004. Ocean City Home intends for the Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Ocean City Home may change the Plan from time to time in the future to ensure continued compliance with these laws. Ocean City Home may also amend the Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Plan.

Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the Plan. You may obtain copies of the full Plan document, including any amendments to the Plan and a summary plan description, by contacting [            ] in the Human Resources Department. You should carefully read these documents to understand your rights and obligations under the Plan.

Eligibility and Participation

If you are 18 years of age and you are an eligible employee of Ocean City Home you may begin to make pre-tax salary deferrals into the Plan as of the January 1st, April 1st, July 1st or October 1st after you have satisfied the eligibility requirements.

As of December 31, 2007, 106 of the 122 eligible employees of Ocean City Home participated in the Plan.

Contributions Under the Plan

Employee Pre-Tax Salary Deferrals. Subject to certain IRS limitations, the Plan permits you to make pre-tax salary deferrals to the Plan each payroll period of up to 100% of your W-2 compensation. You may change your pre-tax deferral percentage by completing a Salary Reduction Agreement and submitting it to the Human Resources Department. Your change will be effective within thirty (30) days if not sooner.

Ocean City Home Matching Contributions. The Plan provides that Ocean City Home may make matching contributions on behalf of each Plan participant. Ocean City Home will make matching contributions only for those participants who make pre-tax salary deferrals to the Plan. Ocean City Home will match 50% of each participant’s contributions up to 8% of total eligible compensation. If a participant stops making pre-tax salary deferrals to the Plan, Ocean City Home will cease its matching contributions on the participant’s behalf. Participants vest in their employer matching contributions at a rate of 20% per year over a five-year period.

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Participants become 100% vested in their matching contributions if, while employed with Ocean City Home, they die, become disabled or reach normal retirement age (as defined in the Plan).

Ocean City Home Discretionary Contributions. Ocean City Home, in its sole discretion, may also make discretionary contributions to the Plan, in amounts specified by the Board of Directors of Ocean City Home. These discretionary contributions are allocated to each Plan participant in the Plan who is actively employed by Ocean City Home on the last business day of the Plan Year and have completed at least 750 hours of service during the Plan Year. The last day requirement and hours of service are waived, however, if you die, become disabled and terminate your employment with Ocean City Home, or retire at age 65. Participants vest in their discretionary contributions at a rate of 20% per year over a five-year period. Participants become 100% vested in their discretionary contributions if, while employed with Ocean City Home, they die, become disabled or reach normal retirement age (as defined in the Plan).

Rollover Contributions. If you receive a distribution from a previous employer’s tax-qualified employee benefit plan, you may deposit that distribution into a rollover contribution account under the Plan, provided the rollover contribution satisfies IRS requirements.

Limitations on Contributions

Limitation on Employee Salary Deferrals. Although the Plan permits you to defer up to 100% of your W-2 compensation, by law your total deferrals under the Plan, together with similar plans, may not exceed $15,000 for 2008. Employees who are age 50 and over may also make additional, “catch-up” contributions to the Plan, up to a maximum of $5,000 for 2008. The Internal Revenue Service periodically increases these limitations. If you exceed these limitations, you must include any excess deferrals in your gross income for federal income tax purposes in the year of deferral. In addition, you must pay federal income taxes on any excess deferrals when distributed to you by the Plan, unless the Plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which you made the excess deferrals. Your income on excess deferrals distributed before such date (if any) is treated, for federal income tax purposes, as earned and received in the taxable year of the distribution.

Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the Plan provides that the total amount of contributions and forfeitures (annual additions) credited on your behalf participant during any year under all defined contribution plans of Ocean City Home (including the Plan and the proposed Ocean City Home Savings Bank Employee Stock Ownership Plan) may not exceed the lesser of 100% of your annual compensation or $46,000 for 2008.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of pre-tax and matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of pre-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Plan. If pre-tax and matching contributions exceed these limitations, the Plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a 5% owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $100,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2008, and may be adjusted periodically by the IRS.

Top-Heavy Plan Requirements. If the Plan is a Top-Heavy Plan for any calendar year, IRS rules may require Ocean City Home to make certain minimum contributions to the Plan on behalf of non-key employees. In general, the Plan will be treated as a “Top-Heavy Plan” for any calendar year if, as of the last day of the

6

preceding calendar year, the aggregate account balances of Key Employees exceed 60% of the aggregate account balances of all employees under the Plan. A “Key Employee” is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of Ocean City Home whose annual compensation exceeds $145,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of Ocean Shore Holding, or who owns stock that possesses more than 5% of the total combined voting power of all stock of Ocean Shore Holding; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of Ocean Shore Holding, or who owns stock that possesses more than 1% of the total combined voting power of all stock of Ocean Shore Holding, and whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2008.

Plan Investments

Assets in the Plan Trust are currently invested in the funds specified below.

Thornburg International Value A Fund. The Thornburg International Value Fund seeks capital appreciation; current income is a secondary consideration. The fund invests at least 75% of assets in common stocks, preferred stocks, convertible securities, warrants, real estate investment trusts and depositary receipts. It may invest in domestic and foreign debt securities of any maturity or quality. The fund may also invest in illiquid securities.

Calvert Income A Fund. The Calvert Income Fund seeks to maximize income, to the extent consistent with prudent investment management and preservation of capital. The fund typically invests at least 65% of its assets in investment grade debt securities. Management uses an active strategy, seeking relative value to earn incremental income.

Fidelity Advisor Equity Income T Fund. The Fidelity Advisor Equity Income Fund seeks a yield from dividend and interest income which exceeds the composite dividend yield on securities comprising the S&P 500 index. In addition, consistent with the primary objective of obtaining dividend and interest income, the fund will consider the potential for achieving capital appreciation.

MFS High Yield Opportunities A Fund. The MFS High Yield Opportunities Fund seeks current income. The fund normally invests at least 80% of its assets in high income fixed income securities. It may invest in fixed income securities with any credit rating and lower rated bonds. The fund may also invest in bonds issued by corporations, foreign securities in emerging markets, equity securities, convertible securities and depository receipts. It may engage in active and frequent trading.

Davis NY Venture A Fund. The Davis NY Venture Fund seeks growth of capital. The fund invests primarily in equities issued by companies with market capitalization of at least $5 billion, though it may also hold securities of smaller companies. It may invest in securities of foreign issuers.

PIMCO Total Return Mortgage A Fund. The PIMCO Total Return Mortgage Fund seeks maximum total return. The fund normally invests at least 80% of assets in mortgage-related securities. The fund invests primarily in securities that are in the highest rating category. The fund typically invests no more than 10% of assets in securities related below AAA. The fund may not invest in securities denominated in foreign currencies, but may invest without limit in U.S. dollar-denominated securities of foreign securities.

Dryden Stock Index Z Fund. The Dryden Stock Index Fund seeks to mirror the returns of the S&P 500 Index. The fund normally invests at least 80% of its assets in securities included in the S&P 500 Index according to each security’s weighting in the index. Management attempts to achieve a performance correlation with the S&P 500 of .95, irrespective of expenses. The fund may invest in derivatives.

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American Funds Growth Fund of America R3 Fund. The American Funds Growth Fund of America Fund seeks capital growth. The fund invests primarily in common stocks. Management selects securities that it believes are reasonably priced and represent solid long-term investment opportunities. The fund may invest up to 15% of assets in securities of issuers domiciled outside of the U.S. and Canada, and not included in the S&P 500 Index. It may also invest up to 10% of assets in debt securities rated below investment grade.

American Funds American Balanced R3 Fund. The American Funds American Balanced Fund seeks capital preservation, current income, and long-term growth of capital and income. The fund normally invests in a broad range of equities, debt, and cash instruments. It typically maintains at least 50% of assets in equities and at least 25% in bonds. Fixed-income securities must be rated investment-grade at the time of purchase. The fund may invest up to 10% of assets in foreign securities. Management primarily seeks securities that it believes are undervalued and provide long-term opportunities.

Davis Opportunity A Fund. The Davis Opportunity Fund seeks growth of capital. The fund invests primarily in common stocks and other equity securities. It emphasizes long-term investment, as opposed to short-term profits, when making portfolio changes. The fund may realize short-term profits or losses.

American Funds Capital World Growth and Income R3 Fund. The American Funds Capital World Growth & Income Fund seeks long-term capital growth and current income. The fund invests in foreign and domestic equities, debt obligations, and money market instruments. Management allocates assets according to long-term economic and market trends. The fund invests primarily in common stocks, government and corporate bonds and cash and equivalents. The debt portion concentrates on intermediate- and long-term fixed-income securities; foreign debt consists mostly of governmental obligations. The fund may invest up to 10% of assets in bonds rated below A.

Goldman Sachs Mid-Cap Value A Fund. The Goldman Sachs Mid-Cap Value Fund seeks long-term appreciation. The fund normally invests at least 80% of assets in equity securities, typically with market capitalizations within the range of market capitalization of companies in the Russell Midcap Value index. The fund may invest up to 25% of assets in foreign securities, including securities of issuers in emerging countries. The fund may also invest up to 20% of assets in companies with market capitalizations outside the range of companies in the Russell Midcap Value index and in fixed-income securities, such as government, corporate and bank debt obligations.

BlackRock Small/Mid-Cap Growth Portfolio. The BlackRock Small/Mid-Cap Growth investment fund seeks the growth of capital. The fund invests in at least 80% of total assets in small-capitalization and mid-capitalization companies with capitalization within the range of the Russell 2500 Growth index. The fund may invest the balance in large capitalization stocks, U.S. government debt or investment-grade corporate debt.

Ocean Shore Holding Stock Fund. The Ocean Shore Holding Stock Fund consists of investments in the common stock of Ocean Shore Holding. Each participant’s interest in the Ocean Shore Holding Stock Fund is accounted for in shares of Ocean Shore Holding common stock. The Plan trustee, as directed by participants, uses plan contributions to purchase shares of Ocean Shore Holding common stock upon receipt of the plan contributions. Participant accounts (consisting of both whole and fractional shares) are valued on a daily basis using the closing price of the Ocean Shore Holding common stock. Participants may elect to receive distributions from the Ocean Shore Holding Stock Fund in shares of common stock or in cash. Fractional shares are distributed in cash.

In the event cash dividends are paid on Ocean Shore Holding common stock, the Plan trustee will use the dividends to purchase additional shares of Ocean Shore Holding common stock.

Stable Value Fund. The Stable Value Fund seeks to provide safety of principal, adequate liquidity and returns superior to shorter maturity alternatives. The Stable Value Fund will invest 100% in the Wells Fargo Stable Return Fund with the same investment objective.

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The annual percentage return on these funds (net of fees) for the prior three years was:

Fund	2007	2006	2005
Thornburg International Value A	27.71%	25.62%	17.68%
Calvert Income A	5.08	4.82	3.47
Fidelity Advisor Equity Income T	3.35	16.83	6.17
MFS High Yield Opportunities A	1.42	12.21	4.06
Davis NY Venture A	4.97	15.12	10.68
PIMCO Mortgage Backed Securities A	6.91	5.14	2.05
Dryden Stock Index Z	5.25	15.51	4.53
American Funds Growth Fund of America R3	10.59	10.62	13.87
American Funds American Balanced R3	6.23	11.44	2.83
Davis Opportunity A	(1.42)	17.59	8.33
American Funds Capital World Growth and Income R3	17.09	21.85	14.28
Ocean Shore Holding Stock Fund
Goldman Sachs Mid Cap Value A	2.91	15.61	12.44
Black Rock Small/Mid-Cap Growth Portfolio	15.43	9.34	10.28
Stable Value Fund	4.16	3.96	3.83

Once you have submitted your Investment Form to the Human Resources Department, you may not change your investment directions.

Benefits Under the Plan

Vesting. You are always 100% vested in your pre-tax salary deferral account balance in the Plan. You vest in your employer profit-sharing contributions and matching contributions are at a rate of 20% per year over a five-year period.

Withdrawals and Distributions From the Plan

Withdrawals Before Termination of Employment. You may receive in-service distributions from the Plan under limited circumstances in the form of hardship withdrawals and participant loans.

In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

Participant loans are approved by the plan administrator. If you qualify for a participant loan, the trustee will make a distribution proportionately from the investment funds in which you have invested your account balances. You may obtain information on the participant loan program from the Human Resources Department at Ocean City Home.

Distribution Upon Retirement or Disability. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of your accounts under the Plan exceeds $5,000, you may elect to defer the lump sum payment until after retirement. However, the IRS requires that you receive at least a portion of your plan accounts by the April 1st of the calendar year following the calendar year in which you retire (or terminate service due to a disability) or the calendar year in which you reach age 70 1/2. You may also choose to roll over all or a portion of your plan accounts to an Individual Retirement Account (IRA), or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

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Distribution Upon Death. Your designated beneficiary will receive the full value of your accounts under the Plan upon your death. If you did not make a valid election regarding the form of payment prior to death, your beneficiary will receive a lump sum payment as soon as administratively possible. If you made a valid payment election, or you were otherwise scheduled to receive a deferred lump sum payment, your beneficiary will generally receive a lump sum payment on the date that you elected for distribution. Under certain circumstances, however, payment may be made on an earlier date.

Distribution Upon Termination for Any Other Reason. If your Plan accounts total $5,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, you may elect to receive the value of your vested Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an Individual Retirement Account (IRA) or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

Nonalienation of Benefits. Except with respect to federal income tax withholding and other federal law, and as provided for under a qualified domestic relations order, benefits payable under the Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan will be void.

Applicable federal tax law requires the Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Ocean City Home. Federal law may also impose an excise tax on withdrawals from the Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with Ocean City Home or after termination of employment.

ADMINISTRATION OF THE PLAN

Trustee

The board of directors of Ocean City Home has appointed Prudential Trust Company as the trustee for all assets held in the Plan, including the Ocean Shore Holding Stock Fund. The trustee receives, holds and invests the contributions to the Plan and distributes them to participants and beneficiaries in accordance with the terms of the Plan and trust agreement and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets, as directed by the plan administrator and participants.

Reports to Plan Participants

The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

Plan Administrator

Ocean City Home currently acts as plan administrator for the Plan. The Plan administrator handles, among other responsibilities, the following functions: interpreting the provisions of the Plan, selecting Plan investments, reviewing the appropriateness of Plan investments, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the Plan, maintaining Plan records, books of account and all other data necessary for the proper administration of the Plan, preparing and filing all returns and reports required by the U.S. Department of Labor, IRS and U.S. Securities and Exchange Commission and making all required disclosures to participants, beneficiaries and others under ERISA and any other federal law.

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Amendment and Termination

Ocean City Home expects to continue the Plan indefinitely. Nevertheless, Ocean City Home may terminate the Plan at any time. If Ocean City Home terminates the Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Plan. Ocean City Home reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Ocean City Home may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Plan or the other plan is subsequently terminated, the Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had terminated at that time.

Federal Income Tax Consequences

The following summarizes only briefly the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. Plan Participants should consult a tax advisor with respect to any transaction involving the Plan, including any distribution from the Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the Plan certain tax advantages, including the following:

(1)	The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Ocean City Home administers the Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Ocean City Home should receive an adverse determination from the IRS regarding the Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an Individual Retirement Account or to another qualified retirement plan, and Ocean City Home would be denied certain tax deductions taken in connection with the Plan.

Lump Sum Distribution. A distribution from the Plan to a participant or beneficiary qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1 /2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Ocean City Home. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Ocean City Home, if the distribution includes those amounts.

Ocean Shore Holding Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Ocean Shore Holding common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Ocean Shore

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Holding common stock; that is, the excess of the value of Ocean Shore Holding common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Ocean Shore Holding common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of Ocean Shore Holding common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Ocean Shore Holding common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Ocean Shore Holding common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of Ocean Shore Holding common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

We have provided you with a brief description of the material federal income tax aspects of the Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.

Restrictions on Resale

Any “affiliate” of Ocean Shore Holding under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of Ocean City Home is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Ocean City Home. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of Ocean City Home may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Ocean Shore Holding common stock acquired under the Plan or other sales of Ocean Shore Holding common stock.

Persons who are not deemed to be “affiliates” of Ocean City Home at the time of resale may resell freely any shares of Ocean Shore Holding common stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of Ocean City Home at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Ocean Shore Holding common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Ocean Shore Holding is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies

12

such as Ocean Shore Holding, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Ocean Shore Holding of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

The SEC has adopted rules that exempt many transactions involving the Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Plan for six months after the distribution date.

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LEGAL OPINION

The validity of the issuance of the common stock of Ocean Shore Holding will be passed upon by Kilpatrick Stockton LLP, Washington, D.C. Kilpatrick Stockton LLP acted as special counsel for Ocean City Home in connection with the offering and conversion of Ocean City Home.

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OCEAN CITY HOME BANK SAVINGS AND INVESTMENT PLAN

INVESTMENT FORM

Name of Plan Participant:

Social Security Number:

1. Instructions. In connection with the offering of Ocean Shore Holding common stock (the “Common Stock”), Ocean City Home Bank Savings and Investment Plan (the “Plan”) permits participants to direct the Plan trustee to invest a portion of their 401(k) Plan account balances held in the Stable Value Fund to purchase shares through the Ocean Shore Holding Stock Fund (“Employer Stock Fund”). If you have insufficient funds in the Stable Value Fund when you submit your Investment Form you will not be able to subscribe for shares of Ocean Shore Holding common stock through the Ocean Shore Holding Stock Fund. If you elect to transfer funds out of the Stable Value Fund during the offering period to other investments you must make sure that sufficient funds remain to cover your Ocean Shore Holding Stock Fund subscription.

To direct the Plan trustee to purchase shares of Common Stock through the Employer Stock Fund, you must complete, sign and submit this form to the Human Resources Department no later than 5:00 p.m. on             ,             , 2008. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Christine Hayek in Human Resources. If you do not complete and return this form to the Human Resources Department by 5:00 p.m. on             ,             , 2008, you will not be able to purchase Common Stock in the stock offering through the 401(k) Plan.

2. Investment Directions. I hereby direct the Plan trustee to debit $             from the dollars I have invested in the Stable Value Fund to subscribe for and purchase shares of Common Stock through the Employer Stock Fund.

If there is not enough Common Stock in the offering to fill my subscription pursuant to my investment direction above, I hereby instruct the Plan trustee to purchase shares of Common Stock in the open market after the close of the stock offering to the extent necessary to fulfill my investment direction indicated on this form. I understand that if I do not direct the Plan trustee by checking the box below, the excess funds will remain in the Plan invested in the Stable Value Fund.

☐	Yes, I direct the Plan trustee to purchase stock in the open market, if necessary.

3. Purchaser Information. The ability of Plan participants to purchase Common Stock and to direct their current account balances into the Employer Stock Fund is based upon the participant’s subscription rights. Please indicate your status.

☐	Check here if you had $50.00 or more on deposit with Ocean City Home as of June 30, 2007.

☐	Check here if you had $50.00 or more on deposit with Ocean City Home as of September 30, 2008.

☐	Check here if you had a deposit with Ocean City Home as of or were a borrower as of April 22, 1998 and your loan continues to be outstanding at

☐	Check here if you are not eligible for any of the categories noted above.

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4. Source of Funds in the Stable Value Fund. [Please check all sources of funds that apply.]

☐	Elective Deferrals

☐	Rollover contributions

☐	Employer matching contributions

☐	Employer discretionary contributions

5. Acknowledgment of Plan Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

Signature of Participant	Date

Acknowledgment of Receipt by the Plan Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY OCEAN SHORE HOLDING, OCEAN CITY FINANCIAL, MHC OR OCEAN CITY HOME. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

Minimum Stock Purchase is $250.00

PLEASE COMPLETE AND RETURN TO

[            ] IN

THE HUMAN RESOURCES DEPARTMENT

AT OCEAN CITY HOME BANK

BY 5:00 P.M. ON             ,             , 2008.

16

PROSPECTUS

Ocean Shore Holding Co.

(Proposed holding company for Ocean City Home Bank)

Up to 5,462,500 Shares of Common Stock

Ocean Shore Holding Co., a newly formed New Jersey corporation, is offering common stock for sale in connection with the conversion of Ocean City Home Bank from the mutual holding company form of organization to the stock form.

If you are or were a depositor or a borrower of Ocean City Home Bank:

•	You may have priority rights to purchase shares of common stock.

If you are currently a stockholder of Ocean Shore Holding Co. or a resident of Atlantic or Cape May County, New Jersey:

•	You may have an opportunity to purchase shares of common stock before shares are made available to the general public.

If you fit neither of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

The shares we are offering represent the 57.2% ownership interest in Ocean Shore Holding Co., a federal corporation, now owned by OC Financial MHC. The remaining 42.8% interest in Ocean Shore Holding currently owned by the public will be exchanged for shares of common stock of new Ocean Shore Holding so that Ocean Shore Holding’s existing public shareholders will own approximately the same percentage of new Ocean Shore Holding common stock as they owned of Ocean Shore Holding’s common stock immediately prior to the conversion. The present Ocean Shore Holding and OC Financial MHC will cease to exist upon completion of the conversion and offering. Ocean Shore Holding’s common stock is currently listed on the Nasdaq Global Market under the symbol “OSHC.” We expect that new Ocean Shore Holding’s common stock will trade on the Nasdaq Global Market under the trading symbol OSHCD for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to OSHC.

We are offering up to 5,462,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 4,037,500 shares to complete the offering. All shares are offered at a price of $9.00 per share. The amount of capital being raised is based on an independent appraisal of new Ocean Shore Holding Co. Most of the terms of this offering are required by regulations of the Office of Thrift Supervision.

The offering is scheduled to terminate at 12:00 noon, Eastern time, on [DATE1], 2008. We may extend this termination date without notice to you until [DATE 2], 2009, unless the Office of Thrift Supervision approves a later date. No single extension can exceed 90 days, and the offering must be completed by             , 2010. Funds received before completion of the offering will be maintained in a segregated account at Ocean City Home Bank or, at our discretion, in an escrow account at an independent insured depository institution, and will earn interest calculated at Ocean City Home Bank’s passbook savings rate, which is currently             % per annum.

The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [DATE 2], 2009. If we extend the offering beyond [DATE 2], 2009, we will notify all subscribers and promptly return the funds of those subscribers who do not reconfirm their subscriptions. If we terminate the offering because we fail to sell the minimum number of shares or for any other reason, we will promptly return your funds with interest calculated at Ocean City Home Bank’s passbook savings rate.

Sandler O’Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 15.

OFFERING SUMMARY

Price Per Share: $9.00

	Minimum	Maximum
Number of shares	4,037,500	5,462,500
Gross offering proceeds	$36,337,500	$49,162,500
Estimated offering expenses, excluding selling agent fees and expenses	$1,225,000	$1,225,000
Estimated selling agent fees and expenses (1)	$1,144,000	$1,552,000
Estimated net proceeds	$33,968,500	$46,385,500
Estimated net proceeds per share	$8.41	$8.49

(1)	Please see “The Conversion and Offering-Marketing Arrangements” for a discussion of the compensation to be paid to Sandler O’Neill & Partners, L.P. and other broker/dealers selling shares in the offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus is [                    ], 2008

Albany
Boston
NY
MA
Providence
Hartford
RI
CT
New York
Newark
Harrisburg
Trenton
Philadelphia
NJ
MD
Dover
Baltimore
DE
Annapolis
Richmond
ATLANTIC COUNTY
ABSECON
NORTHFIELD
LINWOOD
VENTNOR
MAYS LANDING
MARGATE
EGG HARBOR TWP.
MARMORA
OCEAN CITY
CAPE MAY COUNTY

OCEAN CITY HOME BANK

SINCE 1887

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully. For assistance, please call our Conversion Center toll-free at (            )                     .

The Companies

Ocean Shore Holding Co. (new). New Ocean Shore Holding Co. is a newly formed New Jersey corporation. New Ocean Shore Holding is conducting this offering in connection with the conversion of Ocean City Home Bank from the mutual holding company form of organization to the stock form. The shares of common stock of new Ocean Shore Holding to be sold represent the 57.2% ownership interest in Ocean Shore Holding Co., the mid-tier stock holding company, that is currently owned by OC Financial MHC. The remaining 42.8% ownership interest in Ocean Shore Holding Co. is currently owned by other shareholders (who are sometimes referred to as the “public shareholders”) and will be exchanged for shares of new Ocean Shore Holding’s common stock based on an exchange ratio of 0.8480 to 1.1473. The actual exchange ratio will be determined at the closing of the conversion and offering and will depend on the number of shares of new Ocean Shore Holding’s common stock sold in the offering. The executive offices of new Ocean Shore Holding Co. are located at 1001 Asbury Avenue, Ocean City, New Jersey 08226, and its telephone number is (609) 399-0012.

For a discussion of important provisions in new Ocean Shore Holding’s certificate of incorporation and bylaws, see “Restrictions on Acquisition of New Ocean Shore Holding.”

Ocean Shore Holding Co. Ocean Shore Holding is a federally chartered corporation that was formed by Ocean City Home Bank to be its holding company in connection with the mutual holding company reorganization completed in 1998. Ocean Shore Holding owns all of Ocean City Home Bank’s capital stock. At June 30, 2008, Ocean Shore Holding had total assets of $657.8 million, total loans of $567.3 million, deposits of $413.7 million and total stockholders’ equity of $63.6 million on a consolidated basis. The present Ocean Shore Holding will cease to exist upon completion of the conversion and offering.

Ocean City Home Bank. Ocean City Home Bank is a federally chartered stock savings bank headquartered in Ocean City, New Jersey. Ocean City Home Bank operates nine full-service locations in Atlantic and Cape May counties, New Jersey. We conduct a community banking business, offering a variety of deposit and loan products to individuals and small businesses in our market area.

Our Web site address is www.ochome.com. Information on our Web site should not be considered a part of this prospectus.

OC Financial MHC. OC Financial MHC is currently the majority shareholder of Ocean Shore Holding. As a mutual holding company, OC Financial MHC is a non-stock company and does not engage in any significant business activity. OC Financial MHC will cease to exist upon completion of the conversion and offering.

Our Operating Strategy (page 46)

Our mission is to continue to be a profitable community-oriented financial institution. We plan to achieve this by continuing to execute our strategy of:

•	emphasizing the origination of residential mortgage loans;

•	aggressively marketing for core deposits;

•	providing exceptional service to attract and retain customers;

•	pursuing opportunities to increase commercial lending in our market area;

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•	using conservative underwriting practices to maintain the high quality of our loan portfolio; and

•	expanding our branch network.

Description of the Conversion (page 109)

In 1998, we reorganized Ocean City Home Bank into a stock savings bank with a mutual holding company structure. As a part of that reorganization, we formed Ocean Shore Holding as the mid-tier holding company for Ocean City Home Bank. In 2004, we sold a minority of Ocean Shore Holding common stock to our depositors and our employee stock ownership plan in a subscription offering. The majority of Ocean Shore Holding’s shares were issued to OC Financial MHC, a mutual holding company organized under federal law. Our current ownership structure is as follows:

The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of Ocean City Home Bank’s common stock will be owned by new Ocean Shore Holding, and all of new Ocean Shore Holding’s common stock will be owned by the public. Upon completion of the conversion and offering, the present Ocean Shore Holding and OC Financial MHC will cease to exist.

After the conversion and offering, our ownership structure will be as follows:

As part of the conversion, we are offering for sale common stock representing the majority ownership interest of Ocean Shore Holding that is currently held by OC Financial MHC. At the conclusion of the conversion and offering, existing public shareholders of Ocean Shore Holding will receive shares of common stock in new Ocean Shore Holding in exchange for their existing shares of common stock of Ocean Shore Holding.

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We may cancel the conversion and offering at any time prior to the special meetings of members of OC Financial MHC and shareholders of Ocean Shore Holding to vote on the plan of conversion. We may also cancel the conversion and offering after the special meetings with the concurrence of the Office of Thrift Supervision. If we cancel the conversion and offering, orders for common stock already submitted will be canceled, subscribers’ funds will be returned with interest calculated at Ocean City Home Bank’s passbook savings rate and all deposit account withdrawal holds will be cancelled.

The normal business operations of Ocean City Home Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve Ocean City Home Bank in the mutual holding company structure will serve the new holding company and Ocean City Home Bank in the fully converted stock form.

Reasons for the Conversion and Offering (page 110)

Our primary reasons for the conversion and offering are the following:

•

The proceeds from the sale of common stock will increase our capital, which will support the growth of our interest-earning assets. Our board of directors considered current market conditions, the amount of capital needed for continued growth, the fact that the offering will not raise excessive capital, and the interests of existing shareholders in deciding to conduct the conversion and offering at this time.

•

The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Ocean Shore Holding common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock. See “Market for the Common Stock.”

•

The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings and to conduct merger and acquisition transactions. Our current mutual holding structure limits our ability to raise capital or issue stock in an acquisition transaction because OC Financial MHC must own at least 50.1% of the shares of Ocean Shore Holding. Currently, however, we have no plans, agreements or understandings regarding any additional securities offerings or acquisitions.

Conditions to Completing the Conversion and Offering

We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to as the “plan of conversion”). We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by at least a majority of votes eligible to be cast by members of OC Financial MHC;

•	the plan of conversion is approved by at least two-thirds of the outstanding shares of Ocean Shore Holding, including shares held by OC Financial MHC;

•	the plan of conversion is approved by at least a majority of the votes eligible to be cast by shareholders of Ocean Shore Holding, excluding shares held by OC Financial MHC;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

OC Financial MHC, which owns 57.2% of the outstanding shares of Ocean Shore Holding, intends to vote its shares in favor of the plan of conversion. In addition, as of July 31, 2008, directors and executive officers of Ocean Shore Holding and their associates beneficially owned 298,810 shares of Ocean Shore Holding or 3.6% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

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Purchase Price and Number of Shares to be Sold

The purchase price is $9.00 per share. You will not pay a commission to buy any shares in the offering. We are offering for sale between 4,037,500 and 5,462,500 shares of new Ocean Shore Holding common stock in this offering. Most of the terms of this offering are required by regulations of the Office of Thrift Supervision.

How We Intend to Use the Proceeds of this Offering (page 26)

The following table summarizes how we will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	4,037,500 Shares at $9.00 Per Share	5,462,500 Shares at $9.00 Per Share
Offering proceeds	$36,338	$49,163
Less: offering expenses	2,369	2,777

Net offering proceeds	33,969	46,386
Less:
Proceeds contributed to Ocean City Home Bank	16,985	23,193
Proceeds used for loan to employee stock ownership plan	2,460	3,329

Proceeds remaining for new Ocean Shore Holding	$14,525	$19,864

Initially, we intend to invest the proceeds of the offering in short-term liquid investments. In the future, new Ocean Shore Holding may use the funds it retains to, among other things, invest in securities, pay cash dividends, or repurchase its capital securities or shares of its common stock, subject to regulatory restrictions. Over time, Ocean City Home Bank intends to use the portion of the proceeds that it receives to fund new loans or to repay outstanding Federal Home Loan Bank advances. Ocean City Home Bank may also use the proceeds to further expand its branch network. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to diversify our business or acquire other companies, although we have no specific plans to do so at this time.

How We Determined the Offering Range and Exchange Ratio (page 123)

Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated that in its opinion as of October 24, 2008, our common stock’s estimated full market value ranged from $63.5 million to $85.9 million, with a midpoint of $74.7 million. In the offering, we are selling the number of shares representing the 57.2% of Ocean Shore Holding currently owned by OC Financial MHC. This results in an offering range of $36.3 million to $49.2 million, with a midpoint of $42.8 million. The appraisal was based in part upon Ocean Shore Holding’s financial condition and operations and the effect of the additional capital we will raise from the sale of common stock in this offering. RP Financial will receive fees totaling $50,000 for its appraisal report, plus $5,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•

our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expenses;

4

•

the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•

a comparative evaluation of the operating and financial statistics of Ocean City Home Bank with those of other similarly-situated, publicly-traded savings associations and savings association holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure;

•

the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans; and

•	the trading market for Ocean Shore Holding and securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s core earnings. RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that RP Financial considered to be comparable to us. In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Ocean Shore Holding with the peer group. RP Financial made slight upward adjustments for financial condition, profitability, growth and viability of earnings, and asset growth, and made a moderate downward adjustment for marketing of the issue. No adjustments were made for primary market area, dividends, liquidity of the shares, management, and effect of government regulations and regulatory reform.

The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report.

	Price to Earnings Multiple	Price to Core Earnings Multiple	Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Ocean Shore Holding (pro forma) (1):
Minimum	16.93x	13.38x	67.18%	67.18%
Midpoint	19.22	15.30	74.65	74.65
Maximum	21.35	17.12	81.33	81.33
Peer group companies as of October 24, 2008 (2):
Average	16.95	18.30	91.92	99.90
Median	12.73	12.13	93.70	102.57

(1)	Based on Ocean Shore Holding financial data as of and for the 12 months ended September 30, 2008.
(2)	Based on earnings for the 12 months ended June 30, 2008 and book value and tangible book value as of June 30, 2008.

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Compared to the average pricing ratios of the peer group, at the maximum of the offering range our common stock would be priced at a premium of 26.0% to the peer group on a price-to-earnings basis, a discount of 6.4% on a price-to-core earnings basis, a discount of 11.5% to the peer group on a price-to-book basis, and a discount of 18.6% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a core earning basis as well as on a book value and tangible book value basis.

Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure, and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $9.00 purchase price after the offering.

RP Financial will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $63.5 million or above $85.9 million, then, after consulting with the Office of Thrift Supervision, we may: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Our board of directors considered the appraisal when recommending that shareholders and depositors approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Possible Termination of the Offering

We must sell a minimum of 4,037,500 shares to complete the conversion and offering. Purchases by our directors and executive officers and our employee stock ownership plan will count towards the minimum number of shares we must sell to complete the offering. If we terminate the offering because we fail to sell the minimum number of shares or for any other reason, we will promptly return your funds with interest calculated at Ocean City Home Bank’s passbook savings rate, which is currently             % per annum.

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After-Market Performance of “Second-Step” Conversion Offerings

The following table provides information regarding the after-market performance of the “second-step” conversion offerings completed from January 1, 2006 through October 24, 2008. “Second-step” conversion offerings are public offerings by companies that are converting from the mutual holding company form of organization to the stock holding company form.

	Initial Trade Date	Gross Proceeds	Change From Initial Offering Price
Issuer (Market/Symbol)			After 1 Day	After 1 Week	After 4 Weeks	Through 10/24/08
		(In millions)
Exchange Listed:

BCSB Bancorp, Inc. (Nasdaq:BCSB)	04/11/08	$19.8	10.4%	13.5%	13.5%	(9.5)%
Home Federal Bancorp, Inc. (Nasdaq:HOME)	12/20/07	102.0	(1.2)	1.7	5.4	1.5
United Financial Bancorp, Inc. (Nasdaq:UBNK)	12/04/07	95.6	3.0	4.7	7.5	30.8
Abington Bancorp, Inc. (Nasdaq:ABBC)	06/28/07	139.7	(4.0)	(1.6)	(6.6)	(7.9)
People’s United Financial, Inc. (Nasdaq:PBCT)	04/16/07	3,444.5	3.8	2.0	0.9	(19.6)
Osage Bancshares, Inc. (Nasdaq:OSBK)	01/18/07	25.1	(0.5)	(0.5)	(2.5)	(27.0)
Westfield Financial, Inc. (Amex:WFD)	01/04/07	184.0	7.0	7.5	9.9	(8.2)
Citizens Community Bancorp, Inc. (Nasdaq:CZWI)	11/01/06	52.9	(2.5)	(1.0)	(2.5)	(40.0)
Liberty Bancorp, Inc. (Nasdaq:LBCP)	07/24/06	28.1	2.5	1.0	0.8	(14.0)
First Clover Leaf Financial Corp. (Nasdaq:FCLF)*	07/11/06	41.7	3.9	6.0	9.8	(25.0)

OTC Bulletin Board:

North Penn Bancorp, Inc. (OTCBB:NPBP)	10/03/07	8.5	2.5	0.7	(0.5)	(24.5)
Monadnock Bancorp, Inc. (OTCBB:MNKB)	06/29/06	5.7	0.0	(5.0)	(15.6)	(31.3)

*	Transaction involved simultaneous acquisition.

This table is not intended to be indicative of how our common stock may perform. Data in this table reflects a small number of transactions and is not necessarily indicative of general stock market performance trends or of price performance trends of all companies that have undertaken “second-step” conversions. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their second-step conversion and may not be indicative of the longer-term stock price performance of these companies. Stock price is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Ocean Shore Holding, the pricing ratios for their offerings were in some cases different from the pricing ratios for new Ocean Shore Holding’s common stock and the market conditions in which these offerings were completed were, in some cases, different from current market conditions. Any or all of these differences may cause our common stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the “Risk Factors” section beginning on page 15.

You should be aware that, in certain market conditions, stock prices of second-step conversion offerings have decreased. For example, as the above table illustrates, the stocks of several companies traded at or below their initial offering price at the various dates shown. We can give you no assurance that our common stock will not trade below the $9.00 purchase price or that our common stock will perform similarly to other recent second-step conversions.

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The Exchange of Existing Shares of Ocean Shore Holding Common Stock (page 111)

If you are a shareholder of Ocean Shore Holding on the date we complete the conversion and offering, your existing shares will be cancelled and exchanged for shares of new Ocean Shore Holding. The number of shares you will receive will be based on an exchange ratio determined as of the closing of the conversion and offering that is intended to result in Ocean Shore Holding’s existing public shareholders owning approximately 42.8% of new Ocean Shore Holding’s common stock, which is the same percentage of Ocean Shore Holding common stock currently owned by existing public shareholders. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of 100 shares of Ocean Shore Holding common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Ocean Shore Holding		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Shares to be Received for 100 Existing Shares (1)
	Amount	Percent	Amount	Percent
Minimum	4,037,500	57.2%	3,021,022	42.8%	7,058,522	0.8480	84
Midpoint	4,750,000	57.2	3,554,143	42.8	8,304,143	0.9977	99
Maximum	5,462,500	57.2	4,087,265	42.8	9,549,765	1.1473	114

(1)	Cash will be paid instead of issuing any fractional shares.

No fractional shares of new Ocean Shore Holding common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay in cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $9.00 per share offering price.

We also will convert options previously awarded under the 2005 Equity Incentive Plan into options to purchase new Ocean Shore Holding common stock. At June 30, 2008, there were outstanding options to purchase 426,374 shares of Ocean Shore Holding common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Ocean Shore Holding common stock outstanding will increase and the exchange ratio could be adjusted.

Benefits of the Conversion to Management (page 96)

We intend to adopt the stock benefit plans described below. We will recognize additional compensation expense related to the expanded employee stock ownership plan and the new equity incentive plan. The actual expense will depend on the market value of our common stock and will increase as the value of our common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the new equity incentive plan would have been $458,000 for the year ended December 31, 2007, assuming shares are sold at the maximum of the offering range. If awards under the new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 6.4%. See “Pro Forma Data” for an illustration of the effects of each of these plans.

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Employee Stock Ownership Plan. Our employee stock ownership plan intends to purchase an amount of shares equal to 6.8% of the shares sold in the offering. The plan will use the proceeds from a 20-year loan from new Ocean Shore Holding to purchase these shares. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

New Equity Incentive Plan. We intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our shareholders for their approval. Under this plan, we may grant stock options in an amount up to 8.5% of the number of shares sold in the offering and restricted stock awards in an amount equal to 3.4% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. The new equity incentive plan will supplement our existing 2005 Equity Incentive Plan, which will continue as a plan of new Ocean Shore Holding.

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan. At the maximum of the offering range, we will sell 5,462,500 shares and have 9,549,765 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that Ocean City Home Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or Purchased
(Dollars in thousands)	At Maximum of Offering Range	As a % of Common Stock Sold	As a % of Common Stock Outstanding	Dilution Resulting from Issuance of Additional Shares	Total Estimated Value
Employee stock ownership plan (1)	369,870	6.8%	3.9%	—	$3,329
Restricted stock awards (1)	184,936	3.4	1.9	1.9%	1,664
Stock options (2)	462,337	8.5	4.9	4.6	878

Total	1,017,143	18.7%	10.7%	6.4	$5,871

(1)	Assumes the value of new Ocean Shore Holding common stock is $9.00 per share for purposes of determining the total estimated value.
(2)	Assumes the value of a stock option is $1.90. See “Pro Forma Data.”

The following table presents information regarding our existing employee stock ownership plan, options and restricted stock previously awarded or available for future awards under our 2005 Equity Incentive Plan, additional shares purchased by our employee stock ownership plan and our proposed new equity incentive plan. The table below assumes that 9,549,765 shares are outstanding after the offering, which includes the sale of 5,462,500 shares in the offering at the maximum of the offering range and the issuance of 4,087,265 shares in exchange for shares of Ocean Shore Holding using an exchange ratio of 1.1473. It is also assumed that the value of the stock is $9.00 per share.

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Existing and New Stock Benefit Plans	Eligible Participants	Number of Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion and Offering
	(In thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2004 offering (1)		394,106	(2)	$3,547		4.1%
Shares to be purchased in this offering		369,870		3,329		3.9

Total employee stock ownership plan		763,978		6,876		8.0

Restricted Stock Awards:	Directors and officers
2005 Equity Incentive Plan (1)		197,048	(3)	1,773	(4)	2.1
New shares of restricted stock		184,936		1,664	(4)	1.9

Total shares of restricted stock		381,984		3,437		4.0

Stock Options:	Directors and officers
2005 Equity Incentive Plan (1)		492,621	(5)	936	(6)	5.1
New stock options		462,337		878	(7)	4.9

Total stock options		954,958		1,814		10.0

Total stock benefit plans		2,100,920		$12,127		22.0%

(1)	Number of shares has been adjusted for the 1.1473 exchange ratio at the maximum of the offering range.
(2)	Of these shares, 105,093 (91,600 prior to adjustment) have been allocated to the accounts of participants.
(3)	As of June 30, 2008, of these shares, 196,532 (171,300 prior to adjustment) have been awarded and 515 (449 prior to adjustment) remain available for future awards. As of June 30, 2008, awards covering 68,520 shares have vested and the shares have been distributed.
(4)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $9.00 per share.
(5)	As of June 30, 2008, of these shares, options for 489,179 shares (426,374 shares prior to adjustment) have been awarded and options for 3,442 shares (3,000 shares prior to adjustment) remain available for future grants. As of June 30, 2008, no options had been exercised. It is our intention to fund these options through open market purchases. However, if any options previously granted under the 2005 Equity Incentive Plan are exercised during the first year following the completion of the conversion and offering, they will be funded with newly issued shares, as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following completion of the conversion and offering except to fund restricted stock grants or under extraordinary circumstances.
(6)	The fair value of stock options granted and outstanding under the 2005 Equity Incentive Plan has been estimated using the Black-Scholes option pricing model. Prior to the adjustment for the exchange ratio, there were 426,374 outstanding options with a weighted average fair value of $2.30 per option. Using this value and adjusting for the exchange ratio to the maximum of the offering range, the fair value of stock options granted or available for grant under the 2005 Equity Incentive Plan has been estimated at $1.90 per option.
(7)	For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $1.90 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $9.00; trading price on date of grant, $9.00; dividend yield, 2.0%; expected life, 5.0 years; expected volatility, 26.9%; and risk-free interest rate, 2.76%.

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Persons Who Can Order Stock in the Offering (page 113)

We have granted rights to subscribe for shares of new Ocean Shore Holding common stock in a subscription offering to the following persons in the following order of priority:

1.	Persons with $50 or more on deposit at Ocean City Home Bank as of the close of business on June 30, 2007.

2.	Our employee stock ownership plan.

3.	Persons with $50 or more on deposit at Ocean City Home Bank as of the close of business on September 30, 2008.

4.	Ocean City Home Bank’s depositors as of the close of business on , 2008, who were not eligible to subscribe for shares under categories 1 and 3 above and borrowers as of April 22, 1998 whose loans continue to be outstanding at , 2008.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. See “The Conversion and Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

We may offer shares not sold in the subscription offering to the general public in a direct community offering that can begin concurrently with, during or immediately following the subscription offering. Orders received in the direct community offering will be subordinate to subscription offering orders. Natural persons and trusts of natural persons who are residents of Atlantic and Cape May Counties, New Jersey will have first preference to purchase shares in the direct community offering and shareholders of Ocean Shore Holding will have second preference in the direct community offering. Shares of common stock not purchased in the subscription offering or the direct community offering may be offered for sale through a syndicated community offering managed by Sandler O’Neill & Partners, L.P. We have the right to accept or reject, in our sole discretion, orders we receive in the direct community offering and syndicated community offering.

Subscription Rights are Not Transferable

You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

How to Purchase Common Stock (page 121)

In the subscription offering and the direct community offering, you may pay for your shares by:

1.	personal check, bank check or money order made payable directly to “Ocean Shore Holding Co.” (third-party checks of any type will not be accepted); or

2.	authorizing us to withdraw money from your Ocean City Home Bank deposit account(s) other than accounts with check writing privileges and individual retirement accounts (“IRAs”). To use funds from accounts with check writing privileges, please submit a check. To use IRA funds, please see the next section.

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Ocean City Home Bank is not permitted to lend funds (including funds drawn on a Ocean City Home Bank line of credit) to anyone for the purpose of purchasing shares of common stock in the offering.

Checks and money orders will be immediately cashed, so the funds must be available within the account when your stock order form is received by us. Subscription funds will be held in a segregated account at Ocean City Home Bank or, at our discretion, in an escrow account at an independent insured depository institution. We will pay interest calculated at Ocean City Home Bank’s passbook savings rate from the date those funds are processed until completion or termination of the offering. Withdrawals from certificate of deposit accounts at Ocean City Home Bank for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Ocean City Home Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.

You may deliver your stock order form in one of three ways: by mail, using the stock order return envelope provided; by overnight courier to the address indicated on the stock order form; or by hand delivery to any Ocean City Home Bank full-service branch office. Once submitted, your order is irrevocable. We are not required to accept copies or facsimiles of order forms.

Using IRA Funds to Purchase Shares in the Offering (page 123)

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. If you wish to use some or all of the funds in your Ocean City Home Bank IRA, the applicable funds must first be transferred to a self-directed IRA account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. An annual fee may be payable to the new trustee. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Conversion Center can give you guidance in this regard. Because processing this type of order takes additional time, we recommend that you contact our Conversion Center promptly, preferably at least two weeks before the [DATE 1], 2008 offering deadline. Whether you may use retirement funds for the purchase of shares in the offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Purchase Limitations (page 118)

Our plan of conversion establishes limitations on the purchase of common stock in the offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•

No individual (or individuals exercising subscription rights through a single qualifying deposit account held jointly) may purchase more than $450,000 of common stock (which equals 50,000 shares) in the offering.

•

No individual together with any associates and no group of persons acting in concert may purchase more than $900,000 of common stock (which equals 100,000 shares) in the offering. For purposes of applying this limitation, your associates include:

•	Any person who is related by blood or marriage to you and who either lives in your home or who is a director or officer of Ocean City Home Bank;

•	Companies or other entities in which you are an officer or partner or have a 10% or greater beneficial ownership interest; and

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•	Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

•

No individual together with any associates and no group of persons acting in concert may purchase shares of common stock so that, when combined with shares of new Ocean Shore Holding common stock received in exchange for shares of Ocean Shore Holding common stock, such person or persons would hold more than 5% of the number of shares of new Ocean Shore Holding common stock outstanding upon completion of the conversion and offering. No person will be required to divest any shares of Ocean Shore Holding common stock or be limited in the number of shares of new Ocean Shore Holding to be received in exchange for shares of Ocean Shore Holding common stock as a result of this purchase limitation.

Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase limitations at any time. Our tax-qualified employee benefit plans, including our employee stock ownership plan, are authorized to purchase up to 6.8% of the shares sold in the offering, without regard to these purchase limitations.

Deadline for Ordering Stock

The subscription offering will end at 12:00 noon, Eastern time, on [DATE 1], 2008. If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received by Ocean Shore Holding Co. (not postmarked) no later than this time. We expect that the direct community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date. No single extension may be for more than 90 days. If we extend the offering beyond [DATE 2], 2009, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Ocean City Home Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 4,037,500 shares or more than 5,462,500 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Purchases by Directors and Executive Officers (page 101)

We expect that our directors and executive officers, together with their associates, will subscribe for 35,000 shares. Our directors and executive officers will pay the same $9.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of Ocean Shore Holding, our directors and executive officers, together with their associates, are expected to own 333,116 shares of new Ocean Shore Holding common stock, which would equal 4.0% of our outstanding shares if shares are sold at the midpoint of the offering range.

Market for New Ocean Shore Holding’s Common Stock (page 28)

Ocean Shore Holding common stock is listed on the Nasdaq Global Market under the symbol “OSHC.” We expect that new Ocean Shore Holding’s common stock will trade on the Nasdaq Global Market under the trading

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symbol OSHCD for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to OSHC. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $9.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

Ocean Shore Holding’s Dividend Policy (page 27)

Ocean Shore Holding currently pays a cash dividend of $0.05 per share per quarter, which equals $0.20 on an annualized basis. After the conversion and offering, we intend to continue to pay a cash dividend of $0.05 per share per quarter. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Additionally, we cannot guarantee that the amount of dividends that we pay after the conversion and offering will be equal to the per share dividend amount that Ocean Shore Holding shareholders currently receive, as adjusted to reflect the exchange ratio.

Tax Consequences (page 127)

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing shareholders of Ocean Shore Holding who receive cash in lieu of fractional share interests in shares of new Ocean Shore Holding will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Stockton LLP and Grant Thornton LLP have issued us opinions to this effect, which are summarized on pages 127 through 129 of this prospectus.

Delivery of Prospectus

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 12:00 noon, Eastern time, on [DATE 1], 2008 whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates (page 126)

Certificates representing shares of common stock issued in the offering will be mailed to purchasers at the address provided by them on the order form as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock will have commenced.

Conversion Center

If you have any questions regarding the conversion and offering, please call our Conversion Center. The toll-free telephone number is (            )             . The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time, except for bank holidays.

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Risk Factors

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of new Ocean Shore Holding common stock.

Risks Related to Our Business

Our emphasis on residential mortgage loans exposes us to a risk of loss due to a decline in property values.

At June 30, 2008, $444.9 million, or 78.4%, of our loan portfolio consisted of residential mortgage loans and $57.1 million, or 10.1%, of our loan portfolio consisted of home equity loans. Recent declines in the housing market have resulted in declines in real estate values in our market areas. These declines in real estate values could cause some of our mortgage and home equity loans to be inadequately collateralized, which would expose us to a greater risk of loss in the event that we seek to recover on defaulted loans by selling the real estate collateral. Because of our location on the South Jersey shore, many of the properties securing our residential mortgages are second homes or rental properties. At June 30, 2008, 49.1% of our one- to four-family mortgage loans were secured by these types of properties. These loans generally are considered to be more risky than loans secured by the borrower’s permanent residence, since the borrower is typically dependent upon rental income to meet debt service requirements, in the case of a rental property, and when in financial difficulty is more likely to make payments on the loan secured by the borrower’s primary residence before a vacation home.

Higher loan losses could require us to increase our allowance for loan losses through a charge to earnings.

When we loan money we incur the risk that our borrowers do not repay their loans. We reserve for loan losses by establishing an allowance through a charge to earnings. The amount of this allowance is based on our assessment of loan losses inherent in our loan portfolio. The process for determining the amount of the allowance is critical to our financial results and condition. It requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of our borrowers to repay their loans. We might underestimate the loan losses inherent in our loan portfolio and have loan losses in excess of the amount reserved. We might increase the allowance because of changing economic conditions. For example, in a rising interest rate environment, borrowers with adjustable-rate loans could see their payments increase. There may be a significant increase in the number of borrowers who are unable or unwilling to repay their loans, resulting in our charging off more loans and increasing our allowance. In addition, when real estate values decline, the potential severity of loss on a real estate-secured loan can increase significantly, especially in the case of loans with high combined loan-to-value ratios. Our allowance for loan losses amounted to 0.44% of total loans outstanding and 129% of nonperforming loans at June 30, 2008. Our allowance for loan losses at June 30, 2008, may not be sufficient to cover future loan losses. We may be required to increase our allowance for loan losses, thus reducing earnings.

If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security through a charge to earnings.

We review our investment securities portfolio at each quarter-end reporting period to determine whether the fair value is below the current carrying value. When the fair value of any of our investment securities has declined below its carrying value, we are required to assess whether the decline is other than temporary. If we conclude that the decline is other than temporary, we are required to write down the value of that security through a charge to earnings. As of September 30, 2008, our investment portfolio included three corporate debt securities with a book value of $4.0 million and an estimated fair value of $3.4 million, and two pooled trust preferred securities with a book value of $1.7 million (after an impairment charge of $1.3 million) and an estimated fair value of $1.1 million. Changes in the expected cash flows of these securities and/or prolonged price declines may result in our concluding in future periods that the impairment of these securities is other than

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temporary, which would require a charge to earnings to write down theses securities to their fair value. Any charges for other-than-temporary impairment would not impact cash flow, tangible capital or liquidity.

Commercial lending may expose us to increased lending risks.

At June 30, 2008, $57.0 million, or 10.1%, of our loan portfolio consisted of commercial and multi-family real estate loans, commercial construction loans and commercial business loans. These types of loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Also, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

An economic recession or even a modest slowdown could reduce demand for our products and services and lead to lower revenue and lower earnings.

Our business activities and earnings are affected by general business conditions in the United States. These conditions include short-term and long-term interest rates, inflation, unemployment levels, monetary supply, fluctuations in both debt and equity capital markets, and the strength of the United States economy and the local economy in which we operate. For example, an economic downturn, an increase in unemployment, a decline in real estate values or other events that affect household and/or corporate incomes could result in reduced demand for credit or fee-based products and services. An economic downturn can also hurt the ability of our borrowers to repay their loans, causing us to incur higher loan losses. Nearly all of our loans are secured by real estate or made to businesses in Atlantic or Cape May Counties, New Jersey. As a result of this concentration, a downturn in the local economy, which is dependent on the gaming and tourism industries, could cause significant increases in nonperforming loans, which would hurt our profits.

Changes in interest rates could reduce our net interest income and earnings.

Our net interest income is the interest we earn on loans and investment less the interest we pay on our deposits and borrowings. Our net interest margin is the difference between the yield we earn on our assets and the interest rate we pay for deposits and our other sources of funding. Changes in interest rates—up or down—could adversely affect our net interest margin and, as a result, our net interest income. Although the yield we earn on our assets and our funding costs tend to move in the same direction in response to changes in interest rates, one can rise or fall faster than the other, causing our net interest margin to expand or contract. Our liabilities tend to be shorter in duration than our assets, so they may adjust faster in response to changes in interest rates. As a result, when interest rates rise, our funding costs may rise faster than the yield we earn on our assets, causing our net interest margin to contract until the yield catches up. Changes in the slope of the “yield curve”—or the spread between short-term and long-term interest rates—could also reduce our net interest margin. Normally, the yield curve is upward sloping, meaning short-term rates are lower than long-term rates. Because our liabilities tend to be shorter in duration than our assets, when the yield curve flattens or even inverts, we could experience pressure on our net interest margin as our cost of funds increases relative to the yield we can earn on our assets.

Strong competition within our market area could reduce our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income. Competition also makes it more difficult to grow loans and deposits. As of June 30, 2008, which is the most recent date for which information is available, we held 5.2% of the deposits in Atlantic

16

County, New Jersey, which was the 8th largest share of deposits out of 16 financial institutions with offices in the county, and 8.5% of the deposits in Cape May County, New Jersey, which was the 6th largest share of deposits out of 14 financial institutions with offices in this county. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our primary federal regulator, and by the Federal Deposit Insurance Corporation, as our insurer of our deposits. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Ocean City Home Bank rather than for holders of our common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to the Offering

Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

Following the offering, we will recognize additional annual employee compensation expenses stemming from options and shares granted to employees, directors and executives under new benefit plans. Stock options and restricted stock may be granted under a new equity incentive plan adopted following the offering, if approved by shareholders. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation expenses at this time because applicable accounting practices generally require that these expenses be based on the fair market value of the options or shares of common stock at the date of the grant; however, they may be material. We recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. Pro forma benefits expenses for the year ended December 31, 2007 were $458,000 at the maximum of the offering range, as set forth in the pro forma financial information under “Pro Forma Data” assuming the $9.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock, the number of shares awarded under the plans and the timing of the implementation of the plans. For further discussion of these plans, see “Our Management—Benefit Plans.”

Our stock price may decline when trading commences.

If you purchase shares in the offering, you might not be able to sell them later at or above the $9.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.

The market price of our common stock may be materially adversely affected by market volatility.

Many publicly traded financial services companies have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance or prospects of such

17

companies. We may experience market fluctuations that are not directly related to our operating performance but are influenced by the market’s perception of the state of the financial services industry in general and, in particular, the market’s assessment of general credit quality conditions, including default and foreclosure rates in the industry.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although our common stock is listed on the Nasdaq Global Market and will continue to be listed following the conversion and offering, the shares might not be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and ask price for our common stock. When there is a wide spread between the bid and ask price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

Net income divided by average equity, known as “return on equity,” is a ratio used by many investors to compare the performance of a financial institution with its peers. For the year ended December 31, 2007, our return on equity was 4.42%. Although we expect that our net income will increase following the offering, we expect that our return on equity will remain low as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the year ended December 31, 2007 is 3.63%, assuming the sale of shares at the maximum of the offering range. In comparison, the peer group used by RP Financial in its appraisal had an average return on equity of 5.87% for the 12 months ended June 30, 2008. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other similarly situated publicly held companies. This goal could take a number of years to achieve, and we might not attain it. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of the offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 50% of the net proceeds of the offering to Ocean City Home Bank and to use approximately 6.8% of the net proceeds to fund the loan to the employee stock ownership plan. We may use the proceeds retained by the holding company to, among other things, invest in securities, pay cash dividends or repurchase capital securities or shares of common stock, subject to regulatory restrictions. Ocean City Home Bank may use the portion of the proceeds that it receives to fund new loans, repay outstanding borrowings, invest in securities and expand its business activities. We may also use the proceeds of the offering to open new branches, diversify our business and acquire other companies, although we have no specific plans to do so at this time. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt a new equity incentive plan following the offering, subject to shareholder approval. We may fund the equity incentive plan through the purchase of common stock in the open market (subject to regulatory restrictions) or by issuing new shares of common stock. If we fund the awards under the equity

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incentive plan with new shares of common stock, your ownership interest would be diluted by approximately 6.4%, assuming we award all of the shares and options available under the plan. We currently have outstanding options and shares available for future stock options under our 2005 Equity Incentive Plan. If we fund the awards under our existing plan with new shares of stock, your ownership interest would be diluted by approximately 4.9%, assuming we award all of the shares and options available under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

The certificate of incorporation and bylaws of new Ocean Shore Holding and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new Ocean Shore Holding.

Provisions of the certificate of incorporation and bylaws of new Ocean Shore Holding, state corporate law and federal banking regulations may make it more difficult for companies or persons to acquire control of new Ocean Shore Holding. As a result, our shareholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. The factors that may discourage takeover attempts or make them more difficult include:

•

Certificate of incorporation and bylaws. Provisions of the certificate of incorporation and bylaws of new Ocean Shore Holding may make it more difficult and expensive to pursue a takeover attempt that the board of directors opposes. Some of these provisions currently exist in the charter and bylaws of Ocean Shore Holding. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the certificate of incorporation and bylaws;

•	limitation on the right to vote shares;

•	the election of directors to staggered terms of three years;

•	provisions regarding the timing and content of shareholder proposals and nominations;

•	provisions restricting the calling of special meetings of shareholders;

•	the absence of cumulative voting by shareholders in the election of directors; and

•	the removal of directors only for cause.

•

New Jersey anti-takeover statute. Under New Jersey law, any person who acquires more than 10% of a New Jersey corporation without approval of its board of directors is prohibited from engaging in any type of business combination with the corporation for a five-year period.

•

Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, including a second-step conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision. See “Restrictions on Acquisition of New Ocean Shore Holding.”

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A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

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Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information presented below does not include the financial condition, results of operations or other data of OC Financial MHC. The information at June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2008	2007	2007	2006	2005	2004		2003
	(Dollars in thousands)
Financial Condition Data:
Total assets	$657,837	$582,246	$629,523	$562,260	$543,846	$528,444		$479,844
Investment securities	43,420	65,310	58,916	68,131	94,191	116,802		127,672
Loans receivable, net	567,312	465,849	528,058	433,342	412,005	340,585		301,778
Deposits	413,735	417,420	415,231	417,024	416,914	415,328		390,274
Borrowings	171,904	94,194	143,694	76,554	60,924	48,304		60,968
Total equity	63,551	62,701	63,047	62,551	60,568	59,795		23,975

Operating Data:
Interest and dividend income	$17,812	$15,666	$32,619	$29,839	$26,272	$22,722		$22,516
Interest expense	8,861	8,358	17,481	14,620	11,017	9,398		10,015

Net interest income	8,951	7,308	15,138	15,219	15,255	13,324		12,501
Provision for loan losses	159	150	261	300	300	360		360

Net interest income after provision for loan losses	8,792	7,158	14,877	14,919	14,955	12,964		12,141
Other income	977	1,235	2,622	2,331	2,316	2,389		2,126
Other expenses	6,789	6,541	13,069	12,806	12,201	13,002		10,002

Income before taxes	2,980	1,852	4,430	4,445	5,070	2,352		4,265
Provision for income taxes	1,161	732	1,639	1,296	1,994	1,045		1,551

Net income	$1,819	$1,120	$2,791	$3,149	$3,076	$1,306		$2,714

Per Share Data:
Earnings per share, basis	$0.23	$0.14	$0.34	$0.38	$0.37	N/M	(1)	N/A
Earnings per share, diluted	$0.22	$0.14	$0.34	$0.37	$0.36	N/M	(1)	N/A
Dividends	$0.05	—	—	—	—	—		N/A

(1)	N/M – Earnings per share for year ended December 31, 2004 was not meaningful because Ocean Shore Holding Co. completed its stock offering on December 21, 2004.

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	At or For the Six Months Ended June 30,			At or For the Years Ended December 31,
	2008		2007	2007	2006	2005	2004	2003
Performance Ratios (1):
Return on average assets	0.56%		0.36%	0.47%	0.56%	0.57%	0.26%	0.58%
Return on average equity	5.69		3.18	4.42	5.08	5.07	4.95	11.80
Interest rate spread (2)	2.59		2.40	2.40	2.56	2.75	2.79	2.79
Net interest margin (3)	2.95		2.79	2.78	2.94	3.06	2.90	2.90
Noninterest expense to average assets	2.09		2.29	2.22	2.30	2.24	2.59	2.14
Efficiency ratio (4)	65.97		78.70	73.59	72.97	69.44	82.74	68.94
Average interest-earning assets to average interest-bearing liabilities	112.46		112.49	111.79	113.51	114.05	105.26	104.56
Average equity to average assets	9.82		11.07	10.74	11.10	11.16	5.25	4.92

Capital Ratios (5):
Tangible capital	9.77		10.52	9.97	10.71	10.47	10.67	7.08
Core capital	9.77		10.52	9.97	10.71	10.47	10.67	7.08
Total risk-based capital	17.26		18.89	17.60	19.24	18.92	20.40	13.71

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.44		0.47	0.44	0.47	0.42	0.43	0.37
Allowance for loan losses as a percent of nonperforming loans	129.06		685.9	779.88	385.5	N/M	N/M	275.21
Net charge-offs (recoveries) to average outstanding loans during the period	N/M		N/M	N/M	N/M	N/M	N/M	0.01
Non-performing loans as a percent of total loans	0.34		0.07	0.06	0.12	0.02	N/M	0.13

Other Data:
Number of:
Real estate loans outstanding	2,206		2,037	2,139	1,954	1,961	1,849	1,831
Deposit accounts	34,982		34,633	35,156	34,701	33,628	32,547	32,438
Offices	8	(6)	8	8	8	7	6	6

(1)	Performance ratios for the six-month periods have been annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.
(5)	Ratios are for Ocean City Home Bank.
N/M—not meaningful as nonperforming loans and net charge-offs are not material enough to allow for meaningful calculations.
(6)	Ocean City Home Bank opened its ninth office in October 2008.

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Recent Developments

The following tables contain certain information concerning the financial position and results of operations of Ocean Shore Holding. The information at September 30, 2008 and for the three and nine month periods ended September 30, 2008 and 2007 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three and nine months ended September 30, 2008 are not necessarily indicative of the results of operations that may be expected for the entire year.

(Dollars in thousands)	At September 30, 2008	At December 31, 2007
Financial Condition Data:
Total assets	$695,710	$629,523
Investment securities	65,869	58,916
Loans receivable, net	579,045	528,058
Deposits	460,683	415,231
Borrowings	162,714	143,694
Total equity	64,215	63,047

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Data:
Interest and dividend income	$9,092	$8,248	$26,904	$23,914
Interest expense	4,222	4,468	13,083	12,826

Net interest income	4,870	3,780	13,821	11,088
Provision for loan losses	114	48	273	198

Net interest income after provision for loan losses	4,756	3,732	13,548	10,890
Other income (loss) (1)	(563)	680	415	1,915
Other expenses	3,530	3,173	10,320	9,714

Income before taxes	663	1,239	3,643	3,091
Income tax expense	322	428	1,483	1,160

Net income	$341	$811	$2,160	$1,931

Per Share Data:
Earnings per share, basic	$0.04	$0.10	$0.27	$0.24
Earnings per share, diluted	$0.04	$0.10	$0.27	$0.23
Dividends	$0.05	—	$0.10	—

Performance Ratios (2):
Return on average assets	0.21%	0.55%	0.44%	0.45%
Return on average equity	2.12	5.14	4.49	4.08
Interest rate spread (3)	2.73	2.38	2.63	2.37
Net interest margin (4)	3.15	2.76	3.02	2.76
Noninterest expense to average assets	2.12	2.14	2.10	2.24
Average interest-earning assets to average interest-bearing liabilities	115.26	111.63	113.40	112.19
Average equity to average assets	9.70	10.65	9.78	10.92

(footnotes on the following page)

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	At or For Nine Months Ended September 30,
	2008	2007
Capital Ratios (5)
Tangible capital	9.39%	10.26%
Core capital	9.39	10.26
Total risk-based capital	17.00	18.39

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.45	0.46
Allowance for loan losses as a percent of nonperforming loans	636.21	908.10
Net charge-offs (recoveries) to average outstanding loans during the period	N/M	N/M
Non-performing loans as a percent of total loans	0.07	0.05

(1)	Includes impairment charge of $1.3 million and $1.6 million for the three and nine months ended September 30, 2008, respectively.
(2)	Performance ratios are annualized.
(3)	Represents the difference between the tax-equivalent weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Capital ratios are for Ocean City Home Bank.

Change in Financial Condition

Total assets decreased $66.2 million, or 10.5%, to $695.7 million during the nine months ended September 30, 2008. Loans receivable, net, increased $51.0 million, or 9.7%, to $579.0 million on steady loan activity, and investment and mortgage-backed securities increased $6.9 million, or 11.8%, to $65.9 million. The increase in loans receivable was primarily due to growth in real estate loans of $54.2 million and consumer loans of $387,000, offset by a decline in construction loans of $2.7 million and commercial loans of $1.0 million.

Nonperforming assets totaled $406,000, or 0.06% of total assets, at September 30, 2008, and consisted of $337,000 in real estate loans and $69,000 in consumer loans. There have been no charge-offs in 2008.

As of September 30, 2008, our investment portfolio included three corporate debt securities with a book value of $4.0 million and an estimated fair value of $3.4 million, and two pooled trust preferred securities with a book value of $3.0 million (prior to the impairment charge) and an estimated fair value of $1.1 million. In the third quarter of 2008, a $1.3 million other-than-temporary impairment charge was recorded on a $2.0 million investment in one pooled trust preferred security. This obligation, which includes 103 issuers, one of which is in default and four of which have deferred interest payments, is expected to experience a temporary suspension or reduction of distributions. Based on management’s analysis as of September 30, 2008, all of the corporate debt securities and the remaining pooled trust preferred security are expected to return 100% of their principal and interest.

Deposits grew $45.5 million, or 10.9%, to $460.7 million at September 30, 2008 from December 31, 2007. Total borrowings increased $19.0 million, or 13.2%, to $162.7 million. The proceeds from the additional borrowings were used to fund the growth in the loan portfolio, as loan growth outpaced deposit growth.

Total stockholders’ equity increased $1.2 million in the nine months ended September 30, 2008 to $64.2 million. The increase was the result of net income of $2.2 million offset by dividends of $358,000, stock repurchases totaling $392,000 and an increase of $599,000 in the unrealized loss on securities held for sale.

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Results of Operations for the Three and Nine Months Ended September 30, 2008

General. Net income for the three months ended September 30, 2008 decreased $470,000 to $341,000 ($0.04 per share, basic and diluted) from $811,000 ($0.10 per share, basic and diluted) for the three months ended September 30, 2007. The decrease was the result of a $1.3 million non-cash, other- than-temporary impairment charge for one pooled trust preferred security held in the investment securities portfolio. For the nine months ended September 30, 2008, net income increased $229,000 to $2.2 million from $1.9 million for the same period in the prior year.

Net Interest Income. Net interest income increased $1.1 million, or 28.8%, to $4.9 million for the third quarter of 2008 compared to $3.8 million in the third quarter of 2007. Net interest margin increased 39 basis points in the quarter ended September 30, 2008 to 3.15% from 2.76% for the quarter ended September 30, 2007. Interest income for the third quarter grew due to an increase in the average balance of interest-earning assets of $70.1 million, which added $844,000 in additional interest income. Offsetting the growth in interest-earning assets was a decrease in the average yield of 14 basis points to 5.88%. Interest expense for the third quarter decreased $247,000 due to a 49 basis point decrease in the average cost of interest-bearing liabilities to 3.15%, which was partially offset by an increase in the average balance of interest-bearing liabilities of $45.3 million.

Net interest income increased $2.7 million, or 24.6%, for the first nine months of 2008 to $13.8 million compared to the same period in the prior year. Net interest margin increased 26 basis points to 3.02% from 2.76% due to a 34 basis point decrease in the cost of interest-bearing liabilities, which was partially offset by an 8 basis point decrease in the yield on interest-earning assets.

Provisions for Loan Losses. Provisions for loan losses were $114,000 in the third quarter of 2008 compared to $48,000 in 2007 and $273,000 in the nine months ended September 30, 2008 compared to $198,000 for the same period in the prior year. The increase in the provision reflected the growth of the loan portfolio.

Other Income (Loss). Other income (loss) was ($563,000) for the third quarter of 2008 compared to $680,000 for the third quarter of 2007. For the nine months ended September 30, 2008, other income was $415,000, compared to $1.9 million for the same period in the prior year. Included in other income in the current quarter was an impairment charge of $1.3 million for the other-than-temporary impairment of a pooled trust preferred security held in the investment securities portfolio. Excluding the effect of impairment charges, other income increased for both the three and nine-month periods due primarily to increased service fees and charges.

Other Expenses. Other expenses increased $357,000, or 11.3%, in the third quarter and $606,000, or 6.2%, year to date over the same periods last year primarily as a result of increases in employee compensation expenses and occupancy expenses.

Income Taxes. Income taxes decreased $106,000 for the third quarter of 2008 and increased $323,000 for the nine months ended September 30, 2008, compared to the same periods in 2007. The changes resulted primarily from changes in taxable income. The effective tax rate for the third quarter of 2008 was 48.5% compared to 34.5% for 2007. For the nine months ended September 30, 2008, the effective tax rate was 40.7% compared to 37.5% for 2007. The higher tax rate in 2008 was due to the non-deductibility of the other than temporary impairment charge for state tax purposes.

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Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Ocean City Home Bank will reduce Ocean City Home Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range
(Dollars in thousands)	4,037,500 Shares at $9.00 Per Share	Percent of Net Proceeds	4,750,000 Shares at $9.00 Per Share	Percent of Net Proceeds	5,462,500 Shares at $9.00 Per Share	Percent of Net Proceeds
Offering proceeds	$36,338		$42,750		$49,163
Less: offering expenses	2,369		2,573		2,777

Net offering proceeds	33,969	100.0%	40,177	100.0%	46,386	100%

Less:
Proceeds contributed to Ocean City Home Bank (1)	16,985	50.0	20,089	50.0	23,193	50.0
Proceeds used for loan to employee stock ownership plan	2,460	7.2	2,895	7.2	3,329	7.2

Proceeds remaining for new Ocean Shore Holding	$14,525	42.8%	$17,193	42.8%	$19,864	42.8%

(1)	Does not include $68,000 of assets to be received from OC Financial MHC.

We intend to invest the proceeds retained from the offering at new Ocean Shore Holding in short-term, liquid investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and new Ocean Shore Holding’s liquidity requirements. In the future, new Ocean Shore Holding may liquidate its investments and use those funds:

•	to pay dividends to shareholders;

•	to repurchase its capital securities and/or shares of its common stock, subject to regulatory restrictions;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

•	for general corporate purposes.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following completion of the conversion and offering, except to fund equity benefit plans other than stock options or, with prior regulatory approval, when extraordinary circumstances exist. For a discussion of our dividend policy and regulatory matters relating to the payment of dividends, see “Our Dividend Policy.”

Ocean City Home Bank initially intends to invest the proceeds it receives from the offering, which is shown in the table above as the amount contributed to Ocean City Home Bank, in short-term, liquid investments. Over time, Ocean City Home Bank may use the proceeds that it receives from the offering:

•	to fund new loans;

•	to repay outstanding Federal Home Loan Bank advances;

•	to invest in securities;

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•	to finance the possible expansion of its business activities, including developing new branch locations; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

We currently anticipate that the proceeds of the offering contributed to Ocean City Home Bank initially will be used to fund new loans. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. During the six months ended June 30, 2008, we originated $90.0 million of loans and had a net increase in the loan portfolio of $39.3 million. We expect loan originations to continue at this level, which will enable us to deploy the proceeds of the offering in a relatively short period of time. In the absence of loan demand, we anticipate that we will use a portion of the proceeds contributed to Ocean City Home Bank to repay outstanding overnight advances from the Federal Home Loan Bank.

We currently do not have any specific plans for any expansion or diversification activities that would require funds from this offering. We recently entered into an agreement to purchase land in Galloway Township, New Jersey on which we intend to build a branch office. Total cost of the office, including land acquisition cost, is estimated at $2.0 to $2.3 million. The decision to construct this office was made prior to the adoption of the plan of conversion, and completion of construction is not dependent upon completion of the conversion and offering. Accordingly, the cost of the office is not reflected as a use of the offering proceeds.

Except as described above, we have no specific plans for the investment of the proceeds of the offering and have not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Conversion and Offering—Reasons for the Conversion and Offering.”

Our Dividend Policy

Ocean Shore Holding currently pays a cash dividend of $0.05 per quarter, which equals $0.20 per share on an annualized basis. After the conversion and offering, we intend to continue to pay a cash dividend of $0.05 per share per quarter. However, in determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, industry standards and economic conditions. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

New Ocean Shore Holding is subject to New Jersey law, which generally permits a corporation to pay dividends on its common stock unless, after giving effect to the dividend, the corporation would be unable to pay its debts as they become due in the usual course of its business or the total assets of the corporation would be less than its total liabilities.

New Ocean Shore Holding’s ability to pay dividends may depend, in part, upon its receipt of dividends from Ocean City Home Bank. Pursuant to Office of Thrift Supervision regulations, new Ocean Shore Holding may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering.

Any payment of dividends by Ocean City Home Bank to new Ocean Shore Holding that would be deemed to be drawn out of Ocean City Home Bank’s bad debt reserves would require the payment of federal income taxes by Ocean City Home Bank at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 10 of the notes to consolidated financial statements included elsewhere in this prospectus. New Ocean Shore Holding does not contemplate any distribution by Ocean City Home Bank that would result in this type of tax liability.

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Market for the Common Stock

The common stock of Ocean Shore Holding is currently quoted on the Nasdaq Global Market under the symbol “OSHC.” Upon completion of the conversion and offering, the shares of common stock of new Ocean Shore Holding will replace Ocean Shore Holding’s common stock. We expect that new Ocean Shore Holding’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “OSHCD” for a period of 20 trading days after completion of the offering. Thereafter, our trading symbol will revert to “OSHC.” In order to list our common stock on the Nasdaq Global Market we are required to have at least three broker-dealers who will make a market in our common stock. Ocean Shore Holding currently has approximately 12 registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $9.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

The following table sets forth high and low sales prices for Ocean Shore Holding’s common stock and dividends paid per share for the periods indicated.

	High	Low	Dividends Paid Per Share
Year Ending December 31, 2008:
Fourth Quarter (through , 2008)
Third Quarter	10.22	8.20	0.05
Second Quarter	10.67	9.00	0.05
First Quarter	10.49	9.53	—
Year Ended December 31, 2007:
Fourth Quarter	11.35	9.76	—
Third Quarter	13.00	10.00	—
Second Quarter	13.50	12.37	—
First Quarter	13.69	13.06	—
Year Ended December 31, 2006:
Fourth Quarter	13.75	12.30	—
Third Quarter	13.10	12.14	—
Second Quarter	13.00	12.05	—
First Quarter	12.49	11.15	—

At                     , 2008, Ocean Shore Holding had approximately             shareholders of record, not including those who hold shares in “street name.” On the effective date of the conversion, all publicly held shares of Ocean Shore Holding common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of new Ocean Shore Holding common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio.” Options to purchase shares of Ocean Shore Holding common stock will be converted into options to purchase a number of shares of new Ocean Shore Holding common stock adjusted pursuant to the exchange ratio, for the same aggregate exercise price.

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Capitalization

The following table presents the historical capitalization of Ocean Shore Holding at June 30, 2008 and the capitalization of new Ocean Shore Holding reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the proposed equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We must sell a minimum of 4,037,500 shares to complete the offering.

		Pro Forma Capitalization Based Upon the Sale of
(Dollars in thousands)	At June 30, 2008	Minimum of Offering Range 4,037,500 Shares at $9.00 Per Share	Midpoint of Offering Range 4,750,000 Shares at $9.00 Per Share	Maximum of Offering Range 5,462,500 Shares at $9.00 Per Share
Deposits (1)	$413,735	$413,735	$413,735	$413,735
Junior subordinated debentures	15,464	15,464	15,464	15,464
FHLB advances and securities sold under agreements to repurchase	156,440	156,440	156,440	156,440

Total deposits and borrowed funds	$585,639	$585,639	$585,639	$585,639

Stockholders’ equity:
Preferred stock:
5,000,000 shares, $0.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—
Common stock:
25,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	88	71	83	95
Additional paid-in capital	38,264	67,046	73,242	79,438
Retained earnings (3)	34,962	34,962	34,962	34,962
Mutual holding company capital consolidation	—	68	68	68
Accumulated other comprehensive loss	(1,679)	(1,679)	(1,679)	(1,679)
Less:
Treasury stock	(5,204)	—	—	—
Deferred compensation plans trust	(476)	(476)	(476)	(476)
Common stock acquired by employee stock benefit plans (4)	(2,404)	(4,864)	(5,299)	(5,733)
Common stock to be acquired by equity incentive plan (5)	—	(1,230)	(1,447)	(1,664)

Total stockholders’ equity	$63,551	$93,897	$99,454	$105,011

Total stockholders’ equity as a percentage of total assets	9.66%	13.65%	14.34%	15.02%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2)	Reflects total issued and outstanding shares of 7,058,523, 8,304,143 and 9,549,766 at the minimum, midpoint and maximum of the offering range, respectively.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.

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(4)	Assumes that 6.8% of the common stock sold in the offering will be acquired by the employee stock ownership plan in the offering with funds borrowed from new Ocean Shore Holding. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since the funds are borrowed from new Ocean Shore Holding, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of new Ocean Shore Holding. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”
(5)	Assumes the purchase in the open market at $9.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to 3.4% of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to shareholders for approval at a meeting following the offering. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Equity Incentive Plan.”

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Regulatory Capital Compliance

At June 30, 2008, Ocean City Home Bank exceeded all regulatory capital requirements. The following table presents Ocean City Home Bank’s capital position relative to its regulatory capital requirements at June 30, 2008, on a historical and a pro forma basis. The table reflects receipt by Ocean City Home Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Ocean City Home Bank, see “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

			Pro Forma at June 30, 2008 (3)
	Historical at June 30, 2008		Minimum of Offering Range 4,037,500 Shares at $9.00 Per Share		Midpoint of Offering Range 4,750,000 Shares at $9.00 Per Share		Maximum of Offering Range 5,462,500 Shares at $9.00 Per Share
(Dollars in thousands)	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Total equity under generally accepted accounting principles	$62,889	9.79%	$77,481	11.75%	$80,151	12.10%	$82,821	12.44%

Tier 1 leverage capital:
Actual (2)	$62,762	9.77%	$77,354	11.73%	$80,024	12.08%	$82,694	12.42%
Requirement	25,696	4.00%	26,378	4.00%	26,502	4.00%	26,626	4.00%

Excess	$37,066	5.77%	$50,976	7.73%	$53,522	8.08%	$56,068	8.42%

Tier 1 risk-based capital:
Actual	$62,762	16.60%	$77,354	20.28%	$80,024	20.94%	$82,694	21.61%
Requirement	15,123	4.00%	15,260	4.00%	15,285	4.00%	15,309	4.00%

Excess	$47,639	12.60%	$62,094	16.28%	$64,739	16.94%	$67,384	17.61%

Total risk-based capital:
Actual	$65,255	17.26%	$79,847	20.93%	$82,517	21.59%	$85,187	22.26%
Requirement	30,247	8.00%	30,520	8.00%	30,569	8.00%	30,619	8.00%

Excess	$35,008	9.26%	$49,327	12.93%	$51,948	13.59%	$54,568	14.26%

Reconciliation of capital contributed to Ocean City Home Bank:
Net proceeds contributed to Ocean City Home Bank			$16,984		$20,089		$23,193
Assets received from mutual holding company			68		68		68
Less common stock acquired by ESOP			2,460		2,895		3,329

Pro forma increase in GAAP and regulatory capital			$14,592		$17,262		$19,932

(1)	Tier 1 leverage capital level is shown as a percentage of average assets of $642,395,000. Risk-based capital levels are shown as a percentage of risk-weighted assets of $378,085,000.
(2)	Net unrealized losses on available-for-sale securities and investments in nonincludable subsidiaries account for the difference between capital calculated under generally accepted accounting principles and Tier 1 leverage capital. See note 14 of the notes to the consolidated financial statements for additional information.
(3)	Pro forma amounts and percentages include capital contributed to Ocean City Home Bank from the offering and assume net proceeds are invested in assets that carry a 20% risk-weighting.

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Pro Forma Data

The following tables illustrate the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	50% of the shares of common stock will be sold in the subscription and direct community offerings and 50% of the shares will be sold in a syndicated community offering;

•

Our employee stock ownership plan will purchase a number of shares equal to 6.8% of the shares sold in the offering with a loan from new Ocean Shore Holding that will be repaid in equal installments over 20 years;

•

Sandler O’Neill & Partners, L.P. will receive a management fee equal to 1.0% of the aggregate purchase price of the shares sold in the subscription and direct community offerings, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan or by our officers, directors and employees or members of their immediate families;

•

The sales commission and management fee for shares sold in the syndicated community offering will be equal to 5.5% of the aggregate purchase price of the shares sold in the syndicated community offering; and

•	Total expenses of the offering, excluding sales commissions and management fees referenced above, will be approximately $1.2 million.

Actual expenses may vary from this estimate, and the amount of fees paid will depend upon the number of shares sold in the subscription and direct community offerings, as opposed to the syndicated community offering.

Pro forma net income for the six months ended June 30, 2008 and the year ended December 31, 2007 has been calculated as if the offering were completed at the beginning of each period, and the net proceeds had been invested at 5.87%, which represents the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations. A pro forma after-tax return of 3.53% is used for the six months ended June 30, 2008 and the year ended December 31, 2007, after giving effect to a combined federal and state income tax rate of 39.9%. The actual rate experienced by new Ocean Shore Holding may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

Since funds on deposit at Ocean City Home Bank may be withdrawn to purchase shares of common stock, the funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Ocean City Home Bank’s special bad debt reserves for income tax purposes or liquidation accounts, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

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•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

The following pro forma data, which are based on Ocean Shore Holding’s stockholders’ equity at June 30, 2008 and December 31, 2007, and net income for the six months ended June 30, 2008 and the year ended December 31, 2007, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we were to be liquidated after the conversion.

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At or For the Six Months Ended June 30, 2008

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range
(Dollars in thousands, except per share amounts)	4,037,500 Shares at $9.00 Per Share	4,750,000 Shares at $9.00 Per Share	5,462,500 Shares at $9.00 Per Share
Gross proceeds	$36,338	$42,750	$49,163
Plus: Shares issued in exchange for shares of Ocean Shore Holding	27,189	31,987	36,785

Pro forma market capitalization	$63,527	$74,737	$85,948

Gross proceeds	$36,338	$42,750	$49,163
Less: estimated expenses	2,369	2,573	2,777

Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)
Assets received from mutual holding company	68	68	68

Net investable proceeds	$30,346	$35,903	$41,460

Pro Forma Net Income:
Pro forma net income (3):
Historical	$1,819	$1,819	$1,819
Pro forma income on net investable proceeds	535	633	731
Less: pro forma employee stock ownership plan adjustments (1)	(37)	(43)	(50)
Less: pro forma restricted stock award expense (2)	(74)	(87)	(100)
Less: pro forma stock option expense (3)	(58)	(69)	(79)

Pro forma net income	$2,185	$2,253	$2,321

Pro forma net income per share (3):
Historical	$0.28	$0.24	$0.21
Pro forma income on net investable proceeds	0.08	0.08	0.08
Less: pro forma employee stock ownership plan adjustments (1)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense (3)	(0.01)	(0.01)	(0.01)

Pro forma net income per share	$0.33	$0.29	$0.26

Offering price as a multiple of pro forma net income per share (annualized)	13.64x	15.52x	17.31x
Number of shares used to calculate pro forma net income per share (4)	6,513,631	7,663,095	8,812,560

Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value):
Historical	$63,551	$63,551	$63,551
Assets received from mutual holding company	68	68	68
Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)

Pro forma stockholders’ equity	$93,898	$99,454	$105,012

Pro forma stockholders’ equity per share:
Historical	$9.00	$7.65	$6.65
Assets received from mutual holding company	0.01	0.01	0.01
Estimated net proceeds	4.81	4.84	4.86
Less: common stock acquired by employee stock ownership plan (1)	(0.35)	(0.35)	(0.35)
Less: common stock to be acquired by equity incentive plan (2)	(0.17)	(0.17)	(0.17)

Pro forma stockholders’ equity per share	$13.30	$11.98	$11.00

Offering price as a percentage of pro forma stockholders’ equity per share	67.67%	75.13%	81.82%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	7,058,523	8,304,143	9,549,766

(footnotes on page     )

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At or For the Year Ended December 31, 2007

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range
(Dollars in thousands, except per share amounts)	4,037,500 Shares at $9.00 Per Share	4,750,000 Shares at $9.00 Per Share	5,462,500 Shares at $9.00 Per Share
Gross proceeds	$36,338	$42,750	$49,163
Plus: Shares issued in exchange for shares of Ocean Shore Holding	27,189	31,987	36,785

Pro forma market capitalization	$63,527	$74,737	$85,948

Gross proceeds	$36,338	$42,750	$49,163
Less: estimated expenses	2,369	2,573	2,777

Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)
Assets received from mutual holding company	68	68	68

Net investable proceeds	$30,346	$35,903	$41,460

Pro Forma Net Income:
Pro forma net income (3):
Historical	$2,791	$2,791	$2,791
Pro forma income on net investable proceeds	1,070	1,266	1,462
Less: pro forma employee stock ownership plan adjustments (1)	(74)	(87)	(100)
Less: pro forma restricted stock award expense (2)	(148)	(174)	(200)
Less: pro forma stock option expense (3)	(117)	(137)	(158)

Pro forma net income	$3,522	$3,659	$3,795

Pro forma net income per share (3):
Historical	$0.42	$0.36	$0.31
Pro forma income on net investable proceeds	0.16	0.16	0.16
Less: pro forma employee stock ownership plan adjustments (1)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense (3)	(0.02)	(0.02)	(0.02)

Pro forma net income per share	$0.53	$0.47	$0.42

Offering price as a multiple of pro forma net income per share	16.98x	19.15x	21.43x
Number of shares used to calculate pro forma net income per share (4)	6,613,089	7,780,103	8,947,119

Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value):
Historical	$63,047	$63,047	$63,047
Assets received from mutual holding company	68	68	68
Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)

Pro forma stockholders’ equity	$93,394	$98,950	$104,508

Pro forma stockholders’ equity per share:
Historical	$8.93	$7.59	$6.60
Assets received from mutual holding company	0.01	0.01	0.01
Estimated net proceeds	4.81	4.84	4.85
Less: common stock acquired by employee stock ownership plan (1)	(0.35)	(0.35)	(0.35)
Less: common stock to be acquired by equity incentive plan (2)	(0.17)	(0.17)	(0.17)

Pro forma stockholders’ equity per share	$13.23	$11.92	$10.94

Offering price as a percentage of pro forma stockholders’ equity per share	68.03%	75.50%	82.27%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	7,058,523	8,304,143	9,549,766

(footnotes on following page)

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(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 6.8% of the shares sold in the offering, (273,382, 321,626 and 369,870 shares at the minimum, midpoint and maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the proceeds retained by new Ocean Shore Holding. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 4.00%, and a term of 20 years. Ocean City Home Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20 of the total, based on a 20-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of the pro forma tables, was assumed to be equal to the $9.00 per share purchase price. If the average market value per share is greater than $9.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)	Assumes that new Ocean Shore Holding will purchase in the open market a number of shares of common stock equal to 3.4% of the shares sold in the offering, (136,692, 160,814 and 184,936 shares at the minimum, midpoint and maximum of the offering range, respectively), that will be reissued as restricted stock awards under a new equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at new Ocean Shore Holding or with dividends paid to new Ocean Shore Holding by Ocean City Home Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $9.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 1.9%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of new Ocean Shore Holding common stock was $9.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 41%. If the fair market value per share is greater than $9.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the new equity incentive plan to be adopted following the offering. If the new equity incentive plan is approved by shareholders, a number of shares equal to 8.5% of the number of shares sold in the offering, (341,728, 402,032 and 462,337 shares at the minimum, midpoint and maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. We will comply with Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment, to account for stock options issued. This standard requires compensation cost relating to share-based payment transactions be recognized in the financial statements over the period the employee is required to provide services for the award. The cost will be measured based on the fair value of the equity instruments issued. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $1.90 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $9.00; trading price on date of grant, $9.00; dividend yield, 2.0%; expected life, 5.0 years; expected volatility, 26.9%; and risk-free interest rate, 2.76%. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are non-qualified options and that the combined federal and state income tax rate was 41%. We plan to use the Black-Scholes option-pricing formula; however, if the fair market value per share is different than $9.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 4.6%.

(4)	The number of shares used to calculate pro forma net income per share is equal to the weighted average shares outstanding for the respective period (7,995,153 for the six months ended June 30, 2008 and 8,104,373 for the year ended December 31, 2007) multiplied by the exchange ratio at the minimum, midpoint and maximum of the offering range, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the offering as adjusted to effect a weighted average over the period. The total number of shares to be outstanding upon completion of the conversion and offering includes the number of shares sold in the offering plus the number of shares issued in exchange for outstanding shares of Ocean Shore Holding common stock held by persons other than OC Financial MHC. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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Our Business

General

Ocean Shore Holding Co. is a federally chartered savings and loan holding company established in 1998 to be the holding company for Ocean City Home Bank. Ocean Shore Holding’s business activity is the ownership of the outstanding capital stock of Ocean City Home Bank. New Ocean Shore Holding was incorporated on September 2, 2008 to become the holding company for Ocean City Home Bank upon completion of the conversion and offering. In the future, new Ocean Shore Holding may acquire or organize other operating subsidiaries; however, there are no current definitive agreements or understandings to do so.

Ocean City Home Bank is a federally chartered savings bank. We operate as a community-oriented financial institution offering a wide range of financial services to consumers and businesses in our market area. We attract deposits from the general public, small businesses and municipalities and use those funds to originate a variety of consumer and commercial loans, which we hold primarily for investment.

Our Web site address is www.ochome.com. Information on our Web site should not be considered a part of this prospectus.

Market Area

We are headquartered in Ocean City, New Jersey, and serve the southern New Jersey shore communities through a total of nine full service offices. A total of seven offices are located in Atlantic County while two offices are situated in Cape May County. Our markets are in the southeastern corner of New Jersey, approximately 65 miles east of Philadelphia and 130 miles south of New York.

The economy of Atlantic County is dominated by the service sector, of which the gaming industry in nearby Atlantic City is the primary employer. The economy of Cape May is primarily geared toward tourism. According to the most recent published statistics, Atlantic County’s population in 2007 was approximately 281,000 persons and Cape May County’s population was approximately 106,000. The economy in Atlantic County has been strong in recent years as new and expanding casinos in Atlantic City, along with new retail centers and entertainment venues, have led to job growth and an increase in housing development.

Cape May County has also benefited from the growth in and around Atlantic City, as many residents commute into that area for employment. Although the economy in our market area has been strong in recent years, median household and per capita income in Atlantic and Cape May Counties are lower than the comparable figures for New Jersey as a whole. We attribute this to several factors. First, there has been an influx of retirees with limited incomes but moderate to substantial wealth. Additionally, since our market is located outside of a major metropolitan area, average income levels are negatively affected by the small portion of high-paying, white collar jobs. In our market area, lower paying service jobs provide a relatively large portion of overall employment.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the many financial institutions operating in our market area. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. Our competition for loans comes primarily from financial institutions in our market area and, to a lesser extent, from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from non-depository financial service companies that have entered the mortgage market, such as insurance companies, securities companies and specialty finance companies.

Several large banks operate in our market area, including Bank of America, PNC Bank, Wachovia, and TD Bank (formerly Commerce Bank). These institutions are significantly larger than us and, therefore, have significantly greater resources. According to data provided by the Federal Deposit Insurance Corporation, as of

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June 30, 2007, we had a deposit market share of 4.5% in Atlantic County, which represented the 8th largest deposit market share out of 18 banks with offices in the county. In Cape May County, at that same date we had a deposit market share of 8.2%, which represented the 6th largest market share out of 15 banks with offices in the county.

We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

One- to Four-Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes in our market area. We offer fixed-rate and adjustable-rate mortgage loans with terms up to 40 years. Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period that ranges from one to 10 years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% to 3.25% above the one-, three- or ten-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 1 or 2% per adjustment period and the lifetime interest rate cap is generally 5 or 6% over the initial interest rate of the loan.

Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees charged, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

In order to attract borrowers, we have developed products and policies to provide flexibility in times of changing interest rates. For example, some of our adjustable-rate loans permit the borrower to convert the loan to a fixed-rate loan. In addition, for a fixed fee plus a percentage of the loan amount, we will allow the borrower to modify a loan’s interest rate, term or program to equal the current rate for the desired loan product. Recently, we began offering loans that require the payment of interest only for a period of years.

While one- to four-family residential real estate loans are normally originated with up to 40-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

Because of our location on the South Jersey shore, many of the properties securing our residential mortgages are second homes or rental properties. At June 30, 2008, 49.1% of our one- to four-family mortgage loans were secured by second homes or rental properties. If the property is a second home, our underwriting emphasizes the borrower’s ability to repay the loan out of current income. If the property is a rental property, we focus on the anticipated income from the property. Interest rates on loans secured by rental properties are typically  1/2% higher than comparable loans secured by primary or secondary residences. Although the industry generally considers mortgage loans secured by rental properties or second homes to have a higher risk of default than mortgage loans secured by the borrower’s primary residence, we have not experienced credit problems on these types of loans due to our strict underwriting standards.

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We generally do not make conventional loans with loan-to-value ratios exceeding 95% and generally make loans with a loan-to-value ratio in excess of 80% only when secured by first and/or second liens on owner-occupied one- to four-family residences or private mortgage insurance. When the residence securing the loan is not the borrower’s primary residence, loan-to-value ratios are limited to 80% when secured by a first lien or 90% when secured by a first and second lien or private mortgage insurance. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on property located in a flood zone, before closing the loan.

In an effort to provide financing for low and moderate income and first-time buyers, we offer special home buyers programs. We offer adjustable-rate residential mortgage loans through these programs to qualified individuals and originate the loans using modified underwriting guidelines, including reduced fees and loan conditions.

We have not originated subprime loans (i.e., mortgage loans aimed at borrowers who do not qualify for market interest rates because of problems with their credit history). We briefly offered “alt-A” loans (i.e., mortgage loans aimed at borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income), but have discontinued that practice and have few such loans in our portfolio.

Commercial and Multi-Family Real Estate Loans. We offer fixed-rate and adjustable-rate mortgage loans secured by commercial real estate. In the past, we originated loans secured by multi-family properties and we still have a few in our portfolio. Our commercial real estate loans are generally secured by condominiums, small office buildings and owner-occupied properties located in our market area and used for businesses.

We originate fixed-rate and adjustable-rate commercial real estate loans for terms up to 20 years. Interest rates and payments on adjustable-rate loans typically adjust every five years after a five-year initial fixed period to a rate typically 3 to 4% above the five-year constant maturity Treasury index. In some instances, there are adjustment period or lifetime interest rate caps. Loans are secured by first mortgages and amounts generally do not exceed 80% of the property’s appraised value.

In reaching a decision on whether to make a commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, we will also consider the term of the lease and the nature and financial strength of the tenants. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. Environmental surveys are generally required for commercial real estate loans of $500,000 or more.

Construction Loans. We originate loans to individuals and, to a lesser extent, builders to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including condominiums, apartment buildings and owner-occupied properties used for businesses. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually 12 months. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Loans generally can be made with a maximum loan-to-value ratio of 90% on residential construction and 80% on commercial construction. Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

Commercial Loans. We make commercial business loans to a variety of professionals, sole proprietorships and small businesses in our market area. We offer term loans for capital improvements, equipment acquisition and long-term working capital. These loans are secured by business assets other than real estate, such as business equipment and inventory and are originated with maximum loan-to-value ratios of 80%. We originate lines of

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credit to finance the working capital needs of businesses to be repaid by seasonal cash flows or to provide a period of time during which the business can borrow funds for planned equipment purchases. We also offer time notes, letters of credit and loans guaranteed by the Small Business Administration. Time notes are short-term loans and will only be granted on the basis of a defined source of repayment of principal and interest from a specific foreseeable event.

When making commercial business loans, we consider the financial statements of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the customer operates and the value of the collateral.

Consumer Loans. At June 30, 2008, 98.6% of our consumer loans were home equity loans or lines of credit. The remainder of our consumer loan portfolio consisted of loans secured by passbook or certificate accounts, secured and unsecured personal loans and home improvement loans.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount. Home equity lines of credit have adjustable rates of interest that are indexed to the prime rate as reported in The Wall Street Journal. Home equity loans are fixed-rate loans. We offer home equity loans with a maximum combined loan-to-value ratio of 90% and lines of credit with a maximum loan-to-value ratio of 80%. A home equity line of credit may be drawn down by the borrower for an initial period of ten years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only interest. After the initial draw period, the line of credit is frozen and the amount outstanding must be repaid over the remaining ten years of the loan term.

Loan Underwriting Risks.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Commercial Real Estate Loans. Loans secured by commercial real estate generally have larger balances and involve a greater degree of risk than residential mortgage loans. Of primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on the successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on commercial real estate loans.

Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value

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proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value that is insufficient to assure full repayment. If we are forced to foreclose on a building before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. We have a good working relationship with many realtors in our market area and employ two account executives solely for the purpose of soliciting loans. Our Web site accepts on-line applications and branch personnel are trained to take applications. We also employ three commercial loan officers.

We generally originate loans for portfolio but from time to time will sell residential mortgage loans in the secondary market. Our decision to sell loans is based on prevailing market interest rate conditions and interest rate risk management. We sold no loans in the six months ended June 30, 2008 and the years ended December 31, 2007, 2006 and 2005.

In 2007, we established a relationship with a local mortgage broker through which we purchase loans. All loans purchased through this channel are underwritten by us. At June 30, 2008, purchased loans totaled $14.8 million.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. The board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience and tenure. The Chief Executive Officer or Chief Lending Officer may combine their lending authority with that of one or more other officers. All extensions of credit that exceed $1.0 million in the aggregate require the approval or ratification of the board of directors.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by regulation, to 15% of our stated capital and reserves. At June 30, 2008, our regulatory limit on loans to one borrower was $9.4 million. At that date, our largest lending relationship was $3.6 million and included commercial loans secured by commercial real estate located in Atlantic and Cape May Counties, New Jersey, all of which were performing according to their original repayment terms at June 30, 2008.

Loan Commitments. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Commitments, excluding lines and letters of credit, as of June 30, 2008 totaled $13.0 million.

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Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities and mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of New York stock. While we have the authority under applicable law and our investment policies to invest in derivative securities, we had no such investments at June 30, 2008.

Our investment objectives are to provide and maintain liquidity, to provide collateral for pledging requirements, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of the investment policy and appointment of the Investment Committee. The Investment Committee consists of the Chief Executive Officer and Chief Financial Officer. The Investment Committee is responsible for implementation of the investment policy and monitoring our investment performance. Individual investment transactions are reviewed and approved by the board of directors on a monthly basis, while portfolio composition and performance are reviewed at least quarterly by the Investment Committee.

At June 30, 2008, 73.1% of our investment portfolio consisted of mortgage-backed securities issued primarily by Fannie Mae, Freddie Mac and Ginnie Mae. None of our mortgage-backed securities had underlying collateral that would be considered subprime (i.e., mortgage loans advanced to borrowers who do not qualify for market interest rates because of problems with their credit history). All mortgage-backed securities owned by us as of June 30, 2008 possessed the highest possible investment credit rating at that date.

The remainder of the portfolio consisted primarily of corporate securities, U.S. agency securities and municipal securities. We did not own any preferred stock of Fannie Mae or Freddie Mac at June 30, 2008. Included in the investment portfolio at June 30, 2008 were two pooled trust preferred securities that had unrealized losses of $2.0 million. Management reviews the investment portfolio on a periodic basis to determine the cause of declines in the fair value of each security. Thorough evaluations of the causes of the unrealized losses are performed to determine whether the impairment is temporary or other than temporary in nature. Considerations such as our intent and ability to hold securities, recoverability of invested amount over a reasonable period of time, the length of time the security is in a loss position and receipt of amounts contractually due, for example, are applied in determining whether a security is other than temporarily impaired. At June 30, 2008, we had received all amounts contractually due under the securities. Although a small number of issuers in the pools had elected to defer interest payments, none of the issuers was in default. We reviewed the financial statements and circumstances of each of the issuers that is deferring interest payments and determined that those deferrals will not prevent the pool from paying us the amount contractually due under our securities and that those issuers do not appear likely to default on their obligations. Accordingly, we concluded that the price declines were due to market illiquidity and market interest rates and not changes in expected cash flows. In concluding that the impairment is not other than temporary, we also considered the fact that the securities have been in a loss position for less than 12 months and that management currently has the intent and ability to retain the securities with unrealized losses until the decline in value has been recovered. Changes in the expected cash flows of the pooled trust preferred securities and/or prolonged price declines may result in our concluding in future periods that the impairment of these securities is other than temporary, which would require a charge to earnings to write down these securities to their fair value.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

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Deposit Accounts. Substantially all of our depositors are residents of New Jersey. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such money market accounts), regular savings accounts and certificates of deposit. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates on certificates of deposit and stress our high level of service and technology. At June 30, 2008 we did not have any brokered deposits.

In addition to accounts for individuals, we also offer a variety of deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include commercial checking accounts, a sweep account, and special accounts for realtors, attorneys and non-profit organizations. The promotion of commercial deposit accounts is an important part of our effort to increase our core deposits and reduce our funding costs. At June 30, 2008, commercial deposits totaled $66.4 million, or 16.0 % of total deposits.

Since 1996, we have offered deposit services to municipalities and local school boards in our market area. At June 30, 2008, we had $56.1 million in deposits from five municipalities and thirteen school boards, all in the form of checking accounts. We emphasize high levels of service in order to attract and retain these accounts. Unlike time deposits by municipalities, which often move from bank to bank in search of the highest available rate, checking accounts tend to be stable relationships.

Borrowings. We utilize advances from the Federal Home Loan Bank of New York and securities sold under agreements to repurchase to supplement our supply of investable funds and to meet deposit withdrawal requirements. We also have a $1.0 million line of credit from another bank, of which none was in use at June 30, 2008. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 30% of a member’s assets using mortgage collateral and an additional 20% using pledged securities for a total maximum indebtedness of 50% of assets. The Federal Home Loan Bank determines specific lines of credit for each member institution.

Subordinated Debt. In 1998, Ocean Shore Capital Trust I, a business trust formed by us, issued $15.0 million of preferred securities in a private placement and issued approximately $464,000 of common securities to Ocean Shore Holding. Ocean Shore Capital Trust I used the proceeds of these issuances to purchase $15.5 million of our junior subordinated deferrable interest debentures. The interest rate on the debentures and the preferred trust securities is 8.67%. The debentures are the sole assets of Ocean Shore Capital Trust I and are subordinate to all of our existing and future obligations for borrowed money, our obligations under letters of credit and any guarantees by us of any such obligations. The stated maturity of the debentures is July 15, 2028. The debentures are subject to redemption at various prices at the option of Ocean Shore Holding, subject to prior regulatory approval, in whole or in part after July 15, 2008.

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Properties

We currently conduct business through our nine full-service banking offices in Ocean City, Marmora, Linwood, Ventnor, Egg Harbor Township, Absecon, Northfield, Margate City and Mays Landing, New Jersey. We own all of our offices, except for those in Absecon and Northfield. The lease for our Absecon office expires in 2011 and has an option for an additional five years. The lease for our Northfield office expires in 2010 and has an option for an additional one year. The net book value of the land, buildings, furniture, fixtures and equipment owned by us was $10.6 million at June 30, 2008.

Personnel

As of June 30, 2008, we had 109 full-time employees and 27 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Ocean Shore Holding’s only subsidiary is Ocean City Home Bank.

Ocean City Home Bank’s only active subsidiary is Seashore Financial Services, LLC. Seashore Financial Services receives commissions from the sale of insurance products.

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Management’s Discussion and Analysis of

Results of Operations and Financial Condition

The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the consolidated financial statements and notes to the consolidated financial statements as of December 31, 2007, 2006 and 2005 and for the year ended, and the unaudited condensed consolidated interim financial statements as of June 30, 2008 and 2007, and for the six month periods then ended, that appear at the end of this prospectus.

Overview

We conduct community banking activities by accepting deposits and making loans in our market area. Our lending products include residential mortgage loans, commercial loans and mortgages, and home equity and other consumer loans. We also maintain an investment portfolio consisting primarily of mortgage-backed securities to manage our liquidity and interest rate risk. Our loan and investment portfolios are funded with deposits as well as collateralized borrowings from the Federal Home Loan Bank of New York.

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and investments, and interest expense, which is the interest that we pay on our deposits and borrowings. Our net interest income is affected by a variety of factors, including the mix of interest-earning assets in our portfolio and changes in levels of interest rates.

A secondary source of income is non-interest income, or other income, which is revenue that we receive from providing products and services. The majority of our non-interest income generally comes from service charges (mostly from service charges on deposit accounts). We also earn income on bank-owned life insurance and receive commissions for various services. In some years, we recognize income from the sale of securities and real estate owned.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Expenses. The noninterest expenses we incur in operating our business consist primarily of expenses for salaries and employee benefits and for occupancy and equipment. We also incur expenses for items such as professional services, advertising, office supplies, insurance, telephone, and postage.

Our largest noninterest expense is for salaries and employee benefits, which consist primarily of salaries and wages paid to our employees, payroll taxes, and expenses for health insurance, retirement plans and other employee benefits. Following the conversion and offering, we will recognize additional annual employee compensation expenses stemming from the adoption of a new equity benefit plan and expansion of our employee stock ownership plan. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”

Occupancy and equipment expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, ATM and data processing expenses, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to 40 years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease.

Effective at the beginning of 2007, the Federal Deposit Insurance Corporation began assessing most insured depository institutions for deposit insurance at a rate between five cents and seven cents for every $100 of deposits. Assessment credits were provided to institutions that paid high premiums in the past. In the year ended December 31, 2007, Ocean City Home Bank received an assessment credit of approximately $246,000. This credit substantially offset our deposit insurance premiums in 2007. The FDIC recently proposed a seven cent increase in deposit insurance premiums.

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Operating Strategy

Our mission is to continue operating as an independent, community-oriented bank by meeting the credit needs of local businesses and individuals, providing relationship banking and customer service that is better than other banks and offering products and services desired by our customers. We plan to achieve this by continuing to execute our strategy of:

•	emphasizing the origination of residential mortgage loans;

•	aggressively marketing for core deposits;

•	providing exceptional service to attract and retain customers;

•	pursuing opportunities to increase commercial lending in our market area;

•	using conservative underwriting practices to maintain the high quality of our loan portfolio; and

•	expanding our branch network.

Emphasize the origination of residential mortgage loans

Our primary lending activity is the origination of residential mortgage loans secured by homes in our market area. We intend to continue this emphasis going forward. At June 30, 2008, 78.5% of our total loans were residential mortgage loans. We believe that our emphasis on residential lending contributes to our high asset quality.

Aggressively market for core deposits

Core deposits (demand and savings accounts) comprised 59.5% of our total deposits at June 30, 2008. We value core deposits because they represent longer-term customer relationships and a lower cost of funding compared to certificates of deposit. We aggressively market core deposits through concentrated advertising and public relations programs supported by a structured customer calling program. In addition to personal checking accounts, we offer business checking and sweep accounts and demand deposit accounts for municipalities. Municipal deposit accounts differ from business accounts in that we pay interest on those deposits and we pledge collateral (typically investment securities) to the New Jersey Department of Banking and Insurance to secure the portion of the deposits that are not covered by federal deposit insurance. Business and municipal accounts represented 29.4% of our demand deposits at June 30, 2008.

Provide exceptional service to attract and retain customers

As a community-oriented financial institution, we emphasize providing exceptional customer service as a means to attract and retain customers. We deliver personalized service and respond with flexibility to customer needs. We believe that our community orientation is attractive to our customers and distinguishes us from the large banks that operate in our market area. We maintain a call center to handle all in-bound customer inquiries. This enables our branch personnel to attend to customers without interruption from telephone calls. In recent years we remodeled all of our offices to improve the traffic flow of the public spaces and to install a concierge desk, which provides an initial point of contact for each customer and more efficiently directs customers to the appropriate personnel. We also provide telephone and Internet banking.

Pursue opportunities to increase commercial lending in our market area

Commercial real estate, construction and business loans provide us with the opportunity to earn more income because they tend to have higher interest rates than residential mortgage loans. In addition, these loans are beneficial for interest rate risk management because they typically have shorter terms and adjustable interest rates. Commercial real estate, construction and commercial business loans increased comprised approximately

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10.1% of total loans at June 30, 2008. We recently hired a loan officer with significant experience in commercial lending. There are many commercial properties and businesses located in our market area, and with the additional capital raised in the offering we will be able to pursue the larger lending relationships associated with these commercial opportunities, while continuing to originate any such loans in accordance with what we believe are our conservative underwriting guidelines.

Use conservative underwriting practices to maintain the high quality of our loan portfolio

We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards that we believe are conservative. At June 30, 2008, nonperforming loans were 0.34% of our total loan portfolio. Although we intend to continue our efforts to originate commercial real estate and commercial business lending after the offering, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

Expand our branch network

Under current management we have expanded our branch network since 1994 from two offices to nine, and a tenth is in the process of development. We intend to continue to pursue expansion in our market area through de novo branching. We also may expand through the acquisition of branches of other financial institutions or through whole bank acquisitions.

Critical Accounting Policies

In the preparation of our consolidated financial statements, we have adopted various accounting policies that govern the application of accounting principles generally accepted in the United States. Our significant accounting policies are described in the notes to our consolidated financial statements.

Certain accounting policies involve significant judgments and assumptions by us that have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Actual results could differ from these judgments and estimates under different conditions, resulting in a change that could have a material impact on the carrying values of our assets and liabilities and our results of operations.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are the following: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance on a monthly basis and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings.

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Other Than Temporary Impairment. Investment securities are reviewed at each quarter-end reporting period to determine whether the fair value is below the current carrying value. When the fair value of any of our investment securities has declined below its carrying value, management is required to assess whether the decline is other than temporary. In making this assessment, we consider such factors as the type of investment, the length of time and extent to which the fair value has been below the carrying value, the financial condition and near- term prospects of the issuer, and our intent and ability to hold the investment long enough to allow for any anticipated recovery. The decision to record a write-down, its amount and the period in which it is recorded could change if management’s assessment of the above factors were different. We do not record impairment write-downs on debt securities when impairment is due to changes in interest rates, since we have the intent and ability to realize the full value of the investments by holding them to maturity. Quoted market value is considered to be fair value for actively traded securities. For privately issued securities, and for thinly traded securities where market quotes are not available, we use estimation techniques to determine fair value. Estimation techniques used include discounted cash flows for debt securities. Additional information regarding our accounting for investment securities is included in notes 3 and 4 to the notes to consolidated financial statements.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings.

Balance Sheet Analysis

General. Total assets increased $28.3 million, or 4.5%, to $657.8 million at June 30, 2008 from $629.5 million at December 31, 2007. Total loans, net, increased $39.3 million during the first half of 2008, while investment and mortgage-backed securities decreased $15.5 million. Asset growth was funded with an increase in Federal Home Loan Bank advances, as deposits declined 0.4%.

Total assets increased $67.3 million, or 12.0%, to $629.5 million at December 31, 2007 from $562.3 million at December 31, 2006. Total loans, net, increased $94.7 million, or 21.9%, during 2007 to $528.1 million. Investment and mortgage-backed securities decreased $9.2 million during the year due to pay-downs and maturities. Asset growth in 2007 was funded through an increase in Federal Home Loan Bank advances, as deposits declined 0.4%.

Loans. Our primary lending activity is the origination of loans secured by real estate. Total loans, net, represented 86.2% of total assets at June 30, 2008, compared to 83.9% of total assets at December 31, 2007 and 77.1% at December 31, 2006.

Loans receivable, net, increased $39.2 million, or 7.4%, to $567.3 million at June 30, 2008 from $528.1 million at December 31, 2007. Loan originations and purchases totaled $92.2 million for the six months ended June 30, 2008, representing a 24.4% increase over the $74.3 million originated and purchased in the six months ended June 30, 2007. Real estate mortgage loan originations accounted for $68.0 million of this year’s originations. Origination activity was offset by $53.3 million of normal loan payments and payoffs.

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Loans receivable, net, increased $94.7 million, or 21.9%, in 2007 to $528.1 million. One- to four-family residential loans increased $91.6 million, or 28.9%, in 2007 on high loan activity. Construction loans decreased $3.5 million, or 25.7%, in 2007 due to the completion of the construction phase of existing loans and either sale of the property or subsequent conversion of those loans to permanent financing. Consumer loans, almost all of which are home equity loans, totaled $59.1 million and represented 11.2% of total loans at December 31, 2007 compared to $54.1 million, or 12.5% of total loans, at December 31, 2006. The $4.9 million, or 9.1%, increase in 2007 was due to aggressive marketing activities and competitive pricing.

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Table 1: Loan Portfolio Analysis

	At June 30,		At December 31,
	2008		2007		2006		2005		2004		2003
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Real estate - mortgage:
One- to four-family Residential	$444,898	78.4%	$408,145	77.3%	$316,567	72.9%	$294,296	71.3%	$247,610	72.5%	$229,042	75.7%
Commercial and multi-family	37,322	6.6	33,319	6.3	32,662	7.5	28,725	7.0	26,483	7.8	25,969	8.6

Total real estate - mortgage loans	482,220	85.0	441,464	83.6	349,229	80.5	323,021	78.3	274,093	80.3	255,011	84.3

Real estate - construction:
Residential	7,278	1.3	5,099	1.0	6,983	1.6	12,230	3.0	5,035	1.5	4,258	1.4
Commercial	3,475	0.6	5,143	1.0	6,804	1.6	11,019	2.6	7,719	2.2	5,702	1.9

Total real estate - construction loans	10,753	1.9	10,242	1.9	13,787	3.2	23,249	5.6	12,754	3.7	9,960	3.3
Commercial	16,221	2.9	17,324	3.3	16,825	3.9	16,582	4.0	14,111	4.1	8,472	2.8

Consumer:
Home equity	57,083	10.1	58,084	11.0	53,179	12.3	48,537	11.8	39,264	11.5	27,592	9.1
Other	820	0.1	972	0.2	938	0.2	1,135	0.3	1,244	0.4	1,404	0.5

Total consumer loans	57,903	10.2	59,056	11.2	54,117	12.5	49,672	12.1	40,508	11.9	28,996	9.6

Total loans	567,097	100.0%	528,086	100.0%	433,957	100.0%	412,524	100.0%	341,466	100.0%	302,439	100.0%

Net deferred loan costs (fees)	2,683		2,279		1,435		1,234		585		455
Allowance for loan losses	(2,468)		(2,307)		(2,050)		(1,753)		(1,466)		(1,116)

Loans, net	$567,312		$528,058		$433,342		$412,005		$340,585		$301,778

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The following tables set forth certain information at June 30, 2008 and December 31, 2007 regarding the dollar amount of loan principal repayments coming due during the periods indicated. The tables do not include any estimate of prepayments, which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

Table 2: Contractual Maturities and Interest Rate Sensitivity

(In thousands)	Real Estate- Mortgage Loans	Real Estate- Construction Loans	Commercial Loans	Consumer Loans	Total Loans
At June 30, 2008
Amounts due in:
One year or less	$2,270	$10,753	$4,832	$587	$18,442
More than one to five years	3,912	—	6,803	6,008	16,723
More than five years	476,037	—	4,586	51,308	531,931

Total	$482,220	$10,753	$16,221	$57,903	$567,096

Interest rate terms on amounts due after one year:
Fixed-rate loans	$390,766	$—	$3,158	$39,922	$433,846
Adjustable-rate loans	89,184	—	8,230	17,393	114,807

Total	$479,950	$—	$11,388	$57,316	$548,654

At December 31, 2007
Amounts due in:
One year or less	$2,205	$10,242	$5,285	$263	$17,995
More than one to five years	3,221	—	8,231	6,752	18,204
More than five years	436,038	—	3,808	52,041	491,887

Total	$441,464	$10,242	$17,324	$59,056	$528,086

Interest rate terms on amounts due after one year:
Fixed-rate loans	$353,549	$—	$3,958	$43,148	$400,655
Adjustable-rate loans	85,710	—	8,081	15,645	109,436

Total	$439,259	$—	$12,039	$58,793	$510,091

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Table 3: Loan Origination, Purchase and Sale Activity

	Six Months Ended June 30,		Year Ended December 31,
(In thousands)	2008	2007	2007	2006	2005	2004	2003
Total loans, net, at beginning of period	$528,058	$433,342	$433,342	$412,005	$340,585	$301,778	$270,510

Loans originated:
Real estate-mortgage	65,923	51,304	111,987	56,206	83,868	63,872	94,033
Real estate-construction	5,698	5,449	13,145	13,375	24,215	18,226	15,353
Commercial	6,995	3,566	8,502	8,598	16,458	14,802	11,349
Consumer	11,429	12,115	27,973	28,311	34,322	30,583	24,279

Total loans originated	90,045	72,434	161,607	106,490	158,863	127,483	145,014

Loans purchased	2,307	1,484	12,668	76	1,999	464	—

Deduct:
Real estate loan principal repayments	32,662	26,431	49,109	52,911	50,658	60,685	77,950
Loan sales	—	—	—	—	—	—	5,068
Other repayments	20,680	15,151	31,037	32,222	39,146	28,235	30,501

Total loan repayments	53,342	41,582	80,146	85,133	89,804	88,920	113,519

Increase (decrease) due to deferred loan fees and allowance for loan losses	244	170	587	(96)	362	(220)	(227)

Net increase in loan portfolio	39,254	32,506	94,716	21,337	71,420	38,807	31,268

Total loans, net, at end of period	$567,312	$465,848	$528,058	$433,342	$412,005	$340,585	$301,778

Securities. At June 30, 2008, our securities portfolio represented 6.6% of total assets, compared to 9.4% at December 31, 2007 and 12.1% at December 31, 2006. Investment securities decreased $10.6 million to $11.7 million at June 30, 2008 from $22.3 million at December 31, 2007 as the result of the sale of mutual funds totaling $8.0 million and the call of municipal securities of $1.0 million. Mortgage-backed securities decreased by $4.9 million to $31.7 million at June 30, 2008 from $36.6 million at December 31, 2007 due to repayments of principal. Securities decreased $9.2 million, or 13.5%, in the year ended December 31, 2007 as we funded increased loan demand with the proceeds from maturities and principal paydowns.

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Table 4: Investment Securities

	At June 30,		At December 31,
	2008		2007		2006		2005
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available for sale:
U.S. Government and agencies	$1,112	$1,103	$1,199	$1,200	$1,359	$1,319	$22,433	$22,135
Mortgage-backed	27,380	27,331	31,934	31,986	39,609	39,105	37,710	37,176
Corporate debt	11,195	8,579	11,194	10,231	11,357	11,461	11,973	12,154
Municipal	1,911	1,939	2,957	2,994	2,955	3,009	4,950	5,029

Total debt securities	41,598	38,952	47,284	46,411	55,280	54,894	77,066	76,494
Equity securities and mutual funds	3	59	8,012	7,848	8,012	7,971	8,012	7,967

Total securities available for sale	41,601	39,011	55,296	54,259	63,292	62,865	85,078	84,462

Securities held to maturity:
Mortgage-backed	4,394	4,309	4,657	4,612	5,266	5,152	5,436	5,321
Municipal	13	13	—	—	—	—	4,293	4,294

Total securities held to maturity	4,407	4,322	4,657	4,612	5,266	5,152	9,729	9,615

Total	$46,008	$43,333	$59,953	$58,871	$68,558	$68,017	$94,807	$94,076

At June 30, 2008, we had no investments in a single company or entity (other than the U.S. Government or an agency of the U.S. Government) that had an aggregate book value in excess of 10% of our equity.

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The following tables set forth the stated maturities and weighted average yields of debt securities at June 30, 2008. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the tables below. At June 30, 2008, mortgage-backed securities with adjustable rates totaled $6.0 million. Weighted average yields are on a tax-equivalent basis.

Table 5: Investment Maturities Schedule

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
At June 30, 2008 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available for sale:
U.S. Government and agencies	$—	—	$1,104	4.02%	$—	—	$—	—	$1,104	4.02%
Mortgage-backed	1,532	3.94%	656	4.23%	2,375	4.45%	22,768	5.34%	27,331	5.16%
Corporate debt	—	—	—	—	806	3.95%	7,774	5.74%	8,579	5.58%
Municipal	—	—	—	—	—	—	1,939	6.91%	1,939	6.91%

Total securities available for sale	1,532	3.94%	1,760	4.10%	3,181	4.25%	32,481	5.54%	38,953	5.87%

Securities held to maturity:
Municipal	13	4.99%	—	—	—	—	—	—	13	4.99%
Mortgage-backed	—	—	—	—	2	9.48%	4,307	5.29%	4,309	5.29%

Total held to maturity debt securities	13	4.99%	—	—	2	9.48%	4,307	5.29%	4,322	5.29%

Total	$1,545	3.95%	$1,760	4.10%	$3,183	4.30%	$36,788	5.51%	$43,275	5.32%

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Deposits. Our primary source of funds are retail deposit accounts held primarily by individuals and businesses within our market area. We also actively solicit deposits from municipalities in our market area. Municipal deposit accounts differ from business accounts in that we pay interest on those deposits and we pledge collateral (typically investment securities) with the New Jersey Department of Banking to secure the portion of the deposits that are not covered by federal deposit insurance.

Deposits decreased $1.5 million, or 0.4%, in the six months ended June 30, 2008 and $1.8 million, or 0.4%, in the year ended December 31, 2007. In the six months ended June 30, 2008, non-interest bearing checking accounts increased $31.3 million and interest bearing demand deposits decreased $31.7 million, as we stopped paying interest on $31.8 million in interest-bearing demand accounts following the modification of certain deposit products. We aggressively market checking and savings accounts, as these tend to provide longer-term customer relationships and a lower cost of funding compared to time deposits. Due to our marketing efforts and sales efforts, core deposits increased $2.8 million in the first half of 2008 to $246.1 million, or 59.5% of total deposits. At June 30, 2008 we had $56.1 million in municipal deposits, all in the form of checking accounts.

In the year ended December 31, 2007, the change in the mix of deposits consisted primarily of an increase in certificates of deposit offset by decreases in savings accounts and demand deposits. The increase in certificates of deposit was a result of customers shifting deposits from lower rate savings accounts and interest-bearing checking accounts to higher rate certificates of deposits following a period of low interest rates in which customers avoided certificates of deposit.

Table 6: Deposits

	At June 30, 2008		At December 31,
			2007		2006		2005
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing demand deposits	$58,137	14.1%	$26,809	6.5%	$35,224	8.4%	$34,223	8.2%
Interest-bearing demand deposits	132,357	32.0	164,061	39.5	170,114	40.8	172,792	41.4
Savings accounts	55,644	13.4	52,502	12.6	61,616	14.8	79,439	19.1
Time deposits	167,597	40.5	171,859	41.4	150,070	36.0	130,460	31.3

Total	$413,735	100.0%	$415,231	100.0%	$417,024	100.0%	$416,914	100.0%

Table 7: Time Deposit Maturities of $100,000 or More

At June 30, 2008 (In thousands)	Certificates of Deposit
Maturity Period
Three months or less	$12,945
Over three through six months	12,401
Over six through twelve months	18,115
Over twelve months	13,471

Total	$56,932

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Table 8: Time Deposits Classified by Rates

	At June 30, 2008	At December 31,
(In thousands)		2007	2006	2005
1.01 - 2.00%	$—	$—	$—	$8
2.01 - 3.00%	33,625	255	2,328	26,385
3.01 - 4.00%	38,118	7,986	22,860	57,623
4.01 - 5.00%	92,095	157,312	115,131	35,678
5.01 - 6.00%	3,759	5,727	2,969	2,987
6.01 - 7.00%	—	579	6,782	7,779

Total	$167,597	$171,859	$150,070	$130,460

Table 9: Time Deposits Classified by Maturity

	Amount Due
At June 30, 2008 (Dollars in thousands)	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years to Four Years	More Than Four Years	Total	Percent of Total Certificate Accounts
2.01 - 3.00%	$33,427	$198	$—	$—	$—	$33,625	20.1%
3.01 - 4.00%	21,349	13,458	2,322	—	989	38,118	22.7
4.01 - 5.00%	66,691	14,784	4,015	3,595	3,008	92,095	55.0
5.01 - 6.00%	3,759	—	—	—	—	3,759	2.2

Total	$125,227	$28,441	$6,337	$3,595	$3,997	$167,597	100.0%

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Borrowings. We utilize borrowings from a variety of sources to supplement our supply of funds for loans and investments and to meet deposit withdrawal requirements.

Table 10: Borrowings

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
(Dollars in thousands)	2008	2007	2007	2006	2005
Maximum amount outstanding at any month end during the period:
FHLB advances	$149,190	$72,000	$120,230	$54,000	$27,000
Securities sold under agreements to repurchase	8,000	7,510	8,500	18,570	25,970
Subordinated debt	15,464	15,464	15,464	15,464	15,464

Average amounts outstanding during the period:
FHLB advances	$131,368	$59,227	$73,462	$41,415	$10,937
Securities sold under agreements to repurchase	7,777	6,994	7,647	10,734	24,385
Subordinated debt	15,464	15,464	15,464	15,464	15,464

Weighted average interest rate during the period:
FHLB advances	3.99%	4.23%	4.31%	4.22%	3.22%
Securities sold under agreements to repurchase	4.68	5.41	5.42	5.27	4.94
Subordinated debt	8.67	8.67	8.67	8.67	8.67

Balance outstanding at end of period:
FHLB advances	$149,190	$72,000	$120,230	$54,000	$27,000
Securities sold under agreements to repurchase	7,250	6,730	8,000	7,090	18,460
Subordinated debt	15,464	15,464	15,464	15,464	15,464

Weighted average interest rate at end of period:
FHLB advances	3.79%	4.32%	4.17%	4.18%	3.78%
Securities sold under agreements to repurchase	4.49	5.37	5.28	5.38	5.02
Subordinated debt	8.67	8.67	8.67	8.67	8.67

Federal Home Loan Bank advances increased $29.0 million, or 24.1%, to $149.2 million at June 30, 2008 from December 31, 2007, while securities sold under agreements to repurchase decreased $750,000 to $7.3 million. The increase in Federal Home Loan Bank borrowings was used to fund loan originations. At June 30, 2008, Federal Home Loan Bank advances included $9.2 million of overnight advances and $140.0 million of term advances that mature in 2011 through 2017 (but which may be called in 2008 through 2010).

Federal Home Loan Bank advances increased $66.2 million at December 31, 2007 from December 31, 2006. The increase in advances was used to fund loan originations. Securities sold under agreements to repurchase increased $910,000 during 2007 as we increased these borrowings to repurchase company stock.

Subordinated debt reflects the junior subordinated deferrable interest debentures issued by us in 1998 to a business trust formed by us that issued $15.0 million of preferred securities in a private placement.

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Results of Operations for the Six Months Ended June 30, 2008 and 2007

Overview.

Table 11: 2008 v 2007 Overview

(Dollars in thousands)	2008	2007	% Change 2008/2007
Net income	$1,819	$1,120	62.4%
Return on average assets (annualized)	0.56%	0.39%	43.6%
Return on average equity (annualized)	5.69%	3.55%	60.3%
Average equity to average assets	9.82%	11.07%	(11.3)%

Net income was $1.8 million for the six months ended June 30, 2008 as compared to $1.1 million for the six months ended June 30, 2007. The $699,000, or 62.4%, increase in 2008 from 2007 was due to increases in net interest income of $1.6 million offset by a decrease in other income of $258,000 and increases in other expense of $249,000 and provision for loan losses of $9,000.

Net Interest Income. Net interest income increased $1.6 million, or 22.5%, for the six months ended June 30, 2008 compared to the same period in the prior year as a result of an increase in the average balance of interest-earning assets and improvement in the net interest margin. The interest rate spread and net interest margin were 2.59% and 2.95%, respectively, for the six months ended June 30, 2008 compared to 2.37% and 2.76% for the same period in 2007. The improvement in the interest rate spread was the result of a decrease in the average cost of interest-bearing liabilities of 28 basis points, which was partially offset by a decrease in the average yield on earning assets of 5 basis points.

Interest income increased by $2.1 million in the six months ended June 30, 2008 compared to the same period in 2007. The increase was driven by a $2.9 million increase in mortgage loan income which was offset by decreases in income on consumer loans and commercial loans. Declines in interest income on investment securities and other interest-earning assets also offset the growth in loan income. The increase in loan income resulted from an increase in the average balance of $104.5 million offset by a decrease in the average yield of 11 basis points. The decrease in investment income resulted from a decrease in the average balance of $16.0 million offset by an increase in the average yield of 63 basis points. The decrease in income in other interest-earning assets resulted from decreases in the average balance of $10.6 million and average yield of 304 basis points.

Interest expense increased by $503,000 in the six months ended June 30, 2008 compared to the same period in 2007, as an increase in borrowing expense of $1.4 million was partially offset by a decrease in deposit expense of $856,000. Overall, the cost of deposits decreased 42 basis points to 2.80% for the first half of 2008 from 3.22% in the same period in 2007, while the average balance of deposits declined $3.5 million. Borrowing expense increased as a result of an increase in the average balance of $72.9 million offset by a decrease in the average cost of funds of 28 basis points. The lower rates paid on deposits and borrowings reflected lower market interest rates.

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Table 12: Net Interest Income – Changes Due to Rate and Volume

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007 (in thousands)	Increase (Decrease) Due to
	Volume	Rate	Net
Interest and dividend income:
Loans receivable	$3,053	$(239)	$2,814
Investment securities	(497)	198	(299)
Other interest-earning assets	(197)	(172)	(369)

Total interest-earning assets	2,359	(213)	2,146

Interest expense:
Deposits	(56)	(800)	(856)
FHLB advances	1,412	(46)	1,366
Securities sold under agreements to repurchase	20	(27)	(7)
Subordinated debt	—	—	—
Other borrowings	—	—	—

Total interest-bearing liabilities	1,376	(873)	503

Net change in interest income	$983	$660	$1,643

Provision for Loan Losses. The provision for loan losses was $159,000 for the six months ended June 30, 2008, compared to $150,000 for the six months ended June 30, 2007. The provision for loan losses was primarily to maintain an allowance level deemed appropriate by management in light of factors such as the level of non-performing loans and the current market conditions.

Other Income. The following table shows the components of other income for the six months ended June 30, 2008 and 2007.

Table 13: Other Income Summary

Six months ended June 30, (Dollars in thousands)	2008	2007	% Change
Service charges	$808	$773	4.5%
Cash surrender value of life insurance	210	171	22.8
Gain on call of AFS securities	4	—	N/M
Impairment charge on AFS securities	(313)	—	N/M
Loss on sale of securities	(54)	—	N/M
Other	322	291	10.7

Total	$977	$1,235	(20.9)

Other income decreased $258,000, or 20.9%, to $977,000 for the six months ended June 30, 2008 from the same period in 2007. The decrease was the result of the identification of an impairment of fair value in an $8.0 million investment in a mutual fund portfolio as other than temporary resulting in a loss of $313,000 and the subsequent sale of those securities resulting in an additional loss of $54,000. These decreases were offset by increases in service charge income, cash surrender value of life insurance and other income.

Other Expense. The following table shows the components of other expense for the six months ended June 30, 2008 and 2007.

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Table 14: Other Expense Summary

(Dollars in thousands)	2008	2007	% Change
Salaries and employee benefits	$3,976	$3,837	3.6%
Occupancy and equipment	1,511	1,430	5.7
FDIC deposit insurance	24	26	(7.7)
Advertising	186	234	(20.5)
Professional services	368	320	15.0
Supplies	84	91	(7.4)
Telephone	62	56	10.5
Postage	71	67	4.7
Charitable contributions	60	60	0.0
Insurance	69	69	0.0
All other	378	350	8.0

Total	$6,789	$6,541	3.8

Other expenses increased $248,000 to $6.8 million for the six months ended June 30, 2008 from the same period in 2007. The increase in other expenses was primarily the result of increases in salaries and employee benefits, occupancy and equipment, professional services and other operating expenses totaling $298,000 offset by decreases in federal insurance premiums and advertising totaling $50,000.

Income Taxes. Income taxes increased $429,000 to $1.2 million for an effective tax rate of 39.0% for the six months ended June 30, 2008 compared to $732,000 for an effective tax rate of 39.5% for the same period in 2007. The increase in income taxes was a result of higher taxable income in 2008 compared to the same period in 2007.

Results of Operations for the Years Ended December 31, 2007, 2006 and 2005

Overview.

Table 15: Overview of 2007, 2006 and 2005

(Dollars in thousands)	2007	2006	2005	% Change 2007/2006	% Change 2006/2005
Net income	$2,791	$3,149	$3,076	(11.4)%	2.4%
Return on average assets	0.47%	0.56%	0.57%	(16.1)	(1.8)
Return on average equity	4.42%	5.08%	5.07%	(13.0)	0.2
Average equity to average assets	10.74%	11.10%	11.16%	(3.2)	(0.5)

2007 vs. 2006. Net income decreased $358,000, or 11.4%, to $2.8 million in 2007 from $3.1 million in 2006. Net interest income decreased $81,000, or 0.5%, in 2007 while non-interest income increased $290,000, or 12.4%. Other expenses increased $263,000, or 2.1%, to $13.1 million in 2007 due primarily to costs associated with the opening of a new branch. Income taxes increased $343,000, or 26.5%, in 2007 from 2006 due primarily from reduced deferred taxes in 2006.

2006 vs. 2005. Net income increased $73,000, or 2.4%, to $3.1 million in 2006. Net interest income decreased $36,000, or 0.2%, in 2006 while non-interest income increased $15,000, or 0.7%. Other expenses increased $600,000, or 5.0%, in 2006 due primarily to share-based compensation costs of $506,000 required by the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments”. Income taxes decreased $700,000, or 35.0%, in 2006 due primarily to a reduction in deferred taxes needed for certain investments offset by a tax valuation allowance.

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Net Interest Income.

2007 vs. 2006. Net interest income decreased $81,000, or 0.5%, to $15.1 million for 2007 from $15.2 million in 2006. The decrease in net interest income for 2007 was primarily attributable to a higher cost of deposits partially offset by a higher yield and a higher volume of interest-earning assets.

Total interest and dividend income increased $2.8 million, or 9.3%, to $32.6 million for 2007, as growth in interest income was enhanced by an increase in the average balance of loans and an increase in the yield on earning assets. Interest income on loans increased $2.9 million, or 11.5%, in 2007 as the average balance of the portfolio grew $43.3 million, or 10.2%, while the average yield increased 7 basis points to 6.00%. The increase in the average yield was the result of higher rates on new loans originated and an increase in rate on adjustable-rate loans in the portfolio. Declining balances offset by a higher yield in the investment portfolio accounted for the 2.6% decrease in interest income on investment securities. The average balance of the investment portfolio decreased $14.3 million, or 18.1%, in 2007, while the average yield increased 95 basis points to 5.98% as a result of higher short term market rates.

Total interest expense increased $2.9 million, or 19.6%, to $17.5 million for 2007 as deposit and borrowing costs increased. The average balance of interest-bearing deposits increased $3.6 million, or 0.9%, in 2007 due to growth in certificates of deposit offset by decreases in both checking and savings accounts. The average interest rate paid on deposits increased 38 basis points as a result of the prevailing high interest rate environment during 2007 and the growth in higher cost certificates of deposit. During 2007, we experienced higher costs on demand deposits tied to treasury bills and a shift of deposits from lower-cost savings accounts to higher-cost certificates of deposit. Interest paid on borrowings increased in 2007 as an increase in the average balance of borrowings of $29.0 million was offset by a lower average interest rate paid of 31 basis points. The increase in borrowed money was used to fund the increased loan demand in 2007.

2006 vs. 2005. Net interest income decreased $36,000, or 0.2%, to $15.2 million for 2006. The decrease in net interest income for 2006 was primarily attributable to a higher volume of interest-bearing liabilities at a higher cost of funds offset by a higher yield and a higher volume of interest-earning assets.

Total interest and dividend income increased $3.6 million, or 13.6%, to $29.8 million for 2006, as growth in earning assets was enhanced by an increase in the yield on earning assets. Interest income on loans increased $4.1 million, or 19.2%, in 2006 as the average balance of the portfolio grew $52.0 million, or 13.9%, while the average yield increased 26 basis points to 5.93%. The increase in the average yield was the result of higher rates on new loans originated and an increase in rate on adjustable rate loans in the portfolio. Declining balances offset by a higher yield in the investment portfolio accounted for the 14.0% decrease in interest income on investment securities. The average balance of the investment portfolio decreased $29.8 million, or 27.4%, in 2006, while the average yield increased 78 basis points to 5.03% as a result of higher short term market rates.

Total interest expense increased $3.6 million, or 32.7%, to $14.6 million for 2006 as deposit and borrowing costs increased. The average balance of interest-bearing deposits increased $1.3 million, or 0.3%, in 2006 due to growth in certificates of deposit offset by decreases in both checking and savings accounts. The average interest rate paid on deposits increased 73 basis points as a result of the prevailing rising interest rate environment and the growth in higher cost certificates of deposit. During 2006, we experienced higher costs on demand deposits tied to short-term rising interest rates and a shift of deposits from lower-cost savings accounts to higher-cost certificates of deposit. Interest paid on borrowings increased in 2006 as an increase in the average balance of borrowings of $16.8 million was offset by a reduction in the average interest rate paid of 29 basis points. The increase in borrowed money was used to fund the increased loan demand in 2006.

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Table 16: Net Interest Income – Changes Due to Rate and Volume

	2007 Compared to 2006			2006 Compared to 2005
	Increase (Decrease) Due to			Increase (Decrease) Due to
(In thousands)	Volume	Rate	Net	Volume	Rate	Net
Interest and dividend income:
Loans receivable	$2,627	$267	$2,894	$3,049	$1,005	$4,054
Investment securities	(914)	811	(103)	(1,427)	782	(645)
Other interest-earning assets	181	(192)	(11)	74	84	158

Total interest-earning assets	1,894	886	2,780	1,696	1,871	3,567

Interest expense:
Deposits	86	1,509	1,595	27	2,816	2,843
FHLB advances	110	1,309	1,419	1,257	140	1,397
Securities sold under agreements to repurchase	(168)	16	(152)	(713)	76	(637)
Subordinated debt	—	—	—	—	—	—
Other borrowings	—	—	—	—	—	—

Total interest-bearing liabilities	28	2,834	2,862	571	3,032	3,603

Net change in interest income	$1,866	$(1,948)	$(82)	$1,125	$(1,161)	$36

Provision for Loan Losses.

2007 vs. 2006. Provision for loan losses decreased $39,000 to $261,000 in 2007 from $300,000 in 2006. An increase in real estate mortgages, which have a lower loss factor, and a small increase in combined balances of construction, consumer and commercial mortgage and business loans, which carry a higher risk of default, was offset by stable performing assets with lower delinquencies.

2006 vs. 2005. Provision for loan losses was unchanged at $300,000 in 2006 and 2005. An increase in the loan portfolio including increases in consumer and commercial mortgage and business loans, which carry a higher risk of default, was offset by stable performing assets.

An analysis of the changes in the allowance for loan losses is presented under “Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Other Income. The following table shows the components of other income and the percentage changes from year to year.

Table 17: Other Income Summary

Years Ended December 31, (Dollars in thousands)	2007	2006	2005	% Change 2007/2006	% Change 2006/2005
Service charges	$1,641	$1,531	$1,541	7.2%	(0.6)%
Cash surrender value of life insurance	368	261	262	41.0	(0.4)
Other	613	539	513	13.7	5.1

Total	$2,622	$2,331	$2,316	12.5	0.6

2007 vs. 2006. Total other income increased $291,000, or 12.5%, in 2007 from 2006 due to higher service charge fees collected on deposit accounts and increases from debit card commissions, both of which were due to higher customer usage of those services. In addition, income on the cash surrender value of bank-owned life insurance increased with the purchase of additional policies.

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2006 vs. 2005. Total other income increased $15,000, or 0.6%, in 2006 from 2005 due to higher fees on loans serviced for others offset by lower ATM surcharges and miscellaneous fees.

Other Expense. The following table shows the components of other expense and the percentage changes from year to year.

Table 18: Other Expense Summary

(Dollars in thousands)	2007	2006	2005	% Change 2007/2006	% Change 2006/2005
Salaries and employee benefits	$7,557	$7,626	$7,034	(0.9)%	8.4%
Occupancy and equipment	2,899	2,715	2,500	6.8	8.6
FDIC deposit insurance	50	54	57	(7.6)	(5.3)
Advertising	444	425	399	4.5	6.5
Professional services	661	594	810	11.3	(26.7)
Supplies	185	223	281	(17.0)	(20.6)
Telephone	112	105	120	6.7	(12.5)
Postage	140	136	137	2.9	(0.7)
Charitable contributions	122	116	134	5.2	(13.4)
Insurance	143	142	133	0.7	6.8
All other	756	670	596	12.8	12.4

Total	$13,069	$12,806	$12,201	2.1	5.0

2007 vs. 2006. Total other expenses increased $263,000, or 2.1%, to $13.1 million in 2007 compared to $12.8 million in 2006. Increased personnel and occupancy costs associated with the opening of a new branch office in November of 2006 accounted for $343,000 in increased other expenses. Excluding the costs associated with the new branch, salaries and employee benefits decreased $289,000 primarily due to higher credits of deferred personnel costs due to higher loan volume in 2007 compared to 2006. Occupancy and equipment, advertising, professional services and other operating expenses accounted for the remaining $208,000 increase due to normal activity.

2006 vs. 2005. Total other expenses increased $600,000, or 5.0%, to $12.8 million in 2006 compared to $12.2 million in 2005. Salaries and benefits expense increased $592,000 for the year-ended 2006 as share-based compensation costs increased $506,000 in 2006 compared to 2005. Restricted stock expense increased $232,000 in 2006 compared to 2005 as 12 months of expense was recognized in 2006 compared to five months in 2005 as a result of the timing of awards. The remaining $274,000 increase was due to the adoption of Statement of Financial Accounting Standards No. 123, “Share-Based Payment,” on January 1, 2006.

Income Taxes.

2007 vs. 2006. Income tax expense was $1.6 million for 2007 compared to $1.3 million for 2006. The effective tax rate for 2007 was 37.0% compared to 29.2% for 2006. The increase is primarily due to a change in policy regarding the tax treatment on bank owned life insurance during the third quarter of 2006, which resulted in a $500,000 decrease in income taxes for the nine months ended September 30, 2006. In the third quarter of 2007 we recorded a tax refund of $242,000. Partially offsetting the impact of the refund was a $168,000 tax valuation allowance relating to the deferred tax asset established in connection with our contribution to the charitable foundation established in connection with our public offering in 2004. Management determined that, based on its assessment of future taxable income and expectations of charitable contributions, it is probable that the tax benefit of the contribution may not be fully realized.

2006 vs. 2005. Income tax expense was $1.3 million for 2006 compared to $2.0 million for 2005. The effective tax rate for 2006 was 29.2% compared to 39.3% for 2005. The decrease was primarily due to the change in policy in 2006, as discussed above. The remaining tax decrease was a result of lower taxable income in 2006 than in 2005.

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Average Balances and Yields

The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average daily balances and nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are insignificant. Interest income on loans and investment securities has not been calculated on a tax equivalent basis because the impact would be insignificant.

Table 19: Average Balance Tables

	At June 30, 2008	Six Months Ended June 30,
		2008			2007
(Dollars in thousands)	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans	5.75%	$548,963	$16,083	5.86%	$444,422	$13,269	5.97%
Investment securities	6.12%	52,119	1,665	6.39%	68,154	1,964	5.76%
Other interest-earning assets	2.55%	5,642	64	2.28%	16,271	433	5.32%

Total interest-earning assets	5.77%	606,724	17,812	5.87%	528,847	15,666	5.92%
Noninterest-earning assets		44,010			42,128

Total assets		$650,734			$570,975

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	1.67%	$157,859	$1,276	1.62%	$176,510	$2,414	2.74%
Savings accounts	1.09%	53,653	295	1.10%	60,313	335	1.11%
Certificates of deposit	4.00%	173,389	3,819	4.41%	151,617	3,497	4.61%

Total interest-bearing deposits	2.67%	384,901	5,390	2.80%	388,440	6,246	3.22%
FHLB advances	3.79%	131,368	2,619	3.99%	59,227	1,253	4.23%
Securities sold under agreements to repurchase	4.49%	7,777	182	4.68%	6,994	189	5.41%
Subordinated debt	8.67%	15,464	670	8.67%	15,464	670	8.67%

Total borrowings	4.27%	154,609	3,471	4.49%	81,685	2,112	5.17%

Total interest-bearing liabilities	3.18%	539,510	8,861	3.28%	470,125	8,358	3.56%

Noninterest-bearing demand accounts		40,281			32,248
Other		7,065			5,422

Total liabilities		586,856			507,789
Retained earnings		63,878			63,181

Total liabilities and retained earnings		$650,734			$570,975

Net interest income			$8,951			$7,308

Interest rate spread	2.59%			2.59%			2.37%
Net interest margin	3.03%			2.95%			2.76%
Average interest-earning assets to average interest-bearing liabilities		112.46%			112.49%

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	Year Ended December 31,
	2007			2006			2005
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans	$468,608	$28,118	6.00%	$425,262	$25,224	5.93%	$373,306	$21,169	5.67%
Investment securities	64,718	3,870	5.98%	78,981	3,973	5.03%	108,746	4,618	4.25%
Other interest-earning assets	12,120	631	5.21%	12,641	642	5.08%	16,612	485	2.91%

Total interest-earning assets	545,446	32,619	5.98%	516,884	29,839	5.77%	498,664	26,272	5.27%

Noninterest-earning assets	42,982			40,978			45,214

Total assets	$588,428			$557,862			$543,878

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$178,253	4,607	2.58%	$174,050	4,080	2.34%	$175,366	2,883	1.64%
Savings accounts	57,362	641	1.12%	69,578	793	1.14%	90,538	1,054	1.16%
Certificates of deposit	155,725	7,310	4.69%	144,130	6,090	4.23%	120,559	4,184	3.47%

Total interest-bearing deposits	391,340	12,558	3.21%	387,758	10,963	2.83%	386,463	8,121	2.10%
FHLB advances	73,462	3,168	4.31%	41,415	1,749	4.22%	10,937	351	3.22%
Securities sold under agreements to repurchase	7,647	414	5.42%	10,734	566	5.27%	24,385	1,204	4.94%
Subordinated debt	15,464	1,341	8.67%	15,464	1,341	8.67%	15,464	1,341	8.67%

Total borrowings	96,573	4,923	5.10%	67,613	3,656	5.41%	50,786	2,896	5.70%

Total interest-bearing liabilities	487,913	17,481	3.58%	455,371	14,620	3.21%	437,249	11,017	2.52%

Noninterest-bearing demand accounts	31,471			35,728			41,381
Other	5,852			4,816			4,531

Total liabilities	525,236			495,915			483,161
Retained earnings	63,192			61,947			60,717

Total liabilities and retained earnings	$588,428			$557,862			$543,878

Net interest income		$15,138			$15,219			$15,255

Interest rate spread			2.40%			2.56%			2.75%
Net interest margin			2.78%			2.94%			3.06%
Average interest-earning assets to average interest-bearing liabilities	111.79%			113.51%			114.05%

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

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Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Our strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than other types of loans and are secured by collateral that generally tends to appreciate in value.

When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 15 days past due. If payment is not then received by the 30th day of delinquency, additional letters and phone calls generally are made. Generally, when the loan becomes 60 days past due, we send a letter notifying the borrower that we will commence foreclosure proceedings if the loan is not brought current within 30 days. Generally, when the loan becomes 90 days past due, we commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Management informs the board of directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. When a loan becomes 90 days delinquent, the loan is placed on nonaccrual status at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. A loan may be placed on nonaccrual status before it becomes 90 days delinquent if management concludes that circumstances indicate that the borrower may be unable to meet contractual principal or interest payments. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

Nonperforming assets totaled $1.9 million, or 0.29% of total assets, at June 30, 2008, compared to $296,000, or 0.05% of total assets, at December 31, 2007. Nonaccrual loans accounted for all nonperforming assets at June 30, 2008 and December 31, 2007. The increase in nonaccrual loans at June 30, 2008 was the result of placing five commercial mortgages to a group of related borrowers totaling $1.6 million on nonaccrual status. These loans are well secured and no loss is expected.

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Table 20: Nonperforming Assets

	At June 30, 2008	At December 31,
(Dollars in thousands)		2007	2006	2005	2004	2003
Nonaccrual loans:
Real estate—mortgage loans	$320	$295	$415	$91	$—	$337
Construction	—	—	—	—	—	—
Commercial	1,551	—	—	—	—	—
Consumer	41	1	116	7	4	69

Total	1,912	296	531	98	4	406
Accruing loans past due 90 days or more	—	—	—	—	—	—

Total of nonaccrual and 90 days or more past due loans	1,912	296	531	98	4	406
Real estate owned	—	—	—	—	—	—
Other nonperforming assets	—	—	—	—	—	—

Total nonperforming assets	1,912	296	531	98	4	406
Troubled debt restructurings	—	—	—	—	—	—

Troubled debt restructurings and total nonperforming assets	$1,912	$296	$531	$98	$4	$406

Total nonperforming loans to total loans	0.34%	0.06%	0.12%	0.02%	N/M	0.13%
Total nonperforming loans to total assets	0.29%	0.05%	0.09%	0.02%	N/M	0.08%
Total nonperforming assets and troubled debt restructurings to total assets	0.29%	0.05%	0.09%	0.02%	N/M	0.08%

N/M—not measurable as nonperforming loans and net charge-offs are not material enough to allow for meaningful calculations.

Interest income that would have been recorded had nonaccruing loans been current according to their original terms amounted to $40,000 for the six months ended June 30, 2008 and $14,000 for the year ended December 31, 2007. No interest related to nonaccrual loans was included in interest income for the six months ended June 30, 2008 or the year ended December 31, 2007.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we charge off an amount equal to 100% of the portion of the asset classified loss.

Classified assets increased to $5.5 million at June 30, 2008 from $2.7 million at December 31, 2007. The increase in classified assets reflects the addition of $1.6 million in nonperforming commercial mortgage loans plus a residential mortgage loan to a related borrower.

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Table 21: Classified Assets

	At June 30, 2008	At December 31,
(In thousands)		2007	2006	2005
Special mention assets	$713	$1,226	$739	$806
Substandard assets	4,767	1,455	1,019	724
Doubtful and loss assets	8	—	—	—

Total classified assets	$5,488	$2,681	$1,758	$1,530

Table 22: Loan Delinquencies(1)

	At June 30, 2008		At December 31,
			2007		2006		2005
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due
Real estate-mortgage loans	$82	$—	$386	$—	$166	$278	$188	$—
Real estate-construction loans	—	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	—	—	—
Consumer loans	153	5	46	5	160	—	46	—

Total	$235	$5	$432	$5	$326	$278	$234	$—

(1)	Excludes loans that are on nonaccrual status.

At each of the dates presented, delinquent mortgage loans consisted primarily of loans secured by residential real estate.

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of three elements: (1) specific allowances for impaired or collateral-dependent loans; (2) a general valuation allowance on identified problem loans; and (3) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowance Required for Impaired or Collateral-Dependent Loans. We establish an allowance for impaired loans for the amounts by which the discounted cash flows (or collateral value or observable market price) are lower than the carrying value of the loan. Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. At June 30, 2008, no loans were considered impaired other than those collectively evaluated for impairment.

General Valuation Allowance on Identified Problem Loans. We also establish a general allowance for classified loans that do not have an individual allowance. We segregate these loans by loan category and assign allowance percentages to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared to loans in the general portfolio.

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General Valuation Allowance on the Remainder of the Loan Portfolio. We establish another general allowance for loans that are not classified to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages to each category. The allowance percentages have been derived using percentages commonly applied under the regulatory framework for Ocean City Home Bank and similarly sized institutions. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are reevaluated annually to ensure their relevance in the current economic environment.

The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.

At June 30, 2008, our allowance for loan losses represented 0.44% of total gross loans. The allowance for loan losses increased to $2.5 million at June 30, 2008 from $2.3 million at December 31, 2007 due to a provision for loan losses of $159,000 plus recoveries of $2,000. The provision for loans losses in the first half of 2008 reflected continued growth in the loan portfolio and a slight increase in the loss factors relating to economic factors and delinquency trends in residential mortgage loans. At June 30, 2008, the specific allowance on impaired or collateral-dependent loans was zero as no loans were deemed impaired. The general valuation allowance for identified problem loans was $36,700 and the general valuation allowance on the remainder of the loan portfolio was $2.4 million.

At December 31, 2007, our allowance for loan losses represented 0.44% of total gross loans. The allowance for loan losses increased to $2.3 million at December 31, 2007 from $2.1 million at December 31, 2006 due to the provision for loan losses of $261,000 offset by net charge-offs of $4,000. The provision for loan losses in 2007 reflected continued growth of the loan portfolio, particularly the increases in one- to four-family mortgage loans, commercial real estate loans and consumer loans. There was no change in the loss factors used to calculate the allowance in December 31, 2007 from December 31, 2006. At December 31, 2007, the specific allowance on impaired or collateral-dependent loans was zero as no loans were deemed impaired. The general valuation allowance for identified problem loans was $36,000 and the general valuation allowance on the remainder of the loan portfolio was $2.3 million.

At December 31, 2006, our allowance for loan losses represented 0.47% of total gross loans. The allowance for loan losses increased to $2.1 million at December 31, 2006 from $1.8 million at December 31, 2005 due to the provision for loan losses of $300,000 offset by net charge-offs of $3,000. The provision for loan losses in 2006 reflected continued growth of the loan portfolio, particularly the increases in one- to four-family mortgage loans, commercial real estate loans and consumer loans. There was no change in the loss factors used to calculate the allowance in December 31, 2006 from December 31, 2005. At December 31, 2006, the specific allowance on impaired or collateral-dependent loans was $68,000. The general valuation allowance for identified problem loans was $419,000 and the general valuation allowance on the remainder of the loan portfolio was $1.6 million.

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The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

Table 23: Allocation of Allowance for Loan Losses

	At June 30, 2008			At December 31,
				2007			2006			2005
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate-mortgage loans	$1,551	62.8%	85.0%	$1,387	60.1%	83.6%	$1,158	56.5%	80.5%	$974	55.6%	78.3%
Real estate-construction loans	55	2.2	1.9	64	2.8	1.9	202	9.9	3.2	204	11.6	5.7
Commercial	545	22.1	2.9	528	22.9	3.3	388	18.9	3.9	388	22.1	4.0
Consumer	317	12.9	10.2	328	14.2	11.2	302	14.7	12.4	187	10.7	12.0

Total allowance for loan losses	$2,468	100.0%	100.0%	$2,307	100.0%	100.0%	$2,050	100.0%	100.0%	$1,753	100.0%	100.0%

	At December 31,
	2004			2003
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate-mortgage loans	$909	62.0%	80.3%	$734	65.8%	84.3%
Real estate-construction loans	113	7.7	3.7	80	7.2	3.3
Commercial	285	19.4	4.1	176	15.7	2.8
Consumer	159	10.9	11.9	126	11.3	9.6

Total allowance for loan losses	$1,466	100.0%	100.0%	$1,116	100.0%	100.0%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

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Table 24: Analysis of Loan Loss Experience

	Six Months Ended June 30,		Year Ended December 31,
(Dollars in thousands)	2008	2007	2007	2006	2005	2004	2003
Allowance at beginning of period	$2,307	$2,050	$2,050	$1,753	$1,466	$1,116	$775

Provision for loan losses	$159	$150	$261	$300	$300	$360	$360
Charge-offs:
Real estate-mortgage loans	—	—	—	—	—	—	—
Real estate-construction loans	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	—	8
Consumer loans	—	—	8	9	18	16	12

Total charge-offs	—	1	8	9	18	16	20
Recoveries:
Real estate-mortgage loans	—	—	—	—	—	—	—
Real estate-construction loans	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	1	—
Consumer loans	2		4	6	5	5	1

Total recoveries	2	3	4	6	5	6	1

Net (recoveries) charge-offs	(2)	(2)	4	3	13	10	19

Allowance at end of period	$2,468	$2,202	$2,307	$2,050	$1,753	$1,466	$1,116

Allowance to nonperforming loans	129.06%	685.9%	779.9%	385.3%	N/M	N/M	275.21%
Allowance to total loans outstanding at the end of the period	0.44%	0.47%	0.44%	0.47%	0.42%	0.43%	0.37%
Net charge-offs (recoveries) to average loans outstanding during the period	N/M	N/M	N/M	N/M	N/M	N/M	0.01%

N/M—not measurable as nonperforming loans and charge-offs are not material enough to allow for meaningful calculations.

In recent years, our net charge-offs have been low, with most charge-offs relating to consumer loans. We believe that our strict underwriting standards and, prior to 2007, a prolonged period of rising real estate values in our market area has been the primary reason for the absence of charged-off real estate loans.

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. We have adopted an interest rate risk action plan pursuant to which we manage our interest rate risk. Under this plan, we have: periodically sold fixed-rate mortgage loans; extended the maturities of our borrowings; increased commercial lending, which emphasizes the origination of shorter term, prime-based loans; emphasized the generation of core deposits, which provides a more stable, lower cost funding source; and structured our investment portfolio to include more liquid securities. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee, which includes members of both the board of directors and management, to communicate, coordinate and control all aspects involving asset/liability management. The

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committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Net Interest Income Simulation Analysis. We analyze our interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income simulation. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income. Interest income simulations are completed quarterly and presented to the Asset/Liability Committee. The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions. The numerous assumptions used in the simulation process are reviewed by the Asset/Liability Committee on a quarterly basis. Changes to these assumptions can significantly affect the results of the simulation. The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates. The simulation analysis incorporates management’s current assessment of the risk that pricing margins will change adversely over time due to competition or other factors.

Simulation analysis is only an estimate of our interest rate risk exposure at a particular point in time. We continually review the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

The table below sets forth an approximation of our exposure as a percentage of estimated net interest income for the next 12- and 24-month periods using interest income simulation. The simulation uses projected repricing of assets and liabilities at June 30, 2008 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rates can have a significant impact on interest income simulation. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

The following table reflects changes in estimated net interest income only for Ocean Shore Holding.

Table 25: Net Interest Income Simulation

	At June 30, 2008 Percentage Change in Estimated Net Interest Income Over
	12 Months	24 Months
200 basis point increase in rates	(7.18)%	(8.00)%
100 basis point decrease in rates	(2.11)%	(6.55)%

Management believes that under the current rate environment, a change of interest rates downward of 200 basis points is a highly remote interest rate scenario. Therefore, management modified the limit and a 100 basis point decrease in interest rates was used. This limit will be re-evaluated periodically and may be modified as appropriate.

The 200 and 100 basis point change in rates in the above table is assumed to occur evenly over the following 12 months. Based on the scenario above, net interest income would be adversely affected (within our

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internal guidelines) in the 12-month and 24-month period if rates rose by 200 basis points. In addition, if rates declined by 100 basis points net interest income would be adversely affected (within our internal guidelines) in both the 12- and 24-month periods.

Net Portfolio Value Analysis. In addition to a net interest income simulation analysis, we use an interest rate sensitivity analysis prepared by the Office of Thrift Supervision to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. We measure interest rate risk by modeling the changes in net portfolio value over a variety of interest rate scenarios. The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in Ocean City Home Bank’s net portfolio value at June 30, 2008 that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change. The table does not include the effect of assets held by Ocean Shore Holding.

Table 26: NPV Analysis

	Net Portfolio Value (Dollars in Thousands)			Net Portfolio Value as % of Portfolio Value of Assets
Basis Point (“bp”) Change in Rates	$ Amount	$ Change	% Change	NPV Ratio	Change
300 bp	$31,821	(38,808)	(55)%	5.23%	(553)bp
200	45,753	(24,876)	(35)%	7.32%	(344)bp
100	59,295	(11,334)	(16)%	9.24%	(151)bp
50	64,452	(6,177)	(9)%	9.93%	(83)bp
0	70,629	—	—	10.76%	—
(50)	72,606	1,977	3%	10.96%	20bp
(100)	75,328	4,699	7%	11.29%	54bp

The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity Management. The term “liquidity” refers to our ability to generate adequate amounts of cash to fund loan originations, the purchase of investment securities, deposit withdrawals, repayment of borrowings and operating expenses. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank of New York. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, calls of investment securities and borrowed funds, and prepayments on loans and mortgage-backed securities are greatly influenced by general interest rates, economic conditions and competition.

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We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management policy.

Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At June 30, 2008, cash and cash equivalents totaled $11.0 million. Securities classified as available-for-sale whose market value exceeds our cost, which provide additional sources of liquidity, totaled $10.3 million at June 30, 2008. In addition, at June 30, 2008, we had the ability to borrow a total of approximately $46.5 million from the Federal Home Loan Bank of New York, which included available overnight lines of credit of $38.2 million. On that date, we had overnight advances outstanding of $9.2 million.

At June 30, 2008, we had $46.6 million in loan commitments outstanding, which included $13.0 million in undisbursed loans, $22.9 million in unused home equity lines of credit and $10.7 million in commercial lines of credit. Certificates of deposit due within one year of June 30, 2008 totaled $125.2 million, or 74.7% of certificates of deposit. The large percentage of certificates of deposit that mature within one year reflects customers’ hesitancy to invest their funds for long periods. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and lines of credit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before June 30, 2009. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Table 27: Outstanding Loan Commitments

	Amount of Commitment Expiration - Per Period
At June 30, 2008 (In thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
Commitments to originate loans	$7,867	$7,867	$—	$—	$—
Unused portion of home equity lines of credit	22,918	165	182	671	21,900
Unused portion of commercial lines of credit	10,076	5,730	1,433	2,105	808
Unused portion of commercial letters of credit	607	607	—	—	—
Undisbursed portion of contraction loans in process	5,151	5,151	—	—	—

Total	$46,620	$19,521	$1,616	$2,776	$22,708

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Table 28: Contractual Obligations

		Payments due by period
(In thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
At June 30, 2008:
Short-term debt obligations	$14,227	$14,227	$—	$—	$—
Long-term debt obligations	225,857	6,864	33,393	15,036	170,564
Time deposits	167,597	125,227	34,778	4,791	2,801
Operating lease obligations (1)	301	138	157	6	—

Total	$407,982	$146,456	$68,328	$19,833	$173,365

At December 31, 2007:
Short-term debt obligations	$5,172	$5,172	$—	$—	$—
Long-term debt obligations	197,836	6,154	12,274	12,291	167,117
Time deposits	171,859	113,541	50,493	5,201	2,624
Operating lease obligations (1)	434	135	256	43	0

Total	$375,301	$125,002	$63,023	$17,535	$169,741

(1)	Payments are for lease of real property.

Our primary investing activities are the origination of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts, Federal Home Loan Bank advances and reverse repurchase agreements. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit and commercial banking relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

Table 29: Summary of Investing and Financing Activities

	Six Months Ended June 30,	Year Ended December 31,
(In thousands)	2008	2007	2006	2005
Investing activities:
Loan originations, net of repayments	$37,511	$82,686	$21,876	$69,928
Securities purchased	13	5,596	11,290	19,088
Loans purchased	2,307	12,668	76	1,999

Financing activities:
(Decrease) increase in deposits	$(1,495)	$(1,793)	$110	$1,586
Increase in FHLB advances	28,960	66,230	27,000	17,000
Increase (decrease) in securities sold under agreements to repurchase	(750)	910	(11,370)	(4,380)

Capital Management. We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2008, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines.

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Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with accounting principles generally accepted in the United States of America, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see note 12 of the notes to the consolidated financial statements.

For the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, we engaged in no off-balance-sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 of the notes to the consolidated financial statements included in this prospectus.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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Our Management

Board of Directors

The board of directors of new Ocean Shore Holding is composed of seven persons who are elected for terms of three years, approximately one-third of whom will be elected annually. The directors of new Ocean Shore Holding are the same individuals that comprise the boards of directors of Ocean Shore Holding and Ocean City Home Bank. All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Brady, who is President and Chief Executive Officer of Ocean Shore Holding and Ocean City Home Bank. In determining the independence of its directors, the board of directors considered transactions, relationships and arrangements between Ocean Shore Holding and its directors that are not required to be disclosed under the heading “Transactions with Related Persons,” including loans or lines of credit that Ocean City Home Bank has directly or indirectly made to Directors Frederick G. Dalzell, Samuel R. Young, Sylva A. Bertini and John L. Van Duyne, Jr. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of June 30, 2008.

The following directors have terms ending in 2009:

Frederick G. Dalzell, MD is an orthopedic surgeon at Atlantic Shore Orthopedic Associates. Age 56. Director since 2000.

Robert A. Previti, Ed.D. is the school superintendent for the Brigantine Board of Education. Age 54. Director since 2000.

The following directors have terms ending in 2010:

Steven E. Brady has been the President and Chief Executive Officer of Ocean City Home Bank since 1991 and the President of Ocean Shore Holding since its formation in 1998. Age 55. Director since 1991.

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated health and fitness clubs. Mr. Young is also a Captain/Unit Commanding Officer in the United States Navy Reserves. Age 48. Director since 2004.

The following directors have terms ending in 2011:

Sylva A. Bertini retired as Vice President of Ocean City Home Bank in March 2000. Age 72. Director since 2000.

Christopher J. Ford is a scout for the Philadelphia 76’ers basketball team. He served as the Philadelphia 76’ers interim head basketball coach from February 2004 until April 2004 and as an assistant coach from July 2003 until February 2004. Mr. Ford was the head coach for the Brandeis University men’s basketball team from October 2000 until June 2004. He also has served as head coach of the Boston Celtics and the Milwaukee Bucks and had a 10-year career as a player in the National Basketball Association. Director since 2004. Age 59.

John L. Van Duyne, Jr. is an officer and owner of Van Duyne Builders, Inc. Mr. Van Duyne, Jr. is also an officer and part owner of Van Duyne & Bruin, LLC. Age 55. Director since 1999.

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Executive Officers

Our executive officers are elected by the board of directors and serve at the board’s discretion. The following individuals currently serve as executive officers of Ocean Shore Holding and Ocean City Home Bank and will serve in the same positions with new Ocean Shore Holding following the conversion and offering.

Name	Position
Steven E. Brady	President and Chief Executive Officer of Ocean Shore Holding and Ocean City Home Bank

Anthony J. Rizzotte	Executive Vice President of Ocean Shore Holding and Executive Vice President and Chief Lending Officer of Ocean City Home Bank

Kim M. Davidson	Executive Vice President of Ocean City Home Bank and Corporate Secretary of Ocean Shore Holding and Ocean City Home Bank

Janet Bossi	Senior Vice President of Loan Administration of Ocean City Home Bank

Paul Esposito	Senior Vice President of Operations of Ocean City Home Bank

Donald F. Morgenweck	Senior Vice President and Chief Financial Officer of Ocean Shore Holding and Ocean City Home Bank

Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for at least the last five years unless stated otherwise. Ages presented are as of June 30, 2008.

Anthony J. Rizzotte has been Executive Vice President and Chief Lending Officer of Ocean City Home Bank and Vice President of Ocean Shore Holding since 1991. Mr. Rizzotte was named Executive Vice President of Ocean Shore Holding in 2004. Age 53.

Kim M. Davidson has been the Executive Vice President of Ocean City Home Bank since 2005, prior to which she served as the Senior Vice President of Business Development of Ocean City Home Bank since 2001. She has also served as the Corporate Secretary of Ocean Shore Holding and Ocean City Home Bank since 2004. Prior to becoming a senior vice president, Ms. Davidson was a vice president of Ocean City Home Bank. Age 47.

Janet Bossi has been the Senior Vice President of Loan Administration of Ocean City Home Bank since 2002. Prior to becoming a senior vice president, Ms. Bossi was a vice president of Ocean City Home Bank. Age 42.

Paul Esposito has been the Senior Vice President of Operations of Ocean City Home Bank since 1999. Prior to becoming a senior vice president, Mr. Esposito was a vice president of Ocean City Home Bank. Age 58.

Donald F. Morgenweck has been Senior Vice President and Chief Financial Officer of Ocean City Home Bank and Vice President of Ocean Shore Holding since March 2001. Mr. Morgenweck was named Senior Vice President and Chief Financial Officer of Ocean Shore Holding in 2004. Prior to joining Ocean City Home Bank, Mr. Morgenweck was a Vice President at Summit Bank. Age 54.

Meetings and Committees of the Board of Directors

Ocean Shore Holding and Ocean City Home Bank conduct business through meetings and activities of their boards of directors and their committees. During the year ended December 31, 2007, the boards of directors of Ocean Shore Holding and Ocean City Home Bank each held 12 meetings. No director attended fewer than 75% of the aggregate of total meetings of Ocean Shore Holding’s and Ocean City Home Bank’s respective board of directors and the committees on which such director served.

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In connection with the completion of the conversion and offering, new Ocean Shore Holding will establish an audit committee, a compensation committee and a nominating and corporate governance committee. All of the members of these committees will be independent directors as defined in the listing standards of The Nasdaq Stock Market. Such committees will operate in accordance with the written charters currently used by the existing Ocean Shore Holding.

The following table identifies our standing committees and their members as of December 31, 2007. All members of each committee are independent in accordance with the listing requirements of The Nasdaq Stock Market. The Board’s Audit/Compliance, Compensation, and Nominating/Corporate Governance Committees each operate under a written charter that is approved by the board of directors. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of our Web site (www.ochome.com).

Director	Audit/Compliance Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Sylva A. Bertini	X	X	X*
Steven E. Brady
Frederick G. Dalzell, MD	X*	X	X
John L. Van Duyne, Jr.	X	X*	X
Christopher J. Ford	X	X	X
Robert A. Previti, Ed.D	X	X	X
Samuel R. Young	X	X	X
Number of Meetings in 2007	4	2	2

*	Denotes Chairperson

Audit/Compliance Committee

The Audit/Compliance Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that the Audit/Compliance Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the board of directors recognizes that no individual director meets the qualifications required of an “audit committee financial expert,” the board of directors believes that appointment of a new director to the board of directors and to the Audit/Compliance Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit/Compliance Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit/Compliance Committee’s responsibilities.

Compensation Committee

The Compensation Committee is responsible for all matters regarding our employee compensation and benefit programs. The Compensation Committee reviews all compensation components for the Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full board of directors. The Compensation Committee also assists the board of directors in evaluating potential candidates for executive positions. We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

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However, our Human Resources department utilizes survey data provided by LR Weber and Associates when evaluating the competitiveness of our base compensation and cash bonus program. Our Chief Executive Officer, in conjunction with representatives of our Human Resources department, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of his compensation.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Ocean Shore Holding and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the board of directors the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the board of directors.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of Ocean Shore Holding during the 2007 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Sylva A. Bertini	$38,500	$17,864	$10,511	$8,805	$5,750	$81,430
Frederick G. Dalzell	38,800	17,864	10,511	52	4,750	71,977
Christopher K. Ford	38,200	17,864	10,511	650	4,750	71,975
Robert A. Previti	38,800	17,864	10,511	11	4,750	71,936
John L. Van Duyne, Jr.	38,800	17,864	10,511	2,606	4,750	74,531
Samuel R. Young	38,500	17,864	10,511	5,761	5,750	78,386

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding restricted stock awards for each director. The amounts were calculated based upon the stock price of $11.60 on the date of grant. No restricted stock awards were made to non-employee directors in 2007. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2007, each non-employee director had 4,620 unvested shares of restricted stock.
(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the non-employee directors. No options were awarded to non-employee directors in 2007. We use the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For information on the assumptions used to compute the fair value, see note 15 to the notes to the consolidated financial statements contained in this prospectus. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. At December 31, 2007, each non-employee director had 8,600 vested and unexercised stock options and 12,900 unvested stock options.

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(3)	Represents the portion of nonqualified deferred compensation earnings under the cash-based Directors’ Deferred Compensation Plan which were above-market. Under the cash-based plan, a declared rate is established by the board of directors as of January 1 of each year that is two percentage points over the prime rate as published in the Wall Street Journal and interest at such rate is credited to director deferrals for that year. We also maintain a stock-based deferral plan under which deferrals are invested in units representing shares of Ocean Shore Holding common stock. No dividends were paid on such shares in 2007.
(4)	Includes a $3,750 bonus payment to each director based on Ocean City Home Bank’s performance. The remainder of each director’s “All Other Compensation” amount represents health care expense reimbursements.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on Ocean City Home Bank’s board of directors during 2008. Neither Ocean Shore Holding nor OC Financial MHC pays any fees to its directors.

Annual Retainer	$25,000
Fee per Board Meeting:
Regular Meeting	700
Special Meeting	700
Fee per Committee Meeting:	300

In addition to the above fees, the board of directors may also receive a discretionary bonus depending on the profitability of Ocean City Home Bank.

Ocean City Home Bank maintains a Director and Executive Life Insurance Plan that provides directors with death benefits for their designated beneficiaries. Under the terms of the plan, Ocean City Home Bank is the owner of several life insurance policies under which participating directors are insured. All participants are entitled to a $50,000 lump sum death payment.

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy for our named executive officers is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our named executives with incentives tied to the successful implementation of our corporate objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We ground our compensation philosophy on four basic principles:

•

Meeting the Demands of the Market—Our goal is to compensate our named executives at competitive levels that position us as an employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Shareholders—We use equity compensation as a component of our compensation mix to develop a culture of ownership and to align the financial interests of our named executives with our shareholder interests.

•	Performance—We structure our compensation program to reward our named executives for high performance and superior management skills.

•	Reflecting our Business Philosophy—Our approach to compensation reflects our values and the way we do business in the communities we serve.

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Elements Used to Implement Our Compensation Objectives

Our compensation program relies on three primary elements: (1) base compensation or base salary; (2) cash-based, short-term incentive compensation; and (3) equity-based, long-term incentive compensation. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executives. We combine these compensation elements for each executive in a manner we believe optimizes the executive’s contribution to Ocean Shore Holding Co.

Base Compensation. Base salaries for our named executives depend on the scope of their responsibilities and their performance. Decisions regarding salary increases also take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the company. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. Base salaries are reviewed at least annually by the Compensation Committee. See the “Executive Compensation–Summary Compensation Table” for salaries paid to the named executives in 2007.

Short-Term Cash-Based Incentive Compensation. Our current short-term incentive program is a cash-based program that is designed to reward the attainment of individual performance goals. Each December, in connection with the Board of Director’s review of our business plan for the following year, the Board of Directors budgets for a discretionary bonus pool for all employees. At the end of the year the Board of Directors reviews our overall financial performance and makes adjustments to the bonus pool as it deems necessary and appropriate. Once the bonus pool amount is established, the Compensation Committee, with input from the chief executive officer and representatives of the Human Resources department, allocates the bonus pool based on employee grade level and individual performance. The members of the Board of Directors are also eligible to share in the bonus pool. See “Executive Compensation—Summary Compensation Table” for bonuses paid to the named executives in 2007.

Long-Term Equity-Based Compensation. Our long-term incentive compensation program is based on the delivery of competitive equity awards to our named executives. We use our stock-based compensation to reward outstanding performance with incentives that focuses our management team on the task of creating shareholder value over the long term. By increasing the equity holdings of our named executives, we provide them with a continuing stake in our long-term success. The nature and size of awards under our equity-based program are based on a number of factors including awards made to those holding comparable positions in our peer group, applicable regulatory restrictions, the tax and accounting treatment of specific equity compensation techniques and the number of shares available for grant under the Ocean Shore Holding Co. equity plans. See “Executive Compensation—Grants of Plan-Based Awards” for equity awards made in 2007.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of all the outside directors serving on our Board of Directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Committee operates under a written charter that establishes the Committee’s responsibilities. The Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Committee principal responsibility for determining the compensation of the chief executive officer based on the Committee’s evaluation of his performance. The Charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

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During 2007, the Compensation Committee met two (2) times, including one (1) executive session attended by Committee members only. The members of the Committee are Sylva A. Bertini, Frederick G. Dalzell, MD, John L. Van Duyne, Jr., Christopher J. Ford, Robert A. Previti, Ed. D and Samuel R. Young.

Role of the Compensation Consultant

We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. However, our Human Resources department utilizes survey data prepared by the New Jersey League of Savings Institutions when evaluating the competitiveness of our base compensation and cash bonus program.

Peer Group Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is a comparative analysis of our compensation mix and levels relative to a peer group of financial institutions. We utilize information provided by the New Jersey League of Savings Institutions and supplement the information provided with compensation data we obtain from public filings with the U.S. Securities and Exchange Commission.

Role of Management

Our chief executive officer, in conjunction with representatives of our Human Resources department, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee. The chief executive officer meets with the Committee to discuss the compensation recommendations for the named executive officers. Our chief executive officer does not participate in Committee discussions or the review of Committee documents relating to the determination of his compensation.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on Ocean Shore Holding Co. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirement. During 2007, we continued to consider the implications of two significant developments in the tax and accounting area—the Section 409A rules applicable to nonqualified deferred compensation and the revised accounting treatment for equity compensation under FAS 123R. We are continuing to implement changes in plan design or compensation practices to address these developments as they are interpreted and put in practice.

Employment and Change in Control Agreements

We currently maintain an employment agreement with our chief executive officer and change in control agreements with the other named executive officers. The purpose of the employment agreement with Mr. Brady is to ensure continuity of management and to provide him with financial protection in the event Mr. Brady is terminated without cause or in connection with a change in control. The purpose of the change in control agreements is to recognize the key operating roles the named executive officers have with Ocean Shore Holding Co. and to provide them with financial protection in the event of a change in control. At the time these agreements were entered into, the amount of the post-termination benefits were common amongst Ocean Shore Holding Co.’s industry peers. See “Executive Compensation—Employment Agreement,” “Executive Compensation-Change in Control Agreements” and “Executive Compensation—Potential Post-Termination Benefits” for a description of the terms of the agreements and the severance benefits and change in control benefits payable to each named executive officer.

Retirement Benefits; Employee Welfare Benefits

Our 401(k) Plan and employee stock ownership plan have proven to be important retention tools for the company. The 401(k) plan and the employee stock ownership plan are broad based tax-qualified defined

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contribution plans which provide our employees with valuable retirement benefits. Under the 401(k) Plan, we provide an employer matching contribution equal to 50% of a participant’s deferred compensation up to 8% of a participant’s plan eligible compensation. Participants vest in their employer matching contributions at a rate of 20% per year. Under the employee stock ownership plan, we provide plan participants with a retirement benefit allocated in our common stock at no cost to the participant. Participants vest in their employee stock ownership plan allocations at a rate of 20% per year. Consistent with industry practice, we supplement our tax-qualified plans with nonqualified arrangements that provide benefits to certain officers who are affected by Internal Revenue Code limits applicable to tax-qualified plans. See “Executive Compensation—Non-qualified Deferred Compensation” for a discussion of these arrangements. We also provide the certain members of senior management with split dollar life insurance arrangements and salary continuation agreements. See “Executive Compensation-Split Dollar Life Insurance Arrangements” and “Executive Compensation-Pension Benefits” for a discussion of these arrangements.

In addition to our retirement programs, we provide our employees with coverage under medical, vision, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites

We provide our named executives with certain perquisites, reflected in the All Other Compensation column of the Summary Compensation Table, that we believe are reasonable, competitive and consistent with the company’s overall compensation program. We believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect the competitive practices for similarly situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through an annual retainer and meeting fees. Outside directors also participate in our equity compensation program and from time to time in our cash bonus plan. In 2007, our outside directors received only cash compensation. The level and mix of director compensation is reviewed by our chief executive officer on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. Our review of director compensation also considers the increased liability of directors at publicly-traded companies due to changes in the regulatory environment and the heightened scrutiny of corporate governance practices.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Committee considers the recommendations of our CEO and other executive officers with respect to awards contemplated for their subordinates. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the CEO and the other executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

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We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current plan, which was approved by shareholders in 2005, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Global Market on the date of grant. The grant date is the date the Compensation Committee grants a stock option.

Stock Ownership Requirements

It is our policy that members of the Board of Directors should be stockholders of Ocean Shore Holding Co. However, we do not have formal stock ownership requirements for our named executive officers or members of the Board of Directors. As a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See our “Stock Ownership Table”.

Compensation for the Named Executives

Chief Executive Officer Compensation. In determining Mr. Brady’s compensation, the Board of Directors conducted a performance appraisal that reviewed Mr. Brady’s financial, strategic and operational achievements. In its review, the Board of Directors noted that Mr. Brady exhibits strong leadership skills and is moving the Company in a direction that has the potential to enhance long-term shareholder value. Mr. Brady’s efforts have ensured that systems are maintained to protect our assets and provide effective control of operations. Mr. Brady has also served as our chief spokesperson, communicating effectively with all of our shareholders, as well as the customers of Ocean City Home Bank. In light of the Board of Director’s assessment of Mr. Brady’s performance, Mr. Brady was awarded a $60,000 cash bonus and a salary increase of $15,000, which represents a 4.22% increase in his base salary. Mr. Brady’s salary increase became effective January 1, 2008. See “Executive Compensation—Employment Agreements” for Mr. Brady’s current base salary. In connection with Mr. Brady’s performance and overall compensation review, the Board of Directors renewed Mr. Brady’s employment agreement for an additional year and granted him a stock option for 4,500 shares of Ocean Shore Holding common stock. See “Executive Compensation—Grants of Plan-Based Awards” for additional information on Mr. Brady’s stock option grant. See “Executive Compensation—Employment Agreements”. We believe that Mr. Brady’s compensation is consistent with our objective to reward, align, motivate and challenge Mr. Brady to continue to lead our company successfully.

Compensation for the Other Named Executives. In determining compensation for Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson, the Compensation Committee reviewed the executives’ job performance and salary and bonus recommendations as presented by Mr. Brady. The Compensation Committee accepted the recommendations as presented and adjusted base salaries for Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson by 2.63%, 4.16%, 4.16% and 5.18%, respectively. Based on these adjustments, Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson currently receive a base salary of $195,000, $125,000, $125,000 and $142,000, respectively. The salary increases became effective January 1, 2008. In addition to a salary increase, the Board of Directors awarded Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson a cash bonus equal to $20,000, $10,000, $10,000 and $15,000, respectively. The Board of Directors also renewed each of the executive’s change in control agreements for an additional year. In terms of equity incentive compensation, Messrs. Rizzotto and Morgenweck each received an option grant for 2,458 shares of Ocean Shore Holding common stock, and Ms. Bossi and Ms. Davidson each received an option grant for 3,500 shares of Ocean Shore Holding common stock. See “Executive Compensation—Grants of Plan-Based Awards”. We believe that the compensation for Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson is consistent with our compensation objectives.

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Executive Compensation

The following table provides information concerning total compensation earned or paid to the President and Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of Ocean Shore Holding who served in such capacities at December 31, 2007. These five officers are referred to as the named executive officers in this registration statement.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compen- sation (3)	Total
Steven E. Brady	2007	$355,000	$60,000	$99,528	$50,245	$48,880	$613,653
President and CEO	2006	340,000	60,000	99,528	70,099	47,812	617,439

Donald F. Morgenweck	2007	120,000	10,000	34,336	5,584	13,409	183,329
Chief Financial Officer	2006	115,000	10,000	34,336	7,560	12,032	179,161

Anthony J. Rizzotte	2007	190,000	20,000	41,760	6,807	32,169	290,736
Exec. Vice President	2006	185,000	20,000	41,760	9,278	41,140	297,178

Kim M. Davidson	2007	135,000	15,000	34,336	7,708	15,085	207,129
Exec. Vice President	2006	120,000	15,000	34,336	7,793	20,932	198,061

Janet Bossi (4)	2007	120,000	10,000	34,336	5,672	13,410	183,418
Senior Vice President

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based upon the stock price of $11.60 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the named executive officers. The grant date fair value for options granted in 2007 was $2.098. We use the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For further information on the assumptions used to compute the fair value, see note 15 to the notes to the consolidated financial statements contained in this prospectus. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(3)	Details of the amounts reported in “All Other Compensation” for 2007 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Brady	Mr. Morgenweck	Mr. Rizzotte	Ms. Davidson	Ms. Bossi
Employee Stock Ownership Plan	$15,807	$8,430	$13,348	$9,484	$8,431
Employer Contributions to 401(k) Plan	7,750	4,800	7,600	5,400	4,800
Long-Term Care, Long-Term Death and Accidental Death and Dismemberment	7,896	316	6,956	676	333
Supplemental Disability Expense	5,454	—	3,479	866	—
Club Dues	11,445	—	503	—	—
Life Insurance Premiums	528	179	283	201	179

(4)	Compensation information for 2006 for Ms. Bossi has not been provided because Ms. Bossi was not a named executive officer during this time period.

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Grants of Plan-Based Awards

The following table provides information concerning all award grants made to our named executive officers in the 2007 fiscal year.

Name	Grant Date	All Other Option Awards: Number of Shares of Stock or Units (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
Steven E. Brady	11/20/07	4,500	$9.95	$9,450
Donald F. Morgenweck	11/20/07	2,458	9.95	5,162
Anthony J. Rizzotte	11/20/07	2,458	9.95	5,162
Kim M. Davidson	11/20/07	3,500	9.95	7,350
Janet Bossi	11/20/07	3,500	9.95	7,350

(1)	The option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) based upon a fair value of each option of $2.10 using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see note 15 to the notes to the consolidated financial statements contained in this prospectus.

Employment Agreements. Ocean Shore Holding and Ocean City Home Bank entered into an employment agreement with Steven E. Brady effective December 21, 2004. The initial term of the employment agreement was three years. On each anniversary of the effective date of the agreement, the board of directors may extend the agreement for an additional year, unless Mr. Brady elects not to extend the term. As a result of extensions approved by the board of directors, Mr. Brady’s employment agreement currently has a term through December 21, 2010. Under the agreement, Mr. Brady will serve as the President and Chief Executive Officer. Among other things, the agreement provides for a base salary, which for 2008 is $370,000, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement provides that if we discontinue the type or level of health coverage provided to Mr. Brady as of the effective date of the agreement, Ocean City Home Bank, at Mr. Brady’s election, will continue to provide him with such health coverage through an executive carve-out plan. The maximum that we would be obligated to pay under the carve-out plan is $14,950 each year, subject to an annual 20% increase beginning January 1, 2009.

Under the terms of his employment agreement, Mr. Brady is subject to a one year non-compete if he terminates his employment for good reason (as defined in the agreement) or he is terminated without cause (as defined in the agreement).

See “Retirement Benefits” and “Other Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Brady may receive under his employment agreement upon his retirement or termination of employment.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)
Steven E. Brady	40,800	(1)	61,200	(1)	$11.60	8/10/2015	25,740	$254,826
			4,500	(3)	$9.95	11/20/2017
Donald F. Morgenweck	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
			2,458	(3)	$9.95	11/20/2017
Anthony J. Rizzotte	5,400	(1)	8,100	(1)	$11.60	8/10/2015	10,800	$106,920
			2,458	(3)	$9.95	11/20/2017
Kim M. Davidson	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
	500	(2)	2,000	(2)	$13.00	11/21/2016
			3,500	(3)	$9.95	11/20/2017
Janet Bossi	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
			3,500	(3)	$9.95	11/20/2017

(1)	These stock options vest at the rate of 20% per year; 20% vested each year on August 10, 2006 and 2007 with remaining vesting to occur on August 10, 2008, 2009 and 2010.
(2)	These stock options vest at the rate of 20% per year; 20% vested on November 21, 2007 with remaining vesting to occur on November 21, 2008, 2009, 2010 and 2011.
(3)	These stock options vest at the rate of 20% per year, with vesting dates of November 20, 2008, 2009, 2010, 2011 and 2012.
(4)	These restricted stock grants vest at the rate of 20% per year; 20% vested each year on August 10, 2006 and 2007 with remaining vesting to occur on August 10, 2008, 2009 and 2010.
(5)	Based upon the closing stock price of $9.90 on December 31, 2007.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2007. No named executive officer exercised any stock options during 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven E. Brady	8,580	$93,522
Donald F. Morgenweck	2,960	$32,264
Anthony J. Rizzotte	3,600	$39,240
Kim M. Davidson	2,960	$32,264
Janet Bossi	2,960	$32,264

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Pension Benefits

Ocean City Home Bank maintains salary continuation agreements with Messrs. Brady and Rizzotte to provide the executives with additional compensation at retirement or upon termination of employment by reason of death or disability.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
Steven E. Brady	Salary Continuation Agreement	16	$873,075
Anthony J. Rizzotte	Salary Continuation Agreement	16	346,804

(1)	The accumulated benefit under the salary continuation agreements is calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 6.0% discount rate.

Nonqualified Deferred Compensation

There were no contributions to the stock-based deferred compensation plan by named executive officers or Ocean Shore Holding during fiscal year 2007.

Name	Plan Name	Registrant Contributions in Last Fiscal Year		Aggregate Balance at Last Fiscal Year End (1)
Steven E. Brady	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	$8,723 —	(2)	17,787 32,797

Donald F. Morgenweck	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		13,924 —

Anthony J. Rizzotte	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		25,087 —

Kim M. Davidson	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		12,790 —

Janet Bossi	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		11,619 —

(1)	Reflects the market value as of December 31, 2007 of Ocean Shore Holding shares credited to each executive officer under the plans.
(2)	Reflects the market value of shares contributed by Ocean Shore Holding to Mr. Brady’s Supplemental Executive Retirement Plan account in the fiscal year ended December 31, 2007.

Retirement Benefits

Ocean City Home Bank maintains salary continuation agreements with Messrs. Brady and Rizzotte to provide the executives with additional compensation at retirement or upon termination of employment by reason of death or disability. Messrs. Brady and Rizzotte are entitled to an annual benefit for a period of 20 years and 15 years, respectively, upon normal retirement at or after age 60. A reduced benefit is payable if the executive retires prior to age 60. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries. Benefits payable under the salary continuation agreements are reduced by any benefits paid under the executives’ split dollar life insurance agreements.

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Mr. Brady’s employment agreement provides that if he terminates employment at or after attaining age 60 for any reason other than cause, Ocean City Home Bank will continue health insurance coverage for Mr. Brady and his spouse until they both reach age 65. After that, Ocean City Home Bank will fund the cost of Medicare supplement coverage for Mr. Brady and his spouse for the remainder of their respective lives.

Ocean City Home Bank maintains a Stock-Based Deferred Compensation Plan under which named executive officers may defer a discretionary bonus awarded to them upon meeting certain performance benchmarks established by the Ocean City Home Bank board of directors. The executive’s account balance under the plan will be distributed to the executive following the executive’s termination of service in either a lump sum or over a period of years, as elected by the executive.

Ocean City Home Bank also maintains a supplemental executive retirement plan which provides restorative payments to executives designated by the board of directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) plan. Ocean City Home Bank’s board of directors has designated Mr. Brady to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brady at the same time benefits are paid under the employee stock ownership plan and 401(k) plan.

Other Potential Post-Termination Benefits

Payments Made Upon Termination for Cause or Voluntary Termination by Executive. Mr. Brady’s employment agreement contains a narrow definition of cause for which Mr. Brady’s employment may be terminated. If Mr. Brady is terminated for cause, he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. If Mr. Brady voluntarily terminates his employment under circumstances that would not constitute good reason (as defined in his employment agreement), he will be entitled to receive his base salary for a period of four months and will be subject to a non-compete agreement for that four month period.

Payments Made Upon Termination without Cause or for Good Reason Mr. Brady’s employment agreement provides that if we choose to terminate his employment for reasons other than for cause, or if Mr. Brady resigns after specified circumstances that would constitute good reason, Mr. Brady will be entitled to receive an amount equal to his base salary due for the remaining term of his agreement, along with the contributions that would have been made on his behalf during the remaining term of his agreement to any of our employee benefit plans. We also will continue and/or pay for Mr. Brady’s life, health and dental coverage for the remaining term of his employment agreement. If Mr. Brady voluntarily terminates his employment agreement for good reason, he will be subject to a one year non-compete agreement.

Payments Made Upon Disability. Under Mr. Brady’s employment agreement, if he becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of: (i) the date he returns to full employment with us, (ii) his death, (iii) attainment of age 65, or (iv) the date his employment agreement would have terminated had his employment not terminated because of disability. All disability payments would be reduced by the amount of any disability benefits payable under our disability plans. In addition, Mr. Brady would continue to be covered to the greatest extent possible under all benefit plans in which he participated prior to his disability as if he were actively employed by us.

Under their salary continuation agreements, if Mr. Brady or Rizzotte terminates employment prior to age 60 as a result of a disability, the Bank will deposit into a trust for the benefit of the executive the amount that has been or should have been accrued on Ocean City Home Bank’s financial statements, whichever is greater, with

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respect to Ocean City Home Bank’s obligations under the agreement. If the executive remains disabled as of age 60 and the assets of the trust are insufficient to provide the executive with the annual benefit due to the executive following retirement at that age, Ocean City Home Bank will contribute an additional amount to the trust that, when combined with the existing assets of the trust, would provide the executive with the normal retirement benefit under the agreement.

Upon termination due to disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death. Under his employment agreement, Mr. Brady’s estate is entitled to receive the compensation due to him through the end of the month in which his death occurs.

Under Ocean City Home Bank’s Stock-Based Deferred Compensation Plan, if the executive dies before the end of the deferral period or after termination of employment but before the distribution of executive’s account balance, the executive’s designated beneficiary or estate will receive the benefits to which the executive was entitled.

Under their salary continuation agreements, if Mr. Brady or Mr. Rizzotte dies while in active service with Ocean City Home Bank, their designated beneficiaries are entitled to an annual benefit for a period of 20 years and 15 years, respectively. If the executive dies after payments under the agreement have commenced, their designated beneficiary will be entitled to the remaining payments. No benefit will be payable under the salary continuation agreements if any benefit is paid under the executives’ split dollar life insurance agreements.

Ocean City Home Bank maintains split-dollar life insurance agreements with Messrs. Brady and Rizzotte. The agreements provide each executive’s beneficiary with a cash payment upon the death of the executive. If the executive terminates employment prior to age 60 other than by reason of disability or following a change in control, the death benefit will be reduced proportionately by reference to the vested benefit under the executive’s salary continuation agreement.

Ocean City Home Bank maintains a Director and Executive Life Insurance Plan that provides the named executive officers with death benefits for their designated beneficiaries. If the officer dies while actively employed by Ocean City Home Bank, the death benefit will be equal to three times the officer’s base annual salary (as defined in the plan), less any group term life insurance benefit. If the officer dies following termination of employment with Ocean City Home Bank where termination is due to disability, after early retirement age (as determined under the plan) or within two years of a change in control, the death benefit will be equal to two times the officer’s base annual salary upon termination of employment. Participation in the plan ceases immediately upon termination for cause (as defined in the plan), termination prior to early retirement for reasons other than disability or following a change in control or upon actively working for a new employer following termination due to disability.

Upon termination due to death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death.

Payments Made Upon a Change in Control. Mr. Brady’s employment agreement provides that if during the two year period following a change in control (as defined in the agreement) Mr. Brady’s employment is terminated without cause or he voluntary terminates his employment for good reason, Mr. Brady will be entitled to a severance payment equal to 2.99 times the average of his annual compensation over the five calendar years preceding the change in control. For purposes of this calculation, annual compensation will include all taxable

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income plus any retirement contributions or benefits made or accrued on his behalf during the period. In addition, Mr. Brady also will be entitled to receive the contributions he would have received under our retirement programs for a period of 36 months, as well as health, life and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Mr. Brady’s employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from Ocean Shore Holding and Ocean City Home Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

Ocean City Home Bank has entered into change in control agreements with Messrs. Rizzotte and Morgenweck and Mss. Davidson and Bossi. The agreements were entered into effective December 21, 2004 and had an initial term of three years for Mr. Rizzotte and two years for Messrs. Morgenweck and Mss. Davidson and Bossi. On each anniversary of the date of the agreement the board of directors may extend the agreement for an additional year, unless the executive requests that the term not be extended. As a result of the amendment of Ms. Davidson’s agreement and extensions approved by the board of directors, the change in control agreements of Mr. Rizzotte and Ms. Davidson currently have terms through December 21, 2010. The change in control agreements of Messrs. Morgenweck and Ms. Bossi currently have terms through December 21, 2009. The agreements of Mr. Rizzotte and Ms. Davidson provide that if, following a change in control, the executive’s employment is terminated without cause or the executive voluntary terminates employment for good reason, the executive will be entitled to a severance payment equal to three times the average of his annual compensation over the five calendar years preceding the change in control, plus coverage under Ocean City Home Bank’s health and welfare plans for 36 months. The agreements of Messrs. Morgenweck and Ms. Bossi provide for a severance payment equal to two times the average of his annual compensation over the five calendar years preceding the change in control, plus coverage under Ocean City Home Bank’s health and welfare plans for 24 months. The terms “change in control” and “good reason” are defined in the change in control agreements. The change in control agreements provide that the total value of the benefits provided and payments made to an executive may not exceed his or her 280G Limit and that to avoid such a result the severance payment would be reduced.

Under their salary continuation agreements, Messrs. Brady and Rizzotte are entitled to an annual benefit for a period of 20 years and 15 years, respectively, following termination of employment before age 60 following a change in control. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the employee stock ownership plan and 401(k) plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the

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complete scheduled repayment of the employee stock ownership plan loan. Mr. Brady is currently the only participant in the plan. The supplement benefit is equal to the benefit he would have received under our employee stock ownership plan, had he remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the employee stock ownership plan on his behalf. All benefits received under this plan count towards Mr. Brady’s 280G Limit.

Under Ocean City Home Bank’s Stock-Based Deferred Compensation Plan, in the event of a change in control (as defined in the plan), a participating executive may elect to change the form of distribution of benefits under the plan. A change in control will not change the amount or timing of benefits payable under the plan.

In the event of a change in control of Ocean Shore Holding or Ocean City Home Bank, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards Mr. Brady’s 280G Limit.

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The following table provides the amount of compensation payable to the named executive officers for each of situations listed below. For purposes of calculations, this table assumes a termination date of December 31, 2007.

	Payments Due Upon
	Termination For Cause or Voluntary Termination by Executive	Termination Without Cause or Termination with Good Reason	Disability	Death	Retirement (1)	Change in Control With Termination of Employment
Steven E. Brady
Base salary (2)	$118,333	$1,055,274	$3,550,000	$—	$—	$—
Cash severance payment (3)	—	—	—	—	—	1,218,753
Health and welfare benefits (4)	—	40,720	361,054	—	—	41,095
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	254,826	254,826	—	254,826
Payment under salary continuation agreement (7)	100,832	100,832	221,831	—	221,831	221,831	(9)
Payment under SERP (8)	17,770	17,770	17,770	17,770	17,770	89,529
Payment under director and executive life insurance plan	—	—	—	710,000	—	—
Payment under split dollar life insurance agreement	—	—	—	2,283,746	—	—

Anthony J. Rizzotte
Cash severance payment (3)	—	—	—	—	—	606,392
Health and welfare benefits (4)	—	—	—	—	—	23,323
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	107,712	107,712	—	107,712
Payment under salary continuation agreement (7)	44,034	44,034	114,489	—	114,489	114,489
Payment under director and executive life insurance plan	—	—	—	380,000	—	—
Payment under split dollar life insurance agreement	—	—	—	1,178,662	—	—

Donald Morgenweck
Cash severance payment (3)	—	—	—	—	—	223,990
Health and welfare benefits (4)	—	—	—	—	—	18,627
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	87,912	87,912	—	87,912
Payment under director and executive life insurance plan (8)	—	—	—	240,000	—	—

Kim M. Davidson
Cash severance payment (3)	—	—	—	—	—	314,052
Health and welfare benefits (4)	—	—	—	—	—	25,800
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	87,912	87,912	—	87,912
Payment under director and executive life insurance plan (8)	—	—	—	270,000	—	—

Janet Bossi
Cash severance payment (3)	—	—	—	—	—	186,946
Health and welfare benefits (4)	—	—	—	—	—	18,627
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	87,912	87,912	—	87,912
Payment under director and executive life insurance plan (8)	—	—	—	240,000	—	—

(1)	No named executive officer was eligible for normal retirement pursuant to any applicable retirement plan on December 31, 2007.

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(2)	Termination for Cause or Voluntary Termination by Executive: In the event of voluntary termination by the executive, Mr. Brady is entitled to receive his base salary for a period of four months. In the event of termination for cause, Mr. Brady is entitled to receive his base salary through the date of termination. Termination without Cause or Termination with Good Reason: Reflects continuation of base salary through the remaining term of Mr. Brady’s employment agreement. Disability: Reflects payment of 100% of base salary until age 65, payments may terminate at an earlier date. See “Employment Agreements”. Disability payments payable under Mr. Brady’s employment agreement would be reduced by the amount of any disability payments under our disability plans.
(3)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.
(4)	Termination without Cause or Termination with Good Reason: Reflects continuation of health and welfare benefits through the remaining term of Mr. Brady’s employment agreement. Disability: Reflects continuation of health and welfare benefits for Mr. Brady through age 65. Change in Control with Termination of Employment: Reflects continuation of health and welfare benefits for a period of two or three years. Amounts are based on the cost of benefits for 2007 without giving effect to any future increases.
(5)	Represents the estimated value of accelerated vesting of stock options. The accelerated stock options are shown as having a value of $0 because the strike prices of the options are above the closing price on The Nasdaq Stock Market on the last business day of the year.
(6)	Represents the estimated value of accelerated vesting of stock awards, calculated as the number of unvested stock awards multiplied by the closing price on The Nasdaq Stock Market on the last business day of the year.
(7)	Represents an annual benefit payable over a 15 year period in monthly installments.
(8)	The value of Mr. Brady’s accrued benefit will be distributed in the same form and at the same time as his distribution is from the ESOP.
(9)	Includes Mr. Brady’s accrued benefit, plus a one time change in control benefit.

2005 Equity Incentive Plan

The Ocean Shore Holding Co. 2005 Equity Incentive Plan was adopted by our board of directors and approved by our shareholders in May 2006. The 2005 Equity Incentive Plan authorizes the granting of up to 429,374 stock options and 171,749 shares of restricted stock. The purpose of the 2005 Equity Incentive Plan was to attract and retain qualified personnel, to provide officers, employees and directors with a proprietary interest in us as an incentive to contribute to our continued success, to align employees’ interests with those of our shareholders and to reward outstanding performance. The 2005 Equity Incentive Plan is administered by a committee of the board of directors, which has the authority to determine the eligible directors or employees to whom awards are to be granted, the number of awards to be granted, the vesting of the awards and the conditions and limitations of the awards.

As of July 31, 2008, options for 426,374 shares were outstanding and options for 3,000 shares remained available for future awards under the plan. None of the options granted under the plan have been exercised. As of July 31, 2008, 171,300 shares of restricted stock had been granted and 449 shares remained available for future awards.

The 2005 Equity Incentive Plan provides that in the event any merger, consolidation, share exchange or other similar corporate transaction affects the shares of Ocean Shore Holding in such a manner that an adjustment is required to preserve the benefits available under the plan, the committee administering the plan has the authority to adjust the number of shares which may be granted, the number of shares subject to restricted stock awards or outstanding stock options, and the exercise price of any stock option grant. As a result, upon completion of the conversion and offering, outstanding shares of restricted stock and options to purchase shares of Ocean Shore Holding common stock will be converted into and become shares of restricted stock and options

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to purchase shares of new Ocean Shore Holding common stock. The number of shares of restricted stock and common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio in the conversion. The aggregate exercise price, duration and vesting schedule of these awards will not be affected.

New Ocean Shore Holding will assume the 2005 Equity Incentive Plan after the conversion and offering.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007 about Ocean Shore Holding common stock that may be issued upon the exercise of options under the 2005 Equity Incentive Plan. The plan was approved by our shareholders.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	428,874	$11.53	500
Equity compensation plans not approved by security holders	—	—	—

Total	428,874	$11.53	500

Future Equity Incentive Plan

Following the offering, Ocean Shore Holding plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, Ocean Shore Holding anticipates that the plan will authorize a number of stock options equal to 8.5% of the total shares sold in the offering, and a number of shares of restricted stock equal to 3.4% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 503,599 shares, assuming 4,250,000 shares are issued in the offering, to 681,340 shares, assuming 5,750,000 shares are issued in the offering.

Ocean Shore Holding may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Ocean Shore Holding common stock. The issuance of additional shares after the offering would dilute the interests of existing shareholders. See “Pro Forma Data.”

Ocean Shore Holding will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. Ocean Shore Holding will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period (or as otherwise permitted by the Office of Thrift Supervision), but Ocean Shore Holding may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Ocean Shore Holding.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. We will submit the equity incentive plan to shareholders for their approval not less than six months after completion of the conversion and offering, at which time we will provide shareholders with detailed information about the plan.

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Policies and Procedures for Approval of Related Persons Transactions

Ocean Shore Holding maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of Ocean Shore Holding, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Ocean Shore Holding to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ocean City Home Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those

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prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ocean City Home Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Ocean City Home Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. No director or executive officer of Ocean Shore Holding had a loan amount under such a program at June 30, 2008.

Pursuant to Ocean Shore Holding’s Audit/Compliance Committee Charter, the Audit/Compliance Committee periodically reviews, no less frequently than quarterly, a summary of Ocean Shore Holding’s transactions with directors and executive officers of Ocean Shore Holding and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within Ocean Shore Holding policy and should be ratified and approved. Also, in accordance with banking regulations, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ocean Shore Holding’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Ocean Shore Holding’s Code of Ethics and Business Conduct, all executive officers and directors of Ocean Shore Holding must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) Ocean Shore Holding conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Ocean Shore Holding.

Indemnification for Directors and Officers

Ocean Shore Holding’s certificate of incorporation provides that Ocean Shore Holding must indemnify all directors and officers of Ocean Shore Holding against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Ocean Shore Holding. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ocean Shore Holding pursuant to its certificate of incorporation or otherwise, Ocean Shore Holding has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Stock Ownership

The following table provides information as of July 31, 2008 about the persons known to Ocean Shore Holding to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
OC Financial MHC 1001 Asbury Avenue Ocean City, New Jersey 08226	4,761,000		57.2%

Hovde Capital Advisors LLC Eric D. Hovde Steven D. Hovde 1826 Jefferson Place, N.W. Washington, D.C. 20036	787,488	(1)	9.4%

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2008.

Hovde Capital Advisors, like all existing public shareholders of Ocean Shore Holding, will own the same percentage of new Ocean Shore Holding common stock as it owns of Ocean Shore Holding common stock immediately prior to the conversion. Assuming shares are sold and the exchange ratio is calculated at the midpoint of the offering range, Hovde Capital Advisors would own 785,676 shares of new Ocean Shore Holding common stock.

The following table sets forth the information concerning the number of shares and percentage of Company common stock beneficially owned, as of July 31, 2008, by each present director and named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 5.6% of our outstanding common stock as of July 31, 2008. Each director and named executive officer owned less than 1% of our outstanding common stock as of that date, except for Steven E. Brady, who owned 1.5%.

Name	Common Stock (1)		Options Exercisable Within 60 Days	Total
Directors
Sylva A. Bertini	19,093	(2)	12,900	31,993
Steven E. Brady	60,815	(3)	61,200	122,015
Frederick G. Dalzell, MD	30,107	(4)	12,900	43,007
John L. Van Duyne, Jr.	19,609		12,900	32,509
Christopher J. Ford	12,765		12,900	25,665
Robert A. Previti, Ed.D	16,144	(5)	12,900	29,044
Samuel R. Young	13,944	(6)	12,900	26,844

Named Executive Officers Who Are Not Also Directors
Kim M. Davidson	26,024	(7)	7,100	33,124
Anthony J. Rizzotte	32,666	(8)	8,100	40,766
Donald F. Morgenweck	24,642	(9)	6,600	31,242
Janet Bossi	23,747		6,600	30,347
All directors and executive officers as a group (12 persons)	298,810		177,100	476,790

(footnotes on the following page)

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(1)	This column includes the following:

	Shares of Restricted Stock Held in Trust	Shares Held Pursuant to Deferred Compensation Plan	Shares Allocated Under Ocean City Home Bank ESOP	Shares Held in Trust in the Ocean City Home Bank 401(k) Plan
Ms. Bertini	4,620	—	—	—
Mr. Brady	25,740	3,313	3,680	16,768
Mr. Dalzell	4,620	2,360	—	—
Mr. Van Duyne, Jr.	4,620	13,113	—	—
Mr. Ford	4,620	4,064	—	—
Mr. Previti	4,620	1,571	—	—
Mr. Young	4,620	—	—	—
Ms. Davidson	8,880	1,292	1,856	12,172
Mr. Rizzotte	10,800	2,534	3,126	11,134
Mr. Morgenweck	8,880	1,406	1,898	3,500
Ms. Bossi	8,880	1,174	1,740	8,476

(2)	Includes 13,000 shares held in Ms. Bertini’s individual retirement account.
(3)	Includes 1,795 shares held in trust as part of the Supplemental Executive Retirement Plan, with respect to which Mr. Brady has shared voting power.
(4)	Includes 3,900 shares held by Dr. Dalzell’s spouse and 15,000 shares held by a limited liability company in which Dr. Dalzell has sole voting power.
(5)	Includes 100 shares held by Dr. Previti’s son.
(6)	Includes 1,000 shares held in Mr. Young’s spouse’s individual retirement account.
(7)	Includes 300 shares held jointly with Mrs. Davidson’s spouse.
(8)	Includes 2,068 shares that are pledged as security for a loan.
(9)	Includes 1,700 shares held in Mr. Morgenweck’s individual retirement account.

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Subscriptions by Executive Officers and Directors

The table below sets forth, for each of our directors and named executive officers and for all of the directors and named executive officers as a group, the following information:

•

the number of shares of new Ocean Shore Holding common stock to be received in exchange for shares of Ocean Shore Holding common stock upon consummation of the conversion and offering, based upon their beneficial ownership of Ocean Shore Holding common stock as of July 31, 2008;

•	the proposed purchases of new Ocean Shore Holding common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•	the total amount of new Ocean Shore Holding common stock to be held upon consummation of the conversion and offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering–Limitations on Purchases of Shares.”

	Number of Shares Received in Exchange for Shares of Ocean Shore Holding (2)	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares (2)	Percentage of Total Outstanding (3)
Sylva A. Bertini	19,049	1,000	$9,000	20,049	*
Steven E. Brady	60,675	10,000	90,000	70,675	*
Frederick G. Dalzell	30,037	5,000	45,000	35,037	*
John L. Van Duyne, Jr.	19,563	4,000	36,000	23,563	*
Christopher J. Ford	12,735	1,000	9,000	13,735	*
Robert A. Previti	16,106	2,000	18,000	18,106	*
Samuel R. Young	13,912	2,500	22,500	16,411	*
Kim M. Davidson	25,964	2,000	18,000	27,964	*
Anthony J. Rizzotte	32,390	1,000	9,000	33,590	*
Donald F. Morgenweck	24,585	5,000	45,000	29,585	*
Janet Bossi	23,692	500	4,500	24,192	*

All directors and executive officers as a group (12 persons)	298,116	35,000	$315,000	333,116	4.0%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Stock Ownership.” Excludes shares that may be acquired upon the exercise of outstanding stock options.
(3)	If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would own 4.0% of the outstanding shares of new Ocean Shore Holding common stock.

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Regulation and Supervision

General

Ocean City Home Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and by the Federal Deposit Insurance Corporation as the insurer of its deposits. Ocean City Home Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund managed by the Federal Deposit Insurance Corporation. Ocean City Home Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate Ocean City Home Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on new Ocean Shore Holding and Ocean City Home Bank and their operations. New Ocean Shore Holding, as a savings and loan holding company, will be required to file certain reports with, is subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision.

Certain of the regulatory requirements that are or will be applicable to Ocean City Home Bank and new Ocean Shore Holding are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Ocean City Home Bank and new Ocean Shore Holding and is qualified in its entirety by reference to the actual statutes and regulations.

Federal Banking Regulation

Business Activities. Federal law and regulations govern the activities of federal savings banks, such as Ocean City Home Bank. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Capital Requirements. The Office of Thrift Supervision’s capital regulations require federal savings institutions to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is generally defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in

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equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary (Tier 2) capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular risks or circumstances. At June 30, 2008, Ocean City Home Bank met each of its capital requirements.

Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” An institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date it receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company in an amount equal to the lesser of 5% of the institution’s assets or its capital deficiency. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. “Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. Subject to certain exceptions, savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations

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(i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like Ocean City Home Bank, it is a subsidiary of a holding company. If Ocean City Home Bank’s capital were ever to fall below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution that would otherwise be permitted by the regulation, if the agency determines that such distribution would constitute an unsafe or unsound practice. Federal law provides that no capital distribution may be paid if the institution, on a proforma basis, would fail to meet any applicable capital requirements.

Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12-month period. Certain education loans, credit card loans and small business loans may be considered “qualified thrift investments.”

A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of June 30, 2008, Ocean City Home Bank maintained 90.8% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Community Reinvestment Act. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could result in restrictions on its activities. Ocean City Home Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Transactions with Related Parties. Federal law limits Ocean City Home Bank’s authority to lend to, and engage in certain other transactions with (collectively, “covered transactions”), “affiliates” (e.g., any company that controls or is under common control with an institution, including its holding company and the holding company’s non-savings institution subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Loans and other specified transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act generally prohibits loans by Ocean Shore Holding to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ocean City Home Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ocean City Home Bank is therefore prohibited from

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making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Ocean City Home Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Ocean City Home Bank’s capital and surplus, as well as any loans that aggregate $500,000 or more, must be approved in advance by a majority of the disinterested members of the board of directors.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Assessments. Federal savings banks are required to pay assessments to the Office of Thrift Supervision to fund its operations. The general assessments, paid on a semi-annual basis, are based upon the savings institution’s total assets, including consolidated subsidiaries, financial condition and complexity of its portfolio. The Office of Thrift Supervision assessments paid by Ocean Shore Holding and Ocean City Home Bank for the year ended December 31, 2007 totaled $138,000.

Insurance of Deposit Accounts. Deposits of Ocean City Home Bank are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. The FDIC determines insurance premiums based on a number of factors, primarily the risk of loss that insured institutions pose to the Deposit Insurance Fund. The FDIC has the ability to adjust the insurance fund’s reserve ratio between 1.15% and 1.5%, depending on projected losses, economic changes and assessment rates at the end of a calendar year. Assessment rates for most banks vary between five cents and seven cents for every $100 of deposits. No institution may pay a dividend on its stock or interest on any capital notes or debentures if in default of its deposit insurance assessment. A change in insurance premiums could have an adverse effect on the operating expenses and results of operations of Ocean City Home Bank. The FDIC has proposed an increase in the assessment rate schedule that would increase deposit insurance premiums by seven cents for every $100 of deposits. We cannot predict what insurance assessment rates will be in the future. Assessment credits have been provided to institutions that paid high premiums in the past. As a result, Ocean City Home Bank had credits that offset all of its premiums in 2007.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund.

Federal Home Loan Bank System. Ocean City Home Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a

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central credit facility primarily for member institutions. Ocean City Home Bank, as a member of the Federal Home Loan Bank of New York, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Ocean City Home Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at June 30, 2008 of $8.0 million. Federal Home Loan Bank advances must be secured by specified types of collateral.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

Federal Reserve System. The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $43.9 million; a 10% reserve ratio is applied above $43.9 million. The first $9.3 million of otherwise reservable balances are exempted from the reserve requirements. The amounts are adjusted annually. Ocean City Home Bank complies with the foregoing requirements.

Other Regulations

Ocean City Home Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Ocean City Home Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

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•

Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), and the related regulations of the Federal Deposit Insurance Corporation, which require financial institutions operating in the United States to develop anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering; and

•	The Gramm-Leach-Bliley Act, which placed limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties.

Holding Company Regulation

General. New Ocean Shore Holding will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over new Ocean Shore Holding and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Ocean City Home Bank. As a unitary savings and loan holding company, new Ocean Shore Holding will be able to engage only in activities permitted to a financial holding company and those permitted for a multiple savings and loan holding company, which includes non-banking activities that the Federal Reserve Board has determined to be permissible for bank holding companies.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

Ocean Shore Holding common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, Ocean Shore Holding files quarterly and annual reports with the Securities and Exchange Commission and is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act. Upon completion of the conversion and offering, new Ocean Shore Holding common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. As a result, new Ocean Shore Holding will be required to file quarterly and annual reports with the Securities and Exchange Commission and will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.

Federal and State Taxation

Federal Income Taxation

General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2004. For its 2007 fiscal year, Ocean Shore Holding’s maximum federal income tax rate was 34%.

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New Ocean Shore Holding and Ocean City Home Bank will enter into a tax allocation agreement. Because new Ocean Shore Holding will own 100% of the issued and outstanding capital stock of Ocean City Home Bank, new Ocean Shore Holding and Ocean City Home Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group new Ocean Shore Holding is the common parent corporation. As a result of this affiliation, Ocean City Home Bank may be included in the filing of a consolidated federal income tax return with new Ocean Shore Holding and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

Bad Debt Reserves. For fiscal years beginning before 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves.

Distributions. If Ocean City Home Bank makes “non-dividend distributions” to new Ocean Shore Holding, the distributions will be considered to have been made from Ocean City Home Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Ocean City Home Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Ocean City Home Bank’s taxable income. Non-dividend distributions include distributions in excess of Ocean City Home Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Ocean City Home Bank’s current or accumulated earnings and profits will not be so included in Ocean City Home Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Ocean City Home Bank makes a non-dividend distribution to new Ocean Shore Holding, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Ocean City Home Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Ocean Shore Holding and Ocean City Home Bank are subject to New Jersey’s Corporation Business Tax at the rate of 9% on their taxable income, before net operating loss deductions and special deductions for federal income tax purposes. For this purpose, “taxable income” generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations).

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The Conversion and Offering

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of OC Financial MHC, Ocean Shore Holding and Ocean City Home Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency. The plan of conversion also must be approved by the members of OC Financial MHC and the shareholders of Ocean Shore Holding. A special meeting of members and a special meeting of shareholders have been called for this purpose.

General

On August 20, 2008, the boards of directors of OC Financial MHC, Ocean Shore Holding and Ocean City Home Bank unanimously adopted the plan of conversion. Under the plan of conversion, Ocean City Home Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new Ocean Shore Holding, a newly formed New Jersey corporation. Current shareholders of Ocean Shore Holding, other than OC Financial MHC, will receive shares of new Ocean Shore Holding common stock in exchange for their shares of Ocean Shore Holding common stock. Following the conversion and offering, Ocean Shore Holding and OC Financial MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new Ocean Shore Holding of its common stock to qualifying depositors and borrowers of Ocean City Home Bank in a subscription offering and, if necessary, to members of the general public through a direct community offering and/or a syndicate of registered broker-dealers. The amount of capital being raised in the offering is based on an appraisal of new Ocean Shore Holding. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by the members of OC Financial MHC at a special meeting of members, (2) the holders of at least two-thirds of the outstanding shares of Ocean Shore Holding common stock at a special meeting of shareholders and (3) the holders of at least a majority of the outstanding shares of common stock of Ocean Shore Holding, excluding shares held by OC Financial MHC, at a special meeting of shareholders.

The Office of Thrift Supervision has approved our plan of conversion, subject to, among other things, approval of the plan of conversion by OC Financial MHC’s members and Ocean Shore Holding’s shareholders. The special meetings of OC Financial MHC’s members and Ocean Shore Holding’s shareholders have been called for this purpose on                     , 2008.

Funds received before completion of the offering will be maintained in a segregated account at Ocean City Home Bank or, at our discretion, in an escrow account at an independent insured depository institution. If we fail to receive the necessary shareholder or member approval, or if we cancel the conversion and offering for any other reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at Ocean City Home Bank’s passbook savings rate and all deposit account withdrawal holds will be cancelled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from Ocean Shore Holding upon request and is available for inspection at the offices of Ocean City Home Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this prospectus forms a part, that new Ocean Shore Holding has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

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Reasons for the Conversion and Offering

After considering the advantages and disadvantages of the conversion and offering, the boards of directors of OC Financial MHC, Ocean Shore Holding and Ocean City Home Bank unanimously approved the conversion and offering as being in the best interests of Ocean Shore Holding and Ocean City Home Bank and their respective shareholders and depositors. The board of directors concluded that the conversion and offering provides a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion and offering.

The conversion and offering will result in the raising of additional capital that will support Ocean City Home Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Although Ocean City Home Bank is categorized as “well-capitalized” and does not require additional capital, the board of directors has determined that opportunities for continued growth make pursuing the conversion and offering at this time desirable.

We expect that the larger number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market than currently exists for Ocean Shore Holding common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock.

After completion of the conversion and offering, the unissued common and preferred stock authorized by new Ocean Shore Holding’s certificate of incorporation will permit us to raise additional capital through further sales of securities. Although Ocean Shore Holding currently has the ability to raise additional capital through the sale of additional shares of Ocean Shore Holding common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that OC Financial MHC hold a majority of the outstanding shares of Ocean Shore Holding common stock.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition because we cannot now issue stock in an amount that would cause OC Financial MHC to own less than a majority of the outstanding shares of Ocean Shore Holding. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

If Ocean Shore Holding had undertaken a standard conversion in 2004 rather than a minority stock offering, applicable regulations would have required a greater amount of Ocean Shore Holding common stock to be sold than the amount that was sold in the minority offering. If a standard conversion had been conducted in 2004, management of Ocean Shore Holding believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the minority offering. In addition, a standard conversion in 2004 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantage of the conversion and offering considered by board of directors is the fact that operating in the stock holding company form of organization could subject Ocean City Home Bank to contests for corporate control. The board of directors determined that the advantages of the conversion and offering outweighed the disadvantages.

Description of the Conversion

New Ocean Shore Holding has been incorporated under New Jersey law as a first-tier wholly owned subsidiary of Ocean City Home Bank. To effect the conversion, the following will occur:

•	Ocean Shore Holding will convert to an interim federal savings bank and simultaneously merge with and into Ocean City Home Bank, with Ocean City Home Bank as the surviving entity;

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•	OC Financial MHC will convert to an interim federal savings bank and simultaneously merge with and into Ocean City Home Bank, with Ocean City Home Bank as the surviving entity; and

•

An interim federal savings bank will be formed as a wholly owned subsidiary of new Ocean Shore Holding, which will merge with and into Ocean City Home Bank, with Ocean City Home Bank as the surviving entity.

As a result of the series of mergers described above, Ocean City Home Bank will become a wholly owned subsidiary of new Ocean Shore Holding and the outstanding shares of Ocean Shore Holding common stock held by persons other than OC Financial MHC will be converted into a number of shares of new Ocean Shore Holding common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of new Ocean Shore Holding common stock to be outstanding upon the completion of the conversion and offering (i.e., the common stock issued in the offering plus the shares issued in exchange for shares of Ocean Shore Holding common stock) as the percentage of Ocean Shore Holding common stock owned by them in the aggregate immediately before consummation of the conversion and offering before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares and (2) any shares of common stock purchased by public shareholders in the offering.

Share Exchange Ratio

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public shareholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion, each publicly held share of Ocean Shore Holding common stock will, on the effective date of the conversion and offering, be converted automatically into and become the right to receive a number of new shares of new Ocean Shore Holding common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public shareholders of Ocean Shore Holding common stock will own approximately the same percentage of new common stock in new Ocean Shore Holding after the conversion and offering as they held in Ocean Shore Holding immediately before the conversion and offering, before giving effect to (1) the receipt of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At August 31, 2008, there were 8,323,374 shares of Ocean Shore Holding common stock outstanding, of which 3,562,374 were publicly held. The exchange ratio is not dependent on the market value of Ocean Shore Holding common stock. It is calculated based on the percentage of Ocean Shore Holding common stock held by the public, the appraisal of Ocean Shore Holding prepared by RP Financial and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of Ocean Shore Holding common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Ocean Shore Holding		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Shares to be Received for 100 Existing Shares (1)
	Amount	Percent	Amount	Percent
Minimum	4,037,500	57.2%	3,021,022	42.8%	7,058,522	0.8480	84
Midpoint	4,750,000	57.2	3,554,143	42.8	8,304,143	0.9977	99
Maximum	5,462,500	57.2	4,087,265	42.8	9,549,765	1.1473	114

(1)	Cash will be paid instead of issuing any fractional shares.

Outstanding options to purchase shares of Ocean Shore Holding common stock will be converted into and become options to purchase new Ocean Shore Holding common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At August 31, 2008, there were 426,374 outstanding options to purchase Ocean Shore Holding common stock, of which 239,900 were vested.

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Effects of Conversion on Deposits and Borrowers

General. Each depositor in Ocean City Home Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of OC Financial MHC based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that OC Financial MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of OC Financial MHC after other claims are paid. Any depositor who opens a deposit account at Ocean City Home Bank obtains a pro rata ownership interest in the net worth of OC Financial MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of OC Financial MHC, which is lost to the extent that the balance in the account is reduced. When a mutual holding company converts to stock holding company form, depositors lose all rights to the net worth of the mutual holding company, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion.

Continuity. While the conversion and offering are being accomplished, the normal business of Ocean City Home Bank will continue without interruption, including being regulated by the Office of Thrift Supervision. After the conversion and offering, Ocean City Home Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff.

The directors of Ocean City Home Bank at the time of conversion will serve as directors of Ocean City Home Bank after the conversion and offering. The board of directors of new Ocean Shore Holding is composed of the individuals who serve on the board of directors of Ocean Shore Holding. All officers of Ocean City Home Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. The conversion and offering will not affect any deposit accounts or borrower relationships with Ocean City Home Bank. All deposit accounts in Ocean City Home Bank after the conversion and offering will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the conversion and offering. The conversion and offering will not change the interest rate or the maturity of deposits at Ocean City Home Bank.

After the conversion and offering, all loans of Ocean City Home Bank will retain the same status that they had before the conversion and offering. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the conversion and offering.

Effect on Liquidation Rights. If OC Financial MHC were to liquidate, all claims of OC Financial MHC’s creditors would be paid first. Thereafter, if there were any assets remaining, members of OC Financial MHC would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Ocean City Home Bank immediately before liquidation. In the unlikely event that Ocean City Home Bank were to liquidate after the conversion and offering, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the “liquidation account” to certain depositors (see “—Liquidation Rights” below), with any assets remaining thereafter distributed to new Ocean Shore Holding as the holder of Ocean City Home Bank’s capital stock.

Liquidation Rights

In the unlikely event of a complete liquidation of OC Financial MHC before the conversion and offering, each depositor in Ocean City Home Bank would receive a pro rata share of any assets of OC Financial MHC remaining after payment of claims of all creditors. Each depositor’s pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Ocean City Home Bank at the time of liquidation. In the event of a complete liquidation of Ocean City Home Bank after the conversion and offering, each depositor would have a claim as a creditor of the same general priority as the claim of all other general creditors of Ocean City Home Bank. However, except as described

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below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. He or she would not have an interest in the value of the assets or Ocean City Home Bank or new Ocean Shore Holding above that amount.

The plan of conversion provides for the establishment, upon the completion of the conversion and offering, of a special “liquidation account” for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to the greater of (1) Ocean Shore Holding’s retained earnings of $24.7 million at June 30, 2004, the date of the latest statement of financial condition contained in the final prospectus used in the minority stock offering or (2) 57.2% of Ocean Shore Holding’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final prospectus utilized in the offering. As of the date of this prospectus, the initial balance of the liquidation account would be approximately $36.4 million. Each eligible account holder and supplemental eligible account holder, if he or she were to continue to maintain his or her deposit account at Ocean City Home Bank, would be entitled, upon a complete liquidation of Ocean City Home Bank after the conversion and offering, to an interest in the liquidation account before any payment to new Ocean Shore Holding as the sole shareholder of Ocean City Home Bank. Each eligible account holder and supplemental eligible account holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in Ocean City Home Bank at the close of business on June 30, 2007 or September 30, 2008, as the case may be. Each eligible account holder and supplemental eligible account holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the June 30, 2007 eligibility record date (or the September 30, 2008 supplemental eligibility record date, as the case may be) bore to the balance of all deposit accounts in Ocean City Home Bank on such date.

If, however, on any December 31 annual closing date of Ocean City Home Bank, commencing December 31, 2008, the amount in any deposit account is less than the amount in such deposit account on June 30, 2007 or September 30, 2008, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to new Ocean Shore Holding as the sole shareholder of Ocean City Home Bank.

No merger, consolidation, bulk purchase of assets with assumptions of statement accounts and other liabilities or similar transactions with another federally insured institution in which Ocean City Home Bank is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in Ocean City Home Bank with balances aggregating $50 or more (“qualifying deposits”) as of the close of business on June 30, 2007 (“eligible account holders”).

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in Ocean City Home Bank as of the close of business on September 30, 2008 (“supplemental eligible account holders”), other than our officers, directors and their associates.

4.	Depositors of Ocean City Home Bank as of the close of business on , 2008, who are not eligible or supplemental eligible account holders and borrowers as of April 22, 1998 whose loans continue to be outstanding at , 2008 (“other members”).

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The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber for purposes of determining the maximum amount that may be subscribed for by owners of a joint deposit account.

Priority 1: Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$450,000 of common stock (which equals 50,000 shares);

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $             million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Ocean Shore Holding or Ocean City Home Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Ocean City Home Bank in the one year period preceding June 30, 2007.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at June 30, 2007. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 2: Tax-Qualified Employee Benefit Plans. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the offering. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 6.8% of the shares sold in the offering. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of conversion. If the plan’s subscription is not filled in its entirety due to oversubscription or by choice, the employee stock ownership plan may purchase shares after the offering in the open market or directly from us, with the approval of the Office of Thrift Supervision.

Priority 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$450,000 of common stock (which equals 50,000 shares);

•	one-tenth of 1% of the total offering of common stock; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of

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qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $             million.

If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at September 30, 2008. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 4: Other Members. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each other member has the right to purchase up to the greater of $450,000 of common stock (which equals 50,000 shares) or one-tenth of 1% of the total offering of common stock. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other members’ subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts and loans in which such other member had an ownership interest at                     , 2008. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of conversion, will terminate at 12:00 noon, Eastern time, on [DATE1], 2008. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed by [DATE2], 2009, all funds received will be returned promptly with interest calculated at Ocean City Home Bank’s passbook savings rate and without deduction of any fees and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the duration of the extension, and subscribers will have the right to confirm, change or cancel their purchase orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days. The offering must be completed no later than 24 months after OC Financial MHC’s members approve the plan of conversion.

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Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. When registering your stock purchase on the order form, you should not add the name(s) of persons who have no subscription rights or who qualify in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or a subscriber’s shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. Illegal transfers of subscription rights, including agreements made prior to completion of the offering to transfer shares after the offering, have been subject to enforcement actions by the Securities and Exchange Commission as violations of Rule 10b-5 of the Securities Exchange Act of 1934.

We intend to report to the Office of Thrift Supervision and the Securities and Exchange Commission anyone who we believe sells or gives away their subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Direct Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may, in our discretion, offer shares to the general public in a direct community offering. In the direct community offering, preference will be given first to natural persons and trusts of natural persons who are residents of Atlantic and Cape May Counties, New Jersey (“community residents”), second to shareholders of Ocean Shore Holding as of                     , 2008 and finally to other members of the general public.

We will consider a person to be resident of a particular county if he or she occupies a dwelling in the county, has the intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence together with an indication that such presence is something other than merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to a person’s resident status. In all cases, the determination of residence status will be made by us in our sole discretion.

Purchasers in the direct community offering are eligible to purchase up to $450,000 of common stock (which equals 50,000 shares). If shares are available for community residents in the direct community offering but there are insufficient shares to satisfy all of their orders, the available shares will be allocated first to each

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community resident whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining community residents whose orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated. If, after filling the orders of community residents in the direct community offering, shares are available for shareholders of Ocean Shore Holding and/or the general public in the direct community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for community residents.

The direct community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision. If we receive regulatory approval for an extension, all subscribers will be notified of the duration of the extension, and will have the right to confirm, change or cancel their orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

The opportunity to subscribe for shares of common stock in the direct community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering or Underwritten Public Offering

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O’Neill & Partners, L.P., acting as our agent. In such capacity, Sandler O’Neill & Partners, L.P. may form a syndicate of other brokers-dealers who are FINRA member firms. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Sandler O’Neill & Partners, L.P. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O’Neill & Partners, L.P. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until prior to the commencement of any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision.

The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Common stock sold in the syndicated community offering also will be sold at the $9.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $450,000 of common stock (which equals 50,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

Any syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally, under those rules, Sandler O’Neill & Partners, L.P., as our broker-dealer, will deposit the funds it receives from interested investors prior to closing into a separate non-interest bearing account. If and when all the conditions for closing are met, funds for shares of common stock sold by the broker-dealer in the syndicated community offering, less the broker-dealer’s commissions, will be promptly delivered to us. If the offering closes, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing,

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without interest. If the offering does not close, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. Order forms will not be used.

If we are unable to find purchasers from the general public to reach the minimum of the offering range, we may make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director and executive officer purchases discussed earlier, although no such purchases are currently intended. If other purchase arrangements cannot be made, we may either: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of new Ocean Shore Holding common stock; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Direct Community Offering” and “—Syndicated Community Offering or Underwritten Public Offering,” the plan of conversion provides for the following purchase limitations:

•

No individual (or individuals exercising subscription rights through a single qualifying deposit account held jointly) may purchase more than $450,000 of common stock (which equals 50,000 shares), subject to increase as described below.

•

Except for our tax-qualified employee benefit plans, no person together with associates of, or persons acting in concert with, such person may purchase in the aggregate more than $900,000 of common stock (which equals 100,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	Our directors and executive officers, together with their associates, may purchase in the aggregate up to 25% of the common stock sold in the offering.

•

The maximum number of shares of new Ocean Shore Holding common stock that may be subscribed for or purchased in all categories by any person together with associates of, or persons acting in concert with, such person, when combined with any shares of new Ocean Shore Holding common stock to be received by in exchange for shares of Ocean Shore Holding common stock, may not exceed 5.0% of the total shares of new Ocean Shore Holding common stock outstanding upon completion of the conversion and offering. However, existing shareholders of Ocean Shore Holding will not be required to sell any shares of Ocean Shore Holding common stock or be limited from receiving any shares of new Ocean Shore Holding common stock in exchange for their shares of Ocean Shore Holding common stock or have to divest themselves of any shares of new Ocean Shore Holding common stock received in exchange for their shares of Ocean Shore Holding common stock as a result of this limitation.

We may, in our sole discretion, increase the individual and/or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering. We do not intend to increase the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

In the event that we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering.

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The plan of conversion defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

The plan of conversion defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization other than OC Financial MHC, Ocean Shore Holding or Ocean City Home Bank or a majority-owned subsidiary of OC Financial MHC, Ocean Shore Holding or Ocean City Home Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of OC Financial MHC, Ocean Shore Holding or Ocean City Home Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through the conversion center and Sandler O’Neill & Partners, L.P. All prospective purchasers are to send payment directly to Ocean City Home Bank, where such funds will be held in a separate account earning interest and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill & Partners, L.P., a broker-dealer registered with the Financial Industry Regulatory Authority, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows:

•	consulting as to the securities marketing implications of any aspect of the plan of conversion and reorganization;

•	reviewing with our board of directors the financial impact of the offering on us based upon the independent appraiser’s appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

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•	as necessary, assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

•	providing such other general advice and assistance we may request to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings excluding shares purchased by our tax qualified employee benefit plans and shares purchased by our directors, officers and employees and their immediate families. In recognition of the long lead time involved in the conversion process, we have made an advance payment of $25,000 to Sandler O’Neill & Partners, L.P. If there is a syndicated community offering, Sandler O’Neill & Partners, L.P. will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total compensation payable to Sandler O’Neill & Partners, L.P. and other Financial Industry Regulatory Authority member firms in the syndicated community offering shall not exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We will also reimburse Sandler O’Neill & Partners, L.P. for its reasonable out-of-pocket expenses, including, without limitation, legal fees and expenses, associated with this marketing effort, up to a maximum of $100,000. If the plan of conversion and reorganization is terminated or if Sandler O’Neill & Partners, L.P. terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses, including legal fees. We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

We have also engaged Sandler O’Neill & Partners, L.P. to act as records management agent in connection with the offering. In its role as records management agent, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows: (1) consolidation of accounts and vote calculation; (2) preparation of order forms; (3) organization and supervision of the conversion center; (4) proxy solicitation and special meeting services; and (5) subscription services. For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $15,000 and reimbursement for its reasonable out-of-pocket expenses, up to a maximum of $30,000. We have made an advance payment of $5,000 to Sandler O’Neill & Partners, L.P. for its role as records management agent.

Sandler O’Neill & Partners, L.P. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the conversion and offering. Sandler O’Neill & Partners, L.P. expresses no opinion as to the prices at which common stock to be issued may trade.

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Description of Sales Activities

We will offer the common stock in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at our Conversion Center. The Conversion Center, which will be managed by employees of Sandler O’Neill & Partners, L.P., is expected to operate throughout the offering period. Employees of Sandler O’Neill & Partners, L.P. will be responsible for responding to questions regarding the offering and will manage the administrative functions of the Conversion Center, such as mailing materials relating to the offering and processing stock orders.

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Sales of common stock will be made by registered representatives affiliated with Sandler O’Neill & Partners, L.P. or by the selected dealers managed by Sandler O’Neill & Partners, L.P. Our officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Our officers may answer questions regarding our business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Our officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

None of our officers, directors or employees will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the offering.

None of our personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Our personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an “associated person of an issuer” of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer’s securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, “associated person of an issuer” is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community Offerings

Prospectus Delivery. To ensure that each purchaser in the subscription offering receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

Termination of Offering; Rejection of Orders. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal holds and promptly return all funds submitted, with interest calculated at Ocean City Home Bank’s passbook savings rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and direct community offering, you must submit a properly completed and signed original stock order form. We will not be required to accept orders submitted on photocopied or facsimiled stock order forms. All order forms must be received by Ocean Shore Holding Co. (not postmarked) prior to 12:00 noon Eastern time on [DATE1], 2008. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization on the order form for withdrawal of payment from the types of Ocean City Home Bank deposit accounts provided for. You may deliver your stock order form and payment in one of three ways: by mail using the stock order return envelope provided; by overnight courier to the address indicated on the stock order form; or by hand delivery to any Ocean City Home Bank full-service branch office. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

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We need not accept order forms that are received after the expiration of the subscription offering or direct community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed within 45 days after the end of the subscription offering.

To ensure that your stock purchase eligibility and priority are properly identified, you must list all qualifying deposit accounts and/or loans on the order form, giving all names in each account and the account number. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest. When entering the stock registration on your stock order form, you should not add the name(s) of persons without subscription rights, or who qualify in a lower purchase priority than you.

By executing the stock order form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in the offering. The acknowledgment could be used as support to show that you understand the nature of this investment.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made only by:

•

Personal check, bank check or money order made payable directly to “Ocean Shore Holding Co.” (you may not remit Ocean City Home Bank line of credit checks, and we will not accept third party checks, including those payable to you and endorsed over to Ocean Shore Holding); or

•	Authorization of withdrawal from the types of Ocean City Home Bank deposit account(s) provided for on the stock order form.

Checks and money orders will be cashed immediately and the subscription funds up to the minimum of the offering range will be held by Ocean City Home Bank. Funds received in excess of the minimum of the offering range may be held in a segregated account at Ocean City Home Bank or, at our discretion, in an escrow account at an independent insured depository institution. Interest will be paid on payments made by check or money order at our passbook savings rate from the date payment is received at the Conversion Center until the completion or termination of the offering.

If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate until completion or termination of the offering, unless the certificate matures after the date of receipt of the order form but before closing or termination of the offering, in which case funds will earn interest at the passbook savings rate from the date of maturity until the offering is completed or terminated. For authorized withdrawals, a hold will be placed on the funds, making them unavailable to the depositor during the offering. When the offering is completed, the funds will be withdrawn and used to purchase the shares of common stock ordered.

The shares of common stock issued in the offering cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate of deposit accounts. If the remaining balance in a certificate account is reduced

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below the applicable minimum balance requirement at the time funds are actually withdrawn, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook savings rate. You may not authorize direct withdrawal from a Ocean City Home Bank IRA. If you wish to use funds in your Ocean City Home Bank IRA to purchase shares of our common stock, please refer to the following section.

The employee stock ownership plan will not be required to pay for shares at the time it subscribes, but rather may pay for shares upon the completion of the offering; provided that there is in force, from the time of its subscription until the completion of the offering, a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the direct community offering at any time prior to the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using IRA Funds To Purchase Shares. A depositor interested in using funds in his or her individual retirement accounts (IRAs) at Ocean City Home Bank to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of funds in a Ocean City Home Bank IRA to a trustee offering a self-directed IRA program. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Ocean City Home Bank IRA or any other IRA to purchase common stock should contact the Conversion Center for assistance at least two weeks before the [DATE1], 2008 offering expiration date because processing such transactions takes additional time. Whether or not you may use retirement funds for the purchase of shares in the offering depends on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

How We Determined the Offering Range and the $9.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. RP Financial will receive fees totaling $50,000 for its appraisal report, plus $5,000 for each appraisal update (of which there will be at least one) and reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. RP Financial has not received any other compensation from us in the past two years.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our conversion application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

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In connection with its appraisal, RP Financial reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that RP Financial deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

RP Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of new Ocean Shore Holding after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of new Ocean Shore Holding, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 6.8% and 3.4%, respectively, of the shares of new Ocean Shore Holding common stock sold in the offering. The new equity incentive plan is assumed to grant options to purchase the equivalent of 8.5% of the shares of new Ocean Shore Holding common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Consistent with Office of Thrift Supervision appraisal guidelines, the RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between Ocean Shore Holding and the peer group. The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic region of the United States. The peer group included companies with:

•	average assets of $622 million;

•	average nonperforming assets of 0.70% of total assets;

•	average loans of 63.4% of total assets;

•	average tangible equity of 10.3% of total assets; and

•	average core income of 0.54% of average assets.

RP Financial prepared a valuation dated October 24, 2008. RP Financial has advised us that the estimated pro forma market value, or valuation range, of our common stock, including shares sold in the offering and exchange shares, ranged from a minimum of $63.5 million to a maximum of $85.9 million, with a midpoint of $74.7 million. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 57.2% ownership interest that OC Financial MHC has in Ocean Shore Holding. The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of Ocean Shore Holding common stock owned by OC Financial MHC and the $9.00 price per share, the minimum of the offering range is 4,037,500 shares, the midpoint of the offering range is 4,750,000 shares and the maximum of the offering range is 5,462,500 shares. RP Financial will update its independent valuation before we complete our offering.

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The following table presents a summary of selected pricing ratios for the peer group companies and for all publicly traded thrifts and the resulting pricing ratios for new Ocean Shore Holding reflecting the pro forma impact of the offering, as calculated by RP Financial in its appraisal report of October 24, 2008. Compared to the average pricing ratios of the peer group, Ocean Shore Holding’s pro forma pricing ratios at the maximum of the offering range indicated a premium of 26.0 % on a price-to-earnings basis, a discount of 6.4% on a price-to-core earnings basis, a discount of 11.5% on a price-to-book value basis and a discount of 18.6% on a price-to-tangible book value basis.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Ocean Shore Holding (pro forma) (1):
Minimum	16.93	x	13.38	x	67.18%	67.18%
Midpoint	19.22		15.30		74.65	74.65
Maximum	21.35		17.12		81.33	81.33

Peer group companies as of October 24, 2008 (2):
Average	16.95		18.30		91.92	99.90
Median	12.73		12.13		93.70	102.57

All fully-converted, publicly-traded thrifts as of October 24, 2008 (2):
Average	15.69		16.73		72.44	84.16
Median	12.52		12.96		68.18	74.85

(1)	Based on Ocean Shore Holding financial data as of and for the 12 months ended September 30, 2008.
(2)	Based on earnings for the 12 months ended June 30, 2008 and book value and tangible book value as of June 30, 2008.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $9.00 per share. The purchase price of $9.00 per share was determined by us, taking into account, among other factors, the market price of our stock prior to adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.8480 to a maximum of 1.1473 shares of new Ocean Shore Holding common stock for each current share of Ocean Shore Holding common stock, with a midpoint of 0.9977. Based upon this exchange ratio, we expect to issue between 3,021,022 and 4,087,265 shares of new Ocean Shore Holding common stock to the holders of Ocean Shore Holding common stock outstanding immediately prior to the completion of the conversion and offering.

Our board of directors considered the appraisal when recommending that shareholders and depositors approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

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If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Delivery of Certificates

A certificate representing the common stock purchased in the offering will be mailed by our transfer agent to the address designated by the subscriber on the stock order form as soon as practicable following completion of the conversion and offering. Our transfer agent will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock will have commenced.

Conversion Center

If you have any questions regarding the conversion and offering, please call our Conversion Center. The toll-free telephone number is (    )             . The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time, except for bank holidays.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year

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following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. If any options previously granted under the 2005 Equity Incentive Plan are exercised during the first year following the conversion and offering, they will be funded with newly issued shares, as the Office of Thrift Supervision does not view pre-existing stock options as an extraordinary circumstance or compelling business purpose for a stock repurchase in the first year after conversion. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.

Restrictions on Transfer of Shares Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers and their associates will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their accounts with Ocean City Home Bank as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of conversion, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended

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that the conversion will be effected through various mergers. Completion of the conversion and offering is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to New Jersey tax laws, that no gain or loss will be recognized by Ocean City Home Bank, Ocean Shore Holding or OC Financial MHC as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Ocean City Home Bank, Ocean Shore Holding, OC Financial MHC, new Ocean Shore Holding, persons receiving subscription rights and shareholders of Ocean Shore Holding.

Kilpatrick Stockton LLP has issued an opinion to Ocean Shore Holding, OC Financial MHC and new Ocean Shore Holding that, for federal income tax purposes:

1.	the conversion of OC Financial MHC from mutual form to a federal interim stock savings association (“interim association 1”) will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by OC Financial MHC by reason of such conversion;

2.	the merger of interim association 1 with and into Ocean City Home Bank will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by OC Financial MHC or Ocean City Home Bank by reason of such merger;

3.	the conversion of Ocean Shore Holding to a federal interim stock savings association (“interim association 2”) will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Ocean Shore Holding by reason of such conversion;

4.	the merger of interim association 2 with and into Ocean City Home Bank will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Ocean Shore Holding or Ocean City Home Bank by reason of such merger;

5.	the merger of an interim federal stock savings association formed as a wholly owned subsidiary of new Ocean Shore Holding (“interim association 3”) with and into Ocean City Home Bank (the “bank merger”) will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code or as an exchange under Section 351 of the Internal Revenue Code, and no gain or loss will be recognized by interim association 3, Ocean City Home Bank or new Ocean Shore Holding by reason of the bank merger;

6.	no gain or loss will be recognized by the current shareholders of Ocean Shore Holding upon the receipt of shares of common stock of new Ocean Shore Holding pursuant to the bank merger, except to the extent of any cash received in lieu of a fractional share interest in new Ocean Shore Holding;

7.	the aggregate tax basis of the shares of new Ocean Shore Holding common stock to be received by the current shareholders of Ocean Shore Holding will be the same as the aggregate tax basis of the Ocean Shore Holding common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest in Ocean Shore Holding for which cash is received;

8.	the holding period of the shares of new Ocean Shore Holding common stock to be received by the current shareholders of Ocean Shore Holding will include the holding period of the shares of Ocean Shore Holding common stock, provided that Ocean Shore Holding common stock was held as a capital asset on the date of the bank merger;

9.

a holder of shares of Ocean Shore Holding common stock who receives cash in lieu of a fractional share of new Ocean Shore Holding common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Ocean

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Shore Holding allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the bank merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of Ocean Shore Holding common stock is more than one year on the date of the bank merger;

10.	no gain or loss will be recognized by new Ocean Shore Holding upon the sale of shares of common stock in the offering;

11.	no gain or loss will be recognized by depositors of Ocean City Home Bank upon the issuance to them of interests in the liquidation account in Ocean City Home Bank pursuant to the merger of interim association 3 into Ocean City Home Bank;

12.	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of new Ocean Shore Holding to be issued to eligible account holders, supplemental eligible account holders and other depositors is zero and, accordingly, that no income will be recognized by eligible account holders, supplemental eligible account holders and other depositors upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

13.	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the offering.

The statements set forth in paragraphs (12) and (13) above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Grant Thornton LLP has issued an opinion to us to the effect that, more likely than not, the income tax consequences under New Jersey law of the conversion are not materially different than for federal tax purposes.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The opinions of Kilpatrick Stockton LLP and Grant Thornton LLP are filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time prior to the submission of proxy materials to the members of OC Financial MHC and shareholders of Ocean Shore Holding. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the

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Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time prior to the earlier of the date of the special meeting of shareholders and the date of the special meeting of members of OC Financial MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of OC Financial MHC approve the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

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Comparison of Shareholders’ Rights

As a result of the conversion, current holders of Ocean Shore Holding common stock will become shareholders of new Ocean Shore Holding. There are certain differences in shareholder rights arising from distinctions between the federal stock charter and bylaws of Ocean Shore Holding and the certificate of incorporation and bylaws of new Ocean Shore Holding and from distinctions between laws with respect to federally chartered savings and loan holding companies and New Jersey law.

In some instances, the rights of shareholders of new Ocean Shore Holding will be less than the rights shareholders of Ocean Shore Holding currently have. The decrease in shareholder rights under the New Jersey certificate of incorporation and bylaws are not mandated by New Jersey law but have been chosen by management as being in the best interest of new Ocean Shore Holding. In some instances, the differences in shareholder rights may increase management rights. In other instances, the provisions in new Ocean Shore Holding’s certificate of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of new Ocean Shore Holding and its shareholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the certificate of incorporation and bylaws of new Ocean Shore Holding and New Jersey law.

Authorized Capital Stock. The authorized capital stock of both the current Ocean Shore Holding and new Ocean Shore Holding consists of 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Ocean Shore Holding’s charter and new Ocean Shore Holding’s certificate of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, OC Financial MHC is required to own not less than a majority of the outstanding common stock of Ocean Shore Holding. There will be no such restriction applicable to new Ocean Shore Holding following consummation of the conversion, as OC Financial MHC will cease to exist.

New Ocean Shore Holding’s certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of new Ocean Shore Holding, whereas Ocean Shore Holding’s federal stock charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, new Ocean Shore Holding could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of the capital stock of new Ocean Shore Holding could be issued directly to directors or officers without shareholder approval. The rules of the Nasdaq Stock Market, however, generally require listed companies, like new Ocean Shore Holding will be, to obtain shareholder approval of most stock-related compensation plans for directors,

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officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plan discussed in this prospectus to shareholders for their approval.

Neither the federal stock charter and bylaws of Ocean Shore Holding nor the certificate of incorporation and bylaws of new Ocean Shore Holding provide for preemptive rights to shareholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of Ocean Shore Holding nor the certificate of incorporation of new Ocean Shore Holding permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Ocean City Home Bank to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. Ocean City Home Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect new Ocean Shore Holding because dividends from Ocean City Home Bank will be a primary source of funds for the payment of dividends to the shareholders of new Ocean Shore Holding.

New Jersey law generally provides that, unless otherwise restricted in a corporation’s certificate of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to shareholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.

Board of Directors. The bylaws of Ocean Shore Holding and the certificate of incorporation of new Ocean Shore Holding each require the board of directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of Ocean Shore Holding and the bylaws of new Ocean Shore Holding, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present. Any director of Ocean Shore Holding so chosen shall hold office until the next annual meting of shareholders, and any director of new Ocean Shore Holding so chosen shall hold office until the next annual meting of shareholders and until his or her successor shall have been elected and qualified.

The bylaws of both Ocean Shore Holding and new Ocean Shore Holding provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

In addition, the bylaws of both Ocean Shore Holding and new Ocean Shore Holding require that a majority of the directors reside in New Jersey. These provisions may prevent shareholders from nominating themselves or persons of their choosing for election to the board of directors.

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Under the bylaws of Ocean Shore Holding, directors may be removed only for cause by the vote of the holders of a majority of the outstanding voting shares at a meeting of shareholders called for such purpose. The certificate of incorporation of new Ocean Shore Holding provides that any director may be removed by shareholders only for cause upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote in the election of directors. The higher vote threshold will make it more difficult for shareholders to remove directors and replace them with their own nominees.

Limitations on Liability. The certificate of incorporation of new Ocean Shore Holding provides that, to the fullest extent permitted under New Jersey law, the directors and officers of new Ocean Shore Holding shall have no personal liability to new Ocean Shore Holding or its shareholders for damages for breach of any duty owed to new Ocean Shore Holding or its shareholders, provided that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (1) in breach of the director’s or officer’s duty of loyalty to new Ocean Shore Holding or its shareholders, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit.

Currently, federal law does not permit federally chartered savings and loan holding companies like Ocean Shore Holding to limit the personal liability of directors in the manner provided by New Jersey law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that Ocean Shore Holding must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Ocean Shore Holding or its shareholders. Ocean Shore Holding also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Ocean Shore Holding is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

The certificate of incorporation of new Ocean Shore Holding provides that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under New Jersey law. Such indemnification includes the advancement of expenses. The certificate of incorporation of new Ocean Shore Holding also provides that new Ocean Shore Holding will indemnify its employees and agents and any director, officer, employee or agent of any other entity to such extent as shall be authorized by the board of directors and be permitted by law.

Special Meetings of Shareholders. The bylaws of Ocean Shore Holding provide that special meetings of the shareholders of Ocean Shore Holding may be called by the Chairman, President, a majority of the board of directors or the holders of not less than ten percent of the outstanding capital stock of Ocean Shore Holding entitled to vote at the meeting. The bylaws of new Ocean Shore Holding provide that special meetings of shareholders may be called by the Chairman, the President or a majority of the board of directors. In addition, New Jersey law provides that a special meetings of shareholders may be called by a court upon the application of the holders of not less than 10% of all the shares entitled to vote at a meeting.

Shareholder Nominations and Proposals. The bylaws of Ocean Shore Holding provide an advance notice procedure for shareholders to nominate directors or bring other business before an annual or special meeting of shareholders of Ocean Shore Holding. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Ocean Shore Holding board of directors or by a shareholder who has given appropriate notice to Ocean Shore Holding before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given Ocean Shore Holding appropriate notice of

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its intention to bring that business before the meeting. Ocean Shore Holding’s secretary must receive notice of the nomination or proposal at least 30 days before the date of the annual meeting; provided, however, that if less than 40 days’ notice of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

New Ocean Shore Holding’s bylaws establish a similar advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of new Ocean Shore Holding. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the new Ocean Shore Holding board of directors or by a shareholder who has given appropriate notice to new Ocean Shore Holding before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given new Ocean Shore Holding appropriate notice of its intention to bring that business before the meeting. New Ocean Shore Holding’s secretary must receive notice of the nomination or proposal not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if less than 71 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to new Ocean Shore Holding concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide new Ocean Shore Holding with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives new Ocean Shore Holding’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Shareholder Action Without a Meeting. Under New Jersey law, action may be taken by shareholders of new Ocean Shore Holding without a meeting if all shareholders entitled to vote on the action give written consent to taking such action without a meeting. Similarly, the Bylaws of Ocean Shore Holding provide that action may be taken by shareholders without a meeting if all shareholders entitled to vote on the matter consent to the taking of such action without a meeting.

Shareholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to Ocean Shore Holding, provides that shareholders holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares may inspect and make extracts from specified books and records of a federally chartered savings and loan associations after proper written notice for a proper purpose.

Under New Jersey law, a shareholder who has been a shareholder for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least five days’ written notice, to inspect in person or by agent or attorney the minutes of the proceedings of the corporation’s shareholders and its record of shareholders. Irrespective of the period such shareholder has held Ocean Shore Holding stock or the amount of stock such shareholder holds, a court may, upon proof of proper purpose, compel production for examination by the shareholder of the books and records of account, minutes and record of shareholders of Ocean Shore Holding.

Limitations on Voting Rights. The certificate of incorporation of new Ocean Shore Holding provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new Ocean Shore Holding or any subsidiary or a trustee of a plan.

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In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of new Ocean Shore Holding’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

The charter of Ocean Shore Holding provides that, for a period of five years from the effective date of Ocean Shore Holding’s minority stock offering (that is, through December 21, 2009) no person, other than OC Financial MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Ocean Shore Holding or any subsidiary.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the board of directors of Ocean Shore Holding and the holders of two-thirds of the outstanding stock of Ocean Shore Holding entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits Ocean Shore Holding to merge with another corporation without obtaining the approval of its shareholders if:

•	it does not involve an interim savings institution;

•	the charter of Ocean Shore Holding is not changed;

•

each share of Ocean Shore Holding stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of Ocean Shore Holding after such effective date; and

•

either: (a) no shares of voting stock of Ocean Shore Holding and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of Ocean Shore Holding to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Ocean Shore Holding outstanding immediately before the effective date of the transaction.

The certificate of incorporation of new Ocean Shore Holding requires the affirmative vote of at least 80% of the outstanding shares for new Ocean Shore Holding to enter into any merger, consolidation, liquidation or dissolution or any action that would result in the sale or other disposition of all or substantially all of the assets of new Ocean Shore Holding unless the transaction is approved by two-thirds of the entire board of directors, in which case such transactions shall only require the shareholder vote, if any, as would be required under New Jersey law. Under New Jersey law, a merger or consolidation of new Ocean Shore Holding requires approval of a majority of the votes cast by shareholders, except that no approval by shareholders is required for a merger if:

•	the plan of merger does not make an amendment of the certificate of incorporation that would be required to be approved by the shareholders;

•

each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after;

•

the number of shares that entitle their holders to vote unconditionally in the election of directors (“voting shares”) outstanding immediately after the merger, plus the number of voting shares issuable

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on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting shares outstanding immediately before the merger; and

•

the number of shares entitling holders to participate in distributions without limitation (“participating shares”) outstanding immediately after the merger, plus the number of participating shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of participating shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the shareholders shall not be required to authorize a merger with or into a 90% owned subsidiary of new Ocean Shore Holding.

Under New Jersey law, a sale of all or substantially all of new Ocean Shore Holding’s assets other than in the ordinary course of business, or a voluntary dissolution of new Ocean Shore Holding, requires the approval of its board of directors and the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon.

Business Combinations with Interested stockholders. Both New Jersey law and the certificate of incorporation of new Ocean Shore Holding prohibit any merger, consolidation, sale, liquidation, or dissolution with any “interested stockholder” for a period of five years following the interested stockholder’s stock acquisition date unless the business combination is approved by the board of directors prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested stockholder are also considered to be interested stockholders. In addition, new Ocean Shore Holding’s certificate of incorporation requires that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by the board of directors prior to the interested stockholder’s stock acquisition date and thereafter approval by shareholders; (ii) approval by the affirmative vote of the holders of at least two-thirds of the voting shares not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in the certificate of incorporation.

Neither the charter or bylaws of Ocean Shore Holding nor the federal laws and regulations applicable to Ocean Shore Holding contain a provision that restricts business combinations between Ocean Shore Holding and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to Ocean Shore Holding generally provides that a shareholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the shareholders of a federally chartered savings and loan association that is listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the shareholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or any combination of such shares of stock and cash.

Under New Jersey law, shareholders of new Ocean Shore Holding have the right to dissent from any plan of merger or consolidation to which new Ocean Shore Holding is a party, and to demand payment for the fair value of their shares. However, unless the certificate of incorporation otherwise provides, New Jersey law provides that shareholders do not have a right to dissent from any plan of merger or consolidation with respect to shares (1) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders; or (2) for which, pursuant to the plan of merger or consolidation, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities. In addition, New Jersey law provides that, unless the certificate of incorporation provides otherwise,

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shareholders of a surviving corporation do not have the right to dissent from a plan of merger if the merger did not require for its approval the vote of such shareholders. In addition, unless a corporation’s certificate of incorporation provides otherwise, New Jersey law provides that shareholders do not have a right to dissent from any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation (1) with respect to shares of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders; (2) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for (x) cash or (y) shares, obligations or other securities which, upon consummation of the plan of dissolution, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities; or (3) from a sale pursuant to an order of a court having jurisdiction. New Ocean Shore Holding’s certificate of incorporation and bylaws are silent as to dissenters’ rights.

Evaluation of Offers; Other Corporate Constituencies. The certificate of incorporation of new Ocean Shore Holding provides that its directors, in discharging their duties to new Ocean Shore Holding and in determining what they reasonably believe to be in the best interest of new Ocean Shore Holding, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on new Ocean Shore Holding’s employees, suppliers, creditors and customers; (b) the effects of the action on the communities in which new Ocean Shore Holding operates; and (c) the long-term as well as the short-term interests of new Ocean Shore Holding and its shareholders, including the possibility that these interests may best be served by the continued independence of new Ocean Shore Holding. If on the basis of these factors the board of directors determines that any proposal or offer to acquire new Ocean Shore Holding is not in the best interest of new Ocean Shore Holding, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

By having these standards in the certificate of incorporation of new Ocean Shore Holding, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of new Ocean Shore Holding, even if the price offered is significantly greater than the market price of any equity security of new Ocean Shore Holding.

Amendment of Governing Instruments. No amendment of the charter of Ocean Shore Holding may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The certificate of incorporation of new Ocean Shore Holding generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Sections 3.04 (limitation on common stock voting rights), 5.04 (classification of board of directors and director terms) or 5.06 (director considerations in evaluating offers), or Articles VII (certain shareholder voting requirements), VIII (elimination of director and officer liability), IX (indemnification of directors, officers, employees and agents) and X (amendment of bylaws), must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the certificate of incorporation without any action by the shareholders to the fullest extent allowed under New Jersey law.

The bylaws of Ocean Shore Holding may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the shareholders of Ocean Shore Holding at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of new Ocean Shore Holding may be amended by the affirmative vote of two-thirds of the full board of directors or by the vote of the holders of not less than 80% of the votes cast by holders of the capital stock of new Ocean Shore Holding entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the shareholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

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Restrictions on Acquisition of New Ocean Shore Holding

General

Certain provisions in the certificate of incorporation and bylaws of new Ocean Shore Holding may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Certificate of Incorporation and Bylaws of New Ocean Shore Holding

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our certificate of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new Ocean Shore Holding or any subsidiary or a trustee of a plan.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of new Ocean Shore Holding.

Filling of Vacancies; Removal. Our certificate of incorporation provides that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Our certificate of incorporation provides that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of 80% of the shares entitled to vote in the election of director. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that no person will be eligible to serve on the board of directors who has in the past 10 years been subject to a supervisory action by a financial regulatory agency that involved dishonesty or breach of trust, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime, or has been found by a regulatory agent or a court to have breached a fiduciary duty involving personal profit or committed a willful violation of any law governing banking, securities, commodities or insurance. In addition, our bylaws require that a majority of the directors must reside in New Jersey. These provisions contained in our bylaws may prevent shareholders from nominating themselves or persons of their choosing for election to the board of directors.

Elimination of Cumulative Voting. Our certificate of incorporation provides that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a shareholder group to elect a director nominee.

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Special Meetings of Shareholder. Our shareholders must act only through an annual or special meeting. Special meetings of shareholders may only be called by the Chairman, the President, a majority of the board of directors or by a court upon the application of the holders of not less than 10% of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of shareholders may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Amendment of Certificate of Incorporation. Our certificate of incorporation provides that certain amendments to our certificate of incorporation relating to a change in control of us must be approved by at least 80% of the outstanding shares entitled to vote.

Advance Notice Provisions for Shareholder Nominations and Proposals. Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a shareholder who has given appropriate notice to us before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given us appropriate notice of the shareholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 60 days nor more than 90 days before the anniversary date of the prior year’s annual meeting; provided, however, that if less than 71 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our certificate of incorporation authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Business Combinations; Business Combinations with Interested stockholders. Our certificate of incorporation generally requires the affirmative vote of at least 80% of the outstanding shares for new Ocean Shore Holding to enter into any merger, consolidation, liquidation or dissolution or any action that would result in the sale or other disposition of all or substantially all of the assets of new Ocean Shore Holding unless the transaction is approved by two-thirds of the entire board of directors, in which case such transactions shall only require the shareholder vote, if any, as would be required under New Jersey law.

In addition, New Jersey law and our certificate of incorporation prohibit any merger, consolidation, sale, liquidation, or dissolution with any “interested stockholder” for a period of five years following the interested stockholder’s stock acquisition date unless the business combination is approved by the board of directors prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested stockholder are also considered to be interested stockholders. New Jersey law and our certificate of incorporation also require

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that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by the board of directors prior to the interested stockholder’s stock acquisition date and thereafter approval by shareholders; (ii) approval by the affirmative vote of the holders of at least two-thirds of the voting shares not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in our certificate of incorporation.

New Jersey State Law

New Jersey law restricts mergers, consolidations, sales, liquidations, or dissolutions involving any “interested stockholder”. See “Certificate of Incorporation and Bylaws of New Ocean Shore Holding—Business Combinations; Business Combinations with Interested stockholders,” above.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of New Ocean Shore Holding Capital Stock

The common stock of new Ocean Shore Holding represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

General

New Ocean Shore Holding is authorized to issue 25,000,000 shares of common stock having a par value of $0.01 per share and 5,000,000 shares of preferred stock having a par value of $0.01. Each share of new Ocean Shore Holding’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion and reorganization, all stock will be duly authorized, fully paid and nonassessable. New Ocean Shore Holding will not issue any shares of preferred stock in the conversion and offering.

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Common Stock

Dividends. New Ocean Shore Holding can pay dividends if, as and when declared by its board of directors. The payment of dividends by new Ocean Shore Holding is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of new Ocean Shore Holding will be entitled to receive and share equally in dividends declared by the board of directors of new Ocean Shore Holding. If new Ocean Shore Holding issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of new Ocean Shore Holding will possess exclusive voting rights in new Ocean Shore Holding. They will elect new Ocean Shore Holding’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of New Ocean Shore Holding,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If new Ocean Shore Holding issues preferred stock, holders of new Ocean Shore Holding preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Ocean City Home Bank, new Ocean Shore Holding, as the sole holder of Ocean City Home Bank’s capital stock, would be entitled to receive all of Ocean City Home Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Ocean City Home Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of new Ocean Shore Holding, the holders of its common stock would be entitled to receive all of the assets of new Ocean Shore Holding available for distribution after payment or provision for payment of all its debts and liabilities. If new Ocean Shore Holding issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of new Ocean Shore Holding will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

New Ocean Shore Holding will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of new Ocean Shore Holding will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

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Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Stockton LLP. Grant Thornton LLP has provided an opinion to us regarding the New Jersey income tax consequences of the conversion. Kilpatrick Stockton LLP and Grant Thornton LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Luse Gorman Pomerenk & Schick, P.C., Washington, DC.

Experts

The consolidated financial statements of Ocean Shore Holding Co. as of December 31, 2007 and 2006, and for each of the years in the three year period ended December 31, 2007 included in this prospectus and elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RP Financial has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

OC Financial MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

A copy of the plan of conversion is available without charge from Ocean City Home Bank by contacting the Stock Information Center.

The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

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Index to Financial Statements of

Ocean Shore Holding Co.

Page
Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007 and 2006	F-2

Consolidated Statements of Operations for the Six Months ended June 30, 2008 and 2007 (unaudited) and for the Years Ended December 31, 2007, 2006 and 2005	F-3

Consolidated Statements of Changes in Stockholders’ Equity for the Six Months ended June 30, 2008 (unaudited) and for the Years Ended December 31, 2007, 2006 and 2005	F-4

Consolidated Statements of Cash Flows for the Six Months ended June 30, 2008 and 2007 (unaudited) and for the Years Ended December 31, 2007, 2006 and 2005	F-6

Notes to Consolidated Financial Statements	F-8

*  *  *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for new Ocean Shore Holding Co. have not been included in this prospectus because new Ocean Shore Holding Co., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Ocean Shore Holding Co. and subsidiaries:

We have audited the accompanying consolidated statements of financial condition of Ocean Shore Holding Co. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ocean Shore Holding Co. and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Philadelphia, PA

March 20, 2008, except for Note 20, as to which the date is September 12, 2008

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2008	2007	2006
	(unaudited)
ASSETS
Cash and amounts due from depository institutions	$10,978,129	$9,540,392	$15,656,934
Federal funds sold	—	—	17,700,000

Cash and cash equivalents	10,978,129	9,540,392	33,356,934
Investment securities held to maturity estimated fair value—2008, $12,580 (unaudited)	12,580	—	—
Investment securities available for sale amortized cost—2008, $14,220,208 (unaudited); 2007, $23,362,218; 2006, $23,683,154	11,681,195	22,272,694	23,759,615
Mortgage-backed securities held to maturity estimated fair value—2008, $4,308,994 (unaudited); 2007, $4,612,137; 2006, $5,152,021	4,394,306	4,656,553	5,266,063
Mortgage-backed securities available for sale amortized cost—2008, $27,380,172 (unaudited) 2007, $31,934,295; 2006, $39,608,982	27,331,245	31,986,083	39,105,325
Loans—net of allowance for loan losses at June 30, 2008, $2,468,213 (unaudited); $2,307,225 and $2,049,913 at December 31, 2007 and 2006	567,312,042	528,057,505	433,342,427
Accrued interest receivable:
Loans	2,128,707	2,067,470	1,761,993
Mortgage-backed securities	142,406	162,095	194,588
Investment securities	328,946	414,532	308,590
Federal Home Loan Bank stock—at cost	8,012,700	6,518,500	3,480,900
Office properties and equipment—net	10,598,583	9,621,383	10,181,236
Prepaid expenses and other assets	2,528,133	2,582,282	2,585,881
Cash surrender value of life insurance	10,643,902	10,433,849	7,600,447
Deferred tax asset	1,743,753	1,209,248	1,316,049

TOTAL ASSETS	$657,836,627	$629,522,586	$562,260,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Non-interest bearing deposits	$59,477,441	$26,809,176	$35,223,842
Interest bearing deposits	354,258,015	388,421,582	381,800,409
Advances from Federal Home Loan Bank	149,190,000	120,230,000	54,000,000
Junior subordinated debentures	15,464,000	15,464,000	15,464,000
Securities sold under agreements to repurchase	7,250,000	8,000,000	7,090,000
Advances from borrowers for taxes and insurance	3,228,863	2,832,905	2,356,247
Accrued interest payable	1,332,694	1,204,878	904,205
Other liabilities	4,084,304	3,512,931	2,870,831

Total liabilities	594,285,317	566,475,472	499,709,534

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 25,000,000 shares authorized, 8,762,742 shares issued; 8,336,355 (unaudited) shares outstanding at June 30, 2008; 8,362,080 and 8,593,819 shares outstanding at December 31, 2007 and 2006	87,627	87,627	87,627
Additional paid in capital	38,264,297	37,968,848	37,299,692
Retained earnings—partially restricted	34,962,275	33,572,429	30,781,914
Treasury stock—at cost: 426,387 (unaudited) shares at June 30, 2008; 400,662 and 168,923 shares at December 31, 2007 and 2006	(5,204,152)	(4,939,626)	(2,190,882)
Common stock acquired by employee benefit plans	(2,404,490)	(2,518,990)	(2,747,990)
Deferred compensation plans trust	(475,521)	(460,147)	(416,420)
Accumulated other comprehensive loss	(1,678,726)	(663,027)	(263,427)

Total stockholders’ equity	63,551,310	63,047,114	62,550,514

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$657,836,627	$629,522,586	$562,260,048

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
INTEREST AND DIVIDEND INCOME:
Taxable interest and fees on loans	$16,082,828	$13,268,772	$28,117,993	$25,223,680	$21,169,444
Taxable interest on mortgage-backed securities	851,600	1,041,440	1,985,201	1,800,582	2,163,266
Non-taxable interest on municipal securities	46,782	72,140	144,999	202,960	397,285
Taxable interest and dividends on investments securities	830,630	1,283,789	2,370,736	2,611,463	2,541,896

Total interest and dividend income	17,811,840	15,666,140	32,618,929	29,838,685	26,271,891

INTEREST EXPENSE:
Deposits	5,390,159	6,245,948	12,558,336	10,963,333	8,120,550
Advances from Federal Home Loan Bank, securities sold under agreements to repurchase and other borrowed money	3,471,158	2,112,337	4,922,540	3,656,267	2,896,182

Total interest expense	8,861,317	8,358,285	17,480,876	14,619,600	11,016,732

NET INTEREST INCOME	8,950,523	7,307,855	15,138,053	15,219,085	15,255,159
PROVISION FOR LOAN LOSSES	158,600	150,000	260,575	300,000	300,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,791,923	7,157,855	14,877,478	14,919,085	14,955,159

OTHER INCOME:
Service charges	808,407	773,359	1,641,233	1,531,754	1,541,411
Cash surrender value of life insurance	210,053	170,600	368,402	261,353	261,681
Loss on sale of securities	(50,251)	—	—	—	—
Impairment Charge on AFS Securities	(312,965)	—	—	—	—
Other	321,997	290,918	612,095	538,568	513,225

Total other income	977,241	1,234,877	2,621,730	2,331,675	2,316,317

OTHER EXPENSES:
Salaries and employee benefits	3,976,391	3,837,283	7,557,094	7,626,087	7,034,024
Occupancy and equipment	1,511,257	1,430,239	2,898,881	2,715,245	2,500,408
Federal insurance premiums	24,057	25,530	49,717	53,814	57,267
Advertising	186,169	234,074	443,972	425,114	398,611
Professional services	367,948	320,342	661,336	593,970	809,736
Charitable contributions	60,000	60,000	122,124	115,587	134,454
Other operating expenses	663,495	633,117	1,336,132	1,276,414	1,266,316

Total other expenses	6,789,317	6,540,585	13,069,256	12,806,231	12,200,816

INCOME BEFORE INCOME TAXES	2,979,847	1,852,146	4,429,952	4,444,529	5,070,660

INCOME TAXES:
Current	1,064,194	592,047	1,321,698	2,127,636	1,818,016
Deferred	96,845	140,117	317,740	(831,676)	176,669

Total income taxes	1,161,039	732,164	1,639,438	1,295,960	1,994,685

NET INCOME	$1,818,808	$1,119,982	$2,790,514	$3,148,569	$3,075,975

Earnings per share basic	$0.23	$0.14	$0.34	$0.38	$0.37
Earnings per share diluted	$0.22	$0.14	$0.34	$0.37	$0.36

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005 AND THE SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Common Stock Acquired for Employee Benefit Plans	Deferred Compensation Plans Trust	Accumulated Other Comprehensive Income (Loss)	Total Equity
BALANCE—January 1, 2005	$87,627	$38,387,523	$24,557,370	$—	$(3,205,990)	$(321,260)	$289,966	$59,795,236
Comprehensive income:
Net income	—	—	3,075,975	—	—	—	—	3,075,975
Other comprehensive loss—
Unrealized holding loss arising during the period (net of tax of $(412,565))	—	—	—	—	—	—	(662,918)	(662,918)

Comprehensive income:								2,413,057
Excess of fair value above cost of ESOP shares committed to be released	—	22,213	—	—	—	—	—	22,213
Excess of fair value below cost of restricted shares	—	(17,388)	—	—	—	—	—	(17,388)
Unallocated ESOP shares committed to employees	—	—	—	—	229,000	—	—	229,000
Purchase of restricted stock shares	—	—	—	—	(1,987,080)	—	—	(1,987,080)
Restricted stock shares	—	—	—	—	165,590	—	—	165,590
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(52,347)	—	(52,347)

BALANCE—December 31, 2005	$87,627	$38,392,348	$27,633,345	$—	$(4,798,480)	$(373,607)	$(372,951)	$60,568,282

Comprehensive income:
Net income	—	—	3,148,569	—	—	—	—	3,148,569
Other comprehensive gain—
Unrealized holding loss arising during the period (net of tax of $80,310)	—	—	—	—	—	—	109,524	109,524

Comprehensive income:								3,258,093
Reclassification upon adoption of SFAS 123 (R)	—	(1,821,490)	—	—	1,821,490	—	—	—
Purchase of treasury stock	—	—	—	(2,190,882)	—	—	—	(2,190,882)
Unallocated ESOP shares committed to employees	—	—	—	—	229,000	—	—	229,000
Excess of fair value above cost of ESOP shares committed to be released	—	57,021	—	—	—	—	—	57,021
Restricted stock shares	—	397,425	—	—	—	—	—	397,425
Stock options	—	274,388	—	—	—	—	—	274,388
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(42,813)	—	(42,813)

BALANCE—December 31, 2006	$87,627	$37,299,692	$30,781,914	$(2,190,882)	$(2,747,990)	$(416,420)	$(263,427)	$62,550,514

Comprehensive income:
Net income	—	—	2,790,514	—	—	—	—	2,790,514
Other comprehensive loss—
Unrealized holding loss arising during the period (net of tax of ($210,940))	—	—	—	—	—	—	(399,600)	(399,600)

Comprehensive income:								2,390,914
Purchase of treasury stock	—	—	—	(2,748,744)	—	—	—	(2,748,744)
Unallocated ESOP shares committed to employees	—	—	—	—	229,000	—	—	229,000
Restricted Stock APIC Adjustment	—	9,147	—	—	—	—	—	9,147
Excess of fair value above cost of ESOP shares committed to be released	—	46,144	—	—	—	—	—	46,144
Restricted stock shares	—	397,425	—	—	—	—	—	397,425
Stock options	—	216,440	—	—	—	—	—	216,440
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(43,726)	—	(43,726)

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005 AND THE SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED)—

(Continued)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Common Stock Acquired for Employee Benefit Plans	Deferred Compensation Plans Trust	Accumulated Other Comprehensive Income (Loss)	Total Equity
BALANCE—December 31, 2007	$87,627	$37,968,848	$33,572,428	$(4,939,626)	$(2,518,990)	$(460,146)	$(663,027)	$63,047,114

(2008 activity is unaudited)
Cumulative effect of the adoption of EITF 06-4	—	—	(250,194)	—	—	—	—	(250,194)
Comprehensive income:
Net income	—	—	1,818,808	—	—	—	—	1,818,808
Other comprehensive loss—
Unrealized holding loss arising during the period (net of tax of ($659,503))	—	—	—	—	—	—	(1,203,666)	(1,203,666)
Other comprehensive loss—
Reclassification adjustment for other-than-temporary impairment (net of tax of $124,998)	—	—	—	—	—	—	187,967	187,967

Comprehensive income:								803,109
Purchase of treasury stock	—	—	—	(264,526)	—	—	—	(264,526)
Unallocated ESOP shares committed to employees	—	—	—	—	114,500	—	—	114,500
Excess of fair value above cost of ESOP shares committed to be released	—	(1,603)	—	—	—	—	—	(1,603)
Restricted stock shares	—	198,712	—	—	—	—	—	198,712
Stock options	—	98,340	—	—	—	—	—	98,340
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(15,374)	—	(15,374)
Current year dividends declared	—	—	(178,768)	—	—		—	(178,768)

BALANCE—June 30, 2008 (unaudited)	$87,627	$38,264,297	$34,962,274	$(5,204,152)	$(2,404,490)	$(475,520)	$(1,678,726)	$63,551,310

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
OPERATING ACTIVITIES:
Net income	$1,818,808	$1,119,982	$2,790,514	$3,148,569	$3,075,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	865,592	847,818	1,425,613	1,205,988	1,307,143
Provision for loan losses	158,600	150,000	260,575	300,000	300,000
Deferred income taxes	—	—	317,740	(831,676)	176,669
Stock based compensation expense	409,949	488,101	898,157	957,834	399,415
Impairment charge on AFS securities	312,965	—	—	—	—
Gain on call of AFS securities	(3,790)	—	—	—	—
Loss on sale of AFS securities	54,040	—	—	—	—
Loss on disposal of office properties and equipment		408	479	619	133
Cash surrender value of life insurance	(210,053)	(170,600)	(368,402)	(261,353)	(261,681)
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	44,037	(126,204)	(378,926)	(52,838)	(183,101)
Prepaid expenses and other assets	54,148	(1,104,830)	3,601	526,266	20,847
Accrued interest payable	127,817	110,250	300,673	69,083	14,109
Other liabilities	321,179	1,267,866	642,100	466,589	204,231

Net cash provided by operating activities	3,953,292	2,582,791	5,892,124	5,529,081	5,053,740

INVESTING ACTIVITIES:
Principal collected on mortgage-backed securities available for sale	4,525,873	3,825,312	7,605,065	7,999,728	13,882,718
Principal collected on mortgage-backed securities held to maturity	261,274	277,562	605,852	687,526	704,230
Loans originated, net of repayments	(37,510,774)	(31,357,456)	(82,686,474)	(21,875,712)	(69,928,963)
Purchases of:
Loans receivable	(2,307,378)	(1,484,000)	(12,667,798)	(76,471)	(1,998,709)
Mortgage-backed securities held to maturity	—	—	—	(788,431)	(3,993,750)
Investment securities held to maturity	(12,580)	(2,955,673)	(2,955,673)	(523,429)	(9,585,200)
Investment securities available for sale	—	(2,000,000)	(3,000,000)	(9,977,986)	(5,509,375)
Federal Home Loan Bank stock	(2,754,800)	(988,700)	(4,325,700)	(1,743,600)	(2,373,000)
Office properties and equipment	(1,410,183)	(116,945)	(315,061)	(2,588,650)	(1,090,327)
Life insurance contracts	—	(2,000,000)	(2,465,000)	—	(85,100)
Proceeds from sales of
Federal Home Loan Bank stock	1,260,600	121,500	1,288,100	885,500	2,851,800
Investment securities available for sale	7,642,571	—	—	—	—
Proceeds from maturities of
Investment securities held to maturity	—	—	3,018,000	5,081,031	13,674,450
Investment securities available for sale	1,137,855	3,000,000	3,159,329	23,685,686	12,030,803

Net cash provided by (used in) investing activities	(29,167,542)	(33,678,400)	(92,739,360)	765,192	(51,420,423)

(Continued)

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
FINANCING ACTIVITIES:
(Decrease) increase in deposits	$(1,495,303)	$396,131	$(1,793,493)	$110,349	$1,585,823
Increase (decrease) in securities sold under agreements to repurchase	(750,000)	(360,000)	910,000	(11,370,000)	(4,380,000)
Advances from Federal Home Loan Bank, net	28,960,000	18,000,000	66,230,000	27,000,000	17,000,000
Dividends paid	(178,768)	—	—	—	—
Purchase of shares by deferred compensation plans trust	(15,374)	(30,080)	(43,727)	(42,813)	(52,347)
Purchase of shares for restricted stock plan	—	—	—	—	(1,987,080)
Purchase of treasury stock	(264,526)	(1,156,503)	(2,748,744)	(2,190,882)	—
Increase in advances from borrowers for taxes and insurance	395,958	420,622	476,658	155,922	204,553

Net cash provided by financing activities	26,651,987	17,270,170	63,030,694	13,662,576	12,370,949

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,437,737	(13,825,439)	(23,816,542)	19,956,849	(33,995,734)
CASH AND CASH EQUIVALENTS—Beginning of period	9,540,392	33,356,934	33,356,934	13,400,085	47,395,819

CASH AND CASH EQUIVALENTS—End of period	$10,978,129	$19,531,495	$9,540,392	$33,356,934	$13,400,085

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$8,733,500	$8,248,035	$17,180,204	$14,550,516	$11,002,623

Income taxes	$916,055	$715,000	$1,281,000	$1,813,000	$1,701,720

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005

1. NATURE OF OPERATIONS AND THE REORGANIZATION

Ocean Shore Holding Co. (“Company”) is the federally chartered holding company for Ocean City Home Bank (“Bank”), a federally charted savings bank. The Company is a unitary savings and loan holding company and conducts its operations primarily through the Bank. The Bank has one active subsidiary, Seashore Financial Services, LLC, which receives commissions from the sale of insurance products.

On December 21, 2004, the Company completed its initial public offering, issuing a total of 8,762,742 shares of the Company’s common stock, consisting of 4,761,000 shares or 54.3% of total shares to OC Financial MHC, the mutual holding company parent of the Company, 343,499 shares or 3.9% of total shares to the Bank’s Employee Stock Ownership Plan, 166,492 shares or 1.9% of total shares to the Ocean City Home Charitable Foundation, and 3,491,751 shares or 39.8% of total shares to eligible depositors. The Company received $36.8 million of net proceeds in the offering.

The Bank’s market area consists of Atlantic and Cape May counties, New Jersey. Through an eight-branch network, the Bank operates as a retail banking concern in the communities of Ocean City and Marmora within Cape May County, and Linwood, Absecon, Ventnor and Egg Harbor Township within Atlantic County. The Bank is engaged in the business of attracting time and demand deposits from the general public, small businesses and municipalities, and investing such deposits primarily in residential mortgage loans, consumer loans and small commercial loans.

The Bank is subject to regulatory supervision and examination by the Office of Thrift Supervision (the “OTS”), its primary regulator, and the Federal Deposit Insurance Corporation (the “FDIC”) which insures its deposits. The Bank is a member of and owns capital stock in the Federal Home Loan Bank (the “FHLB”) of New York, which is one of the twelve regional banks that comprise the FHLB System.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements of the Company include the accounts of the Bank and the Bank’s wholly owned subsidiary, Seashore Financial LLC, and are presented in conformity with accounting principles generally accepted in the United States of America. Intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Statements—The accompanying unaudited consolidated interim financial statements and related notes thereto have been prepared by the Company pursuant to standards regarding interim financial reporting. Accordingly, the unaudited consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the years ended December 31, 2007 and 2006. The accompanying unaudited consolidated interim financial statements reflect all adjustments that are, in the opinion of the Company’s management, necessary to make estimates and assumptions that affect the amounts that are reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates. All adjustments were normal and recurring in nature. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for any future period or for the full fiscal year.

Use of Estimates in the Preparation of Financial Statements—The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

reported amounts of income and expenses during the reporting period. The most significant estimates and assumptions in the Company’s consolidated financial statements relate to the allowance for loan losses and deferred income taxes. Actual results could differ from those estimates.

Treasury Stock—Stock held in treasury by the Company is accounted for using the cost method, which treats stock held in treasury as a reduction to total stockholders’ equity.

On August 10, 2005, the Company’s Board of Directors approved the formation and funding of a trust that will purchase 171,749 shares of the Company’s common stock in the open market with funds contributed by the Company. As of June 30, 2008 and December 31, 2007, 171,300 shares had been purchased. The remaining 449 shares have not been awarded and may be purchased from time to time at the discretion of the independent trustee of the trust. The shares will be used to fund restricted stock awards under the Company’s 2005 Equity Incentive Plan.

On April 18, 2007, the Company announced that its board of directors approved the repurchase of up to 200,000 shares of the Company’s outstanding common stock, which is approximately 5% of outstanding shares not held by OC Financial MHC. The program began on April 30, 2007. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury. As of December 31, 2007, 174,275 shares have been repurchased. The Company completed the repurchase program with the purchase of 25,725 shares in the first quarter of 2008.

Concentration of Credit Risk—The majority of the Company’s loans are secured by real estate or made to businesses in Atlantic or Cape May Counties, New Jersey.

Investment and Mortgage-Backed Securities—The Company accounts for debt and equity securities as follows:

a. Held to Maturity—Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method over the estimated remaining term of the underlying security.

b. Available for Sale—Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available for sale. These securities are carried at fair value, which is based on market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and are reported net of tax in other comprehensive income. Upon the sale of securities, any unamortized premium or unaccreted discount is considered in the determination of gain or loss from the sale. Realized gains and losses on the sale of securities are recognized utilizing the specific identification method. There were no sales of available for sale securities in 2007, 2006 or 2005. The Company realized $54,040 in losses on sales of available for sale securities during the first six months of 2008.

For all securities that are in an unrealized loss position, the Company performs an evaluation of the specific events attributable to the market decline of the security. The Company considers the length of time and extent to which the security’s market value has been below cost as well as the general market conditions, industry characteristics and the fundamental operating results of the issuer to determine if the decline is other than

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

temporary. The Company also considers as part of the evaluation its intent and ability to hold the security until its market value has recovered to a level at least equal to the amortized cost. When the Company determines that a security’s unrealized loss is other than temporary, a realized loss is recognized in the period in which the decline in value is determined to be other than temporary. The write-downs are measured based on quoted market prices of the security at the time the Company determines the decline in value was other than temporary.

Deferred Loan Fees—The Bank defers all loan origination fees, net of certain direct loan origination costs. The balance is accreted into income as a yield adjustment over the life of the loan using the level-yield method. Deferred loan fees are recorded as a component of “Loans – net” in the statement of financial condition.

Unearned Discounts and Premiums—Unearned discounts and premiums on loans, investments and mortgage-backed securities purchased are accreted and amortized, respectively, over the estimated life of the related asset using the interest method.

Office Properties and Equipment—Net—Office properties and equipment are recorded at cost. Depreciation is computed using the straight-line method over the expected useful lives of the related assets as follows: buildings and improvements, ten to thirty nine years or at the lesser of the life of improvement or the lease; furniture and equipment, three to seven years. The costs of maintenance and repairs are expensed as incurred, and renewals and betterments are capitalized.

Bank Owned Life Insurance—The Bank is the primary beneficiary of insurance policies on the lives of officers and employees of the Bank. The Bank has recognized any increase in cash surrender value of life insurance, net of insurance costs, in the consolidated statements of income. The cash surrender value of the insurance policies is recorded as an asset in the statements of financial condition.

Allowance for Loan Losses—An allowance for loan losses is maintained at a level to provide for losses and impairment based upon an evaluation of known and inherent losses in the loan portfolio. Management believes that, to the best of its knowledge, all known and inherent losses in the loan portfolio have been recorded. Management’s evaluation is based upon evaluation of the portfolio, past loss experience, current economic conditions and other relevant factors. Loan impairment is evaluated based on the fair value of the collateral. Any provisions for loan losses required based on this evaluation are included in the allowance for loan losses. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.

The allowance for loan losses consists of three elements: (1) specific allowances for impaired or collateral dependant loans; (2) a general valuation allowance on certain identified problem loans; and (3) a general valuation allowance on the remainder of the loan portfolio. This is consistent with the regulatory method of classifying reserves. Although the amount of each element of the allowance is determined separately, the entire allowance for loan losses is available for the entire portfolio. An allowance for impaired loans is established in the amounts by which the discounted cash flows (or collateral value or observable market price) are lower than the carrying value of the loan. A general allowance is established for classified loans that do not have an individual allowance. These loans are segregated by loan category and allowance percentages are assigned to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared to loans in the general portfolio. Another general allowance for loans that are not classified is established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages to each category. The allowance

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

percentages have been derived using percentages commonly applied under the regulatory framework for the Company and similarly sized institutions. The percentages are adjusted for significant factors that, in management’s judgment, could affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are reevaluated annually to ensure their relevance in the current economic environment.

Loans are considered past due 16 days or more past the due date. Loans are considered delinquent if 30 days or more past due. Loans over 90 days past due are placed on non-accrual status. Payments received on non-accrual loans are applied to principal, interest and escrow on mortgage loans and to accrued interest followed by principal on all other loans. Loans are returned to accrual status when no payment is over 90 days past due. Unsecured loans are charged off when becoming more than 90 days past due. Secured loans are charged off to the extent the loan amount exceeds the appraised value of the collateral when over 90 days past due and management believes the uncollectibility of the loan balance is confirmed.

Interest income on impaired loans other than nonaccrual loans is recognized on an accrual basis. Interest income on nonaccrual loans is recognized only as collected.

Loans Held for Sale and Loans Sold—The Bank originates mortgage loans held for investment and for sale. At origination, the mortgage loan is identified as either held for sale or for investment. Mortgage loans held for sale are carried at the lower of cost or forward committed contracts (which approximates market), determined on a net aggregate basis. The Bank had no loans classified as held for sale at June 30, 2008, December 31, 2007 and December 31, 2006.

Income Taxes—Deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Interest Rate Risk—The Bank is engaged principally in providing first mortgage loans to borrowers. At June 30, 2008, December 31, 2007 and December 31, 2006, approximately two-thirds of the Bank’s assets consisted of assets that earned interest at fixed interest rates. Those assets were funded with long-term fixed rate liabilities and with short-term liabilities that have interest rates that vary with market rates over time. The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at higher interest rates, thereby reducing the market value of long-term assets and net interest income.

Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—The Bank recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Servicing assets are measured by allocating the previous carrying amount between the assets sold, if any, based on their relative fair values at the date of the transfer.

The Company assesses the retained interest in the servicing asset or liability associated with the sold loans based on the relative fair values. The servicing asset or liability is amortized in proportion to and over the period

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

during which estimated net servicing income or net servicing loss, as appropriate, will be received. Assessment of the fair value of the retained interest is performed on a continual basis. The value of this asset is recorded as a component of “Prepaid expenses and other assets” in the statement of financial condition.

Stock Based Compensation—In August 2005, the shareholders of the Company approved the adoption of the 2005 Equity Based Incentive Plan (the “Equity Plan”). The Equity Plan provides for the grant of shares of common stock of the Company to officers, directors and employees of the Company. In order to fund the grant of shares under the Equity Plan, the Company established the Equity Plan Trust (the “Trust”) which purchased 171,300 shares of the Company’s common stock in the open market for approximately $2.0 million, an average price of $11.70 per share. The Company made sufficient contributions to the Trust to fund these purchases. No additional purchases are expected to be made by the Trust under this plan. Pursuant to the terms of the Equity Plan, all 171,300 shares acquired by the Trust were granted to certain officers and directors of the Company in August 2005. Restricted shares granted under the Equity Plan will vest at the rate of 20% per year over five years. As of June 30, 2008 and December 31, 2007, 68,520 shares have been fully vested, 68,520 shares issued and no shares were forfeited.

Compensation expense related to the shares granted is recognized ratably over the five year vesting period in an amount which totals the market price of the Company’s stock at the date of grant. During the six months ended June 30, 2008, no shares were earned by participants. During the years ended December 31, 2007, 2006 and 2005, 34,260, 34,260 and zero shares were earned each year by participants of the Equity Plan respectively, based on the proportional vesting of the awarded shares. During the six months ended June 30, 2008 and 2007 and years ended December 31, 2007, 2006 and 2005, approximately $199,000, $199,000, $397,000, $397,000 and $166,000, respectively, was recognized as compensation expense of the Equity Plan.

The Equity Plan also authorizes the grant of stock options to officers, employees and directors of the Company to acquire shares of common stock with an exercise price equal to the fair market value of the common stock on the grant date. Options will generally become vested and exercisable at the rate of 20% per year over five years. A total of 429,374 shares of common stock have been approved for future issuance pursuant to the grant of stock options under the Equity Plan of which 38,874 options were awarded on November 20, 2007, 24,000 options were awarded on November 21, 2006 and 396,000 options were awarded on August 10, 2005. At June 30, 2008, 32,500 options issued in 2005 were forfeited.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 123(R) using a modified prospective application. Accordingly, prior period amounts have not been restated. The adoption required a reclassification to additional paid-in capital of $(1,821,000) from common stock acquired by employee benefit plan trusts. Financial statements for prior periods have not been restated. In the year ended 2007, the adoption of SFAS 123(R) resulted in incremental stock-based compensation expense of $216,000. The incremental stock-based compensation expense caused income before taxes to decrease by $216,000, net income to decrease by $180,000 and diluted earnings per share to decrease by $0.02 per share. As of December 31, 2007, expenses totaling $339,000 remained to be recognized over the next 4.9 years. In the six months ended June 30, 2008, the adoption of SFAS 123(R) resulted in incremental stock-based compensation expense of $98,000. The incremental stock-based compensation expense caused income before taxes to decrease by $98,000, net income to decrease by $84,000 and basic and diluted earnings per share to decrease by $0.01 per share. As of June 30, 2008, expenses totaling $241,000 remain to be recognized over the next 4.5 years.

Share-based compensation costs prior to January 1, 2006 were recognized using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” For disclosure purposes, pro forma net income and net income per share data were provided in

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” as if the fair value method had been applied. Under SFAS No. 123, compensation cost related to stock options granted to employees was computed based on the fair value of the stock option at the date of grant using the Black-Scholes option pricing model. Prior to the adoption of SFAS 123(R), had compensation costs been determined based on the fair market value of the stock options consistent with the provisions of SFAS No. 123, the Company’s net income would have decreased net of taxes $97,000 and diluted earnings per share would have decreased $0.01 per share for the year ended December 31, 2005.

Common Stock Acquired for Employee Benefit Plans—Unearned ESOP shares are not considered outstanding for calculating net income per common share and are shown as a reduction of stockholders’ equity and presented as Common Stock Acquired for Employee Benefit Plans. During the period the ESOP shares are committed to be released, the Company recognizes compensation cost equal to the fair value of the ESOP shares. When the shares are released, Common Stock Acquired for Employee Benefit Plans is reduced by the cost of the ESOP shares released and the differential between the fair value and the cost is charged/credited to additional paid-in capital. The loan receivable from the ESOP to the Company is not reported as an asset nor is the debt of the ESOP reported as a liability in the Company’s consolidated financial statements.

Statement of Cash Flows—For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Segment Information—As a community oriented financial institution, substantially all of the Company’s operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community-banking operations, which constitutes the Company’s only operating segment for financial reporting purposes.

New Accounting Pronouncements—In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. This statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interest in Securitized Financial Assets. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 did not have a material effect on the Company’s financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”—an amendment of FASB Statement No. 140. This statement addresses the recognition and measurement of separately recognized servicing rights. The statement clarifies when a servicing right should be separately recognized, requires servicing rights to be initially measured at fair value, and allows an entity to choose to subsequently measure its servicing rights at fair value. The Statement is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 did not have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This Interpretation prescribes a recognition threshold and measurement attribute

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 (i) defines fair value, (ii) establishes a framework for measuring fair value in GAAP and (iii) expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for all financial statements issued for fiscal years beginning after November 15, 2007. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157, issued in February 2008, delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008. The Company adopted SFAS No. 157 on January 1, 2008 for assets and liabilities that are not excluded from FSP No. 157-2 and it did not have a material impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. This Statement requires an employer to recognize the overfunded or underfunded status of a defined benefit and postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur as a component of comprehensive income. The Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position. The requirement to recognize the funded status of a defined benefit postretirement plan was effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for the fiscal years ending after December 15, 2008. The impact of the adoption of this pronouncement and guidance did not have an effect on the Company’s financial position or results of operations.

In September 2006, the EITF reached a consensus on EITF Issue No. 06-4, “The Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements” (“EITF 06-4”). EITF 06-4 addresses whether the postretirement benefit associated with an endorsement split-dollar life insurance arrangement is effectively settled in accordance with Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and APB Opinion No. 12 “Omnibus Opinion—1967” upon entering into such an arrangement. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The adoption of this guidance effective January 1, 2008 required the Company to record a cumulative-effect retrospective adjustment to retained earnings and offsetting deferred compensation liability of $250,194.

In September 2006, the EITF reached a consensus on EITF Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount that Could be Realized in Accordance with FASB Technical Bulletin No. 85-4” (“EITF 06-5”). EITF 06-5 addresses (i) whether a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract in accordance with Technical Bulletin 85-4, (ii) whether a policyholder should consider the contractual ability to surrender all of the individual-life policies (or certificates in a group policy) at the same time in determining the amount that could be realized

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

under the insurance contract in accordance with Technical Bulletin 85-4 and (iii) whether the cash surrender value component of the amount that could be realized under the insurance contract in accordance with Technical Bulletin 85-4 “Accounting for Purchases of Life Insurance” should be discounted in accordance with APB Opinion No. 21 “Interest on Receivables and Payables”, when contractual limitations on the ability to surrender a policy exist. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value. Items eligible for fair value measurement option established by this statement are (i) recognized financial assets and financial liabilities (with some exceptions), (ii) firm commitments that would otherwise not be recognized at inception and that involve only financial instruments, (iii) nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services and (iv) host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008. SFAS No. 159 did not have an impact on the Company’s financial position or results of operations as the Company did not elect to fair value any of its financial assets and financial liabilities that are not currently required to be measured at fair value.

In May 2007, the FASB issued FSP FIN 48-1, “Definition of Settlement in FASB Interpretation (“FIN”) No. 48.” This FSP amended FIN 48, “Accounting for Uncertainty in Income Taxes,” to provide guidance as to the determination of whether a tax position is deemed effectively settled for purposes of recognizing previously unrecognized tax benefits under FIN 48. This guidance was adopted effective January 1, 2007 in connection with the Company’s adoption of FIN 48.

3. INVESTMENT SECURITIES

Investment securities are summarized as follows:

	June 30, 2008 (unaudited)
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Held to Maturity
Debt securities:
Municipal	$12,580	$—	$—	$12,580

Totals	$12,580	$—	$—	$12,580

Available for Sale
Debt securities:
U.S. Federal Agencies	$1,111,730	$—	$(7,928)	$1,103,802
Municipal	1,911,163	28,302	—	1,939,465
Corporate	11,194,719	56,951	(2,672,527)	8,579,143
Equity Securities	2,596	56,189	—	58,785

Totals	$14,220,208	$141,442	$(2,680,455)	$11,681,195

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

	December 31, 2007
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Available for Sale
Debt securities:
U.S. Federal Agencies	$1,199,447	$551	$—	$1,199,998
Municipal	2,956,682	37,289	—	2,993,971
Corporate	11,193,917	104,888	(1,067,758)	10,231,047
Mutual funds	8,012,172	104,147	(268,641)	7,847,678

	$23,362,218	$246,875	$(1,336,399)	$22,272,694

	December 31, 2006
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Available for Sale
Debt securities:
U.S. Federal Agencies	$1,358,777	$—	$(39,981)	$1,318,796
Municipal	2,954,971	53,948	—	3,008,919
Corporate	11,357,234	231,557	(128,283)	11,460,508
Mutual funds	8,012,172	192,094	(232,874)	7,971,392

	$23,683,154	$477,599	$(401,138)	$23,759,615

The following table provides the gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position at June 30, 2008 (unaudited) and December 31, 2007 and 2006:

	June 30, 2008 (unaudited)
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
Debt securities -
US Federal Agencies	$1,103,802	$(7,928)	$—	$—	$1,103,802	$(7,928)
Corporate	4,251,573	(2,435,675)	2,273,030	(236,852)	6,524,603	(2,672,527)

	$5,355,375	$(2,443,603)	$2,273,030	$(236,852)	$7,628,405	$(2,680,455)

	December 31, 2007
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
Debt securities -
Corporate	$4,312,534	$(838,008)	$2,280,326	$(229,750)	$6,592,860	$(1,067,758)
Mutual funds	—	—	7,740,935	(268,641)	7,740,935	(268,641)

	$4,312,534	$(838,008)	$10,021,261	$(498,391)	$14,333,795	$(1,336,399)

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

	December 31, 2006
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
Debt securities -
US Federal Agencies	$—	$—	$1,318,796	$(39,981)	$1,318,796	$(39,981)
Corporate	2,110,976	(27,517)	2,409,891	(100,766)	4,520,867	(128,283)
Mutual funds	—	—	7,776,702	(232,874)	7,776,702	(232,874)

	$2,110,976	$(27,517)	$11,505,389	$(373,621)	$13,616,365	$(401,138)

Management believes that the estimated fair value of the securities is dependent upon the movement in market interest rates and, due to its ability and intent to hold the securities until recovery, that the unrealized losses are temporary. The determination of whether a decline in market value is other than temporary is necessarily a matter of subjective judgment. The timing and amount of any realized losses reported in the Company’s financial statements could vary if conclusions other than those made by management were to determine whether an other than temporary impairment exists.

At June 30, 2008, two debt securities had been in a continuous unrealized loss position for 12 months or longer. Those securities had aggregate depreciation of 9.44% from the Company’s amortized cost basis. The unrealized loss on these debt securities relates principally to the changes in market interest rates and a lack of liquidity currently in the financial markets. Management believes these unrealized losses to be temporary until those markets have stabilized and that the Company will receive all contractual principal and interest payments related to those investments. The corporate debt securities have no identified credit issues and have a current average credit rating of BBB. As management has the ability and intent to hold these debt securities until a forecasted recovery, which may be maturity, no decline is deemed to be other than temporary.

During the first quarter of 2008, the Company analyzed the continued decline in the fair value of the Company’s investment in its $8.0 million mutual funds portfolio and identified the impairment of these securities as other than temporary, recording a pretax loss of $312,965 as a charge against operating results. These mutual funds were subsequently sold in the second quarter at an additional pretax loss of $54,000.

At December 31, 2007, two debt securities had aggregate depreciation of 9.15% from the Company’s amortized cost basis for 12 months or longer. The unrealized loss on debt securities relates principally to the changes in market interest rates. U.S. Government and federal agencies securities represent U.S. treasury and federal agency issues and are currently rated AAA by at least one bond credit rating agency. The corporate securities have no identified credit issues and have a current average credit rating of Baa. As management has the ability and intent to hold these debt securities until a forecasted recovery, which may be maturity, no decline is deemed to be other than temporary.

At December 31, 2007, two mutual fund holdings had aggregate depreciation of 3.35% from the Company’s amortized cost basis for 12 months or longer. Although the mutual fund holdings have unrealized losses, no credit issues have been identified that cause management to believe that declines in market value are other than temporary as the securities in the portfolios of the mutual fund holdings are AAA rated government or agencies bonds. Although the fair value of the mutual fund holdings will fluctuate as the market interest rates move,

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

management believes that the fair value will recover as the securities held in the mutual fund portfolios mature and are reinvested at market rate yielding investments. Management has the ability and intent to hold these mutual funds until such time that the values recover.

At December 31, 2006, three debt securities had aggregate depreciation of 3.64% from the Company’s amortized cost basis for 12 months or longer. The unrealized loss on debt securities relates principally to the changes in market interest rates. U.S. Government and federal agencies securities represent U.S. treasury and federal agency issues and are currently rated AAA by at least one bond credit rating agency. The corporate securities have no identified credit issues and have a current average credit rating of A. As management has the ability and intent to hold these debt securities until a forecasted recovery, which may be maturity, no decline is deemed to be other than temporary.

At December 31, 2006, two mutual fund holdings had aggregate depreciation of 2.91% from the Company’s amortized cost basis for 12 months or longer. Although the mutual fund holdings have unrealized losses, no credit issues have been identified that cause management to believe that declines in market value are other than temporary as the securities in the portfolios of the mutual fund holdings are AAA rated government or agencies bonds. Although the fair value of the mutual fund holdings will fluctuate as the market interest rates move, management believes that the fair value will recover as the securities held in the mutual fund portfolios mature and are reinvested at market rate yielding investments. Management has the ability and intent to hold these mutual funds until such time that the values recover.

The amortized cost and estimated fair value of debt securities available for sale at June 30, 2008 (unaudited) and December 31, 2007 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2008 (unaudited)
	Held to Maturity		Available for Sale
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due within 1 year	$12,580	$12,580	$—	$—
Due after 1 year through 5 years	—	—	1,111,730	1,103,803
Due after 5 years through 10 years	—	—	1,000,000	805,530
Due after 10 years	—	—	12,105,882	9,713,078

Total	$12,580	$12,580	$14,217,612	$11,622,411

	December 31, 2007
	Held to Maturity		Available for Sale
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due after 1 year through 5 years	$—	$—	$1,199,448	$1,199,998
Due after 5 years through 10 years	—	—	1,000,000	807,500
Due after 10 years	—	—	13,150,598	12,417,517

Total	$—	$—	$15,350,046	$14,425,015

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

4. MORTGAGE-BACKED SECURITIES

Mortgage-backed securities are summarized as follows:

	June 30, 2008 (unaudited)
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Held to Maturity

GNMA pass-through certificates	$94,780	$5,393	$—	$100,173
FHLMC pass-through certificates	512,943	7,719	—	520,662
FNMA pass-through certificates	3,786,583	1,697	(100,121)	3,688,159

	$4,394,306	$14,809	$(100,121)	$4,308,994

Available for Sale

GNMA pass-through certificates	$2,111,188	$63,168	$(1,181)	$2,173,175
FHLMC pass-through certificates	6,451,510	19,354	(72,212)	6,398,652
FNMA pass-through certificates	18,817,474	55,414	(113,470)	18,759,418

	$27,380,172	$137,936	$(186,863)	$27,331,245

	December 31, 2007
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Held to Maturity

GNMA pass-through certificates	$103,571	$4,534	$—	$108,105
FHLMC pass-through certificates	516,207	9,568	—	525,775
FNMA pass-through certificates	4,036,775	1,915	(60,433)	3,978,257

	$4,656,553	$16,017	$(60,433)	$4,612,137

Available for Sale

GNMA pass-through certificates	$2,432,790	$63,388	$(1,575)	$2,494,603
FHLMC pass-through certificates	7,706,702	13,419	(68,518)	7,651,603
FNMA pass-through certificates	21,794,803	126,852	(81,778)	21,839,877

	$31,934,295	$203,659	$(151,871)	$31,986,083

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

	December 31, 2006
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Held to Maturity

GNMA pass-through certificates	$130,408	$3,255	$—	$133,663
FHLMC pass-through certificates	523,747	5,799	—	529,546
FNMA pass-through certificates	4,611,908	1,090	(124,186)	4,488,812

	$5,266,063	$10,144	$(124,186)	$5,152,021

Available for Sale

GNMA pass-through certificates	$3,643,514	$28,973	$(22,071)	$3,650,416
FHLMC pass-through certificates	9,577,848	9,060	(192,407)	9,394,501
FNMA pass-through certificates	26,381,481	32,278	(359,437)	26,054,322
Small Business Administration certificates	6,139	—	(53)	6,086

	$39,608,982	$70,311	$(573,968)	$39,105,325

The following table provides the gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position at June 30, 2008 (unaudited):

	June 30, 2008 (unaudited)
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
FNMA pass-through certificates—held-to-maturity	$2,605,905	$(66,192)	$980,787	$(33,929)	$3,586,692	$(100,121)
GNMA pass-through certificates	338,951	(1,181)	—	—	338,951	(1,181)
FHLMC pass-through certificates	5,203,147	(72,212)	—	—	5,203,147	(72,212)
FNMA pass-through certificates	14,530,092	(104,248)	995,760	(9,222)	15,525,852	(113,470)

	$22,678,095	$(243,833)	$1,976,547	$(43,151)	$24,654,642	$(286,984)

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

The following table provides the gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position at December 31, 2007:

	December 31, 2007
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
FNMA pass-through certificates—held-to-maturity	$—	$—	$3,865,994	$(60,433)	$3,865,994	$(60,433)
GNMA pass-through certificates	—	—	462,171	(1,575)	462,171	(1,575)
FHLMC pass-through certificates	752,545	(2,082)	6,277,295	(66,436)	7,029,840	(68,518)
FNMA pass-through certificates	498,827	(1,932)	7,414,109	(79,846)	7,912,936	(81,778)

	$1,251,372	$(4,014)	$18,019,569	$(208,290)	$19,270,941	$(212,304)

The following table provides the gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position at December 31, 2006:

	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
FNMA pass-through certificates—held-to-maturity	$—	$—	$4,358,260	$(124,186)	$4,358,260	$(124,186)
SBA pass-through certificates	—	—	6,086	(53)	6,086	(53)
GNMA pass-through certificates	—	—	1,090,169	(22,071)	1,090,169	(22,071)
FHLMC pass-through certificates	—	—	8,600,208	(192,407)	8,600,208	(192,407)
FNMA pass-through certificates	11,102,703	(66,259)	12,792,146	(293,178)	23,894,849	(359,437)

	$11,102,703	$(66,259)	$26,846,869	$(631,895)	$37,949,572	$(698,154)

Management believes that the estimated fair value of the securities is dependent upon the movement in market interest rates and that the unrealized losses are temporary. At June 30, 2008, five mortgage-backed securities had been in a continuous unrealized loss position for 12 months or longer. Those securities had aggregate depreciation of 2.14% from the Company’s amortized cost basis. The unrealized losses relate principally to the changes in market interest rates. These securities represent asset backed federal agency issues and are currently rated AAA by at least one bond credit rating agency. As management has the ability and intent to hold these debt securities until a forecasted recovery, which may be maturity, no declines are deemed to be other than temporary.

Management believes that the estimated fair value of the securities is dependent upon the movement in market interest rates and, due to its ability and intent to hold the securities until recovery, that the unrealized losses are temporary. At December 31, 2007, nineteen mortgage-backed securities had aggregate depreciation of 1.14% from the Company’s amortized cost basis for 12 months or longer. The unrealized losses relate principally to the changes in market interest rates. These securities represent asset backed federal agency issues and are currently rated AAA by at least one bond credit rating agency. As management has the ability and intent to hold these debt securities until a forecasted recovery, which may be maturity, no declines are deemed to be other than temporary.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

At December 31, 2006, twenty-six mortgage-backed securities had aggregate depreciation of 2.30% from the Company’s amortized cost basis for 12 months or longer. The unrealized losses relate principally to the changes in market interest rates. These securities represent asset backed federal agency issues and are currently rated AAA by at least one bond credit rating agency. As management has the ability and intent to hold these debt securities until a forecasted recovery, which may be maturity, no declines are deemed to be other than temporary.

5. LOANS RECEIVABLE—NET

Loans receivable consist of the following:

	June 30, 2008	December 31,
		2007	2006
	(unaudited)
Real estate—mortgage:
One-to-four family residential	$444,897,550	$408,144,725	$316,567,389
Commercial and multi-family	37,322,300	33,319,467	32,661,642

Total real—estate mortgage	482,219,850	441,464,192	349,229,031

Real estate—construction:
Residential	7,278,480	5,098,647	6,983,084
Commercial	3,475,273	5,143,624	6,803,828

Total real estate— construction	10,753,753	10,242,271	13,786,912

Commercial	16,220,837	17,323,682	16,824,623

Consumer
Home equity	57,082,890	58,083,825	53,178,740
Other consumer loans	819,640	972,489	938,184

Total consumer loans	57,902,530	59,056,314	54,116,924

Total loans	567,096,970	528,086,459	433,957,490
Net deferred loan cost	2,683,285	2,278,271	1,434,850
Allowance for loan losses	(2,468,213)	(2,307,225)	(2,049,913)

Net total loans	$567,312,042	$528,057,505	$433,342,427

The Bank grants loans to customers primarily in its local market area. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market. The intent of management is to hold loans originated and purchased to maturity.

The Bank is servicing loans for the benefit of others totaling approximately $6,482,876, $7,025,000, $6,960,000, $7,800,000 and $8,800,000 at June 30, 2008 and 2007, and December 31, 2007, 2006 and 2005, respectively. Servicing loans for others generally consists of collecting mortgage payments, disbursing payments to investors and occasionally processing foreclosures. Loan servicing income is recorded upon receipt and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

The Bank originates and purchases both fixed and adjustable interest rate loans. At June 30, 2008, December 31, 2007 and 2006, the composition of these loans was approximately $443,662,965, $420,062,000 and $316,381,000, respectively, of fixed rate loans and $123,434,004, $107,997,000 and $116,961,000, respectively, of adjustable rate loans.

Changes in the allowance for loan losses are as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Balance, beginning of year	$2,307,225	$2,049,913	$2,049,914	$1,752,667	$1,466,295
Provision for loan loss	158,600	150,000	260,575	300,000	300,000
Charge-offs	—	(747)	(8,245)	(8,640)	(17,727)
Recoveries	2,388	2,864	4,981	5,887	4,099

Balance, end of year	$2,468,213	$2,202,030	$2,307,225	$2,049,914	$1,752,667

The provision for loan losses charged to expense is based upon past loan loss experiences and an evaluation of losses in the current loan portfolio, including the evaluation of impaired loans. A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired. For this purpose, delays less than 90 days are considered to be insignificant. As of June 30, 2008 and December 31, 2007, 2006 and 2005, the impaired loan balance was measured for impairment based on the fair value of the loans’ collateral. Loans collectively evaluated for impairment include residential real estate loans, consumer loans, and smaller balance commercial and commercial real estate loans. During the six moths ended June 30, 2008 and years ended December 31, 2007, 2006 and 2005, the Bank had no loans considered to be impaired other than those collectively evaluated for impairment.

Non-performing loans at June 30, 2008, December 31, 2007 and 2006 consisted of non-accrual loans that amounted to approximately $1,912,463, $295,843 and $531,799 respectively. The reserve for delinquent interest on loans totaled $39,833, $13,968 and $15,324 at June 30, 2008, December 31, 2007 and 2006, respectively.

Certain directors and officers of the Company have loans with the Bank. Repayments and other includes loans for which there was a change in employee status which resulted in a change in loan classification. Total loan activity for directors and officers was as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
Balance, beginning of year	$5,485,365	$5,681,526	$5,681,526	$5,843,345	$6,927,270
Additions	—	495,000	650,000	939,495	925,000
Repayments and other	(491,889)	(546,826)	(846,161)	(1,101,314)	(2,008,925)

Balance, end of year	$4,993,476	$5,629,700	$5,485,365	$5,681,526	$5,843,345

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

6. OFFICE PROPERTIES AND EQUIPMENT—NET

Office properties and equipment are summarized by major classification as follows:

	June 30, 2008	December 31,
		2007	2006
	(unaudited)
Land	$2,637,966	$2,521,067	$2,521,067
Buildings and improvements	10,127,111	8,945,853	8,914,286
Furniture and equipment	5,149,590	5,411,163	5,446,212

Total	17,914,667	16,878,083	16,881,565
Accumulated depreciation	(7,316,084)	(7,256,700)	(6,700,329)

Net	$10,598,583	$9,621,383	$10,181,236

For the six months ended June 30, 2008 and 2007 depreciation expense amounted to $432,983 and $435,015. For the years ended December 31, 2007, 2006 and 2005, depreciation expense amounted to $874,435, $806,347, and $766,337 respectively.

7. DEPOSITS

Deposits consist of the following major classifications:

	June 30, 2008		December 31,
			2007		2006
	(unaudited)
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
NOW and other demand deposit accounts	$190,494,103	1.19%	$190,870,360	1.84%	$205,337,742	1.99%
Passbook savings and club accounts	55,644,104	1.11%	52,501,484	1.11%	61,616,971	1.13%

Subtotal	246,138,207		243,371,844		266,954,713

Certificates with original maturities:
Within one year	70,680,274	3.39%	85,464,138	4.76%	74,507,694	4.58%
One to three years	66,836,255	4.51%	54,441,262	4.79%	35,873,119	4.15%
Three years and beyond	30,080,720	4.55%	31,953,514	4.33%	39,688,725	4.87%

Total certificates	167,597,249		171,858,914		150,069,538

Total	$413,735,456		$415,230,758		$417,024,251

The aggregate amount of certificate accounts in denominations of $100,000 or more at June 30, 2008, December 31, 2007 and 2006 amounted to $56,931,836, $58,188,753 and $49,573,074, respectively. Deposit amounts in excess of $100,000 are generally not federally insured.

Municipal demand deposit accounts in denominations of $100,000 or more at June 30, 2008, December 31, 2007 and 2006 amounted to $56,068,465, $64,752,734 and $67,786,681, respectively.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

8. ADVANCES FROM FEDERAL HOME LOAN BANK OF NEW YORK

Advances from the FHLB of New York are as follows:

	Interest Rate	June 30, 2008	December 31,
Due			2007	2006
		(unaudited)
January 2, 2008	3.610%	$—	$8,230,000	$—
July 1, 2008	2.360%	9,190,000	—	—
April 4, 2011	2.235%	20,000,000	—	—
December 17, 2012	3.440%	—	—	5,000,000
February 20, 2013	3.160%	—	2,000,000	2,000,000
December 17, 2014	3.765%	15,000,000	15,000,000	—
January 30, 2015	2.728%	10,000,000	—	—
December 21, 2015	4.540%	5,000,000	5,000,000	5,000,000
March 22, 2016	4.140%	—	—	12,000,000
April 11, 2016	4.795%	10,000,000	10,000,000	10,000,000
August 22, 2016	4.361%	10,000,000	10,000,000	10,000,000
November 29, 2016	3.846%	—	—	10,000,000
February 28, 2017	4.070%	10,000,000	10,000,000	—
April 5, 2017	4.058%	10,000,000	10,000,000	—
June 22, 2017	4.609%	20,000,000	20,000,000	—
August 1, 2017	4.320%	10,000,000	10,000,000	—
November 16, 2017	3.875%	20,000,000	20,000,000	—

		$149,190,000	$120,230,000	$54,000,000

The advances are collateralized by FHLB stock and substantially all first mortgage loans. The carrying value of assets pledged to the FHLB of New York was $314,086,666, $243,020,265 and $211,635,658 at June 30, 2008, December 31, 2007 and 2006, respectively.

The following table sets forth information concerning balances and interest rates on our FHLB advances at the dates and for the periods indicated.

	June 30, 2008	December 31,
		2007	2006
	(unaudited)
Weighted average balance during the period	$131,368,407	$73,462,301	$41,415,137
Maximum month-end balance during the period	149,190,000	120,230,000	54,000,000
Balance outstanding at the end of the period	149,190,000	120,230,000	54,000,000
Weighted average interest rate during the period	3.99%	4.31%	4.22%
Weighted average interest rate at the end of the period	3.79%	4.17%	4.18%

Unused lines of credit and borrowing capacity available for short-term borrowings from the FHLB of New York at June 30, 2008, December 31, 2007 and 2006 were $46,586,000, $126,020,265 and $152,635,658, respectively.

The Company had lines of credit and advance commitments with the FHLB of New York at June 30, 2008, December 31, 2007 and 2006 totaling approximately $38,194,000, $47,384,000 and $53,567,300 respectively.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

9. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities underlying the reverse repurchase agreements were delivered to the broker-dealers who arranged the transactions and have agreed to resell to the Bank the same securities at the maturities of the agreements.

Information concerning funds purchased under repurchase agreements is summarized as follows:

	June 30, 2008	December 31,
		2007	2006
	(unaudited)
Weighted average balance during the period	$7,777,473	$7,646,521	$10,733,644
Maximum month-end balance during the period	8,000,000	8,500,000	18,570,000
Balance outstanding at the end of the period	7,250,000	8,000,000	7,090,000

Weighted average interest rate during the period	4.68%	5.42%	5.20%
Weighted average interest rate at the end of the period	4.49%	5.28%	5.38%

Mortgage-backed securities and securities of federal agencies collateralizing the agreements at period:
Carrying value	8,008,209	9,963,098	8,801,262
Estimated fair value	7,984,685	9,805,587	8,729,195

Maturities of the agreements outstanding are as follows:

	June 30, 2008	December 31, 2007	December 31, 2006
	(unaudited)
2007	$—	$—	$2,090,000
2008	7,250,000	8,000,000	5,000,000

Total	$7,250,000	$8,000,000	$7,090,000

10. INCOME TAXES

The income tax provision consists of the following:

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Income taxes:
Current:
Federal	$781,900	$427,918	$886,633	$1,594,113	$1,336,540
State	282,294	164,129	435,065	533,523	481,476

Total current tax provision	1,064,194	592,047	1,321,698	2,127,636	1,818,016

Deferred:
Federal	82,239	106,896	301,916	(753,024)	60,239
State	14,606	33,221	15,824	(78,652)	116,430

Total deferred tax provision (benefit)	96,845	140,117	317,740	(831,676)	176,669

Total income tax provision	$1,161,039	$732,164	$1,639,438	$1,295,960	$1,994,685

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

The Company’s provision for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before income before taxes as follows:

	Six Months Ended June 30 (unaudited)				Years Ended December 31,
	2008		2007		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Income tax expense at statutory rate	$1,013,148	34.0%	$629,730	34.0%	$1,506,184	34.0%	$1,511,140	34.0%	$1,724,024	34.0%
State income taxes, net of federal benefit	195,954	6.6	130,250	7.0	297,587	6.7	300,215	6.8	394,618	7.8
Changes in taxes resulting from:
Tax exempt income	(72,049)	(2.4)	(53,512)	(2.9)	(126,587)	(2.9)	(90,179)	(2.0)	(120,568)	(2.4)
Non-deductible expenses	37,693	1.3	47,148	2.6	85,874	1.9	—	—	—	—
Increase in valuation allowance	—		—		168,000	3.8	108,800	2.5	—	—
Tax refund	—		—		(242,000)	(5.4)	—	—	—	—
Reversal of excess tax accrual	—		—		(80,000)	(1.8)	(576,969)	(13.0)	—	—
Other	(13,707)	(0.5)	(21,452)	(1.2)	30,380	0.7	42,953	0.9	(3,389)	(0.1)

Total	$1,161,039	39.0%	$732,164	39.5%	$1,639,438	37.0%	$1,295,960	29.2%	$1,994,685	39.3%

Income taxes increased $429,000 to $1.2 million for an effective tax rate of 39.0% for the six months ended June 30, 2008 compared to $732,000 for an effective tax rate of 39.5% for the same period in 2007. The increase in income taxes was a result of higher taxable income in 2008 compared to the same period in 2007.

The effective tax rate for 2007 was 37.0% compared to 29.2% for 2006. The increase is primarily due to the Company’s change in policy regarding the tax treatment on bank owned life insurance during the third quarter of 2006 which resulted in a $500,000 decrease in income taxes for the nine months ended September 30, 2006. In the quarter ended September 30, 2007, the Company recorded a tax refund of $242,000. Partially offsetting the impact of the refund was a $168,000 tax valuation allowance relating to the deferred tax asset established in connection with the Company’s contribution to the charitable foundation established in connection with its public offering in December of 2004. The Company determined that, based on its assessment of future taxable income and expectations of charitable contributions, it is probable that the tax benefit of the contribution may not be fully realized.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

Items that gave rise to significant portions of the deferred tax accounts are as follows:

	June 30, 2008	December 31,
		2007	2006
	(unaudited)
Deferred tax assets:
Unrealized loss on available for sale securities	$1,006,059	$374,708	$163,769
Charitable contributions	207,913	274,391	362,978
Allowance for loan losses	985,804	921,506	818,735
Nonperforming loans	15,909	5,579	6,120
Deferred compensation	236,357	213,777	177,281
Employee benefits	868,918	782,347	653,162
Valuation allowance	(276,881)	(276,881)	(108,800)
Other	16,875	24,764	27,352

Total deferred tax assets	3,060,954	2,320,191	2,100,597

Deferred tax liabilities:
Deferred loan fees	(1,029,552)	(867,789)	(573,079)
Property	(72,247)	(74,364)	(60,330)
Servicing	(18,717)	(21,684)	(26,599)
IRC Section 475 mark-to-market	(196,685)	(147,106)	(124,540)

Total deferred tax liabilities	(1,317,201)	(1,110,943)	(784,548)

Net deferred tax asset	$1,743,753	$1,209,248	$1,316,049

The Bank uses the specific charge-off method for computing reserves for bad debts. The bad debt deduction allowable under this method is available to large banks with assets over $500 million. Generally, this method allows the Bank to deduct an annual addition to the reserve for bad debts equal to its net charge-offs. Retained earnings at June 30, 2008, December 31, 2007 and 2006 include approximately $2,400,000 representing bad debt deductions for which no deferred income tax has been provided. This amount represents the Bank’s bad debt reserve as of the base year and is not subject to recapture as long as the Bank continues to carry on the business of banking.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in FIN No. 48 as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 was applied to all existing tax positions upon initial adoption. FIN No. 48 was effective for fiscal years beginning after December 15, 2006. The Company adopted FIN No. 48 on January 1, 2007 and the initial application of the interpretation did not have an impact to the Company’s financial position or results of operations. As of the date of adoption, June 30, 2008, and December 31, 2007, there was no liability for uncertain tax positions and no known unrecognized tax benefits and at December 31, 2007. The Company does not expect this to change during 2008.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated income statement. As of June 30, 2008 and December 31, 2007, the tax years ended December 31, 2004, 2005 and 2006 were subject to examination by all tax jurisdictions. The statute of limitations for the tax year ended December 31, 2003 expired during 2007. As of June 30, 2008 and December 31, 2007, no audits were in process by a major tax jurisdiction that, if completed during the next twelve months, would be expected to result in a material change to the Company’s unrecognized tax benefits, as none exist.

11. JUNIOR SUBORDINATED DEBENTURES

In 1998, Ocean Shore Capital Trust I (the “Trust”), a trust created under Delaware law that is wholly owned by the Company, issued $15 million of 8.67% Capital Securities (the “Capital Securities”) with a liquidation amount of $1,000 per Capital Security unit and a scheduled maturity of July 15, 2028. The proceeds from the sale of the Capital Securities were utilized by the Trust to invest in $15.5 million of 8.67% Junior Subordinated Deferrable Interest Debentures (the “Debentures”) of the Company. The Debentures are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities and obligations of the Company. The Debentures represent the sole assets of the Trust. Interest on the Capital Securities is cumulative and payable semi-annually in arrears. The Company has the option, subject to required regulatory approval, to prepay the Debentures in whole or in part, at various prepayment prices, plus accrued and unpaid interest thereon to the date of the prepayment.

12. COMMITMENTS AND CONTINGENCIES

Loan Commitments—As of June 30, 2008, the Company had approximately $13,018,000 in outstanding commitments to originate fixed and variable rate loans with market interest rates ranging from 4.375% to 6.625% and approximately $33,602,000 in unused lines of credit with interest rates ranging from 4.50% to 16.00% on funds disbursed. As of December 31, 2007, the Company had approximately $19,465,000 in outstanding commitments to originate fixed and variable rate loans with market interest rates ranging from 5.375% to 8.75% and approximately $30,843,000 in unused lines of credit with interest rates ranging from 6.25% to 16.00% on funds disbursed. Commitments are issued in accordance with the same policies and underwriting procedures as settled loans.

Lease Commitment— The Company leases certain property and equipment under noncancellable operating leases. Scheduled minimum lease payments are as follows as of December 31, 2007.

Year Ending December 31
2008	$135,153
2009	140,515
2010	114,841
2011	43,437
2012	—
Thereafter	—

Total	$433,946

Rent expense for all operating leases were approximately $82,268 and $75,292 for the six month periods ended June 30, 2008 and 2007, respectively, and $130,664, $130,361 and $101,225 for the years ended December 31, 2007, 2006 and 2005, respectively.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

Cash Reserve Requirement—The Bank is required to maintain average reserve balances under the Federal Reserve Act and Regulation D issued thereunder. Such reserves totaled approximately $100,000 at June 30, 2008, December 31, 2007 and 2006.

Restrictions on Funds Transferred—There are various restrictions which limit the ability of a bank subsidiary to transfer funds in the form of cash dividends, loans or advances to the parent company. Under federal law, the approval of the primary regulator is required if dividends declared by the Bank in any year exceed the net profits of that year, as defined, combined with the retained profits for the two preceding years.

Employment Contracts—The Bank has entered into employment contracts with several officers of the Bank whereby such officers would be entitled to a cash payment equal to 2 or 3 years annual compensation, depending on the officer, in the event of a change of control or other specified reasons.

13. EARNINGS PER SHARE

Basic net income per share is based upon the weighted average number of common shares outstanding, while diluted net income per share is based upon the weighted average number of common shares outstanding and common share equivalents that would arise from the exercise of dilutive securities.

The difference between the common shares outstanding and basic average shares outstanding, for the purposes of calculating basic earnings per share, is a result of the unallocated ESOP and restricted stock shares.

The calculated basic and diluted earnings per share (“EPS”) are as follows:

	Six Month Ended June 30,		December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Numerator—Net Income	$1,818,808	$1,119,982	$2,790,514	$3,148,569	$3,075,975
Denominators:
Basic shares outstanding	7,995,153	8,147,779	8,104,373	8,259,473	8,405,677
Increase in shares due to stock options	—	12,902	—	—	—
Decrease in shares due to restricted stock treasury method	(9,177)	(36,736)	(794)	(7,106)	—
Increase in shares due to restricted stock	102,780	137,040	123,524	157,784	47,916

Diluted shares outstanding	$8,088,756	$8,260,985	$8,227,103	$8,410,151	$8,453,593
Earnings per share:
Basic	$0.23	$0.14	$0.34	$0.38	$0.37
Diluted	$0.22	$0.14	$0.34	$0.37	$0.36

At June 30, 2008 and 2007, and December 31, 2007, 2006 and 2005 there were 426,374, 380,038, 428,874, 392,692 and 388,500 outstanding options that were anti-dilutive respectively.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

14. REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined), and of risk-based capital (as defined) to risk-weighted assets (as defined). Management believes that, as of June 30, 2008 and December 31, 2007, the Bank met all capital adequacy requirements to which it is subject.

As of June 30, 2008 and December 31, 2007, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum tangible, core and risk-based ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		Required For Capital Adequacy Purposes		Considered Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2008 (unaudited):
Tangible capital	$62,762,000	9.77%	$9,636,000	1.50%	N/A	N/A
Core capital	62,762,000	9.77	25,696,000	4.00	$38,544,000	6.00%
Tier 1 risk-based capital	62,762,000	16.60	N/A	N/A	$22,685,000	6.00
Total risk-based capital	65,255,000	17.26	30,247,000	8.00	37,808,000	10.00
As of December 31, 2007:
Tangible capital	$60,982,000	9.97%	$9,177,000	1.50%	N/A	N/A
Core capital	60,982,000	9.97	24,473,000	4.00	$36,709,000	6.00%
Tier 1 risk-based capital	60,982,000	16.96	N/A	N/A	21,571,000	6.00
Total risk-based capital	63,289,000	17.60	28,762,000	8.00	35,952,000	10.00
As of December 31, 2006:
Tangible capital	$58,173,000	10.71%	$8,150,000	1.50%	N/A	N/A
Core capital	58,173,000	10.71	21,732,000	4.00	$32,599,000	6.00%
Tier 1 risk-based capital	58,173,000	18.59	N/A	N/A	18,777,000	6.00
Total risk-based capital	60,223,000	19.24	25,036,000	8.00	31,294,500	10.00

Capital levels at June 30, 2008, December 31, 2007 and 2006 for the Bank represents only the capital maintained at the Bank level, which is less than the capital of the Company.

Total risk-based capital at June 30, 2008 differs from tangible, core, and Tier 1 risk-based capital by the allowance for loan losses of $2,468,000 and unrealized gains on available for sale equity securities of $25,000.

Total risk-based capital at December 31, 2007 differs from tangible, core, and Tier 1 risk-based capital by the allowance for loan losses of $2,307,000.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

Total risk-based capital at December 31, 2006 differs from tangible, core, and Tier 1 risk-based capital by the allowance for loan losses of $2,050,000.

Federal banking regulations place certain restrictions on dividends paid by the Bank to the Company. The total dividends that may be paid at any date is generally limited to the earnings of the Bank for the year to date plus retained earnings for the prior two years, net of any prior capital distributions. In addition, dividends paid by the Bank to the Company would be prohibited if the distribution would cause the Bank’s capital to be reduced below the applicable minimum capital requirements. For the periods ended June 30, 2008, December 31, 2007 and 2006, the Bank paid $600,000, $1,200,000 and $1,000,000 in dividends to the Company respectively.

15. BENEFIT PLANS

401(k) Plan

The Company maintains an approved 401(k) Plan. All employees age 18 and over are eligible to participate in the plan at the beginning of the quarter after hire date. The employees may contribute up to 100% of their compensation to the plan with the Company matching one-half of the first eight percent contributed. Full vesting in the plan is prorated equally over a five-year period from the date of employment. The contributions to the 401(k) Plan for the six months ended June 30, 2008 and June 30, 2007 were $88,367 and 48,878, respectively, and for the years ended December 31, 2007, 2006 and 2005 were $120,640, $138,464 and $143,132, respectively, and were included in salaries and benefits expense.

Deferred Compensation Plans

The Bank maintains a deferred compensation plan whereby certain officers will be provided supplemental retirement benefits for a period of fifteen years following normal retirement. The benefits under the plan are fully vested for all officers. The Company makes annual contributions, based upon an accrued liability schedule, to a trust for each respective officer organized by the Company to administer the plan so that the amounts required will be provided at the normal retirement dates and thereafter. Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 2013 and 2031. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of employment, or death. The contributions to the plan for the six month periods ended June 30 2008 and 2007 were $165,000 and $156,250 respectively, and for the years ended December 31, 2007, 2006 and 2005 were $312,500, $276,000 and $260,329, respectively, and were included as a component of “Salaries and employee benefits” expense in the statement of income. The liability is included as a component of “Other liabilities” in the statement of financial condition.

The Bank maintains a directors’ deferred compensation plan whereby directors may defer into a retirement account a portion of their monthly director fees for a specified period to provide a specified amount of income for a period of five to ten years following normal retirement. The Company also accrues the interest cost on the deferred fee obligation so that the amounts required will be provided at the normal retirement dates and thereafter. Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 2008 and 2029. Payments of $26,516 were made from the plan in 2007. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of service, or death. At June 30, 2008, December 31, 2007 and 2006, the accrued deferred compensation liability amounted to approximately $591,791, $535,245 and $443,867, respectively, and is included as a component of “Other Liabilities” in the statement of financial condition. The contributions to the plan for the six month period ended June 30, 2008 and 2007 were $49,145 and $50,175, respectively, and for the years ended December 31, 2007, 2006 and 2005 were $100,472, $124,270 and $135,250, respectively, and were included in salaries and benefits expense.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

The Bank is the owner and primary beneficiary of insurance policies on the lives of participating officers and directors. Such policies were purchased to informally fund the benefit obligations and to allow the Company to honor its contractual obligations in the event of pre-retirement death of a covered officer or director. Certain of the insurance policies owned by the Bank are policies under which the employee’s designated beneficiary is entitled to part of the policy benefits upon the death of the employee. The aggregate cash surrender value of all policies owned by the Company amounted to $10,643,902, $10,433,849 and $7,600,447 at June 30, 2008, December 31, 2007 and 2006, respectively.

During 2004, a Deferred Compensation Stock Plan was established creating a rabbi trust to fund benefit plans for certain officers and directors to acquire shares through deferred compensation plans. During the six months ended June 30, 2008 and 2007, and the years ended December 31, 2007, 2006 and 2005, 1,713, 2,278, 3,534, 3,386 and 4,741 shares were purchased for $15,374, $30,080, $43,726, $42,813 and $52,347, respectively, at various market prices. In the Company’s initial public offering in 2004, approximately 30,900 shares of the Company’s common stock were purchased for approximately $321,000 by this trust.

Employee Stock Ownership Plan

In December 2004, the Company established an Employee Stock Ownership Plan (“ESOP”) covering all eligible employees as defined by the ESOP. The ESOP is a tax-qualified plan designed to invest primarily in the Company’s common stock that provides employees with the opportunity to receive a funded retirement benefit based primarily on the value of the Company’s common stock.

To purchase the Company’s common stock, the ESOP borrowed $3.4 million from the Company to purchase 343,499 shares of the Company’s common stock in the initial public offering. The ESOP loan is being repaid principally from the Bank’s contributions to the ESOP over a period of up to 15 years. Dividends declared on common stock held by the ESOP and not allocated to the account of a participant can be used to repay the loan. The number of shares released annually is based upon the ratio that the current principal and interest payment bears to the current and all remaining scheduled future principal and interest payments.

All shares that have not been released for allocation to participants are held in a suspense account by the ESOP for future allocation as the loan is repaid. Unallocated common stock purchased by the ESOP is recorded as a reduction of stockholders’ equity at cost. During the six months ended June 30, 2008 and 2007, and the years ended December 31, 2007, 2006 and 2005, the Company recorded an expense related to this plan of approximately $113,000, $151,000, $275,000, $286,000 and $251,000, respectively.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

Stock Option Plan

A summary of the status of the Company’s stock options under the Equity Plan as of June 30, 2008, December 31, 2007 and 2006 and changes during the periods ended June 30, 2008, December 31, 2007 and 2006 are presented below:

	Six Months Ended June 30, 2008		Year Ended December 31, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
	(unaudited)
Outstanding at the beginning of the period	428,874	$11.53	397,500	$11.68	388,500	$11.60	—	—
Granted	—	—	38,874	9.95	24,000	13.00	396,000	$11.60
Exercised	—	—	—	—	—	—	—	—
Forfeited	(2,500)	11.60	(7,500)	11.60	(15,000)	11.60	(7,500)	11.60

Outstanding at the end of the period	426,374	$11.53	428,874	$11.53	397,500	$11.68	388,500	$11.68

Exercisable at the end of the period	150,200	$11.64	151,200	$11.64	74,700	$11.60	—	$—

The following table summarizes all stock options outstanding under the Equity Plan as of June 30, 2008:

	Options Outstanding (unaudited)
Grant Date	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
			(in years)
August 10, 2005	363,500	$11.60	7.1
November 21, 2006	24,000	$13.00	8.3
November 20, 2007	38,874	$9.95	9.3

Total	426,374	$11.53	7.9

The estimated fair value of options granted during 2007 and 2006 was $2.10 and $2.52 per share respectively. The fair value was estimated on the date of grant using the Black-Scholes Single Option Pricing Model with the following weighted average assumptions used:

	Year Ended December 31, 2007	Year Ended December 31, 2006
Dividend yield	0.00%	0.00%
Expected volatility	25.95%	19.79%
Risk-free interest rate	3.25%	4.50%
Expected life of options	5.0	5.0

The dividend yield is zero because the Company had not declared any dividends and at the time of the grant, did not expect to declare any over the life of the options. The risk-free interest rate used was based on the rates of treasury securities with maturities equal to the expected lives of the options.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

16. FAIR VALUE MEASUREMENT (Unaudited)

Effective January 1, 2008, the Company adopted SFAS 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. The definition of fair value retains the exchange price notion in earlier definitions of fair value. SFAS No. 157 clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. The definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157, issued in February 2008, delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008.

SFAS No. 157 describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

In addition, SFAS No. 157 requires the Company to disclose the fair value for financial assets on both a recurring and non-recurring basis. The Company currently measures restricted equity investments on a non-recurring basis.

Those assets which will continue to be measured at fair value on a recurring basis as of June 30, 2008 are as follows:

	Category Used for Fair Value Measurement
	Level 1	Level 2	Level 3
	(unaudited)
Assets:
Securities available for sale:
U.S. Government agencies and mortgage-backed securities	—	$28,435,047	—
State and municipal obligations	—	1,939,465	—
Corporate securities	—	8,579,143	—
Equity securities	—	58,785	—

Total	—	$39,012,440	—

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following discloses the estimated fair value of financial instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	June 30, 2008		December 31,
			2007		2006
	(unaudited)
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and cash equivalents	$10,978,129	$10,978,129	$9,540,392	$9,540,392	$33,356,934	$33,356,934
Investment securities:
Held to maturity	12,580	12,580	—	—	—	—
Available for sale	11,681,195	11,681,195	22,272,694	22,272,694	23,759,615	23,759,615

Mortgage-backed securities:
Held to maturity	4,394,306	4,308,994	4,656,553	4,612,137	5,266,063	5,152,021
Available for sale	27,331,245	27,331,245	31,986,083	31,986,083	39,105,325	39,105,325
Loans receivable, net	567,312,042	573,826,000	528,057,505	529,515,000	433,342,427	429,277,000
Federal Home Loan Bank stock	8,012,700	8,012,700	6,518,500	6,518,500	3,480,900	3,480,900

Liabilities:
NOW and other demand deposit accounts	190,494,103	190,494,103	190,870,360	190,870,360	205,337,742	205,337,742
Passbook savings and club accounts	55,644,104	55,644,104	52,501,484	52,501,484	61,616,971	61,616,971
Certificates	167,597,249	165,516,123	171,858,914	167,059,271	150,069,538	145,317,591
Advances from Federal Home Loan Bank	149,190,000	143,944,117	120,230,000	124,882,170	54,000,000	53,980,946
Securities sold under agreements to repurchase	7,250,000	7,268,551	8,000,000	8,030,218	7,090,000	7,117,252
Junior subordinated debenture	15,464,000	12,570,376	15,464,000	15,346,078	15,464,000	16,286,685

Cash and Cash Equivalents—For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Investment and Mortgage-Backed Securities—Fair values for investment and mortgage-backed securities are based on published market quotes.

Loans Receivable—Net—The fair value of loans receivable is estimated based on the present value using current-entry interest rates applicable to each category of such financial instrument.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

Federal Home Loan Bank (FHLB) Stock—Although FHLB stock is an equity interest in an FHLB, it is carried at cost because it does not have a readily determinable fair value as its ownership is restricted and it lacks a market. The estimated fair value approximates the carrying amount.

NOW and Other Demand Deposit, Passbook Savings and Club, and Certificates Accounts—The fair value of NOW and other demand deposit accounts and passbook savings and club accounts is the amount payable on demand at the reporting date. The fair value of certificates is estimated by discounting future cash flows using interest rates currently offered on certificates with similar remaining maturities.

Advances from FHLB—The fair value is the amount payable on demand at the reporting date.

Securities Sold Under Agreements to Repurchase—The fair value is estimated by discounting future cash flows using current interest rates on agreements with similar remaining maturities.

Junior Subordinated Debenture—The fair value is estimated based on quoted market values for similar borrowing arrangements.

Commitments to Extend Credit and Letters of Credit—The majority of the Bank’s commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. The estimated fair value approximates the recorded deferred fee amounts, which are not significant.

The fair value estimates presented herein are based on pertinent information available to management as of June 30, 2008 and December 31, 2007 and 2006. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since June 30, 2008 and December 31, 2007 and 2006, and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

18. RELATED PARTY TRANSACTION

There were no related party transactions during the reporting period.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

19. PARENT ONLY FINANCIAL INFORMATION

The following are the condensed financial statements for Ocean Shore Holding Co. (Parent company):

CONDENSED STATEMENTS OF FINANCIAL CONDITION
	June 30, 2008	December 31,
		2007	2006
	(unaudited)
Assets:
Cash and cash equivalents	$308,051	$276,502	$6,430
Investment securities	13,116,941	15,397,177	16,996,522
Investment in subsidiary	63,352,601	61,799,853	58,962,278
Other assets	5,138,159	4,659,559	4,761,048

Total assets	$81,915,752	$82,133,091	$80,726,278

Liabilities:
Securities sold under agreements to repurchase	$2,250,000	$3,000,000	$2,090,000
Junior subordinated debenture	15,464,000	15,464,000	15,464,000
Other liabilities	650,441	621,977	621,764

Total liabilities	18,364,441	19,085,977	18,175,764

Stockholders’ equity	63,551,311	63,047,114	62,550,514

Total liabilities and stockholders’ equity	$81,915,752	$82,133,091	$80,726,278

CONDENSED STATEMENTS OF INCOME
	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Interest income	$535,324	$553,355	$1,167,417	$1,311,934	$1,334,343
Interest expense	716,594	724,507	1,482,757	1,496,816	1,499,786

Net interest loss	(181,270)	(171,152)	(315,340)	(184,882)	(165,443)
Other expenses	118,181	118,039	198,409	181,043	199,075

Loss before income tax benefit and equity in undistributed earnings in subsidiary	(299,451)	(289,191)	(513,749)	(365,925)	(364,518)
Income taxes	(35,337)	(71,178)	(87,184)	110,764	(119,561)

Loss before equity in undistributed earnings in subsidiary	(264,114)	(218,013)	(426,565)	(476,689)	(244,957)
Equity in undistributed earnings of subsidiary	2,082,922	1,337,995	3,217,079	3,625,258	3,320,932

Net income	$1,818,808	$1,119,982	$2,790,514	$3,148,569	$3,075,975

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)

CONDENSED STATEMENTS OF CASH FLOWS

OPERATING ACTIVITIES:
Net income	$1,818,808	$1,119,982	$2,790,514	$3,148,569	$3,075,975
Equity in undistributed earnings in subsidiary	(2,082,922)	(1,337,995)	(3,217,079)	(3,625,258)	(3,320,932)
Net amortization of investment premiums/discounts	6,163	147,183	155,973	30,449	49,360
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	(27,509)	(51,377)	(41,987)	9,639	(6,299)
Prepaid expenses and other assets	33,742	(984,229)	158,493	83,986	136,560
Accrued interest payable	(2,746)	(797)	1,840	(180)	965
Other liabilities	29,569	1,000,000	—	236,640	120,785
Intercompany payables	1,642	25,777	(1,627)	1,966	(248,422)

Net cash used in operating activities	(223,253)	(81,456)	(153,873)	(114,189)	(192,008)

INVESTING ACTIVITIES:
Principal repayment of mortgage backed securities held to maturity	216,344	244,328	435,848	470,932	316,982
Principal repayment of mortgage backed securities available for sale	631,752	752,103	1,453,486	2,037,403	3,404,205
Principal payments on ESOP loan	—	—	173,355	164,708	156,493
Purchase of investment securities available for sale	—	—	(3,000,000)	—	(1,511,250)
Purchase of mortgage backed securities held to maturity	—	—	—	—	(4,000,000)
Proceeds from call of investment securities available for sale	—	—	2,000,000	—	—

Net cash provided by (used in) investing activities	848,096	996,431	1,062,689	2,673,043	(1,633,570)

FINANCING ACTIVITIES:
Repayment of borrowed money	—	—	—	—	—
(Decreases) increases in securities sold under repurchase agreements	(750,000)	(360,000)	910,000	(1,370,000)	620,000
Treasury stock purchases	(264,526)	(1,156,503)	(2,748,744)	(2,190,882)	—
Dividends paid	(178,768)	—	—	—
Dividends received	600,000	600,000	1,200,000	1,000,000	800,000

Net cash provided by (used in) financing activities	(593,294)	(916,503)	(638,744)	(2,560,882)	1,420,000

Net increase (decrease) in cash & cash equivalents	31,549	(1,528)	270,072	(2,028)	(405,578)
Cash and cash equivalents—beginning	276,502	6,430	6,430	8,458	414,037

Cash and cash equivalents—ending	$308,051	$4,902	$276,502	$6,430	$8,458

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

20. SUBSEQUENT EVENTS

On August 20, 2008, the Company, the Bank and OC Financial MHC adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) pursuant to which the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure. Pursuant to the Plan of Conversion, (i) OC Financial MHC and the Company each will convert to a federal interim stock association and then merge with and into the Bank, with the Bank being the surviving entity, (ii) the Bank will merge with an interim subsidiary of a newly formed New Jersey corporation named Ocean Shore Holding Co., (iii) the shares of common stock of the Company held by persons other than OC Financial MHC (whose shares will be canceled) will be converted into shares of common stock of new Ocean Shore Holding Co. pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, (iv) the Bank will issue all of its capital stock to new Ocean Shore Holding Co., and (v) new Ocean Shore Holding Co. will offer and sell shares of the common stock to depositors of the Bank and others in the manner and subject to the priorities set forth in the Plan of Conversion.

In connection with the conversion and offering, shares of the Company’s common stock currently owned by OC Financial MHC will be canceled and new shares of common stock, representing the approximate 57.2% ownership interest of OC Financial MHC, will be offered for sale by new Ocean Shore Holding Co. Concurrent with the completion of the conversion and offering, the Company’s existing public shareholders will receive shares of new Ocean Shore Holding Co.’s common stock for each share of the Company’s common stock they own at that date, based on an exchange ratio to ensure that they will own approximately the same percentage of the new Ocean Shore Holding Co.’s common stock as they owned of the Company’s common stock immediately prior to the conversion and offering.

At the time of the conversion, the Bank will establish a liquidation account in an amount equal to the greater of (a) the Bank’s retained earnings as reflected in the latest statement of financial condition used in the final offering prospectus for its minority stock offering or (b) the Bank’s retained earnings as reflected in the latest statement of financial condition used in the final offering prospectus for the conversion multiplied by the percentage ownership in the Company owned by OC Financial MHC. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders (collectively, “eligible depositors”) who continue to maintain their deposit accounts in the Bank after the conversion. In the event of a complete liquidation of the Bank (and only in such event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to common stock. The Bank may not declare or pay a cash dividend if the effect thereof would cause its equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision.

The transactions contemplated by the Plan of Conversion are subject to approval by the shareholders of the Company, the members of OC Financial MHC, and the Office of Thrift Supervision. Special meetings of the Company’s shareholders and OC Financial’s members will be held to approve the plan in the fourth quarter of 2008. If the conversion and offering are completed, conversion costs will be netted against the offering proceeds. If the conversion and offering are terminated, such costs will be expensed. As of August 31, 2008, the Company had incurred approximately $159,328 of conversion costs.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

21. QUARTERLY FINANCIAL DATA (Unaudited)

	Quarter Ended
	March 31, 2008	June 30, 2008
	(Dollars in thousands)
Total interest income	$8,877	$8,935
Total interest expense	4,551	4,310

Net interest income	4,326	4,625
Provision for loan losses	69	90

Net interest income after provision for loan losses	4,257	4,535
Other income (1)	310	666
Other expense	3,375	3,414

Income before income taxes	1,192	1,787
Income taxes	462	698

Net income	$730	$1,089

Earnings per share basic (2)	$0.09	$0.14
Earnings per share diluted (2)	$0.09	$0.13

	Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
	(Dollars in thousands)
Total interest income	$7,729	$7,937	$8,248	$8,704
Total interest expense	4,094	4,264	4,468	4,654

Net interest income	3,635	3,673	3,780	4,050
Provision for loan losses	75	75	48	62

Net interest income after provision for loan losses	3,560	3,598	3,732	3,988
Other income	598	637	680	707
Other expense	3,332	3,209	3,173	3,356

Income before income taxes	826	1,026	1,239	1,339
Income taxes	325	407	428	480

Net income	$501	$619	$811	$859

Earnings per share basic (2)	$0.06	$0.08	$0.10	$0.11
Earnings per share diluted (2)	$0.06	$0.08	$0.10	$0.11

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2008 AND 2007 (UNAUDITED) AND THE YEARS ENDED

DECEMBER 31, 2007, 2006 AND 2005—(Continued)

	Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
	(Dollars in thousands)
Total interest income	$7,151	$7,347	$7,635	$7,706
Total interest expense	3,355	3,557	3,758	3,949

Net interest income	3,796	3,790	3,877	3,757
Provision for loan losses	75	75	75	75

Net interest income after provision for loan losses	3,721	3,715	3,802	3,682
Other income	555	599	591	586
Other expense	3,130	3,154	3,219	3,303

Income before income taxes	1,146	1,160	1,174	965
Income taxes	443	460	5	389

Net income	$703	$700	$1,169	$576

Earnings per share basic (2)	$0.08	$0.08	$0.14	$0.07
Earnings per share diluted (2)	$0.08	$0.08	$0.14	$0.07

(1)	For the quarter ending March 31, 2008, amount includes a loss of $313,000 as a result of the other than temporary impairment of fair value of an investment in available for sale securities.
(2)	Earnings per share are computed independently for each period presented. Consequently, the sum of the quarters may not equal the total earnings per share for the year.

*  *  *  *  *  *

You should rely only on the information contained in this prospectus. Neither Ocean City Home Bank nor Ocean Shore Holding Co. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Ocean Shore Holding Co.

(Proposed Holding Company for Ocean City Home Bank)

Up to

5,462,500 Shares

COMMON STOCK

Prospectus

SANDLER O’NEILL + PARTNERS, L.P.

                    , 2008

Until                     , 2009, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

OCEAN SHORE HOLDING, INC.

(Proposed Holding Company for Ocean City Home Bank)

PROSPECTUS OF OCEAN SHORE HOLDING, INC. (NEW)

PROXY STATEMENT OF OCEAN SHORE HOLDING CO.

Ocean City Home Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, Ocean City Home Bank is a wholly-owned subsidiary of Ocean Shore Holding Co. and OC Financial MHC owns 57.2% of Ocean Shore Holding’s common stock. The remaining 42.8% of Ocean Shore Holding’s common stock is owned by public shareholders. As a result of the conversion, our newly formed company, also called Ocean Shore Holding Co., will become the parent of Ocean City Home Bank. Each share of Ocean Shore Holding common stock owned by the public will be exchanged for between 0.8480 and 1.1473 shares of common stock of new Ocean Shore Holding so that Ocean Shore Holding’s existing public shareholders will own approximately the same percentage of new Ocean Shore Holding common stock as they owned of Ocean Shore Holding’s common stock immediately prior to the conversion. The actual number of shares that you will receive will depend on the percentage of Ocean Shore Holding common stock held by the public at the completion of the conversion, the final independent appraisal of new Ocean Shore Holding and the number of shares of new Ocean Shore Holding common stock sold in the offering described in the following paragraph. It will not depend on the market price of Ocean Shore Holding common stock. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio” for a discussion of the exchange ratio. Based on the $           per share closing price of Ocean Shore Holding common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                      shares of new Ocean Shore Holding common stock are sold in the offering (slightly [above/below] the                  of the offering range), the initial value of the new Ocean Shore Holding common stock you receive in the share exchange would be less than the market value of the Ocean Shore Holding common stock you currently own. See “Risk Factors—The Market Value of New Ocean Shore Holding Common Stock Received in the Share Exchange May Be Less than the Market Value of Ocean Shore Holding Common Stock Exchanged.”

Concurrently with the exchange offer, we are offering up to 5,462,500 shares of common stock of new Ocean Shore Holding, representing the 57.2% ownership interest of OC Financial MHC in Ocean Shore Holding, for sale to eligible depositors and to the public at a price of $9.00 per share. The conversion of OC Financial MHC and the offering and exchange of common stock by new Ocean Shore Holding is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Ocean City Home Bank will be a wholly-owned subsidiary of new Ocean Shore Holding, and 100% of the common stock of new Ocean Shore Holding will be owned by public shareholders. As a result of the conversion and offering, the present Ocean Shore Holding and OC Financial MHC will cease to exist.

Ocean Shore Holding’s common stock is currently listed on the Nasdaq Global Market under the symbol “OSHC.” We expect that new Ocean Shore Holding’s common stock will trade on the Nasdaq Global Market under the trading symbol OSHCD for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to OSHC.

The conversion and offering cannot be completed unless the shareholders of Ocean Shore Holding approve the plan of conversion. Ocean Shore Holding is holding a special meeting of shareholders at                                   , Ocean City, New Jersey, on                       , 2008 at     :00 a.m., local time, to consider and vote upon the plan of conversion and reorganization (the “plan of conversion”) of Ocean City Home Bank, Ocean Shore Holding and OC Financial MHC. Ocean Shore Holding’s Board of Directors unanimously recommends that shareholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of shareholders of Ocean Shore Holding and the prospectus for the shares of new Ocean Shore Holding common stock to be issued in exchange for shares of Ocean Shore Holding common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by new Ocean Shore Holding of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.

This proxy statement/prospectus contains information that you should consider in evaluating the plan conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 15 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is                          , 2008, and is first being mailed to shareholders of Ocean Shore Holding Co. on or about                            , 2008.

Ocean Shore Holding Co.

216 Adams Avenue

Ocean City, New Jersey 08226

(609) 399-0012

Notice of Special Meeting of Shareholders

On [MEETINGDATE], 2008, Ocean Shore Holding Co. will hold a special meeting of shareholders at the                                     , Ocean City, New Jersey. The meeting will begin at     :00 a.m., local time. At the meeting, shareholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) Ocean Shore Holding will convert to an interim federal stock savings association and merge with and into Ocean City Home Bank, with Ocean City Home Bank being the surviving entity, (B) OC Financial MHC, which currently owns approximately 57.2% of the common stock of Ocean Shore Holding, will convert to an interim federal stock savings association and merge with and into Ocean City Home Bank, with Ocean City Home Bank being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of new Ocean Shore Holding Co., a New Jersey corporation recently formed to be the holding company for Ocean City Home Bank, and then will merge into Ocean City Home Bank, with Ocean City Home Bank being the surviving entity, (D) the outstanding shares of Ocean Shore Holding, other than those held by OC Financial MHC, will be converted into shares of common stock of new Ocean Shore Holding and (E) new Ocean Shore Holding will offer shares of its common stock for sale in a subscription offering and community offering.

2.	The following informational proposals:

2a	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the ability of stockholders to remove directors;

2b	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit business combinations with interested stockholders;

2c	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation requiring a super-majority vote to approve certain amendments to new Ocean Shore Holding’s certificate of incorporation; and

2d	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Ocean Shore Holding’s outstanding voting stock.

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

4.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals 2a through 2d were approved as part of the process in which the board of directors of Ocean Shore Holding approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Only shareholders as of [RECORDDATE], 2008 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Kim M. Davidson
Corporate Secretary

Ocean City, New Jersey

                    , 2008

Questions and Answers

You should read this document for more information about the conversion and offering. The plan of conversion described in this document has been conditionally approved by the Office of Thrift Supervision.

The Proxy Vote

Q.	What am I being asked to approve?

A.	Ocean Shore Holding shareholders as of [RECORDDATE], 2008 are asked to vote on the plan of conversion. Under the plan of conversion, Ocean City Home Bank will convert from the mutual holding company form of organization to the stock holding company form, and as part of such conversion, new Ocean Shore Holding will offer for sale, in the form of shares of its common stock, OC Financial MHC’s 57.2% ownership interest in Ocean Shore Holding. In addition to the shares of common stock to be issued to those who purchase shares in the offering, public shareholders of Ocean Shore Holding as of the completion of the conversion and offering will receive shares of new Ocean Shore Holding common stock in exchange for their existing shares of Ocean Shore Holding common stock based on an exchange ratio that will result in Ocean Shore Holding’s existing public shareholders owning approximately the same percentage of new Ocean Shore Holding common stock as they owned of Ocean Shore Holding immediately prior to the conversion and offering.

Stockholders also are asked to vote on the following informational proposals with respect to the certificate of incorporation of new Ocean Shore Holding:

•	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the ability of stockholders to remove directors;

•	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit business combinations with interested stockholders;

•

Approval of a provision in new Ocean Shore Holding’s certificate of incorporation requiring a super-majority vote to approve certain amendments to new Ocean Shore Holding’s certificate of incorporation; and

•

Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Ocean Shore Holding’s outstanding voting stock.

The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals were approved as part of the process in which the board of directors of Ocean Shore Holding approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new Ocean Shore Holding, if such attempts are not approved by the Board of Directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

In addition, shareholders will vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

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Q.	What is the conversion?

A.	Ocean City Home Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, OC Financial MHC owns 57.2% of Ocean Shore Holding’s common stock. The remaining 42.8% of Ocean Shore Holding’s common stock is owned by public shareholders. As a result of the conversion, our newly formed company, also called new Ocean Shore Holding Co., will become the parent of Ocean City Home Bank.

Shares of common stock of new Ocean Shore Holding, representing the 57.2% ownership interest of OC Financial MHC in Ocean Shore Holding, are being offered for sale to eligible depositors of Ocean City Home Bank and, possibly, to the public. At the completion of the conversion and offering, public shareholders of Ocean Shore Holding will exchange their shares of Ocean Shore Holding common stock for shares of common stock of new Ocean Shore Holding.

After the conversion and offering are completed, Ocean City Home Bank will be a wholly-owned subsidiary of new Ocean Shore Holding, and 100% of the common stock of new Ocean Shore Holding will be owned by public shareholders. As a result of the conversion and offering, Ocean Shore Holding and OC Financial MHC will cease to exist.

See “Proposal 1—Approval of the Plan of Conversion” beginning on page 30 of this proxy statement/prospectus, for more information about the conversion and offering.

Q.	What are reasons for the conversion and offering?

A.	The primary reasons for the conversion and offering are to increase capital to support the growth of our interest-earning assets, create a more liquid and active market than currently exists for Ocean Shore Holding common stock, structure our business in a form that will provide access to capital markets, and facilitate acquisitions of other financial institutions.

Q.	Why should I vote?

A.	You are not required to vote, but your vote is very important. In order for us to implement the plan of conversion, we must receive the affirmative vote of (1) the holders of at least two-thirds of the outstanding shares of Ocean Shore Holding common stock, including shares held by OC Financial MHC and (2) the holders of a majority of the outstanding shares of Ocean Shore Holding common stock entitled to vote at the special meeting, excluding shares held by OC Financial MHC. Your board of directors recommends that you vote “FOR” the plan of conversion.

Q.	What happens if I don’t vote?

A.	Your prompt vote is very important. Not voting will have the same effect as voting “Against” the plan of conversion. Without sufficient favorable votes “FOR” the plan of conversion, we will not proceed with the conversion and offering.

Q.	How do I vote?

A.	You should sign your proxy card and return it in the enclosed proxy reply envelope. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Q.	If my shares are held in street name, will my broker automatically vote on my behalf?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

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Q.	What if I do not give voting instructions to my broker?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

The Exchange

Q.	I currently own shares of Ocean Shore Holding common stock. What will happen to my shares as a result of the conversion?

A.	At the completion of the conversion, expected to be in early 2009, your shares of Ocean Shore Holding common stock will be canceled and exchanged for shares of common stock of new Ocean Shore Holding, a newly formed New Jersey corporation. The number of shares you will receive will be based on an exchange ratio determined as of the closing of the conversion and offering that is intended to result in Ocean Shore Holding’s existing public shareholders owning approximately 42.8% of new Ocean Shore Holding’s common stock, which is the same percentage of Ocean Shore Holding common stock currently owned by existing public shareholders.

Q.	Does the exchange ratio depend on the market price of Ocean Shore Holding common stock?

A.	No, the exchange ratio will not be based on the market price of Ocean Shore Holding common stock. Therefore, changes in the price of Ocean Shore Holding common stock between now and the closing of the conversion and offering will not effect the calculation of the exchange ratio.

Q.	How will the actual exchange ratio be determined?

A.	Because the purpose of the exchange ratio is to maintain the ownership percentage of the existing public shareholders of Ocean Shore Holding, the actual exchange ratio will depend on the number of shares of new Ocean Shore Holding’s common stock sold in the offering and, therefore, cannot be determined until the closing of the conversion and offering.

Q.	How many shares will I receive in the exchange?

A.	You will receive between 0.8480 and 1.1473 shares of new Ocean Shore Holding common stock for each share of Ocean Shore Holding common stock you own on the date of the completion of the conversion and offering. For example, if you own 100 shares of Ocean Shore Holding common stock, and the exchange ratio is 0.9977 (at the midpoint of the offering range), after the conversion and offering you will receive 99 shares of new Ocean Shore Holding common stock and $6.93 in cash, the value of the fractional share, based on the $9.00 per share purchase price in the offering. Shareholders who hold shares in street-name at a brokerage firm will receive these funds in their brokerage account. Shareholders with stock certificates will receive checks when they receive their new stock certificates.

Q.	Why did the board of directors base the exchange ratio on a $9.00 per share stock price?

A.	In adopting the plan of conversion, the board of directors focused on the value of the shares to be received in the exchange in comparison to the market price of Ocean Shore Holding common stock. Because Ocean Shore Holding common stock has traded below $10.00 per share for much of 2008, the Board of Directors concluded that an offering price of $9.00 is consistent with the recent trading range of our stock.

Q.	Why does the board of directors support the conversion if the value of the shares to be received in the exchange might be less than the current market value of Ocean Shore Holding common stock?

A.

Over the 30 days prior to August 20, 2008, which is the date on which the board of directors adopted the plan of conversion, the price of Ocean Shore Holding common stock traded between $8.50 and $10.02. Based on the offering price of $9.00 per share, the value of the shares to be received in exchange for each

-iii-

share of Ocean Shore Holding common stock would range from $8.03 to $10.87. In adopting the plan of conversion, the board of directors focused on our prospects for generating shareholder value and on the price of our stock relative to our peers. For the reasons described above, the board of directors concluded that converting to the stock holding company form would give us the best opportunity to generate shareholder value. The board of directors also considered that compared to the peer group used in RP Financial’s appraisal of our common stock, our common stock would be priced at a discount of 18.6% to the peer group on a price-to-tangible book basis, which could make our stock an attractive investment.

Q.	Why doesn’t Ocean Shore Holding wait to conduct the conversion until the stock market improves so that current shareholders can receive a higher exchange ratio?

A.	The board of directors believes that because the stock holding company form of organization offers important advantages, it is in the best interests of our shareholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change or how they might change, or how changes in market conditions might affect stock prices for financial institutions. The board of directors concluded that would be better to complete the conversion and offering now, under a valuation that offers a fair exchange ratio to existing shareholders and an attractive price to new investors, rather than wait an indefinite amount of time for market conditions that would result in a higher exchange ration but a less attractive valuation for new investors.

Q.	Should I submit my stock certificates now?

A.	No. If you hold a stock certificate for Ocean Shore Holding common stock, instructions for exchanging your certificate will be sent to you after completion of the conversion and offering. Until you submit the transmittal form and certificate, you will not receive your new certificate and check for cash in lieu of fractional shares, if any. If your shares are held in street name at a brokerage firm, the share exchange will occur automatically upon completion of the conversion and offering, without any action on your part. Please do not send in your stock certificate until you receive a transmittal form and instructions.

Stock Offering

Q.	May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A.	Yes. Eligible depositors and borrowers of Ocean City Home Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a direct community offering. Ocean Shore Holding shareholders have a preference in the direct community offering. If you would like to receive a prospectus and stock order form, please call our Conversion Center toll-free at ( ) from 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday. Order forms must be received (not postmarked) no later than 12:00 noon, Eastern time on [DATE1], 2008.

Other Questions?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting may be directed to our proxy information agent, Regan & Associates, Inc., by calling toll-free (            )         -        .

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Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

Special Meeting of Shareholders

Date, Time and Place; Record Date

A special meeting of Ocean Shore Holding shareholders is scheduled to be held at the                     , Ocean City, New Jersey at     :00 a.m., local time, on [MEETINGDATE], 2008. Only Ocean Shore Holding shareholders of record as of the close of business on [RECORDDATE], 2008 are entitled to notice of, and to vote at, the special meeting of shareholders and any adjournments or postponements of the meeting.

Purpose of the Meeting

Shareholders will be voting on the following proposals at the special meeting:

1.	Approval of the plan of conversion;

2.	The following informational proposals:

2a	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the ability of stockholders to remove directors;

2b	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit business combinations with interested stockholders;

2c	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation requiring a super-majority vote to approve certain amendments to new Ocean Shore Holding’s certificate of incorporation; and

2d	Approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Ocean Shore Holding’s outstanding voting stock;

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals 2a through 2d were approved as part of the process in which the board of directors of Ocean Shore Holding approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new Ocean Shore Holding, if such attempts are not approved by the Board of Directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required

Proposal 1: Approval of the Plan of Conversion. Approval of the plan of conversion requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Ocean Shore Holding, including shares held by OC Financial MHC and a majority of the votes eligible to be cast by shareholders of Ocean Shore Holding, excluding shares held by OC Financial MHC.

Informational Proposals 2a through 2d. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

Proposal 3: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of Ocean Shore Holding common stock to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

As of the record date, there were 8,323,374 shares of Ocean Shore Holding common stock outstanding, of which OC Financial MHC owned 4,761,000. The directors and executive officers of Ocean Shore Holding (and their affiliates), as a group, beneficially owned 298,810 shares of Ocean Shore Holding common stock, representing 3.6% of the outstanding shares of Ocean Shore Holding common stock and 8.4% of the shares held by persons other than OC Financial MHC as of July 31, 2008.

The Companies

Ocean Shore Holding Co. (new). New Ocean Shore Holding Co. is a newly formed New Jersey corporation. New Ocean Shore Holding is conducting the offering in connection with the conversion of Ocean City Home Bank from the mutual holding company form of organization to the stock form. The shares of common stock of new Ocean Shore Holding to be sold represent the 57.2% ownership interest in Ocean Shore Holding Co., the mid-tier stock holding company, that is currently owned by OC Financial MHC. The remaining 42.8% ownership interest in Ocean Shore Holding Co. is currently owned by other shareholders (who are sometimes referred to as the “public shareholders”) and will be exchanged for shares of new Ocean Shore Holding’s common stock based on an exchange ratio of 0.8480 to 1.1473. The actual exchange ratio will be determined at the closing of the conversion and offering and will depend on the number of shares of new Ocean Shore Holding’s common stock sold in the offering. The executive offices of new Ocean Shore Holding Co. are located at 1001 Asbury Avenue, Ocean City, New Jersey 08226, and its telephone number is (609) 399-0012.

For a discussion of important provisions in new Ocean Shore Holding’s certificate of incorporation and bylaws, see “Restrictions on Acquisition of New Ocean Shore Holding.”

Ocean Shore Holding Co. Ocean Shore Holding is a federally chartered corporation that was formed by Ocean City Home Bank to be its holding company in connection with the mutual holding company reorganization completed in 1998. Ocean Shore Holding owns all of Ocean City Home Bank’s capital stock. At June 30, 2008, Ocean Shore Holding had total assets of $657.8 million, total loans of $567.3 million, deposits of $413.7 million and total stockholders’ equity of $63.6 million on a consolidated basis. The present Ocean Shore Holding will cease to exist upon completion of the conversion and offering.

Ocean City Home Bank. Ocean City Home Bank is a federally chartered stock savings bank headquartered in Ocean City, New Jersey. Ocean City Home Bank operates nine full-service locations in Atlantic and Cape May counties, New Jersey. We conduct a community banking business, offering a variety of deposit and loan products to individuals and small businesses in our market area.

Our Web site address is www.ochome.com. Information on our Web site should not be considered a part of this proxy statement/prospectus.

OC Financial MHC. OC Financial MHC is currently the majority shareholder of Ocean Shore Holding. As a mutual holding company, OC Financial MHC is a non-stock company and does not engage in any significant business activity. OC Financial MHC will cease to exist upon completion of the conversion and offering.

The Conversion

Description of the Conversion (page 30)

In 1998, we reorganized Ocean City Home Bank into a stock savings bank with a mutual holding company structure. As a part of that reorganization, we formed Ocean Shore Holding as the mid-tier holding company for Ocean City Home Bank. In 2004, we sold a minority of Ocean Shore Holding common stock to our depositors and our employee stock ownership plan in a subscription offering. The majority of Ocean Shore Holding’s shares were issued to OC Financial MHC, a mutual holding company organized under federal law. Our current ownership structure is as follows:

The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of Ocean City Home Bank’s common stock will be owned by new Ocean Shore Holding, and all of new Ocean Shore Holding’s common stock will be owned by the public. Upon completion of the conversion and offering, the present Ocean Shore Holding and OC Financial MHC will cease to exist.

After the conversion and offering, our ownership structure will be as follows:

As part of the conversion, we are offering for sale common stock representing the majority ownership interest of Ocean Shore Holding that is currently held by OC Financial MHC. At the conclusion of the conversion and offering, existing public shareholders of Ocean Shore Holding will receive shares of common stock in new Ocean Shore Holding in exchange for their existing shares of common stock of Ocean Shore Holding.

We may cancel the conversion and offering at any time prior to the special meetings of members of OC Financial MHC and shareholders of Ocean Shore Holding to vote on the plan of conversion. We may also cancel the conversion and offering after the special meetings with the concurrence of the Office of Thrift Supervision.

The normal business operations of Ocean City Home Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve Ocean City Home Bank in the mutual holding company structure will serve the new holding company and Ocean City Home Bank in the fully converted stock form.

Reasons for the Conversion and Offering (page 30)

Our primary reasons for the conversion and offering are the following:

•

The proceeds from the sale of common stock will increase our capital, which will support the growth of our interest-earning assets. Our board of directors considered current market conditions, the amount of capital needed for continued growth, the fact that the offering will not raise excessive capital, and the interests of existing shareholders in deciding to conduct the conversion and offering at this time.

•

The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Ocean Shore Holding common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock. See “Market for the Common Stock.”

•

The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings and to conduct merger and acquisition transactions. Our current mutual holding structure limits our ability to raise capital or issue stock in an acquisition transaction because OC Financial MHC must own at least 50.1% of the shares of Ocean Shore Holding. Currently, however, we have no plans, agreements or understandings regarding any additional securities offerings or acquisitions.

Conditions to Completing the Conversion and Offering

We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to as the “plan of conversion”). We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by at least a majority of votes eligible to be cast by members of OC Financial MHC;

•	the plan of conversion is approved by at least two-thirds of the outstanding shares of Ocean Shore Holding, including shares held by OC Financial MHC;

•	the plan of conversion is approved by at least a majority of the votes eligible to be cast by shareholders of Ocean Shore Holding, excluding shares held by OC Financial MHC;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

OC Financial MHC, which owns 57.2% of the outstanding shares of Ocean Shore Holding, intends to vote its shares in favor of the plan of conversion. In addition, as of July 31, 2008, directors and executive officers of Ocean Shore Holding and their associates beneficially owned 298,810 shares of Ocean Shore Holding or 3.6% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

The Exchange of Existing Shares of Ocean Shore Holding Common Stock (page     )

If you are a shareholder of Ocean Shore Holding on the date we complete the conversion and offering, your existing shares will be cancelled and exchanged for shares of new Ocean Shore Holding. The exchange will be effective as of the date we complete the conversion and offering. The number of shares you will receive will be based on an exchange ratio determined as of the closing of the conversion and offering that is intended to result in Ocean Shore Holding’s existing public shareholders owning approximately 42.8% of new Ocean Shore Holding’s common stock, which is the same percentage of Ocean Shore Holding common stock currently owned by existing public shareholders. The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares a hypothetical owner of 100 shares of Ocean Shore Holding common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Ocean Shore Holding		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Shares to be Received for 100 Existing Shares (1)
	Amount	Percent	Amount	Percent
Minimum	4,037,500	57.2%	3,021,022	42.8%	7,058,522	0.8480	84
Midpoint	4,750,000	57.2	3,554,143	42.8	8,304,143	0.9977	99
Maximum	5,462,500	57.2	4,087,265	42.8	9,549,765	1.1473	114

(1)	Cash will be paid instead of issuing any fractional shares.

At the midpoint shown in the preceding table, a shareholder owning 100 shares of Ocean Shore Holding common stock would receive 99 shares of Ocean Shore Holding common stock plus $6.93 in cash, which is equivalent to a value of $8.98 per share of Ocean Shore Holding common stock based on the $9.00 per share offering price of Ocean Shore Holding common stock. Based on the most recent closing price of Ocean Shore Holding common stock prior to the date of this proxy statement/prospectus, which was $            , unless at least                      shares of Ocean Shore Holding common stock are sold in the offering (slightly above the [midpoint] of the offering range), the initial value of the Ocean Shore Holding common stock you receive in the share exchange would be less than the market value of the Ocean Shore Holding common stock you currently own. See “Risk Factors—The Market Value of Ocean Shore Holding Common Stock Received in the Share Exchange May Be Less than the Market Value of Ocean Shore Holding Common Stock Exchanged.”

If you hold shares of Ocean Shore Holding with a bank or broker in “street name,” you do not need to take any action to exchange your shares. If you are the recordholder of Ocean Shore Holding shares, you will receive a transmittal form with instructions to surrender stock certificates after the conversion and offering are completed. New certificates of common stock will be mailed to you after the exchange agent receives a properly executed transmittal form and certificates.

No fractional shares of new Ocean Shore Holding common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay in cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $9.00 per share offering price.

We also will convert options previously awarded under the 2005 Equity Incentive Plan into options to purchase new Ocean Shore Holding common stock. At June 30, 2008, there were outstanding options to purchase

426,374 shares of Ocean Shore Holding common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Ocean Shore Holding common stock outstanding will increase and the exchange ratio could be adjusted.

Effect of the Conversion on Shareholders of Ocean Shore Holding

The following table compares historical information for Ocean Shore Holding with similar information on a pro forma and per equivalent Ocean Shore Holding share basis. The information listed as “per equivalent Ocean Shore Holding share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table. Dividends per share have been omitted from this table because we currently expect that the level of cash dividends per share after the conversion and offering will be adjusted for the exchange ratio so that the total amount of dividends received will be substantially consistent with the current amount of dividends per share paid by Ocean Shore Holding.

	Ocean Shore Holding Historical	Pro Forma	Exchange Ratio	Per Equivalent Ocean Shore Holding Share
Book value per share at June 30, 2008:
Sale of 4,037,500 shares	$7.62	$12.86	0.8480	10.91
Sale of 4,750,000 shares	7.62	11.60	0.9977	11.57
Sale of 5,462,500 shares	7.62	10.67	1.1473	12.24
Earnings per share for six months ended June 30, 2008:
Sale of 4,037,500 shares	$0.23	$0.32	1.8480	0.27
Sale of 4,750,000 shares	0.23	0.28	0.9977	0.28
Sale of 5,462,500 shares	0.23	0.25	1.1473	0.29
Price per share (1):
Sale of 4,037,500 shares	$9.88	$9.00	0.8480	7.63
Sale of 4,750,000 shares	9.88	9.00	0.9977	8.98
Sale of 5,462,500 shares	9.88	9.00	1.1473	10.33

(1)	At August 20, 2008, which was the day of the announcement of the intent to adopt a plan of conversion.

How We Determined the Offering Range and Exchange Ratio (page     )

Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma value as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated that in its opinion as of October 24, 2008, our common stock’s estimated full market value ranged from $63.5 million to $85.9 million, with a midpoint of $74.7 million. In the offering, we are selling the number of shares representing the 57.2% of Ocean Shore Holding currently owned by OC Financial MHC. This results in an offering range of $36.3 million to $49.2 million, with a midpoint of $42.8 million. The appraisal was based in part upon Ocean Shore Holding’s financial condition and operations and the effect of the additional capital we will raise from the sale of common stock in the offering. RP Financial will receive fees totaling $50,000 for its appraisal report, plus $5,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.

In preparing its appraisal, RP Financial considered the information in this proxy statement/prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•

our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expenses;

•

the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•

a comparative evaluation of the operating and financial statistics of Ocean City Home Bank with those of other similarly-situated, publicly-traded savings associations and savings association holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure;

•

the effect of the capital raised in the offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans; and

•	the trading market for Ocean Shore Holding and securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s core earnings. RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that RP Financial considered to be comparable to us. In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Ocean Shore Holding with the peer group. RP Financial made slight upward adjustments for financial condition, profitability, growth and viability of earnings, and asset growth, and made a moderate downward adjustment for marketing of the issue. No adjustments were made for primary market area, dividends, liquidity of the shares, management, and effect of government regulations and regulatory reform.

The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Ocean Shore Holding (pro forma) (1):
Minimum	16.93	x	13.38	x	67.18%	67.18%
Midpoint	19.22		15.30		74.65	74.65
Maximum	21.35		17.12		81.33	81.33
Peer group companies as of October 24, 2008 (2):
Average	16.95		18.30		91.92	99.90
Median	12.73		12.13		93.70	102.57

(1)	Based on Ocean Shore Holding financial data as of and for the 12 months ended September 30, 2008.
(2)	Based on earnings for the 12 months ended June 30, 2008 and book value and tangible book value as of June 30, 2008.

Compared to the average pricing ratios of the peer group, at the maximum of the offering range our common stock would be priced at a premium of 26.0% to the peer group on a price-to-earnings basis, a discount of 6.4% on a price-to-core earnings basis, a discount of 11.5% to the peer group on a price-to-book basis, and a discount of 18.6% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.

Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure, and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not new Ocean Shore Holding’s common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $9.00 purchase price after the offering.

RP Financial will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $63.5 million or above $85.9 million, then, after consulting with the Office of Thrift Supervision, we may: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Our board of directors considered the appraisal when recommending that shareholders and depositors approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

After-Market Performance of “Second-Step” Conversion Offerings

The following table provides information regarding the after-market performance of the “second-step” conversion offerings completed from January 1, 2006 through October 24, 2008. “Second-step” conversion offerings are public offerings by companies that are converting from the mutual holding company form of organization to the stock holding company form.

	Initial Trade Date		Change From Initial Offering Price
Issuer (Market/Symbol)		Gross Proceeds	After 1 Day	After 1 Week	After 4 Weeks	Through 10/24/08
		(In millions)
Exchange Listed:

BCSB Bancorp, Inc. (Nasdaq:BCSB)	04/11/08	$19.8	10.4%	13.5%	13.5%	(9.5)%
Home Federal Bancorp, Inc. (Nasdaq:HOME)	12/20/07	102.0	(1.2)	1.7	5.4	1.5
United Financial Bancorp, Inc. (Nasdaq:UBNK)	12/04/07	95.6	3.0	4.7	7.5	30.8
Abington Bancorp, Inc. (Nasdaq:ABBC)	06/28/07	139.7	(4.0)	(1.6)	(6.6)	(7.9)
People’s United Financial, Inc. (Nasdaq:PBCT)	04/16/07	3,444.5	3.8	2.0	0.9	(19.6)
Osage Bancshares, Inc. (Nasdaq:OSBK)	01/18/07	25.1	(0.5)	(0.5)	(2.5)	(27.0)
Westfield Financial, Inc. (Amex:WFD)	01/04/07	184.0	7.0	7.5	9.9	(8.2)
Citizens Community Bancorp, Inc. (Nasdaq:CZWI)	11/01/06	52.9	(2.5)	(1.0)	(2.5)	(40.0)
Liberty Bancorp, Inc. (Nasdaq:LBCP)	07/24/06	28.1	2.5	1.0	0.8	(14.0)
First Clover Leaf Financial Corp. (Nasdaq:FCLF)*	07/11/06	41.7	3.9	6.0	9.8	(25.0)

OTC Bulletin Board:

North Penn Bancorp, Inc. (OTCBB:NPBP)	10/03/07	8.5	2.5	0.7	(0.5)	(24.5)
Monadnock Bancorp, Inc. (OTCBB:MNKB)	06/29/06	5.7	0.0	(5.0)	(15.6)	(31.3)

*	Transaction involved simultaneous acquisition.

This table is not intended to be indicative of how our common stock may perform. Data in this table reflects a small number of transactions and is not necessarily indicative of general stock market performance trends or of price performance trends of all companies that have undertaken “second-step” conversions. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their second-step conversion and may not be indicative of the longer-term stock price performance of these companies. Stock price is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Ocean Shore Holding, the pricing ratios for their offerings were in some cases different from the pricing ratios for new Ocean Shore Holding’s common stock and the market conditions in which these offerings were completed were, in some cases, different from current market conditions. Any or all of these differences may cause our common stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this proxy statement/prospectus, including, but not limited to, the “Risk Factors” section beginning on page     .

You should be aware that, in certain market conditions, stock prices of second-step conversion offerings have decreased. For example, as the above table illustrates, the stocks of several companies traded at or below their initial offering price at the various dates shown. We can give you no assurance that our common stock will not trade below the $9.00 purchase price or that our common stock will perform similarly to other recent second-step conversions.

How We Intend to Use the Proceeds of the Offering (page 48)

The following table summarizes how we will use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	4,037,500 Shares at $9.00 Per Share	5,462,500 Shares at $9.00 Per Share
Offering proceeds	$36,338	$49,163
Less: offering expenses	2,369	2,777

Net offering proceeds	33,969	46,386
Less:
Proceeds contributed to Ocean City Home Bank	16,985	23,193
Proceeds used for loan to employee stock ownership plan	2,460	3,329

Proceeds remaining for new Ocean Shore Holding	$14,525	$19,864

Initially, we intend to invest the proceeds of the offering in short-term liquid investments. In the future, new Ocean Shore Holding may use the funds it retains to, among other things, invest in securities, pay cash dividends, or repurchase its capital securities or shares of its common stock, subject to regulatory restrictions. Over time, Ocean City Home Bank intends to use the portion of the proceeds that it receives to fund new loans or to repay outstanding Federal Home Loan Bank advances. Ocean City Home Bank may also use the proceeds to further expand its branch network. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to diversify our business or acquire other companies, although we have no specific plans to do so at this time.

Benefits of the Conversion to Management (page 119)

Management and directors of Ocean Shore Holding have an interest in the approval of the plan of conversion because Ocean City Home Bank intends to acquire additional shares for its employee stock ownership plan and because new Ocean Shore Holding intends to adopt a new equity incentive plan.

We intend to adopt the stock benefit plans described below. We will recognize additional compensation expense related to the expanded employee stock ownership plan and the new equity incentive plan. The actual expense will depend on the market value of our common stock and will increase as the value of our common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the new equity incentive plan would have been $458,000 for the year ended December 31, 2007, assuming shares are sold at the maximum of the offering range. If awards under the new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 6.4%. See “Pro Forma Data” for an illustration of the effects of each of these plans.

Employee Stock Ownership Plan. Our employee stock ownership plan intends to purchase an amount of shares equal to 6.8% of the shares sold in the offering. The plan will use the proceeds from a 20-year loan from new Ocean Shore Holding to purchase these shares. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

New Equity Incentive Plan. We intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our shareholders for their approval. Under this plan, we may grant stock options in an amount up to 8.5% of the number of shares sold in the offering and restricted stock awards in an amount equal to 3.4% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. The new equity incentive plan will supplement our existing 2005 Equity Incentive Plan, which will continue as a plan of new Ocean Shore Holding.

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan. At the maximum of the offering range, we will sell 5,750,000 shares and have 10,052,384 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that Ocean City Home Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Additional Shares
(Dollars in thousands)	At Maximum of Offering Range	As a % of Common Stock Sold	As a % of Common Stock Outstanding		Total Estimated Value
Employee stock ownership plan (1)	369,870	6.8%	3.9%	—	$3,329
Restricted stock awards (1)	184,936	3.4	1.9	1.9%	1,664
Stock options (2)	462,337	8.5	4.9	4.6	878

Total	1,017,143	18.7%	10.7%	6.4	$5,871

(1)	Assumes the value of new Ocean Shore Holding common stock is $9.00 per share for purposes of determining the total estimated value.
(2)	Assumes the value of a stock option is $1.90. See “Pro Forma Data.”

The following table presents information regarding our existing employee stock ownership plan, options and restricted stock previously awarded or available for future awards under our 2005 Equity Incentive Plan, additional shares purchased by our employee stock ownership plan and our proposed new equity incentive plan. The table below assumes that 9,549,765 shares are outstanding after the offering, which includes the sale of 5,462,500 shares in the offering at the maximum of the offering range and the issuance of 4,087,265 shares in exchange for shares of Ocean Shore Holding using an exchange ratio of 1.1473. It is also assumed that the value of the stock is $9.00 per share.

Existing and New Stock Benefit Plans	Eligible Participants	Number of Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion and Offering
				(In thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2004 offering (1)		394,106	(2)	$3,547		4.1%
Shares to be purchased in the offering		369,870		3,329		3.9

Total employee stock ownership plan		763,978		6,876		8.0

Restricted Stock Awards:	Directors and officers
2005 Equity Incentive Plan (1)		197,048	(3)	1,773	(4)	2.1
New shares of restricted stock		184,936		1,664	(4)	1.9

Total shares of restricted stock		381,984		3,437		4.0

Stock Options:	Directors and officers
2005 Equity Incentive Plan (1)		492,621	(5)	936	(6)	5.1
New stock options		462,337		878	(7)	4.9

Total stock options		954,958		1,844		10.0

Total stock benefit plans		2,100,920		$12,127		22.0%

(1)	Number of shares has been adjusted for the 1.1473 exchange ratio at the maximum of the offering range.
(2)	Of these shares, 105,093 (91,600 prior to adjustment) have been allocated to the accounts of participants.
(3)	As of June 30, 2008, of these shares, 196,532 (171,300 prior to adjustment) have been awarded and 515 (449 prior to adjustment) remain available for future awards. As of June 30, 2008, awards covering 68,520 shares have vested and the shares have been distributed.
(4)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $9.00 per share.
(5)	As of June 30, 2008, of these shares, options for 489,179 shares (426,374 shares prior to adjustment) have been awarded and options for 3,442 shares (3,000 shares prior to adjustment) remain available for future grants. As of June 30, 2008, no options had been exercised. It is our intention to fund these options through open market purchases. However, if any options previously granted under the 2005 Equity Incentive Plan are exercised during the first year following the completion of the conversion and offering, they will be funded with newly issued shares, as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following completion of the conversion and offering except to fund restricted stock grants or under extraordinary circumstances.
(6)	The fair value of stock options granted and outstanding under the 2005 Equity Incentive Plan has been estimated using the Black-Scholes option pricing model. Prior to the adjustment for the exchange ratio, there were 426,374 outstanding options with a weighted average fair value of $2.30 per option. Using this value and adjusting for the exchange ratio to the maximum of the offering range, the fair value of stock options granted or available for grant under the 2005 Equity Incentive Plan has been estimated at $1.90 per option.

(7)	For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $1.90 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $9.00; trading price on date of grant, $9.00; dividend yield, 2.0%; expected life, 5.0 years; expected volatility, 26.9%; and risk-free interest rate, 2.76%.

Purchases by Directors and Executive Officers (page 124)

We expect that our directors and executive officers, together with their associates, will subscribe for 35,000 shares. Our directors and executive officers will pay the same $9.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of Ocean Shore Holding, our directors and executive officers, together with their associates, are expected to own 333,116 shares of new Ocean Shore Holding common stock, which would equal 4.0% of our outstanding shares if shares are sold at the midpoint of the offering range.

Market for New Ocean Shore Holding’s Common Stock (page 51)

Ocean Shore Holding common stock is listed on the Nasdaq Global Market under the symbol “OSHC.” We expect that new Ocean Shore Holding’s common stock will trade on the Nasdaq Global Market under the trading symbol OSHCD for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to OSHC. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $9.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

Ocean Shore Holding’s Dividend Policy (page 50)

Ocean Shore Holding currently pays a cash dividend of $0.05 per share per quarter, which equals $0.20 on an annualized basis. After the conversion and offering, we intend to continue to pay a cash dividend of $0.05 per share per quarter. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future. Additionally, we cannot guarantee that the amount of dividends that we pay after the conversion and offering will be equal to the per share dividend amount that Ocean Shore Holding shareholders currently receive, as adjusted to reflect the exchange ratio.

Dissenters’ Rights

Shareholders of Ocean Shore Holding do not have dissenters’ rights in connection with the conversion and offering.

Differences in Shareholder Rights (page 132)

As a result of the conversion, existing shareholders of Ocean Shore Holding will become stockholders of new Ocean Shore Holding. The rights of shareholders of new Ocean Shore Holding will be less than the rights shareholders currently have. The decrease in shareholder rights results from differences between the certificate of incorporation and bylaws of new Ocean Shore Holding and the charter and bylaws of Ocean Shore Holding and from distinctions between New Jersey and federal law. The differences in shareholder rights under the certificate of incorporation and bylaws of new Ocean Shore Holding are not mandated by New Jersey law but have been chosen by management as being in the best interests of the corporation and all of its shareholders. However, the provisions in new Ocean Shore Holding’s certificate of incorporation and bylaws may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult.

The differences in stockholder rights include the following:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the certificate of incorporation and bylaws;

•	limitation on the right to vote shares;

•	approval by at least 80% of outstanding shares required to remove a director for cause;

•	a majority of stockholders required to call annual meetings of stockholders; and

•	greater lead time required for stockholders to submit business proposals or director nominations.

Tax Consequences (page 40)

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to shareholders of Ocean Shore Holding, except that shareholders of Ocean Shore Holding who receive cash in lieu of fractional share interests in shares of new Ocean Shore Holding will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Stockton LLP and Grant Thornton LLP have issued us opinions to this effect.

Questions

Questions about voting may be directed to our proxy information agent, Regan & Associates, Inc., at (            )                     .

Risk Factors

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of new Ocean Shore Holding common stock.

Risks Related to Our Business

Our emphasis on residential mortgage loans exposes us to a risk of loss due to a decline in property values.

At June 30, 2008, $444.9 million, or 78.4%, of our loan portfolio consisted of residential mortgage loans and $57.1 million, or 10.1%, of our loan portfolio consisted of home equity loans. Recent declines in the housing market have resulted in declines in real estate values in our market areas. These declines in real estate values could cause some of our mortgage and home equity loans to be inadequately collateralized, which would expose us to a greater risk of loss in the event that we seek to recover on defaulted loans by selling the real estate collateral. Because of our location on the South Jersey shore, many of the properties securing our residential mortgages are second homes or rental properties. At June 30, 2008, 49.1% of our one- to four-family mortgage loans were secured by these types of properties. These loans generally are considered to be more risky than loans secured by the borrower’s permanent residence, since the borrower is typically dependent upon rental income to meet debt service requirements, in the case of a rental property, and when in financial difficulty is more likely to make payments on the loan secured by the borrower’s primary residence before a vacation home.

Higher loan losses could require us to increase our allowance for loan losses through a charge to earnings.

When we loan money we incur the risk that our borrowers do not repay their loans. We reserve for loan losses by establishing an allowance through a charge to earnings. The amount of this allowance is based on our assessment of loan losses inherent in our loan portfolio. The process for determining the amount of the allowance is critical to our financial results and condition. It requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of our borrowers to repay their loans. We might underestimate the loan losses inherent in our loan portfolio and have loan losses in excess of the amount reserved. We might increase the allowance because of changing economic conditions. For example, in a rising interest rate environment, borrowers with adjustable-rate loans could see their payments increase. There may be a significant increase in the number of borrowers who are unable or unwilling to repay their loans, resulting in our charging off more loans and increasing our allowance. In addition, when real estate values decline, the potential severity of loss on a real estate-secured loan can increase significantly, especially in the case of loans with high combined loan-to-value ratios. Our allowance for loan losses amounted to 0.44% of total loans outstanding and 129% of nonperforming loans at June 30, 2008. Our allowance for loan losses at June 30, 2008, may not be sufficient to cover future loan losses. We may be required to increase our allowance for loan losses, thus reducing earnings.

If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security through a charge to earnings.

We review our investment securities portfolio at each quarter-end reporting period to determine whether the fair value is below the current carrying value. When the fair value of any of our investment securities has declined below its carrying value, we are required to assess whether the decline is other than temporary. If we conclude that the decline is other than temporary, we are required to write down the value of that security through a charge to earnings. As of September 30, 2008, our investment portfolio included three corporate debt securities with a book value of $4.0 million and an estimated fair value of $3.4 million, and two pooled trust preferred securities with a book value of $1.7 million (after an impairment charge of $1.3 million) and an estimated fair value of $1.1 million. Changes in the expected cash flows of these securities and/or prolonged price declines may result in our concluding in future periods that the impairment of these securities is other than temporary, which would require a charge to earnings to write down theses securities to their fair value. Any charges for other-than-temporary impairment would not impact cash flow, tangible capital or liquidity.

Commercial lending may expose us to increased lending risks.

At June 30, 2008, $57.0 million, or 10.1%, of our loan portfolio consisted of commercial and multi-family real estate loans, commercial construction loans and commercial business loans. These types of loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Also, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

An economic recession or even a modest slowdown could reduce demand for our products and services and lead to lower revenue and lower earnings.

Our business activities and earnings are affected by general business conditions in the United States. These conditions include short-term and long-term interest rates, inflation, unemployment levels, monetary supply, fluctuations in both debt and equity capital markets, and the strength of the United States economy and the local economy in which we operate. For example, an economic downturn, an increase in unemployment, a decline in real estate values or other events that affect household and/or corporate incomes could result in reduced demand for credit or fee-based products and services. An economic downturn can also hurt the ability of our borrowers to repay their loans, causing us to incur higher loan losses. Nearly all of our loans are secured by real estate or made to businesses in Atlantic or Cape May Counties, New Jersey. As a result of this concentration, a downturn in the local economy, which is dependent on the gaming and tourism industries, could cause significant increases in nonperforming loans, which would hurt our profits.

Changes in interest rates could reduce our net interest income and earnings.

Our net interest income is the interest we earn on loans and investment less the interest we pay on our deposits and borrowings. Our net interest margin is the difference between the yield we earn on our assets and the interest rate we pay for deposits and our other sources of funding. Changes in interest rates—up or down—could adversely affect our net interest margin and, as a result, our net interest income. Although the yield we earn on our assets and our funding costs tend to move in the same direction in response to changes in interest rates, one can rise or fall faster than the other, causing our net interest margin to expand or contract. Our liabilities tend to be shorter in duration than our assets, so they may adjust faster in response to changes in interest rates. As a result, when interest rates rise, our funding costs may rise faster than the yield we earn on our assets, causing our net interest margin to contract until the yield catches up. Changes in the slope of the “yield curve”—or the spread between short-term and long-term interest rates—could also reduce our net interest margin. Normally, the yield curve is upward sloping, meaning short-term rates are lower than long-term rates. Because our liabilities tend to be shorter in duration than our assets, when the yield curve flattens or even inverts, we could experience pressure on our net interest margin as our cost of funds increases relative to the yield we can earn on our assets.

Strong competition within our market area could reduce our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income. Competition also makes it more difficult to grow loans and deposits. As of June 30, 2008, which is the most recent date for which information is available, we held 5.2% of the deposits in Atlantic County, New Jersey, which was the 8th largest share of deposits out of 16 financial institutions with offices in the county, and 8.5% of the deposits in Cape May County, New Jersey, which was the 6th largest share of deposits out of 14 financial institutions with offices in this county. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our primary federal regulator, and by the Federal Deposit Insurance Corporation, as our insurer of our deposits. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Ocean City Home Bank rather than for holders of our common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to the Offering and Share Exchange

The market value of new Ocean Shore Holding common stock received in the share exchange may be less than the market value of Ocean Shore Holding common stock exchanged.

The number of shares of new Ocean Shore Holding common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Ocean Shore Holding common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of new Ocean Shore Holding common stock prepared by RP Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Ocean Shore Holding common stock will own approximately the same percentage of new Ocean Shore Holding common stock after the conversion and offering as they owned of Ocean Shore Holding common stock immediately prior to completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of Ocean Shore Holding common stock.

The exchange ratio ranges from a minimum of 0.8480 to a maximum of 1.1473 shares of new Ocean Shore Holding common stock per share of Ocean Shore Holding common stock. Shares of new Ocean Shore Holding common stock issued in the share exchange will have an initial value of $9.00 per share. Depending on the exchange ratio and the market value of Ocean Shore Holding common stock at the time of the exchange, the initial market value of the new Ocean Shore Holding common stock that you receive in the share exchange could be less than the market value of the Ocean Shore Holding common stock that you currently own. Based on the most recent closing price of Ocean Shore Holding common stock prior to the date of this proxy statement/prospectus, which was $            , unless at least                      shares of new Ocean Shore Holding common stock are sold in the offering (slightly above the [midpoint] of the offering range), the initial value of the new Ocean Shore Holding common stock you receive in the share exchange would be less than the market value of the Ocean Shore Holding common stock you currently own. See “Proposal 1—Approval of the Plan of Conversion—The Share Exchange Ratio.”

Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

Following the offering, we will recognize additional annual employee compensation expenses stemming from options and shares granted to employees, directors and executives under new benefit plans. Stock options and restricted stock may be granted under a new equity incentive plan adopted following the offering, if approved by shareholders. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation expenses at this time because applicable accounting practices generally require that these expenses be based on the fair market value of the options or shares of common stock at the date of the grant; however, they may be material. We recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. Pro forma benefits expenses for the year ended December 31, 2007 were $458,000 at the maximum of the offering range, as set forth in the pro forma financial information under “Pro Forma Data” assuming the $9.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock, the number of shares awarded under the plans and the timing of the implementation of the plans. For further discussion of these plans, see “Our Management—Benefit Plans.”

Our stock price may decline when trading commences.

If you purchase shares in the offering, you might not be able to sell them later at or above the $9.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.

The market price of our common stock may be materially adversely affected by market volatility.

Many publicly traded financial services companies have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance or prospects of such companies. We may experience market fluctuations that are not directly related to our operating performance but are influenced by the market’s perception of the state of the financial services industry in general and, in particular, the market’s assessment of general credit quality conditions, including default and foreclosure rates in the industry.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although our common stock is listed on the Nasdaq Global Market and will continue to be listed following the conversion and offering, the shares might not be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and ask price for our common stock. When there is a wide spread between the bid and ask price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

Net income divided by average equity, known as “return on equity,” is a ratio used by many investors to compare the performance of a financial institution with its peers. For the year ended December 31, 2007, our return on equity was 4.42%. Although we expect that our net income will increase following the offering, we expect that our return on equity will remain low as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the year ended December 31, 2007 is 3.63%, assuming the sale of shares at the maximum of the offering range. In comparison, the peer group used by RP Financial in its appraisal had an average return on equity of 5.87% for the 12 months ended June 30, 2008. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other similarly situated publicly held companies. This goal could take a number of years to achieve, and we might not attain it. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of the offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 50% of the net proceeds of the offering to Ocean City Home Bank and to use approximately 6.8% of the net proceeds to fund the loan to the employee stock ownership plan. We may use the proceeds retained by the holding company to, among other things, invest in securities, pay cash dividends or repurchase capital securities or shares of common stock, subject to regulatory restrictions. Ocean City Home Bank may use the portion of the proceeds that it receives to fund new loans, repay outstanding borrowings, invest in securities and expand its business activities. We may also use the proceeds of the offering to open new branches, diversify our business and acquire other companies, although we have no specific plans to do so at this time. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt a new equity incentive plan following the offering, subject to shareholder approval. We may fund the equity incentive plan through the purchase of common stock in the open market (subject to regulatory restrictions) or by issuing new shares of common stock. If we fund the awards under the equity incentive plan with new shares of common stock, your ownership interest would be diluted by approximately 6.4%, assuming we award all of the shares and options available under the plan. We currently have outstanding options and shares available for future stock options under our 2005 Equity Incentive Plan. If we fund the awards under our existing plan with new shares of stock, your ownership interest would be diluted by approximately 4.9%, assuming we award all of the shares and options available under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

The certificate of incorporation and bylaws of new Ocean Shore Holding and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new Ocean Shore Holding.

Provisions of the certificate of incorporation and bylaws of new Ocean Shore Holding, state corporate law and federal banking regulations may make it more difficult for companies or persons to acquire control of new Ocean Shore Holding. As a result, our shareholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. The factors that may discourage takeover attempts or make them more difficult include:

•

Certificate of incorporation and bylaws. Provisions of the certificate of incorporation and bylaws of new Ocean Shore Holding may make it more difficult and expensive to pursue a takeover attempt that the board of directors opposes. Some of these provisions currently exist in the charter and bylaws of Ocean Shore Holding. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the certificate of incorporation and bylaws;

•	limitation on the right to vote shares;

•	the election of directors to staggered terms of three years;

•	provisions regarding the timing and content of shareholder proposals and nominations;

•	provisions restricting the calling of special meetings of shareholders;

•	the absence of cumulative voting by shareholders in the election of directors; and

•	the removal of directors only for cause.

•

New Jersey anti-takeover statute. Under New Jersey law, any person who acquires more than 10% of a New Jersey corporation without approval of its board of directors is prohibited from engaging in any type of business combination with the corporation for a five-year period.

•

Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, including a second-step conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision. See “Restrictions on Acquisition of New Ocean Shore Holding.”

A Warning About Forward-Looking Statements

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Any of the forward-looking statements that we make in this proxy statement/prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information presented below does not include the financial condition, results of operations or other data of OC Financial MHC. The information at June 30, 2008 and 2007 and for the six months ended June 30, 2008 and 2007 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2008	2007	2007	2006	2005	2004		2003
	(Dollars in thousands)
Financial Condition Data:
Total assets	$657,837	$582,246	$629,523	$562,260	$543,846	$528,444		$479,844
Investment securities	43,420	65,310	58,916	68,131	94,191	116,802		127,672
Loans receivable, net	567,312	465,849	528,058	433,342	412,005	340,585		301,778
Deposits	413,735	417,420	415,231	417,024	416,914	415,328		390,274
Borrowings	171,904	94,194	143,694	76,554	60,924	48,304		60,968
Total equity	63,551	62,701	63,047	62,551	60,568	59,795		23,975

Operating Data:
Interest and dividend income	$17,812	$15,666	$32,619	$29,839	$26,272	$22,722		$22,516
Interest expense	8,861	8,358	17,481	14,620	11,017	9,398		10,015

Net interest income	8,951	7,308	15,138	15,219	15,255	13,324		12,501
Provision for loan losses	159	150	261	300	300	360		360

Net interest income after provision for loan losses	8,792	7,158	14,877	14,919	14,955	12,964		12,141
Other income	977	1,235	2,622	2,331	2,316	2,389		2,126
Other expenses	6,789	6,541	13,069	12,806	12,201	13,002		10,002

Income before taxes	2,980	1,852	4,430	4,445	5,070	2,352		4,265
Provision for income taxes	1,161	732	1,639	1,296	1,994	1,045		1,551

Net income	$1,819	$1,120	$2,791	$3,149	$3,076	$1,306		$2,714

Per Share Data:
Earnings per share, basis	$0.23	$0.14	$0.34	$0.38	$0.37	N/M	(1)	N/A
Earnings per share, diluted	$0.22	$0.14	$0.34	$0.37	$0.36	N/M	(1)	N/A
Dividends	$0.05	—	—	—	—	—		N/A

(1)	N/M – Earnings per share for year ended December 31, 2004 was not meaningful because Ocean Shore Holding Co. completed its stock offering on December 21, 2004.

	At or For the Six Months Ended June 30,			At or For the Years Ended December 31,
	2008		2007	2007	2006	2005	2004	2003
Performance Ratios (1):
Return on average assets	0.56%		0.36%	0.47%	0.56%	0.57%	0.26%	0.58%
Return on average equity	5.69		3.18	4.42	5.08	5.07	4.95	11.80
Interest rate spread (2)	2.59		2.40	2.40	2.56	2.75	2.79	2.79
Net interest margin (3)	2.95		2.79	2.78	2.94	3.06	2.90	2.90
Noninterest expense to average Assets	2.09		2.29	2.22	2.30	2.24	2.59	2.14
Efficiency ratio (4)	65.97		78.70	73.59	72.97	69.44	82.74	68.94
Average interest-earning assets to average interest-bearing liabilities	112.46		112.49	111.79	113.51	114.05	105.26	104.56
Average equity to average assets	9.82		11.07	10.74	11.10	11.16	5.25	4.92

Capital Ratios (5):
Tangible capital	9.77		10.52	9.97	10.71	10.47	10.67	7.08
Core capital	9.77		10.52	9.97	10.71	10.47	10.67	7.08
Total risk-based capital	17.26		18.89	17.60	19.24	18.92	20.40	13.71

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.44		0.47	0.44	0.47	0.42	0.43	0.37
Allowance for loan losses as a percent of nonperforming loans	129.06		685.9	779.88	385.5	N/M	N/M	275.21
Net charge-offs (recoveries) to average outstanding loans during the period	N/M		N/M	N/M	N/M	N/M	N/M	0.01
Non-performing loans as a percent of total loans	0.34		0.07	0.06	0.12	0.02	N/M	0.13

Other Data:
Number of:
Real estate loans outstanding	2,206		2,037	2,139	1,954	1,961	1,849	1,831
Deposit accounts	34,982		34,633	35,156	34,701	33,628	32,547	32,438
Offices	8	(6)	8	8	8	7	6	6

(1)	Performance ratios for the six-month periods have been annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.
(5)	Ratios are for Ocean City Home Bank.
N/M—not meaningful as nonperforming loans and net charge-offs are not material enough to allow for meaningful calculations.
(6)	Ocean City Home Bank opened its ninth office in October 2008.

Recent Developments

The following tables contain certain information concerning the financial position and results of operations of Ocean Shore Holding. The information at September 30, 2008 and for the three and nine month periods ended September 30, 2008 and 2007 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three and nine months ended September 30, 2008 are not necessarily indicative of the results of operations that may be expected for the entire year.

(Dollars in thousands)	At September 30, 2008	At December 31, 2007
Financial Condition Data:
Total assets	$695,710	$629,523
Investment securities	65,869	58,916
Loans receivable, net	579,045	528,058
Deposits	460,683	415,231
Borrowings	162,714	143,694
Total equity	64,215	63,047

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Data:
Interest and dividend income	$9,092	$8,248	$26,904	$23,914
Interest expense	4,222	4,468	13,083	12,826

Net interest income	4,870	3,780	13,821	11,088
Provision for loan losses	114	48	273	198

Net interest income after provision for loan losses	4,756	3,732	13,548	10,890
Other income (loss) (1)	(563)	680	415	1,915
Other expenses	3,530	3,173	10,320	9,714

Income before taxes	663	1,239	3,643	3,091
Income tax expense	322	428	1,483	1,160

Net income	$341	$811	$2,160	$1,931

Per Share Data:
Earnings per share, basic	$0.04	$0.10	$0.27	$0.24
Earnings per share, diluted	$0.04	$0.10	$0.27	$0.23
Dividends	$0.05	—	$0.10	—
Performance Ratios (2):
Return on average assets	0.21%	0.55%	0.44%	0.45%
Return on average equity	2.12	5.14	4.49	4.08
Interest rate spread (3)	2.73	2.38	2.63	2.37
Net interest margin (4)	3.15	2.76	3.02	2.76
Noninterest expense to average assets	2.12	2.14	2.10	2.34
Average interest-earning assets to average interest-bearing liabilities	115.26	111.63	113.40	112.19
Average equity to average assets	9.70	10.65	9.78	10.92

(footnotes on the following page)

	At or For Nine Months Ended September 30,
	2008	2007
Capital Ratios (5)
Tangible capital	9.39%	10.26%
Core capital	9.39	10.26
Total risk-based capital	17.00	18.39

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.45	0.46
Allowance for loan losses as a percent of nonperforming loans	636.21	908.10
Net charge-offs (recoveries) to average outstanding loans during the period	N/M	N/M
Non-performing loans as a percent of total loans	0.07	0.05

(1)	Includes impairment charge of $1.3 million and $1.6 million for the three and nine months ended September 30, 2008, respectively.
(2)	Performance ratios are annualized.
(3)	Represents the difference between the tax-equivalent weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Capital ratios are for Ocean City Home Bank.

Change in Financial Condition

Total assets decreased $66.2 million, or 10.5%, to $695.7 million during the nine months ended September 30, 2008. Loans receivable, net, increased $51.0 million, or 9.7%, to $579.0 million on steady loan activity, and investment and mortgage-backed securities increased $6.9 million, or 11.8%, to $65.9 million. The increase in loans receivable was primarily due to growth in real estate loans of $54.2 million and consumer loans of $387,000, offset by a decline in construction loans of $2.7 million and commercial loans of $1.0 million.

Nonperforming assets totaled $406,000, or 0.06% of total assets, at September 30, 2008, and consisted of $337,000 in real estate loans and $69,000 in consumer loans. There have been no charge-offs in 2008.

As of September 30, 2008, our investment portfolio included three corporate debt securities with a book value of $4.0 million and an estimated fair value of $3.4 million, and two pooled trust preferred securities with a book value of $3.0 million (prior to the impairment charge) and an estimated fair value of $1.1 million. In the third quarter of 2008, a $1.3 million other-than-temporary impairment charge was recorded on a $2.0 million investment in one pooled trust preferred security. This obligation, which includes 103 issuers, one of which is in default and four of which have deferred interest payments, is expected to experience a temporary suspension or reduction of distributions. Based on management’s analysis as of September 30, 2008, all of the corporate debt securities and the remaining pooled trust preferred security are expected to return 100% of their principal and interest.

Deposits grew $45.5 million, or 10.9%, to $460.7 million at September 30, 2008 from December 31, 2007. Total borrowings increased $19.0 million, or 13.2%, to $162.7 million. The proceeds from the additional borrowings were used to fund the growth in the loan portfolio, as loan growth outpaced deposit growth.

Total stockholders’ equity increased $1.2 million in the nine months ended September 30, 2008 to $64.2 million. The increase was the result of net income of $2.2 million offset by dividends of $358,000, stock repurchases totaling $392,000 and an increase of $599,000 in the unrealized loss on securities held for sale.

Results of Operations for the Three and Nine Months Ended September 30, 2008

General. Net income for the three months ended September 30, 2008 decreased $470,000 to $341,000 ($0.04 per share, basic and diluted) from $811,000 ($0.10 per share, basic and diluted) for the three months ended September 30, 2007. The decrease was the result of a $1.3 million non-cash, other- than-temporary impairment charge for one pooled trust preferred security held in the investment securities portfolio. For the nine months ended September 30, 2008, net income increased $229,000 to $2.2 million from $1.9 million for the same period in the prior year.

Net Interest Income. Net interest income increased $1.1 million, or 28.8%, to $4.9 million for the third quarter of 2008 compared to $3.8 million in the third quarter of 2007. Net interest margin increased 39 basis points in the quarter ended September 30, 2008 to 3.15% from 2.76% for the quarter ended September 30, 2007. Interest income for the third quarter grew due to an increase in the average balance of interest-earning assets of $70.1 million, which added $844,000 in additional interest income. Offsetting the growth in interest-earning assets was a decrease in the average yield of 14 basis points to 5.88%. Interest expense for the third quarter decreased $247,000 due to a 49 basis point decrease in the average cost of interest-bearing liabilities to 3.15%, which was partially offset by an increase in the average balance of interest-bearing liabilities of $45.3 million.

Net interest income increased $2.7 million, or 24.6%, for the first nine months of 2008 to $13.8 million compared to the same period in the prior year. Net interest margin increased 26 basis points to 3.02% from 2.76% due to a 34 basis point decrease in the cost of interest-bearing liabilities, which was partially offset by an 8 basis point decrease in the yield on interest-earning assets.

Provisions for Loan Losses. Provisions for loan losses were $114,000 in the third quarter of 2008 compared to $48,000 in 2007 and $273,000 in the nine months ended September 30, 2008 compared to $198,000 for the same period in the prior year. The increase in the provision reflected the growth of the loan portfolio.

Other Income (Loss). Other income (loss) was ($563,000) for the third quarter of 2008 compared to $680,000 for the third quarter of 2007. For the nine months ended September 30, 2008, other income was $415,000, compared to $1.9 million for the same period in the prior year. Included in other income in the current quarter was an impairment charge of $1.3 million for the other-than-temporary impairment of a pooled trust preferred security held in the investment securities portfolio. Excluding the effect of impairment charges, other income increased for both the three and nine-month periods due primarily to increased service fees and charges.

Other Expenses. Other expenses increased $357,000, or 11.3%, in the third quarter and $606,000, or 6.2%, year to date over the same periods last year primarily as a result of increases in employee compensation expenses and occupancy expenses.

Income Taxes. Income taxes decreased $106,000 for the third quarter of 2008 and increased $323,000 for the nine months ended September 30, 2008, compared to the same periods in 2007. The changes resulted primarily from changes in taxable income. The effective tax rate for the third quarter of 2008 was 48.5% compared to 34.5% for 2007. For the nine months ended September 30, 2008, the effective tax rate was 40.7% compared to 37.5% for 2007. The higher tax rate in 2008 was due to the non-deductibility of the other than temporary impairment charge for state tax purposes.

Special Meeting of Ocean Shore Holding Shareholders

Date, Place, Time and Purpose

Ocean Shore Holding’s board of directors is sending you this document for the purpose of requesting that you allow your shares of Ocean Shore Holding to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Ocean Shore Holding board of directors will ask you to vote on a proposal to approve the plan of conversion. You will also be asked to vote on informational provisions regarding new Ocean Shore Holding’s certificate of incorporation. You also may be asked to vote on a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the plan of conversion. The special meeting will be held at the                     , Ocean City, New Jersey, at 1:00 p.m., local time, on [MEETINGDATE], 2008.

Who Can Vote at the Meeting

You are entitled to vote your Ocean Shore Holding common stock if our records show that you held your shares as of the close of business on [RECORDDATE], 2008. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [RECORDDATE], 2008, there were                      shares of Ocean Shore Holding common stock outstanding. Each share of common stock has one vote. Ocean Shore Holding’s certificate of incorporation provide that a record owner of Ocean Shore Holding common stock (other than OC Financial MHC) who beneficially owns, either directly or indirectly, in excess of 10% of Ocean Shore Holding’s outstanding shares, is not entitled to vote the shares held in excess of the 10% limit.

Attending the Meeting

If you are a shareholder as of the close of business on [RECORDDATE], 2008, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ocean Shore Holding common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1—Approval of the Plan of Conversion. To be approved, the plan of conversion and reorganization requires the affirmative vote of at least two-thirds of the outstanding shares of Ocean Shore Holding common stock, including the shares held by OC Financial MHC, and the affirmative vote of a majority of votes eligible to be cast at the meeting, excluding shares of OC Financial MHC. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion and reorganization.

Informational Proposals 2a through 2d: Approval of certain provisions in new Ocean Shore Holding’s certificate of incorporation. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Proposal 3: Approval of the adjournment of the Special Meeting. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of Ocean Shore Holding common stock to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Shares Held by OC Financial MHC and Our Officers and Directors

As of [RECORDDATE], 2008, OC Financial MHC beneficially owned 4,761,000 shares of Ocean Shore Holding common stock. This equals 57.2% of our outstanding shares. OC Financial MHC intends to vote all of its shares in favor of the plan of conversion.

As of [RECORDDATE], 2008, our officers and directors beneficially owned 298,810 shares of Ocean Shore Holding common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals 3.6% of our outstanding shares and 8.4% of shares held by persons other than OC Financial MHC.

Shares Held by the Ocean City Home Charitable Foundation

As of [RECORDDATE], 2008, the Ocean City Home Charitable Foundation held                      shares of Ocean Shore Holding common stock. The foundation must vote its shares in the same proportion as all other shares voted on the proposal to approve the plan of conversion.

Voting by Proxy

Our Board of Directors is sending you this proxy statement to request that you allow your shares of Ocean Shore Holding common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Ocean Shore Holding common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” each of the Informational Proposals 2a through 2d, and “FOR” approval of the adjournment of the special meeting.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of Ocean Shore Holding in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your Ocean Shore Holding common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Solicitation of Proxies

Ocean Shore Holding will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Ocean Shore Holding may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Ocean Shore Holding will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Ocean Shore Holding has retained Regan & Associates, Inc., a proxy solicitation firm, to assist it in soliciting proxies and has agreed to pay them a fee of $8,000 to $14,000 plus reasonable expenses for these services.

Participants in the Employee Stock Ownership Plan and 401(k) Plan

If you participate in the Ocean City Home Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Ocean City Home Bank Savings and Investment Plan (“401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Ocean Shore Holding Co. Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is                     , 2008.

Proposal 1—Approval of the Plan of Conversion

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of OC Financial MHC, Ocean Shore Holding and Ocean City Home Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency. The plan of conversion also must be approved by the members of OC Financial MHC and the shareholders of Ocean Shore Holding. A special meeting of members and a special meeting of shareholders have been called for this purpose.

General

On August 20, 2008, the boards of directors of OC Financial MHC, Ocean Shore Holding and Ocean City Home Bank unanimously adopted the plan of conversion. Under the plan of conversion, Ocean City Home Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new Ocean Shore Holding, a newly formed New Jersey corporation. Current shareholders of Ocean Shore Holding, other than OC Financial MHC, will receive shares of new Ocean Shore Holding common stock in exchange for their shares of Ocean Shore Holding common stock. Following the conversion and offering, Ocean Shore Holding and OC Financial MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new Ocean Shore Holding of its common stock to qualifying depositors and borrowers of Ocean City Home Bank in a subscription offering and, if necessary, to members of the general public through a direct community offering and/or a syndicate of registered broker-dealers. The amount of capital being raised in the offering is based on an appraisal of new Ocean Shore Holding. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

The Office of Thrift Supervision has approved our plan of conversion, subject to, among other things, approval of the plan of conversion by OC Financial MHC’s members and Ocean Shore Holding’s shareholders. The special meeting of OC Financial MHC’s members has been called for this purpose on                     , 2008.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from Ocean Shore Holding upon request and is available for inspection at the offices of Ocean City Home Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this proxy statement/prospectus forms a part, that new Ocean Shore Holding has filed with the Securities and Exchange Commission. The plan of conversion is incorporated by reference into this proxy statement prospectus. See “Where You Can Find More Information.”

The board of directors recommends that you vote “FOR” the adoption of the plan of conversion.

Reasons for the Conversion and Offering

After considering the advantages and disadvantages of the conversion and offering, the boards of directors of OC Financial MHC, Ocean Shore Holding and Ocean City Home Bank unanimously approved the conversion and offering as being in the best interests of Ocean Shore Holding and Ocean City Home Bank and their respective shareholders and depositors. The board of directors concluded that the conversion and offering provides a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion and offering.

The conversion and offering will result in the raising of additional capital that will support Ocean City Home Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Although Ocean City Home Bank is categorized as “well-capitalized” and does not require additional capital, the board of directors has determined that opportunities for continued growth make pursuing the conversion and offering at this time desirable.

We expect that the larger number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market than currently exists for Ocean Shore Holding common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock.

After completion of the conversion and offering, the unissued common and preferred stock authorized by new Ocean Shore Holding’s certificate of incorporation will permit us to raise additional capital through further sales of securities. Although Ocean Shore Holding currently has the ability to raise additional capital through the sale of additional shares of Ocean Shore Holding common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that OC Financial MHC hold a majority of the outstanding shares of Ocean Shore Holding common stock.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition because we cannot now issue stock in an amount that would cause OC Financial MHC to own less than a majority of the outstanding shares of Ocean Shore Holding. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

If Ocean Shore Holding had undertaken a standard conversion in 2004 rather than a minority stock offering, applicable regulations would have required a greater amount of Ocean Shore Holding common stock to be sold than the amount that was sold in the minority offering. If a standard conversion had been conducted in 2004, management of Ocean Shore Holding believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the minority offering. In addition, a standard conversion in 2004 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantage of the conversion and offering considered by board of directors is the fact that operating in the stock holding company form of organization could subject Ocean City Home Bank to contests for corporate control. The board of directors determined that the advantages of the conversion and offering outweighed the disadvantages.

Description of the Conversion

New Ocean Shore Holding has been incorporated under New Jersey law as a first-tier wholly owned subsidiary of Ocean City Home Bank. To effect the conversion, the following will occur:

•	Ocean Shore Holding will convert to an interim federal savings bank and simultaneously merge with and into Ocean City Home Bank, with Ocean City Home Bank as the surviving entity;

•	OC Financial MHC will convert to an interim federal savings bank and simultaneously merge with and into Ocean City Home Bank, with Ocean City Home Bank as the surviving entity; and

•

An interim federal savings bank will be formed as a wholly owned subsidiary of new Ocean Shore Holding, which will merge with and into Ocean City Home Bank, with Ocean City Home Bank as the surviving entity.

As a result of the series of mergers described above, Ocean City Home Bank will become a wholly owned subsidiary of new Ocean Shore Holding and the outstanding shares of Ocean Shore Holding common stock held by persons other than OC Financial MHC will be converted into a number of shares of new Ocean Shore Holding common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of new Ocean Shore Holding common stock to be outstanding upon the completion of the conversion and offering (i.e., the common stock issued in the offering plus the shares issued in exchange for shares of Ocean

Shore Holding common stock) as the percentage of Ocean Shore Holding common stock owned by them in the aggregate immediately before consummation of the conversion and offering before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares and (2) any shares of common stock purchased by public shareholders in the offering.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by the members of OC Financial MHC at a special meeting of members, (2) the holders of at least two-thirds of the outstanding shares of Ocean Shore Holding common stock at a special meeting of shareholders and (3) the holders of at least a majority of the outstanding shares of common stock of Ocean Shore Holding, excluding shares held by OC Financial MHC, at a special meeting of shareholders.

Share Exchange Ratio

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public shareholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion, each publicly held share of Ocean Shore Holding common stock will, on the effective date of the conversion and offering, be converted automatically into and become the right to receive a number of new shares of new Ocean Shore Holding common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public shareholders of Ocean Shore Holding common stock will own approximately the same percentage of new common stock in new Ocean Shore Holding after the conversion and offering as they held in Ocean Shore Holding immediately before the conversion and offering, before giving effect to (1) the receipt of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At August 31, 2008, there were 8,323,374 shares of Ocean Shore Holding common stock outstanding, of which 3,562,374 were publicly held. The exchange ratio is not dependent on the market value of Ocean Shore Holding common stock. It is calculated based on the percentage of Ocean Shore Holding common stock held by the public, the independent appraisal of Ocean Shore Holding prepared by RP Financial and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of Ocean Shore Holding common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Ocean Shore Holding		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Shares to be Received for 100 Existing Shares (1)
	Amount	Percent	Amount	Percent
Minimum	4,037,500	57.2%	3,021,022	42.8%	7,058,522	0.8480	84
Midpoint	4,750,000	57.2	3,554,143	42.8	8,304,143	0.9977	99
Maximum	5,462,500	57.2	4,087,265	42.8	9,549,765	1.1473	114

(1)	Cash will be paid instead of issuing any fractional shares.

Outstanding options to purchase shares of Ocean Shore Holding common stock will be converted into and become options to purchase new Ocean Shore Holding common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At August 31, 2008, there were 426,374 outstanding options to purchase Ocean Shore Holding common stock, of which 239,900 were vested.

Effects of Conversion on Depositors and Borrowers

General. Each depositor in Ocean City Home Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of OC Financial MHC based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that OC Financial MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of OC Financial MHC after other claims are paid. Any depositor who opens a deposit account at Ocean City Home Bank obtains a pro rata ownership interest in the net worth of OC Financial MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of OC Financial MHC, which is lost to the extent that the balance in the account is reduced. When a mutual holding company converts to stock holding company form, depositors lose all rights to the net worth of the mutual holding company, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion.

Continuity. While the conversion and offering are being accomplished, the normal business of Ocean City Home Bank will continue without interruption, including being regulated by the Office of Thrift Supervision. After the conversion and offering, Ocean City Home Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff.

The directors of Ocean City Home Bank at the time of conversion will serve as directors of Ocean City Home Bank after the conversion and offering. The board of directors of new Ocean Shore Holding is composed of the individuals who serve on the board of directors of Ocean Shore Holding. All officers of Ocean City Home Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. The conversion and offering will not affect any deposit accounts or borrower relationships with Ocean City Home Bank. All deposit accounts in Ocean City Home Bank after the conversion and offering will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the conversion and offering. The conversion and offering will not change the interest rate or the maturity of deposits at Ocean City Home Bank.

After the conversion and offering, all loans of Ocean City Home Bank will retain the same status that they had before the conversion and offering. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the conversion and offering.

Effect on Liquidation Rights. If OC Financial MHC were to liquidate, all claims of OC Financial MHC’s creditors would be paid first. Thereafter, if there were any assets remaining, members of OC Financial MHC would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Ocean City Home Bank immediately before liquidation. In the unlikely event that Ocean City Home Bank were to liquidate after the conversion and offering, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the “liquidation account” to certain depositors (see “—Liquidation Rights” below), with any assets remaining thereafter distributed to new Ocean Shore Holding as the holder of Ocean City Home Bank’s capital stock.

Liquidation Rights

In the unlikely event of a complete liquidation of OC Financial MHC before the conversion and offering, each depositor in Ocean City Home Bank would receive a pro rata share of any assets of OC Financial MHC remaining after payment of claims of all creditors. Each depositor’s pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Ocean City Home Bank at the time of liquidation. In the event of a complete liquidation of Ocean City Home Bank after the conversion and offering, each depositor would have a claim as a creditor of the same general priority as the claim of all other general creditors of Ocean City Home Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. He or she would not have an interest in the value of the assets or Ocean City Home Bank or new Ocean Shore Holding above that amount.

The plan of conversion provides for the establishment, upon the completion of the conversion and offering, of a special “liquidation account” for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to the greater of (1) Ocean Shore Holding’s retained earnings of $24.7 million at June 30, 2004, the date of the latest statement of financial condition contained in the final prospectus used in the minority stock offering or (2) 57.2% of Ocean Shore Holding’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final prospectus utilized in the offering. As of the date of this proxy statement/prospectus, the initial balance of the liquidation account would be approximately $36.4 million. Each eligible account holder and supplemental eligible account holder, if he or she were to continue to maintain his or her deposit account at Ocean City Home Bank, would be entitled, upon a complete liquidation of Ocean City Home Bank after the conversion and offering, to an interest in the liquidation account before any payment to new Ocean Shore Holding as the sole shareholder of Ocean City Home Bank. Each eligible account holder and supplemental eligible account holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in Ocean City Home Bank at the close of business on June 30, 2007 or September 30, 2008, as the case may be. Each eligible account holder and supplemental eligible account holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the June 30, 2007 eligibility record date (or the September 30, 2008 supplemental eligibility record date, as the case may be) bore to the balance of all deposit accounts in Ocean City Home Bank on such date.

If, however, on any December 31 annual closing date of Ocean City Home Bank, commencing December 31, 2008, the amount in any deposit account is less than the amount in such deposit account on June 30, 2007 or September 30, 2008, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to new Ocean Shore Holding as the sole shareholder of Ocean City Home Bank.

No merger, consolidation, bulk purchase of assets with assumptions of statement accounts and other liabilities or similar transactions with another federally insured institution in which Ocean City Home Bank is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in Ocean City Home Bank with balances aggregating $50 or more (“qualifying deposits”) as of the close of business on June 30, 2007 (“eligible account holders”).

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in Ocean City Home Bank as of the close of business on September 30, 2008 (“supplemental eligible account holders”), other than our officers, directors and their associates.

4.	Depositors of Ocean City Home Bank as of the close of business on , 2008, who are not eligible or supplemental eligible account holders and borrowers as of April 22, 1998 whose loans continue to be outstanding at , 2008 (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber for purposes of determining the maximum amount that may be subscribed for by owners of a joint deposit account.

Purchase of Shares

Eligible depositors of Ocean City Home Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a direct community offering. You, as a shareholder of record on the record date, will be given a preference in the direct community offering after natural persons residing in Atlantic and Cape May Counties, New Jersey. For more information regarding the purchase of shares of common stock of New Ocean Shore Holding you may also call our Conversion Center at (        )                 , Monday through Friday, between 9:00 a.m. and 4:00 p.m., Eastern time. The Conversion Center will be closed on weekends and bank holidays.

Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through the conversion center and Sandler O’Neill & Partners, L.P. All prospective purchasers are to send payment directly to Ocean City Home Bank, where such funds will be held in a separate account earning interest and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill & Partners, L.P., a broker-dealer registered with the Financial Industry Regulatory Authority, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows:

•	consulting as to the securities marketing implications of any aspect of the plan of conversion and reorganization;

•	reviewing with our board of directors the financial impact of the offering on us based upon the independent appraiser’s appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	as necessary, assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

•	providing such other general advice and assistance we may request to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings excluding shares purchased by our tax qualified employee benefit plans and shares purchased by our directors, officers and employees and their immediate families. In recognition of the long lead time involved in the conversion process, we have made an advance payment of $25,000 to Sandler O’Neill & Partners, L.P. If there is a syndicated community offering, Sandler O’Neill & Partners, L.P. will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total compensation payable to Sandler O’Neill & Partners, L.P. and other Financial Industry Regulatory Authority member firms in the syndicated community offering shall not exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We will also reimburse Sandler O’Neill & Partners, L.P. for its reasonable out-of-pocket expenses, including, without limitation, legal fees and expenses, associated with this marketing effort, up to a maximum of $100,000. If the plan of conversion and reorganization is terminated or if Sandler O’Neill & Partners, L.P. terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses, including legal fees. We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

We have also engaged Sandler O’Neill & Partners, L.P. to act as records management agent in connection with the offering. In its role as records management agent, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows: (1) consolidation of accounts and vote calculation; (2) preparation of order forms; (3) organization and supervision of the conversion center; (4) proxy solicitation and special meeting services; and (5) subscription services. For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $15,000 and reimbursement for its reasonable out-of-pocket expenses, up to a maximum of $30,000. We have made an advance payment of $5,000 to Sandler O’Neill & Partners, L.P. for its role as records management agent.

Sandler O’Neill & Partners, L.P. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the conversion and offering. Sandler O’Neill & Partners, L.P. expresses no opinion as to the prices at which common stock to be issued may trade.

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

How We Determined the Offering Range and the $9.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. RP Financial will receive fees totaling $50,000 for its appraisal report, plus $5,000 for each appraisal update (of which there will be at least one) and reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. RP Financial has not received any other compensation from us in the past two years.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our conversion application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

In connection with its appraisal, RP Financial reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that RP Financial deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

RP Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of new Ocean Shore Holding after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of new Ocean Shore Holding, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 6.8% and 3.4%, respectively, of the shares of new Ocean Shore Holding common stock sold in the offering. The new equity incentive plan is assumed to grant options to purchase the equivalent of 8.5% of the shares of new Ocean Shore Holding common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Consistent with Office of Thrift Supervision appraisal guidelines, the RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between Ocean Shore Holding and the peer group. The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic region of the United States. The peer group included companies with:

•	average assets of $622 million;

•	average nonperforming assets of 0.70% of total assets;

•	average loans of 63.4% of total assets;

•	average tangible equity of 10.3% of total assets; and

•	average core income of 0.54% of average assets.

RP Financial prepared a valuation dated October 24, 2008. RP Financial has advised us that the estimated pro forma market value, or valuation range, of our common stock, including shares sold in the offering and exchange shares, ranged from a minimum of $63.5 million to a maximum of $85.9 million, with a midpoint of $74.7 million. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 57.2% ownership interest that OC Financial MHC has in Ocean Shore Holding. The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of Ocean Shore Holding common stock owned by OC Financial MHC and the $9.00 price per share, the minimum of the offering range is 4,037,500 shares, the midpoint of the offering range is 4,750,000 shares and the maximum of the offering range is 5,462,500 shares. RP Financial will update its independent valuation before we complete our offering.

The following table presents a summary of selected pricing ratios for the peer group companies and for all publicly traded thrifts and the resulting pricing ratios for new Ocean Shore Holding reflecting the pro forma impact of the offering, as calculated by RP Financial in its appraisal report of October 24, 2008. Compared to the average pricing ratios of the peer group, Ocean Shore Holding’s pro forma pricing ratios at the maximum of the offering range indicated a premium of 26.07% on a price-to-earnings basis, a discount of 6.4% on a price-to-core earnings basis, a discount of 11.5% on a price-to-book value basis and a discount of 18.6% on a price-to-tangible book value basis.

	Price to Earnings Multiple		Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Ocean Shore Holding (pro forma) (1):
Minimum	16.93	x	13.38	x	67.18%	67.18%
Midpoint	19.22		15.30		74.65	74.65
Maximum	21.35		17.12		81.33	81.33
Peer group companies as of October 24, 2008 (2):
Average	16.95		13.30		91.92	99.90
Median	12.73		12.13		93.70	102.57
All fully-converted, publicly-traded thrifts as of October 24, 2008 (2):
Average	15.69		16.73		72.44	84.16
Median	12.52		12.96		68.13	74.85

(1)	Based on Ocean Shore Holding financial data as of and for the 12 months ended September 30, 2008.
(2)	Based on earnings for the 12 months ended June 30, 2008 and book value and tangible book value as of June 30, 2008.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $9.00 per share. The purchase price of $9.00 per share was determined by us, taking into account, among other factors, the market price of our stock prior to adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.8480 to a maximum of 1.1473 shares of new Ocean Shore Holding common stock for each current share of Ocean Shore Holding common stock, with a midpoint of 0.9977. Based upon this exchange ratio, we expect to issue between 3,021,022 and 4,087,265 shares of new Ocean Shore Holding common stock to the holders of Ocean Shore Holding common stock outstanding immediately prior to the completion of the conversion and offering.

Our board of directors considered the appraisal when recommending that shareholders and depositors approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Delivery of Certificates

After completion of the conversion, each holder of a certificate(s) evidencing shares of Ocean Shore Holding common stock (other than OC Financial MHC), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a certificate(s) representing the number of full shares of New Ocean Shore Holding common stock into which the holder’s shares have been converted based on the exchange ratio. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing shares of Ocean Shore Holding common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a certificate(s) evidencing New Ocean Shore Holding common stock. Ocean Shore Holding shareholders should not forward their certificates to Ocean Shore Holding or the exchange agent until they have received the transmittal letter. If you hold shares of Ocean Shore Holding common stock in street name, your account should automatically be credited with shares of New Ocean Shore Holding common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.

We will not issue any fractional shares of New Ocean Shore Holding common stock. For each fractional share that would otherwise be issued as a result of the exchange of New Ocean Shore Holding common stock for Ocean Shore Holding common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former Ocean Shore Holding shareholder would otherwise be entitled by $9.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered Ocean Shore Holding stock certificates. If you hold shares of Ocean Shore Holding common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.

No holder of a certificate representing shares of Ocean Shore Holding common stock will be entitled to receive any dividends on New Ocean Shore Holding common stock until the certificate representing such holder’s shares of Ocean Shore Holding common stock is surrendered in exchange for certificates representing shares of New Ocean Shore Holding common stock. If we declare dividends after the conversion but before surrender of certificates representing shares of Ocean Shore Holding common stock, dividends payable on shares of New Ocean Shore Holding common stock not then issued shall accrue without interest. Any such dividends shall be paid without interest upon surrender of the certificates representing shares of Ocean Shore Holding common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of Ocean Shore Holding common stock as evidencing ownership of the number of full shares of New Ocean Shore Holding common stock into which the shares of Ocean Shore Holding common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver a certificate(s) representing shares of New Ocean Shore Holding common stock to which a holder of Ocean Shore Holding common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of Ocean Shore Holding common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of Ocean Shore Holding common stock is to be issued in a name other than that in which the certificate evidencing Ocean Shore Holding common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. If any options previously granted under the 2005 Equity Incentive Plan are exercised during the first year following the conversion and offering, they will be funded with newly issued shares, as the Office of Thrift Supervision does not view pre-existing stock options as an extraordinary circumstance or compelling business purpose for a stock repurchase in the first year after conversion. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the conversion and offering is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to New Jersey tax laws, that no gain or loss will be recognized by Ocean City Home Bank, Ocean Shore Holding or OC Financial MHC as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Ocean City Home Bank, Ocean Shore

Holding, OC Financial MHC, new Ocean Shore Holding, persons receiving subscription rights and shareholders of Ocean Shore Holding.

Kilpatrick Stockton LLP has issued an opinion to Ocean Shore Holding, OC Financial MHC and new Ocean Shore Holding that, for federal income tax purposes:

1.	the conversion of OC Financial MHC from mutual form to a federal interim stock savings association (“interim association 1”) will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by OC Financial MHC by reason of such conversion;

2.	the merger of interim association 1 with and into Ocean City Home Bank will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by OC Financial MHC or Ocean City Home Bank by reason of such merger;

3.	the conversion of Ocean Shore Holding to a federal interim stock savings association (“interim association 2”) will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Ocean Shore Holding by reason of such conversion;

4.	the merger of interim association 2 with and into Ocean City Home Bank will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Ocean Shore Holding or Ocean City Home Bank by reason of such merger;

5.	the merger of an interim federal stock savings association formed as a wholly owned subsidiary of new Ocean Shore Holding (“interim association 3”) with and into Ocean City Home Bank (the “bank merger”) will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code or as an exchange under Section 351 of the Internal Revenue Code, and no gain or loss will be recognized by interim association 3, Ocean City Home Bank or new Ocean Shore Holding by reason of the bank merger;

6.	no gain or loss will be recognized by the current shareholders of Ocean Shore Holding upon the receipt of shares of common stock of new Ocean Shore Holding pursuant to the bank merger, except to the extent of any cash received in lieu of a fractional share interest in new Ocean Shore Holding;

7.	the aggregate tax basis of the shares of new Ocean Shore Holding common stock to be received by the current shareholders of Ocean Shore Holding will be the same as the aggregate tax basis of the Ocean Shore Holding common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest in Ocean Shore Holding for which cash is received;

8.	the holding period of the shares of new Ocean Shore Holding common stock to be received by the current shareholders of Ocean Shore Holding will include the holding period of the shares of Ocean Shore Holding common stock, provided that Ocean Shore Holding common stock was held as a capital asset on the date of the bank merger;

9.	a holder of shares of Ocean Shore Holding common stock who receives cash in lieu of a fractional share of new Ocean Shore Holding common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Ocean Shore Holding allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the bank merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of Ocean Shore Holding common stock is more than one year on the date of the bank merger;

10.	no gain or loss will be recognized by new Ocean Shore Holding upon the sale of shares of common stock in the offering;

11.	no gain or loss will be recognized by depositors of Ocean City Home Bank upon the issuance to them of interests in the liquidation account in Ocean City Home Bank pursuant to the merger of interim association 3 into Ocean City Home Bank;

12.	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of new Ocean Shore Holding to be issued to eligible account holders, supplemental eligible account holders and other depositors is zero and, accordingly, that no income will be recognized by eligible account holders, supplemental eligible account holders and other depositors upon the issuance to them of the subscription rights or upon the exercise of the subscription rights; and

13.	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the offering.

The statements set forth in paragraphs (12) and (13) above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Grant Thornton LLP has issued an opinion to us to the effect that, more likely than not, the income tax consequences under New Jersey law of the conversion are not materially different than for federal tax purposes.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The opinions of Kilpatrick Stockton LLP and Grant Thornton LLP are filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Accounting Consequences

The conversion will be accounted for at historical cost in accordance with accounting principles generally accepted in the United States. Accordingly, the carrying value of the assets, liabilities, and capital of Ocean City Home Bank, Ocean Shore Holding and OC Financial MHC will be unaffected by the conversion and will be reflected in our consolidated financial statements based on their historical amounts.

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time prior to the submission of proxy materials to the members of OC Financial MHC and shareholders of Ocean Shore Holding. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the

Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time prior to the earlier of the date of the special meeting of shareholders and the date of the special meeting of members of OC Financial MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of OC Financial MHC approve the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

Proposals 2a Through 2d—Informational Proposals Related to the

Certificate of Incorporation of New Ocean Shore Holding

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Ocean Shore Holding has approved each of the informational proposals numbered 2a through 2d, all of which relate to provisions included in the certificate of incorporation of new Ocean Shore Holding. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public shareholders of Ocean Shore Holding, whose rights are presently governed by the charter and bylaws of Ocean Shore Holding, will become shareholders of new Ocean Shore Holding, whose rights will be governed by the certificate of incorporation and bylaws of new Ocean Shore Holding. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the certificate of incorporation of Ocean Shore Holding and the certificate of incorporation of new Ocean Shore Holding. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals 2a through 2d were approved as part of the process in which the board of directors of Ocean Shore Holding approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Ocean Shore Holding’s shareholders are not being asked to approve these informational proposals at the annual meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new Ocean Shore Holding’s certificate of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new Ocean Shore Holding, if such attempts are not approved by the Board of Directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 2a—Approval of a Provision in New Ocean Shore Holding’s Certificate of Incorporation to Limit the Ability of Shareholders to Remove Directors. The certificate of incorporation of new Ocean Shore Holding provides that any director may be removed by shareholders only for cause upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote in the election of directors.

Ocean Shore Holding’s Bylaws provides that any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of shareholders called for such purpose. This has provided an adequate degree of protection under the mutual holding company structure, in which the mutual holding company owns a majority of all voting shares and can prevent a third party from seeking removal of one or more directors in order to promote an agenda that may not be in the best interests of all other shareholders.

The 80% voting requirement of the Certificate of incorporation of new Ocean Shore Holding is intended to prevent sudden and fundamental changes to the composition of the board of directors except in the case of director misconduct. This provision does not prevent the replacement of one or more directors at an annual meeting of shareholders, and will not prevent replacement of the entire board of directors over the course of three years. This provision is intended to reduce the ability of anyone to coerce members of the board of directors by threatening them with removal from office, in cases where the directors are acting in good faith to discharge their duties to the corporation and to all shareholders as a group. This provision will not prevent a shareholder from conducting a proxy contest with respect to the election of directors at an annual meeting of shareholders.

The higher vote threshold may make it more difficult to bring about a change in control of new Ocean Shore Holding. One method for a hostile shareholder to take control of a company is to acquire a majority of the outstanding shares of the company through a tender offer or open market purchases and then use its voting power to remove the existing directors.

The board of directors believes that it is desirable to adopt this provision so that a director’s continued service will be conditioned on his or her ability to serve and discharge his or her duties to the corporation and the stockholders in good faith, rather than his or her position relative to a dominant shareholder.

The board of directors recommends that you vote “FOR” the approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the ability of shareholders to remove directors.

Informational Proposal 2b—Approval of a Provision in New Ocean Shore Holding’s Certificate of Incorporation to Limit Business Combinations with Interested Shareholders. The certificate of incorporation of new Ocean Shore Holding prohibits any merger, consolidation, sale, liquidation, or dissolution with any “interested stockholder” for a period of five years following the interested stockholder’s stock acquisition date unless the business combination is approved by the board of directors prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested stockholder are also considered to be interested stockholders. In addition, new Ocean Shore Holding’s certificate of incorporation requires that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by the board of directors prior to the interested stockholder’s stock acquisition date and thereafter approval by shareholders; (ii) approval by the affirmative vote of the holders of at least two-thirds of the voting shares not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in the certificate of incorporation.

This provision is intended to limit the ability of any person who acquires a significant number of shares of new Ocean Shore Holding common stock to effect a transaction that may not be in the best interests of new Ocean Shore Holding and its shareholders generally. This will not prevent a significant shareholder from seeking approval of a business combination, but it will make it more difficult for such a shareholder to influence the outcome of a shareholder vote simply by acquiring a large number of shares of common stock but without persuading other shareholders of the merits of its proposed course of action.

Ocean Shore Holding’s charter does not contain similar provisions regarding business combinations involving interested stockholders. This has not been necessary under the mutual holding company structure, in which the mutual holding company owns a majority of all voting shares and can prevent a third party from effecting a transaction that may be in its own self-interest but which may not be in the best interests of all other shareholders.

The Board of Directors recommends that you vote “FOR” the approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit business combinations with interested stockholders.

Informational Proposal 2c.—Approval of a Provision in new Ocean Shore Holding’s Certificate of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to new Ocean Shore Holding’s Certificate of Incorporation. No amendment of the charter of Ocean Shore Holding may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The certificate of incorporation of new Ocean Shore Holding generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Sections 3.04 (limitation on common stock voting rights), 5.04 (classification of board of directors and director terms) or 5.06 (director considerations in evaluating offers), or Articles VII (certain shareholder voting requirements), VIII (elimination of director and officer liability), IX (indemnification of directors, officers, employees and agents) and X (amendment of bylaws), must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the certificate of incorporation without any action by the shareholders to the fullest extent allowed under New Jersey law.

These limitations on amendments to specified provisions of new Ocean Shore Holding’s certificate of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of shareholders to amend those provisions, OC Financial MHC, as the holder of a majority of the outstanding shares o f Ocean Shore Holding, currently can effectively block any shareholder proposed change to the charter.

This provision in new Ocean Shore Holding’s certificate of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the certificate of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the certificate of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of new Ocean Shore Holding and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in new Ocean Shore Holding’s certificate of incorporation requiring a super-majority vote to approve certain amendments to new Ocean Shore Holding’s certificate of incorporation.

Informational Proposal 2d.—Approval of a Provision in new Ocean Shore Holding’s Certificate of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of new Ocean Shore Holding’s Outstanding Voting Stock. The certificate of incorporation of new Ocean Shore Holding provides that in no event shall any person who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter (the “10% limit”) be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction does not apply if the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by new Ocean Shore Holding to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to:

•	any director or officer acting solely in their capacities as directors and officers; or

•	any employee benefit plans of new Ocean Shore Holding or any subsidiary or a trustee of a plan.

The charter of Ocean Shore Holding provides that, for a period of five years from the effective date of Ocean City Home Bank’s minority stock offering, no person, other than OC Financial MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Ocean Shore Holding or any subsidiary.

This provision is intended to limit the ability of any person to acquire a significant number of shares of new Ocean Shore Holding common stock and thereby gain sufficient voting control so as to cause new Ocean Shore Holding to effect a transaction that may not be in the best interests of new Ocean Shore Holding and its shareholders generally. This provision will not prevent a shareholder from seeking to acquire a controlling interest in new Ocean Shore Holding, but it will prevent a shareholder from voting more than 10% of the outstanding shares of common stock unless that shareholder has first persuaded the Board of Directors of the merits of the course of action proposed by the shareholder. The board of directors of new Ocean Shore Holding believes that fundamental transactions generally should be first considered and approved by the board of directors as the board generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that the board of directors’ ability to make the initial assessment could be impeded if a single shareholder could acquire a sufficiently large voting interest so as to control a shareholder vote on any given proposal. This provision in new Ocean Shore Holding’s certificate of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most shareholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The Board of Directors recommends that you vote “FOR” the approval of a provision in new Ocean Shore Holding’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Ocean Shore Holding’s outstanding voting stock.

Proposal 3—Adjournment of the Special Meeting

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Ocean Shore Holding at the time of the special meeting to be voted for an adjournment, if necessary, Ocean Shore Holding has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Ocean Shore Holding recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The Board of Directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Ocean City Home Bank will reduce Ocean City Home Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range
(Dollars in thousands)	4,037,500 Shares at $9.00 Per Share	Percent of Net Proceeds	4,750,000 Shares at $9.00 Per Share	Percent of Net Proceeds	5,462,500 Shares at $9.00 Per Share	Percent of Net Proceeds
Offering proceeds	$36,338		$42,750		$49,163
Less: offering expenses	2,369		2,573		2,777

Net offering proceeds	33,969	100.0%	40,177	100.0%	46,386	100%

Less:
Proceeds contributed to Ocean City Home Bank (1)	16,985	50.0	20,089	50.0	23,193	50.0
Proceeds used for loan to employee stock ownership plan	2,460	7.2	2,895	7.2	3,329	7.2

Proceeds remaining for new Ocean Shore Holding	$14,525	42.8%	$17,193	42.8%	$19,864	42.8%

(1)	Does not include $68,000 of assets to be received from OC Financial MHC.

We intend to invest the proceeds retained from the offering at new Ocean Shore Holding in short-term, liquid investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and new Ocean Shore Holding’s liquidity requirements. In the future, new Ocean Shore Holding may liquidate its investments and use those funds:

•	to pay dividends to shareholders;

•	to repurchase its capital securities and/or shares of its common stock, subject to regulatory restrictions;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

•	for general corporate purposes.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following completion of the conversion and offering, except to fund equity benefit plans other than stock options or, with prior regulatory approval, when extraordinary circumstances exist. For a discussion of our dividend policy and regulatory matters relating to the payment of dividends, see “Our Dividend Policy.”

Ocean City Home Bank initially intends to invest the proceeds it receives from the offering, which is shown in the table above as the amount contributed to Ocean City Home Bank, in short-term, liquid investments. Over time, Ocean City Home Bank may use the proceeds that it receives from the offering:

•	to fund new loans;

•	to repay outstanding Federal Home Loan Bank advances;

•	to invest in securities;

•	to finance the possible expansion of its business activities, including developing new branch locations; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

We currently anticipate that the proceeds of the offering contributed to Ocean City Home Bank initially will be used to fund new loans. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. During the six months ended June 30, 2008, we originated $90.0 million of loans and had a net increase in the loan portfolio of $39.3 million. We expect loan originations to continue at this level, which will enable us to deploy the proceeds of the offering in a relatively short period of time. In the absence of loan demand, we anticipate that we will use a portion of the proceeds contributed to Ocean City Home Bank to repay outstanding overnight advances from the Federal Home Loan Bank.

We currently do not have any specific plans for any expansion or diversification activities that would require funds from this offering. We recently entered into an agreement to purchase land in Galloway Township, New Jersey on which we intend to build a branch office. Total cost of the office, including land acquisition cost, is estimated at $2.0 to $2.3 million. The decision to construct this office was made prior to the adoption of the plan of conversion, and completion of construction is not dependent upon completion of the conversion and offering. Accordingly, the cost of the office is not reflected as a use of the offering proceeds.

Except as described above, we have no specific plans for the investment of the proceeds of the offering and have not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “Proposal 1—Approval of the Plan of Conversion—Reasons for the Conversion and Offering.”

Our Dividend Policy

Ocean Shore Holding currently pays a cash dividend of $0.05 per quarter, which equals $0.20 per share on an annualized basis. After the conversion and offering, we intend to continue to pay a cash dividend of $0.05 per share per quarter. However, in determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, industry standards and economic conditions. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

New Ocean Shore Holding is subject to New Jersey law, which generally permits a corporation to pay dividends on its common stock unless, after giving effect to the dividend, the corporation would be unable to pay its debts as they become due in the usual course of its business or the total assets of the corporation would be less than its total liabilities.

New Ocean Shore Holding’s ability to pay dividends may depend, in part, upon its receipt of dividends from Ocean City Home Bank. Pursuant to Office of Thrift Supervision regulations, new Ocean Shore Holding may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering.

Any payment of dividends by Ocean City Home Bank to new Ocean Shore Holding that would be deemed to be drawn out of Ocean City Home Bank’s bad debt reserves would require the payment of federal income taxes by Ocean City Home Bank at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 10 of the notes to consolidated financial statements included elsewhere in this prospectus. New Ocean Shore Holding does not contemplate any distribution by Ocean City Home Bank that would result in this type of tax liability.

Market for the Common Stock

The common stock of Ocean Shore Holding is currently quoted on the Nasdaq Global Market under the symbol “OSHC.” Upon completion of the conversion and offering, the shares of common stock of new Ocean Shore Holding will replace Ocean Shore Holding’s common stock. We expect that new Ocean Shore Holding’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “OSHCD” for a period of 20 trading days after completion of the offering. Thereafter, our trading symbol will revert to “OSHC.” In order to list our common stock on the Nasdaq Global Market we are required to have at least three broker-dealers who will make a market in our common stock. Ocean Shore Holding currently has approximately 12 registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $9.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

The following table sets forth high and low sales prices for Ocean Shore Holding’s common stock and dividends paid per share for the periods indicated.

	High	Low	Dividends Paid Per Share
Year Ending December 31, 2008:
Fourth Quarter (through , 2008)
Third Quarter	10.22	8.20	0.05
Second Quarter	10.67	9.00	0.05
First Quarter	10.49	9.53	—
Year Ended December 31, 2007:
Fourth Quarter	11.35	9.76	—
Third Quarter	13.00	10.00	—
Second Quarter	13.50	12.37	—
First Quarter	13.69	13.06	—
Year Ended December 31, 2006:
Fourth Quarter	13.75	12.30	—
Third Quarter	13.10	12.14	—
Second Quarter	13.00	12.05	—
First Quarter	12.49	11.15	—

At                     , 2008, Ocean Shore Holding had approximately                      shareholders of record, not including those who hold shares in “street name.” On the effective date of the conversion, all publicly held shares of Ocean Shore Holding common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of new Ocean Shore Holding common stock determined pursuant to the exchange ratio. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio.” Options to purchase shares of Ocean Shore Holding common stock will be converted into options to purchase a number of shares of new Ocean Shore Holding common stock adjusted pursuant to the exchange ratio, for the same aggregate exercise price.

Capitalization

The following table presents the historical capitalization of Ocean Shore Holding at June 30, 2008 and the capitalization of new Ocean Shore Holding reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the proposed equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We must sell a minimum of 4,037,500 shares to complete the offering.

		Pro Forma Capitalization Based Upon the Sale of
(Dollars in thousands)	At June 30, 2008	Minimum of Offering Range 4,037,500 Shares at $9.00 Per Share	Midpoint of Offering Range 4,750,000 Shares at $9.00 Per Share	Maximum of Offering Range 5,462,500 Shares at $9.00 Per Share
Deposits (1)	$413,735	$413,735	$413,735	$413,735
Junior subordinated debentures	15,464	15,464	15,464	15,464
FHLB advances and securities sold under agreements to repurchase	156,440	156,440	156,440	156,440

Total deposits and borrowed funds	$585,639	$585,639	$585,639	$585,639

Stockholders’ equity:
Preferred stock:
5,000,000 shares, $0.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—
Common stock:
25,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	88	71	83	95
Additional paid-in capital	38,264	67,046	73,242	79,438
Retained earnings (3)	34,962	34,962	34,962	34,962
Mutual holding company capital consolidation	—	68	68	68
Accumulated other comprehensive loss	(1,679)	(1,679)	(1,679)	(1,679)
Less:
Treasury stock	(5,204)	—	—	—
Deferred compensation plans trust	(476)	(476)	(476)	(476)
Common stock acquired by employee stock benefit plans (4)	(2,404)	(4,864)	(5,299)	(5,733)
Common stock to be acquired by equity incentive plan (5)	—	(1,230)	(1,447)	(1,664)

Total stockholders’ equity	$63,551	$93,897	$99,454	$105,011

Total stockholders’ equity as a percentage of total assets	9.66%	13.65%	14.34%	15.02%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2)	Reflects total issued and outstanding shares of 7,058,523, 8,304,143 and 9,549,766 at the minimum, midpoint and maximum of the offering range, respectively.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.
(4)	Assumes that 6.8% of the common stock sold in the offering will be acquired by the employee stock ownership plan in the offering with funds borrowed from new Ocean Shore Holding. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since the funds are borrowed from new Ocean Shore Holding, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of new Ocean Shore Holding. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(5)	Assumes the purchase in the open market at $9.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to 3.4% of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to shareholders for approval at a meeting following the offering. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Equity Incentive Plan.”

Regulatory Capital Compliance

At June 30, 2008, Ocean City Home Bank exceeded all regulatory capital requirements. The following table presents Ocean City Home Bank’s capital position relative to its regulatory capital requirements at June 30, 2008, on a historical and a pro forma basis. The table reflects receipt by Ocean City Home Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Ocean City Home Bank, see “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

			Pro Forma at June 30, 2008 (3)
	Historical at June 30, 2008		Minimum of Offering Range 4,037,500 Shares at $9.00 Per Share		Midpoint of Offering Range 4,750,000 Shares at $9.00 Per Share		Maximum of Offering Range 5,462,500 Shares at $9.00 Per Share
(Dollars in thousands)	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Total equity under generally accepted accounting principles	$62,889	9.79%	$77,481	11.75%	$80,151	12.10%	$82,821	12.44%

Tier 1 leverage capital:
Actual (2)	$62,762	9.77%	$77,354	11.73%	$80,024	12.08%	$82,694	12.42%
Requirement	25,696	4.00%	26,378	4.00%	26,502	4.00%	26,626	4.00%

Excess	$37,066	5.77%	$50,976	7.73%	$53,522	8.08%	$56,068	8.42%

Tier 1 risk-based capital:
Actual	$62,762	16.60%	$77,354	20.28%	$80,024	20.94%	$82,694	21.61%
Requirement	15,123	4.00%	15,260	4.00%	15,285	4.00%	15,309	4.00%

Excess	$47,639	12.60%	$62,094	16.28%	$64,739	16.94%	$67,384	17.61%

Total risk-based capital:
Actual	$65,255	17.26%	$79,847	20.93%	$82,517	21.59%	$85,187	22.26%
Requirement	30,247	8.00%	30,520	8.00%	30,569	8.00%	30,619	8.00%

Excess	$35,008	9.26%	$49,327	12.93%	$51,948	13.59%	$54,568	14.26%

Reconciliation of capital contributed to Ocean City Home Bank:
Net proceeds contributed to Ocean City Home Bank			$16,984		$20,889		$23,193
Assets received from mutual holding company			68		68		68
Less common stock acquired by ESOP			2,460		2,895		3,329

Pro forma increase in GAAP and regulatory capital			$14,592		$17,262		$19,932

(1)	Tier 1 leverage capital level is shown as a percentage of average assets of $642,395,000. Risk-based capital levels are shown as a percentage of risk-weighted assets of $378,085,000.
(2)	Net unrealized losses on available-for-sale securities and investments in nonincludable subsidiaries account for the difference between capital calculated under generally accepted accounting principles and Tier 1 leverage capital. See note 14 of the notes to the consolidated financial statements for additional information.
(3)	Pro forma amounts and percentages include capital contributed to Ocean City Home Bank from the offering and assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following tables illustrate the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	50% of the shares of common stock will be sold in the subscription and direct community offerings and 50% of the shares will be sold in a syndicated community offering;

•

Our employee stock ownership plan will purchase a number of shares equal to 6.8% of the shares sold in the offering with a loan from new Ocean Shore Holding that will be repaid in equal installments over 20 years;

•

Sandler O’Neill & Partners, L.P. will receive a management fee equal to 1.0% of the aggregate purchase price of the shares sold in the subscription and direct community offerings, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan or by our officers, directors and employees or members of their immediate families;

•

The sales commission and management fee for shares sold in the syndicated community offering will be equal to 5.5% of the aggregate purchase price of the shares sold in the syndicated community offering; and

•	Total expenses of the offering, excluding sales commissions and management fees referenced above, will be approximately $1.2 million.

Actual expenses may vary from this estimate, and the amount of fees paid will depend upon the number of shares sold in the subscription and direct community offerings, as opposed to the syndicated community offering.

Pro forma net income for the six months ended June 30, 2008 and the year ended December 31, 2007 has been calculated as if the offering were completed at the beginning of each period, and the net proceeds had been invested at 5.87%, which represents the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations. A pro forma after-tax return of 3.53% is used for the six months ended June 30, 2008 and the year ended December 31, 2007, after giving effect to a combined federal and state income tax rate of 39.9%. The actual rate experienced by new Ocean Shore Holding may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

Since funds on deposit at Ocean City Home Bank may be withdrawn to purchase shares of common stock, the funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Ocean City Home Bank’s special bad debt reserves for income tax purposes or liquidation accounts, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

The following pro forma data, which are based on Ocean Shore Holding’s stockholders’ equity at June 30, 2008 and December 31, 2007, and net income for the six months ended June 30, 2008 and the year ended December 31, 2007, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we were to be liquidated after the conversion.

At or For the Six Months Ended June 30, 2008

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range
(Dollars in thousands, except per share amounts)	4,037,500 Shares at $9.00 Per Share	4,750,000 Shares at $9.00 Per Share	5,462,500 Shares at $9.00 Per Share
Gross proceeds	$36,338	$42,750	$49,163
Plus: Shares issued in exchange for shares of Ocean Shore Holding	27,189	31,987	36,785

Pro forma market capitalization	$63,527	$74,737	$85,948

Gross proceeds	$36,338	$42,750	$49,163
Less: estimated expenses	2,369	2,573	2,777

Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)
Assets received from mutual holding company	68	68	68

Net investable proceeds	$30,346	$35,903	$41,460

Pro Forma Net Income:
Pro forma net income (3):
Historical	$1,819	$1,819	$1,819
Pro forma income on net investable proceeds	535	633	731
Less: pro forma employee stock ownership plan adjustments (1)	(37)	(43)	(50)
Less: pro forma restricted stock award expense (2)	(74)	(87)	(100)
Less: pro forma stock option expense (3)	(58)	(69)	(79)

Pro forma net income	$2,185	$2,253	$2,321

Pro forma net income per share (3):
Historical	$0.28	$0.24	$0.21
Pro forma income on net investable proceeds	0.08	0.08	0.08
Less: pro forma employee stock ownership plan adjustments (1)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense (3)	(0.01)	(0.01)	(0.01)

Pro forma net income per share	$0.33	$0.29	$0.26

Offering price as a multiple of pro forma net income per share (annualized)	13.64x	15.52x	17.31x
Number of shares used to calculate pro forma net income per share (4)	6,513,631	7,663,095	8,812,560

Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value):
Historical	$63,551	$63,551	$63,551
Assets received from mutual holding company	68	68	68
Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	2,460	2,895	3,329
Less: common stock to be acquired by equity incentive plan (2)	1,230	1,477	1,664

Pro forma stockholders’ equity	$93,898	$99,454	$105,012

Pro forma stockholders’ equity per share:
Historical	$9.00	$7.65	$6.65
Assets received from mutual holding company	0.01	0.01	0.01
Estimated net proceeds	4.81	4.84	4.86
Less: common stock acquired by employee stock ownership plan (1)	(0.35)	(0.35)	(0.35)
Less: common stock to be acquired by equity incentive plan (2)	(0.17)	(0.17)	(0.17)

Pro forma stockholders’ equity per share	$13.30	$11.98	$11.00

Offering price as a percentage of pro forma stockholders’ equity per share	67.67%	75.13%	81.82%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	7,058,523	8,304,143	9,549,766

(footnotes on page     )

At or For the Year Ended December 31, 2007

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range
(Dollars in thousands, except per share amounts)	4,037,500 Shares at $9.00 Per Share	4,750,000 Shares at $9.00 Per Share	5,462,500 Shares at $9.00 Per Share
Gross proceeds	$36,338	$42,750	$49,163
Plus: Shares issued in exchange for shares of Ocean Shore Holding	27,189	31,987	36,786

Pro forma market capitalization	$63,527	$74,737	$85,948

Gross proceeds	$36,338	$42,750	$49,163
Less: estimated expenses	2,369	2,573	2,777

Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)
Assets received from mutual holding company	68	68	68

Net investable proceeds	$30,346	$35,803	$41,460

Pro Forma Net Income:
Pro forma net income (3):
Historical	$2,791	$2,791	$2,791
Pro forma income on net investable proceeds	1,070	1,266	1,462
Less: pro forma employee stock ownership plan adjustments (1)	(74)	(87)	(100)
Less: pro forma restricted stock award expense (2)	(148)	(174)	(200)
Less: pro forma stock option expense (3)	(117)	(137)	(158)

Pro forma net income	$3,522	$3,659	$3,795

Pro forma net income per share (3):
Historical	$0.42	$0.36	$0.31
Pro forma income on net investable proceeds	0.16	0.16	0.16
Less: pro forma employee stock ownership plan adjustments (1)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense (3)	(0.02)	(0.02)	(0.02)

Pro forma net income per share	$0.53	$0.47	$0.42

Offering price as a multiple of pro forma net income per share	16.98x	19.15x	21.43x
Number of shares used to calculate pro forma net income per share (4)	6,613,089	7,780,103	8,947,119

Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value):
Historical	$63,047	$63,047	$63,047
Assets received from mutual holding company	68	68	68
Estimated net proceeds	33,969	40,177	46,386
Less: common stock acquired by employee stock ownership plan (1)	(2,460)	(2,895)	(3,329)
Less: common stock to be acquired by equity incentive plan (2)	(1,230)	(1,447)	(1,664)

Pro forma stockholders’ equity	$93,394	$98,950	$104,508

Pro forma stockholders’ equity per share:
Historical	$8.93	$7.59	$6.60
Assets received from mutual holding company	0.01	0.01	0.01
Estimated net proceeds	4.81	4.84	4.85
Less: common stock acquired by employee stock ownership plan (1)	(0.35)	(0.35)	(0.35)
Less: common stock to be acquired by equity incentive plan (2)	(0.17)	(0.17)	(0.17)

Pro forma stockholders’ equity per share	$13.23	$11.92	$10.94

Offering price as a percentage of pro forma stockholders’ equity per share	68.03%	75.50%	82.27%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	7,058,523	8,304,143	9,549,766

(footnotes on following page)

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 6.8% of the shares sold in the offering, (273,382, 321,626 and 369,870 shares at the minimum, midpoint and maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the proceeds retained by new Ocean Shore Holding. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 4.00%, and a term of 20 years. Ocean City Home Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20 of the total, based on a 20-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of the pro forma tables, was assumed to be equal to the $9.00 per share purchase price. If the average market value per share is greater than $9.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)	Assumes that new Ocean Shore Holding will purchase in the open market a number of shares of common stock equal to 3.4% of the shares sold in the offering, (136,692, 160,814 and 184,936 shares at the minimum, midpoint and maximum of the offering range, respectively), that will be reissued as restricted stock awards under a new equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at new Ocean Shore Holding or with dividends paid to new Ocean Shore Holding by Ocean City Home Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $9.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 1.9%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of new Ocean Shore Holding common stock was $9.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 41%. If the fair market value per share is greater than $9.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the new equity incentive plan to be adopted following the offering. If the new equity incentive plan is approved by shareholders, a number of shares equal to 8.5% of the number of shares sold in the offering, (341,728, 402,032 and 462,337 shares at the minimum, midpoint and maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. We will comply with Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment, to account for stock options issued. This standard requires compensation cost relating to share-based payment transactions be recognized in the financial statements over the period the employee is required to provide services for the award. The cost will be measured based on the fair value of the equity instruments issued. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $1.90 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $9.00; trading price on date of grant, $9.00; dividend yield, 2.0%; expected life, 5.0 years; expected volatility, 26.9%; and risk-free interest rate, 2.76%. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are non-qualified options and that the combined federal and state income tax rate was 41%. We plan to use the Black-Scholes option-pricing formula; however, if the fair market value per share is different than $9.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 4.6%.

(4)	The number of shares used to calculate pro forma net income per share is equal to the weighted average shares outstanding for the respective period (7,995,153 for the six months ended June 30, 2008 and 8,104,373 for the year ended December 31, 2007) multiplied by the exchange ratio at the minimum, midpoint and maximum of the offering range, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the offering as adjusted to effect a weighted average over the period. The total number of shares to be outstanding upon completion of the conversion and offering includes the number of shares sold in the offering plus the number of shares issued in exchange for outstanding shares of Ocean Shore Holding common stock held by persons other than OC Financial MHC. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

Our Business

General

Ocean Shore Holding Co. is a federally chartered savings and loan holding company established in 1998 to be the holding company for Ocean City Home Bank. Ocean Shore Holding’s business activity is the ownership of the outstanding capital stock of Ocean City Home Bank. New Ocean Shore Holding was incorporated on September 2, 2008 to become the holding company for Ocean City Home Bank upon completion of the conversion and offering. In the future, new Ocean Shore Holding may acquire or organize other operating subsidiaries; however, there are no current definitive agreements or understandings to do so.

Ocean City Home Bank is a federally chartered savings bank. We operate as a community-oriented financial institution offering a wide range of financial services to consumers and businesses in our market area. We attract deposits from the general public, small businesses and municipalities and use those funds to originate a variety of consumer and commercial loans, which we hold primarily for investment.

Our Web site address is www.ochome.com. Information on our Web site should not be considered a part of this prospectus.

Market Area

We are headquartered in Ocean City, New Jersey, and serve the southern New Jersey shore communities through a total of nine full service offices. A total of seven offices are located in Atlantic County while two offices are situated in Cape May County. Our markets are in the southeastern corner of New Jersey, approximately 65 miles east of Philadelphia and 130 miles south of New York.

The economy of Atlantic County is dominated by the service sector, of which the gaming industry in nearby Atlantic City is the primary employer. The economy of Cape May is primarily geared toward tourism. According to the most recent published statistics, Atlantic County’s population in 2007 was approximately 281,000 persons and Cape May County’s population was approximately 106,000. The economy in Atlantic County has been strong in recent years as new and expanding casinos in Atlantic City, along with new retail centers and entertainment venues, have led to job growth and an increase in housing development.

Cape May County has also benefited from the growth in and around Atlantic City, as many residents commute into that area for employment. Although the economy in our market area has been strong in recent years, median household and per capita income in Atlantic and Cape May Counties are lower than the comparable figures for New Jersey as a whole. We attribute this to several factors. First, there has been an influx of retirees with limited incomes but moderate to substantial wealth. Additionally, since our market is located outside of a major metropolitan area, average income levels are negatively affected by the small portion of high-paying, white collar jobs. In our market area, lower paying service jobs provide a relatively large portion of overall employment.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the many financial institutions operating in our market area. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. Our competition for loans comes primarily from financial institutions in our market area and, to a lesser extent, from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from non-depository financial service companies that have entered the mortgage market, such as insurance companies, securities companies and specialty finance companies.

Several large banks operate in our market area, including Bank of America, PNC Bank, Wachovia, and TD Bank (formerly Commerce Bank). These institutions are significantly larger than us and, therefore, have significantly greater resources. According to data provided by the Federal Deposit Insurance Corporation, as of June 30, 2007, we had a deposit market share of 4.5% in Atlantic County, which represented the 8th largest deposit market share out of 18 banks with offices in the county. In Cape May County, at that same date we had a deposit market share of 8.2%, which represented the 6th largest market share out of 15 banks with offices in the county.

We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

One- to Four-Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes in our market area. We offer fixed-rate and adjustable-rate mortgage loans with terms up to 40 years. Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period that ranges from one to 10 years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% to 3.25% above the one-, three- or ten-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 1 or 2% per adjustment period and the lifetime interest rate cap is generally 5 or 6% over the initial interest rate of the loan.

Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees charged, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

In order to attract borrowers, we have developed products and policies to provide flexibility in times of changing interest rates. For example, some of our adjustable-rate loans permit the borrower to convert the loan to a fixed-rate loan. In addition, for a fixed fee plus a percentage of the loan amount, we will allow the borrower to modify a loan’s interest rate, term or program to equal the current rate for the desired loan product. Recently, we began offering loans that require the payment of interest only for a period of years.

While one- to four-family residential real estate loans are normally originated with up to 40-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

Because of our location on the South Jersey shore, many of the properties securing our residential mortgages are second homes or rental properties. At June 30, 2008, 49.1% of our one- to four-family mortgage loans were secured by second homes or rental properties. If the property is a second home, our underwriting emphasizes the borrower’s ability to repay the loan out of current income. If the property is a rental property, we focus on the anticipated income from the property. Interest rates on loans secured by rental properties are typically  1/2% higher than comparable loans secured by primary or secondary residences. Although the industry generally considers mortgage loans secured by rental properties or second homes to have a higher risk of default than mortgage loans secured by the borrower’s primary residence, we have not experienced credit problems on these types of loans due to our strict underwriting standards.

We generally do not make conventional loans with loan-to-value ratios exceeding 95% and generally make loans with a loan-to-value ratio in excess of 80% only when secured by first and/or second liens on owner-occupied one- to four-family residences or private mortgage insurance. When the residence securing the loan is not the borrower’s primary residence, loan-to-value ratios are limited to 80% when secured by a first lien or 90% when secured by a first and second lien or private mortgage insurance. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on property located in a flood zone, before closing the loan.

In an effort to provide financing for low and moderate income and first-time buyers, we offer special home buyers programs. We offer adjustable-rate residential mortgage loans through these programs to qualified individuals and originate the loans using modified underwriting guidelines, including reduced fees and loan conditions.

We have not originated subprime loans (i.e., mortgage loans aimed at borrowers who do not qualify for market interest rates because of problems with their credit history). We briefly offered “alt-A” loans (i.e., mortgage loans aimed at borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income), but have discontinued that practice and have few such loans in our portfolio.

Commercial and Multi-Family Real Estate Loans. We offer fixed-rate and adjustable-rate mortgage loans secured by commercial real estate. In the past, we originated loans secured by multi-family properties and we still have a few in our portfolio. Our commercial real estate loans are generally secured by condominiums, small office buildings and owner-occupied properties located in our market area and used for businesses.

We originate fixed-rate and adjustable-rate commercial real estate loans for terms up to 20 years. Interest rates and payments on adjustable-rate loans typically adjust every five years after a five-year initial fixed period to a rate typically 3 to 4% above the five-year constant maturity Treasury index. In some instances, there are adjustment period or lifetime interest rate caps. Loans are secured by first mortgages and amounts generally do not exceed 80% of the property’s appraised value.

In reaching a decision on whether to make a commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, we will also consider the term of the lease and the nature and financial strength of the tenants. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. Environmental surveys are generally required for commercial real estate loans of $500,000 or more.

Construction Loans. We originate loans to individuals and, to a lesser extent, builders to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including condominiums, apartment buildings and owner-occupied properties used for businesses. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually 12 months. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Loans generally can be made with a maximum loan-to-value ratio of 90% on residential construction and 80% on commercial construction. Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

Commercial Loans. We make commercial business loans to a variety of professionals, sole proprietorships and small businesses in our market area. We offer term loans for capital improvements, equipment acquisition and long-term working capital. These loans are secured by business assets other than real estate, such as business equipment and inventory and are originated with maximum loan-to-value ratios of 80%. We originate lines of credit to finance the working capital needs of businesses to be repaid by seasonal cash flows or to provide a period of time during which the business can borrow funds for planned equipment purchases. We also offer time notes, letters of credit and loans guaranteed by the Small Business Administration. Time notes are short-term loans and will only be granted on the basis of a defined source of repayment of principal and interest from a specific foreseeable event.

When making commercial business loans, we consider the financial statements of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the customer operates and the value of the collateral.

Consumer Loans. At June 30, 2008, 98.6% of our consumer loans were home equity loans or lines of credit. The remainder of our consumer loan portfolio consisted of loans secured by passbook or certificate accounts, secured and unsecured personal loans and home improvement loans.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount. Home equity lines of credit have adjustable rates of interest that are indexed to the prime rate as reported in The Wall Street Journal. Home equity loans are fixed-rate loans. We offer home equity loans with a maximum combined loan-to-value ratio of 90% and lines of credit with a maximum loan-to-value ratio of 80%. A home equity line of credit may be drawn down by the borrower for an initial period of ten years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only interest. After the initial draw period, the line of credit is frozen and the amount outstanding must be repaid over the remaining ten years of the loan term.

Loan Underwriting Risks.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Commercial Real Estate Loans. Loans secured by commercial real estate generally have larger balances and involve a greater degree of risk than residential mortgage loans. Of primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on the successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on commercial real estate loans.

Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value that is insufficient to assure full repayment. If we are forced to foreclose on a building before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. We have a good working relationship with many realtors in our market area and employ two account executives solely for the purpose of soliciting loans. Our Web site accepts on-line applications and branch personnel are trained to take applications. We also employ three commercial loan officers.

We generally originate loans for portfolio but from time to time will sell residential mortgage loans in the secondary market. Our decision to sell loans is based on prevailing market interest rate conditions and interest rate risk management. We sold no loans in the six months ended June 30, 2008 and the years ended December 31, 2007, 2006 and 2005.

In 2007, we established a relationship with a local mortgage broker through which we purchase loans. All loans purchased through this channel are underwritten by us. At June 30, 2008, purchased loans totaled $14.8 million.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. The board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience and tenure. The Chief Executive Officer or Chief Lending Officer may combine their lending authority with that of one or more other officers. All extensions of credit that exceed $1.0 million in the aggregate require the approval or ratification of the board of directors.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by regulation, to 15% of our stated capital and reserves. At June 30, 2008, our regulatory limit on loans to one borrower was $9.4 million. At that date, our largest lending relationship was $3.6 million and included commercial loans secured by commercial real estate located in Atlantic and Cape May Counties, New Jersey, all of which were performing according to their original repayment terms at June 30, 2008.

Loan Commitments. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Commitments, excluding lines and letters of credit, as of June 30, 2008 totaled $13.0 million.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities and mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of New York stock. While we have the authority under applicable law and our investment policies to invest in derivative securities, we had no such investments at June 30, 2008.

Our investment objectives are to provide and maintain liquidity, to provide collateral for pledging requirements, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of the investment policy and appointment of the Investment Committee. The Investment Committee consists of the Chief Executive Officer and Chief Financial Officer. The Investment Committee is responsible for implementation of the investment policy and monitoring our investment performance. Individual investment transactions are reviewed and approved by the board of directors on a monthly basis, while portfolio composition and performance are reviewed at least quarterly by the Investment Committee.

At June 30, 2008, 73.1% of our investment portfolio consisted of mortgage-backed securities issued primarily by Fannie Mae, Freddie Mac and Ginnie Mae. None of our mortgage-backed securities had underlying collateral that would be considered subprime (i.e., mortgage loans advanced to borrowers who do not qualify for market interest rates because of problems with their credit history). All mortgage-backed securities owned by us as of June 30, 2008 possessed the highest possible investment credit rating at that date.

The remainder of the portfolio consisted primarily of corporate securities, U.S. agency securities and municipal securities. We did not own any preferred stock of Fannie Mae or Freddie Mac at June 30, 2008. Included in the investment portfolio at June 30, 2008 were two pooled trust preferred securities that had unrealized losses of $2.0 million. Management reviews the investment portfolio on a periodic basis to determine the cause of declines in the fair value of each security. Thorough evaluations of the causes of the unrealized losses are performed to determine whether the impairment is temporary or other than temporary in nature. Considerations such as our intent and ability to hold securities, recoverability of invested amount over a reasonable period of time, the length of time the security is in a loss position and receipt of amounts contractually due, for example, are applied in determining whether a security is other than temporarily impaired. At June 30, 2008, we had received all amounts contractually due under the securities. Although a small number of issuers in the pools had elected to defer interest payments, none of the issuers was in default. We reviewed the financial statements and circumstances of each of the issuers that is deferring interest payments and determined that those deferrals will not prevent the pool from paying us the amount contractually due under our securities and that those issuers do not appear likely to default on their obligations. Accordingly, we concluded that the price declines were due to market illiquidity and market interest rates and not changes in expected cash flows. In concluding that the impairment is not other than temporary, we also considered the fact that the securities have been in a loss position for less than 12 months and that management currently has the intent and ability to retain the securities with unrealized losses until the decline in value has been recovered. Changes in the expected cash flows of the pooled trust preferred securities and/or prolonged price declines may result in our concluding in future periods that the impairment of these securities is other than temporary, which would require a charge to earnings to write down these securities to their fair value.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Substantially all of our depositors are residents of New Jersey. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such money market accounts), regular savings accounts and certificates of deposit. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates on certificates of deposit and stress our high level of service and technology. At June 30, 2008 we did not have any brokered deposits.

In addition to accounts for individuals, we also offer a variety of deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include commercial checking accounts, a sweep account, and special accounts for realtors, attorneys and non-profit organizations. The promotion of commercial deposit accounts is an important part of our effort to increase our core deposits and reduce our funding costs. At June 30, 2008, commercial deposits totaled $66.4 million, or 16.0 % of total deposits.

Since 1996, we have offered deposit services to municipalities and local school boards in our market area. At June 30, 2008, we had $56.1 million in deposits from five municipalities and thirteen school boards, all in the form of checking accounts. We emphasize high levels of service in order to attract and retain these accounts. Unlike time deposits by municipalities, which often move from bank to bank in search of the highest available rate, checking accounts tend to be stable relationships.

Borrowings. We utilize advances from the Federal Home Loan Bank of New York and securities sold under agreements to repurchase to supplement our supply of investable funds and to meet deposit withdrawal requirements. We also have a $1.0 million line of credit from another bank, of which none was in use at June 30, 2008. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 30% of a member’s assets using mortgage collateral and an additional 20% using pledged securities for a total maximum indebtedness of 50% of assets. The Federal Home Loan Bank determines specific lines of credit for each member institution.

Subordinated Debt. In 1998, Ocean Shore Capital Trust I, a business trust formed by us, issued $15.0 million of preferred securities in a private placement and issued approximately $464,000 of common securities to Ocean Shore Holding. Ocean Shore Capital Trust I used the proceeds of these issuances to purchase $15.5 million of our junior subordinated deferrable interest debentures. The interest rate on the debentures and the preferred trust securities is 8.67%. The debentures are the sole assets of Ocean Shore Capital Trust I and are subordinate to all of our existing and future obligations for borrowed money, our obligations under letters of credit and any guarantees by us of any such obligations. The stated maturity of the debentures is July 15, 2028.

The debentures are subject to redemption at various prices at the option of Ocean Shore Holding, subject to prior regulatory approval, in whole or in part after July 15, 2008.

Properties

We currently conduct business through our nine full-service banking offices in Ocean City, Marmora, Linwood, Ventnor, Egg Harbor Township, Absecon, Northfield, Margate City and Mays Landing, New Jersey. We own all of our offices, except for those in Absecon and Northfield. The lease for our Absecon office expires in 2011 and has an option for an additional five years. The lease for our Northfield office expires in 2010 and has an option for an additional one year. The net book value of the land, buildings, furniture, fixtures and equipment owned by us was $10.6 million at June 30, 2008.

Personnel

As of June 30, 2008, we had 109 full-time employees and 27 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Ocean Shore Holding’s only subsidiary is Ocean City Home Bank.

Ocean City Home Bank’s only active subsidiary is Seashore Financial Services, LLC. Seashore Financial Services receives commissions from the sale of insurance products.

Management’s Discussion and Analysis of

Results of Operations and Financial Condition

The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the consolidated financial statements and notes to the consolidated financial statements as of December 31, 2007, 2006 and 2005 and for the year ended, and the unaudited condensed consolidated interim financial statements as of June 30, 2008 and 2007, and for the six month periods then ended, that appear at the end of this prospectus.

Overview

We conduct community banking activities by accepting deposits and making loans in our market area. Our lending products include residential mortgage loans, commercial loans and mortgages, and home equity and other consumer loans. We also maintain an investment portfolio consisting primarily of mortgage-backed securities to manage our liquidity and interest rate risk. Our loan and investment portfolios are funded with deposits as well as collateralized borrowings from the Federal Home Loan Bank of New York.

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and investments, and interest expense, which is the interest that we pay on our deposits and borrowings. Our net interest income is affected by a variety of factors, including the mix of interest-earning assets in our portfolio and changes in levels of interest rates.

A secondary source of income is non-interest income, or other income, which is revenue that we receive from providing products and services. The majority of our non-interest income generally comes from service charges (mostly from service charges on deposit accounts). We also earn income on bank-owned life insurance and receive commissions for various services. In some years, we recognize income from the sale of securities and real estate owned.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Expenses. The noninterest expenses we incur in operating our business consist primarily of expenses for salaries and employee benefits and for occupancy and equipment. We also incur expenses for items such as professional services, advertising, office supplies, insurance, telephone, and postage.

Our largest noninterest expense is for salaries and employee benefits, which consist primarily of salaries and wages paid to our employees, payroll taxes, and expenses for health insurance, retirement plans and other employee benefits. Following the conversion and offering, we will recognize additional annual employee compensation expenses stemming from the adoption of a new equity benefit plan and expansion of our employee stock ownership plan. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”

Occupancy and equipment expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, ATM and data processing expenses, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to 40 years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease.

Effective at the beginning of 2007, the Federal Deposit Insurance Corporation began assessing most insured depository institutions for deposit insurance at a rate between five cents and seven cents for every $100 of deposits. Assessment credits were provided to institutions that paid high premiums in the past. In the year ended December 31, 2007, Ocean City Home Bank received an assessment credit of approximately $246,000. This credit substantially offset our deposit insurance premiums in 2007. The FDIC recently proposed a seven cent increase in deposit insurance premiums.

Operating Strategy

Our mission is to continue operating as an independent, community-oriented bank by meeting the credit needs of local businesses and individuals, providing relationship banking and customer service that is better than other banks and offering products and services desired by our customers. We plan to achieve this by continuing to execute our strategy of:

•	emphasizing the origination of residential mortgage loans;

•	aggressively marketing for core deposits;

•	providing exceptional service to attract and retain customers;

•	pursuing opportunities to increase commercial lending in our market area;

•	using conservative underwriting practices to maintain the high quality of our loan portfolio; and

•	expanding our branch network.

Emphasize the origination of residential mortgage loans

Our primary lending activity is the origination of residential mortgage loans secured by homes in our market area. We intend to continue this emphasis going forward. At June 30, 2008, 78.5% of our total loans were residential mortgage loans. We believe that our emphasis on residential lending contributes to our high asset quality.

Aggressively market for core deposits

Core deposits (demand and savings accounts) comprised 59.5% of our total deposits at June 30, 2008. We value core deposits because they represent longer-term customer relationships and a lower cost of funding compared to certificates of deposit. We aggressively market core deposits through concentrated advertising and public relations programs supported by a structured customer calling program. In addition to personal checking accounts, we offer business checking and sweep accounts and demand deposit accounts for municipalities. Municipal deposit accounts differ from business accounts in that we pay interest on those deposits and we pledge collateral (typically investment securities) to the New Jersey Department of Banking and Insurance to secure the portion of the deposits that are not covered by federal deposit insurance. Business and municipal accounts represented 29.4% of our demand deposits at June 30, 2008.

Provide exceptional service to attract and retain customers

As a community-oriented financial institution, we emphasize providing exceptional customer service as a means to attract and retain customers. We deliver personalized service and respond with flexibility to customer needs. We believe that our community orientation is attractive to our customers and distinguishes us from the large banks that operate in our market area. We maintain a call center to handle all in-bound customer inquiries. This enables our branch personnel to attend to customers without interruption from telephone calls. In recent years we remodeled all of our offices to improve the traffic flow of the public spaces and to install a concierge desk, which provides an initial point of contact for each customer and more efficiently directs customers to the appropriate personnel. We also provide telephone and Internet banking.

Pursue opportunities to increase commercial lending in our market area

Commercial real estate, construction and business loans provide us with the opportunity to earn more income because they tend to have higher interest rates than residential mortgage loans. In addition, these loans are beneficial for interest rate risk management because they typically have shorter terms and adjustable interest rates. Commercial real estate, construction and commercial business loans increased comprised approximately 10.1% of total loans at June 30, 2008. We recently hired a loan officer with significant experience in commercial lending. There are many commercial properties and businesses located in our market area, and with the additional capital raised in the offering we will be able to pursue the larger lending relationships associated with these commercial opportunities, while continuing to originate any such loans in accordance with what we believe are our conservative underwriting guidelines.

Use conservative underwriting practices to maintain the high quality of our loan portfolio

We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards that we believe are conservative. At June 30, 2008, nonperforming loans were 0.34% of our total loan portfolio. Although we intend to continue our efforts to originate commercial real estate and commercial business lending after the offering, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

Expand our branch network

Under current management we have expanded our branch network since 1994 from two offices to nine, and a tenth is in the process of development. We intend to continue to pursue expansion in our market area through de novo branching. We also may expand through the acquisition of branches of other financial institutions or through whole bank acquisitions.

Critical Accounting Policies

In the preparation of our consolidated financial statements, we have adopted various accounting policies that govern the application of accounting principles generally accepted in the United States. Our significant accounting policies are described in the notes to our consolidated financial statements.

Certain accounting policies involve significant judgments and assumptions by us that have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Actual results could differ from these judgments and estimates under different conditions, resulting in a change that could have a material impact on the carrying values of our assets and liabilities and our results of operations.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are the following: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance on a monthly basis and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings.

Other Than Temporary Impairment. Investment securities are reviewed at each quarter-end reporting period to determine whether the fair value is below the current carrying value. When the fair value of any of our investment securities has declined below its carrying value, management is required to assess whether the decline is other than temporary. In making this assessment, we consider such factors as the type of investment, the length of time and extent to which the fair value has been below the carrying value, the financial condition and near- term prospects of the issuer, and our intent and ability to hold the investment long enough to allow for any anticipated recovery. The decision to record a write-down, its amount and the period in which it is recorded could change if management’s assessment of the above factors were different. We do not record impairment write-downs on debt securities when impairment is due to changes in interest rates, since we have the intent and ability to realize the full value of the investments by holding them to maturity. Quoted market value is considered to be fair value for actively traded securities. For privately issued securities, and for thinly traded securities where market quotes are not available, we use estimation techniques to determine fair value. Estimation techniques used include discounted cash flows for debt securities. Additional information regarding our accounting for investment securities is included in notes 3 and 4 to the notes to consolidated financial statements.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings.

Balance Sheet Analysis

General. Total assets increased $28.3 million, or 4.5%, to $657.8 million at June 30, 2008 from $629.5 million at December 31, 2007. Total loans, net, increased $39.3 million during the first half of 2008, while investment and mortgage-backed securities decreased $15.5 million. Asset growth was funded with an increase in Federal Home Loan Bank advances, as deposits declined 0.4%.

Total assets increased $67.3 million, or 12.0%, to $629.5 million at December 31, 2007 from $562.3 million at December 31, 2006. Total loans, net, increased $94.7 million, or 21.9%, during 2007 to $528.1 million. Investment and mortgage-backed securities decreased $9.2 million during the year due to pay-downs and maturities. Asset growth in 2007 was funded through an increase in Federal Home Loan Bank advances, as deposits declined 0.4%.

Loans. Our primary lending activity is the origination of loans secured by real estate. Total loans, net, represented 86.2% of total assets at June 30, 2008, compared to 83.9% of total assets at December 31, 2007 and 77.1% at December 31, 2006.

Loans receivable, net, increased $39.2 million, or 7.4%, to $567.3 million at June 30, 2008 from $528.1 million at December 31, 2007. Loan originations and purchases totaled $92.2 million for the six months ended June 30, 2008, representing a 24.4% increase over the $74.3 million originated and purchased in the six months ended June 30, 2007. Real estate mortgage loan originations accounted for $68.0 million of this year’s originations. Origination activity was offset by $53.3 million of normal loan payments and payoffs.

Loans receivable, net, increased $94.7 million, or 21.9%, in 2007 to $528.1 million. One- to four-family residential loans increased $91.6 million, or 28.9%, in 2007 on high loan activity. Construction loans decreased $3.5 million, or 25.7%, in 2007 due to the completion of the construction phase of existing loans and either sale of the property or subsequent conversion of those loans to permanent financing. Consumer loans, almost all of which are home equity loans, totaled $59.1 million and represented 11.2% of total loans at December 31, 2007 compared to $54.1 million, or 12.5% of total loans, at December 31, 2006. The $4.9 million, or 9.1%, increase in 2007 was due to aggressive marketing activities and competitive pricing.

Table 1: Loan Portfolio Analysis

	At June 30,		At December 31,
	2008		2007		2006		2005		2004		2003
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Real estate - mortgage:
One- to four-family Residential	$444,898	78.4%	$408,145	77.3%	$316,567	72.9%	$294,296	71.3%	$247,610	72.5%	$229,042	75.7%
Commercial and multi-family	37,322	6.6	33,319	6.3	32,662	7.5	28,725	7.0	26,483	7.8	25,969	8.6

Total real estate - mortgage loans	482,220	85.0	441,464	83.6	349,229	80.5	323,021	78.3	274,093	80.3	255,011	84.3

Real estate - construction:
Residential	7,278	1.3	5,099	1.0	6,983	1.6	12,230	3.0	5,035	1.5	4,258	1.4
Commercial	3,475	0.6	5,143	1.0	6,804	1.6	11,019	2.6	7,719	2.2	5,702	1.9

Total real estate - construction loans	10,753	1.9	10,242	1.9	13,787	3.2	23,249	5.6	12,754	3.7	9,960	3.3
Commercial	16,221	2.9	17,324	3.3	16,825	3.9	16,582	4.0	14,111	4.1	8,472	2.8

Consumer:
Home equity	57,083	10.1	58,084	11.0	53,179	12.3	48,537	11.8	39,264	11.5	27,592	9.1
Other	820	0.1	972	0.2	938	0.2	1,135	0.3	1,244	0.4	1,404	0.5

Total consumer loans	57,903	10.2	59,056	11.2	54,117	12.5	49,672	12.1	40,508	11.9	28,996	9.6

Total loans	567,097	100.0%	528,086	100.0%	433,957	100.0%	412,524	100.0%	341,466	100.0%	302,439	100.0%

Net deferred loan costs (fees)	2,683		2,279		1,435		1,234		585		455
Allowance for loan losses	(2,468)		(2,307)		(2,050)		(1,753)		(1,466)		(1,116)

Loans, net	$567,312		$528,058		$433,342		$412,005		$340,585		$301,778

The following tables set forth certain information at June 30, 2008 and December 31, 2007 regarding the dollar amount of loan principal repayments coming due during the periods indicated. The tables do not include any estimate of prepayments, which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

Table 2: Contractual Maturities and Interest Rate Sensitivity

(In thousands)	Real Estate- Mortgage Loans	Real Estate- Construction Loans	Commercial Loans	Consumer Loans	Total Loans
At June 30, 2008
Amounts due in:
One year or less	$2,270	$10,753	$4,832	$587	$18,442
More than one to five years	3,912	—	6,803	6,008	16,723
More than five years	476,037	—	4,586	51,308	531,931

Total	$482,220	$10,753	$16,221	$57,903	$567,096

Interest rate terms on amounts due after one year:
Fixed-rate loans	$390,766	$—	$3,158	$39,922	$433,846
Adjustable-rate loans	89,184	—	8,230	17,393	114,807

Total	$479,950	$—	$11,388	$57,316	$548,654

At December 31, 2007
Amounts due in:
One year or less	$2,205	$10,242	$5,285	$263	$17,995
More than one to five years	3,221	—	8,231	6,752	18,204
More than five years	436,038	—	3,808	52,041	491,887

Total	$441,464	$10,242	$17,324	$59,056	$528,086

Interest rate terms on amounts due after one year:
Fixed-rate loans	$353,549	$—	$3,958	$43,148	$400,655
Adjustable-rate loans	85,710	—	8,081	15,645	109,436

Total	$439,259	$—	$12,039	$58,793	$510,091

Table 3: Loan Origination, Purchase and Sale Activity

	Six Months Ended June 30,		Year Ended December 31,
(In thousands)	2008	2007	2007	2006	2005	2004	2003
Total loans, net, at beginning of period	$528,058	$433,342	$433,342	$412,005	$340,585	$301,778	$270,510

Loans originated:
Real estate-mortgage	65,923	51,304	111,987	56,206	83,868	63,872	94,033
Real estate-construction	5,698	5,449	13,145	13,375	24,215	18,226	15,353
Commercial	6,995	3,566	8,502	8,598	16,458	14,802	11,349
Consumer	11,429	12,115	27,973	28,311	34,322	30,583	24,279

Total loans originated	90,045	72,434	161,607	106,490	158,863	127,483	145,014

Loans purchased	2,307	1,484	12,668	76	1,999	464	—

Deduct:
Real estate loan principal repayments	32,662	26,431	49,109	52,911	50,658	60,685	77,950
Loan sales	—	—	—	—	—	—	5,068
Other repayments	20,680	15,151	31,037	32,222	39,146	28,235	30,501

Total loan repayments	53,342	41,582	80,146	85,133	89,804	88,920	113,519

Increase (decrease) due to deferred loan fees and allowance for loan losses	244	170	587	(96)	362	(220)	(227)

Net increase in loan portfolio	39,254	32,506	94,716	21,337	71,420	38,807	31,268

Total loans, net, at end of period	$567,312	$465,848	$528,058	$433,342	$412,005	$340,585	$301,778

Securities. At June 30, 2008, our securities portfolio represented 6.6% of total assets, compared to 9.4% at December 31, 2007 and 12.1% at December 31, 2006. Investment securities decreased $10.6 million to $11.7 million at June 30, 2008 from $22.3 million at December 31, 2007 as the result of the sale of mutual funds totaling $8.0 million and the call of municipal securities of $1.0 million. Mortgage-backed securities decreased by $4.9 million to $31.7 million at June 30, 2008 from $36.6 million at December 31, 2007 due to repayments of principal. Securities decreased $9.2 million, or 13.5%, in the year ended December 31, 2007 as we funded increased loan demand with the proceeds from maturities and principal paydowns.

Table 4: Investment Securities

	At June 30,		At December 31,
	2008		2007		2006		2005
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available for sale:
U.S. Government and agencies	$1,112	$1,103	$1,199	$1,200	$1,359	$1,319	$22,433	$22,135
Mortgage-backed	27,380	27,331	31,934	31,986	39,609	39,105	37,710	37,176
Corporate debt	11,195	8,579	11,194	10,231	11,357	11,461	11,973	12,154
Municipal	1,911	1,939	2,957	2,994	2,955	3,009	4,950	5,029

Total debt securities	41,598	38,952	47,284	46,411	55,280	54,894	77,066	76,494
Equity securities and mutual funds	3	59	8,012	7,848	8,012	7,971	8,012	7,967

Total securities available for sale	41,601	39,011	55,296	54,259	63,292	62,865	85,078	84,462

Securities held to maturity:
Mortgage-backed	4,394	4,309	4,657	4,612	5,266	5,152	5,436	5,321
Municipal	13	13	—	—	—	—	4,293	4,294

Total securities held to maturity	4,407	4,322	4,657	4,612	5,266	5,152	9,729	9,615

Total	$46,008	$43,333	$59,953	$58,871	$68,558	$68,017	$94,807	$94,076

At June 30, 2008, we had no investments in a single company or entity (other than the U.S. Government or an agency of the U.S. Government) that had an aggregate book value in excess of 10% of our equity.

The following tables set forth the stated maturities and weighted average yields of debt securities at June 30, 2008. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the tables below. At June 30, 2008, mortgage-backed securities with adjustable rates totaled $6.0 million. Weighted average yields are on a tax-equivalent basis.

Table 5: Investment Maturities Schedule

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
At June 30, 2008 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available for sale:
U.S. Government and agencies	$—	—	$1,104	4.02%	$—	—	$—	—	$1,104	4.02%
Mortgage-backed	1,532	3.94%	656	4.23%	2,375	4.45%	22,768	5.34%	27,331	5.16%
Corporate debt	—	—	—	—	806	3.95%	7,774	5.74%	8,579	5.58%
Municipal	—	—	—	—	—	—	1,939	6.91%	1,939	6.91%

Total securities available for sale	1,532	3.94%	1,760	4.10%	3,181	4.25%	32,481	5.54%	38,953	5.87%

Securities held to maturity:
Municipal	13	4.99%	—	—	—	—	—	—	13	4.99%
Mortgage-backed	—	—	—	—	2	9.48%	4,307	5.29%	4,309	5.29%

Total held to maturity debt securities	13	4.99%	—	—	2	9.48%	4,307	5.29%	4,322	5.29%

Total	$1,545	3.95%	$1,760	4.10%	$3,183	4.30%	$36,788	5.51%	$43,275	5.32%

Deposits. Our primary source of funds are retail deposit accounts held primarily by individuals and businesses within our market area. We also actively solicit deposits from municipalities in our market area. Municipal deposit accounts differ from business accounts in that we pay interest on those deposits and we pledge collateral (typically investment securities) with the New Jersey Department of Banking to secure the portion of the deposits that are not covered by federal deposit insurance.

Deposits decreased $1.5 million, or 0.4%, in the six months ended June 30, 2008 and $1.8 million, or 0.4%, in the year ended December 31, 2007. In the six months ended June 30, 2008, non-interest bearing checking accounts increased $31.3 million and interest bearing demand deposits decreased $31.7 million, as we stopped paying interest on $31.8 million in interest-bearing demand accounts following the modification of certain deposit products. We aggressively market checking and savings accounts, as these tend to provide longer-term customer relationships and a lower cost of funding compared to time deposits. Due to our marketing efforts and sales efforts, core deposits increased $2.8 million in the first half of 2008 to $246.1 million, or 59.5% of total deposits. At June 30, 2008 we had $56.1 million in municipal deposits, all in the form of checking accounts.

In the year ended December 31, 2007, the change in the mix of deposits consisted primarily of an increase in certificates of deposit offset by decreases in savings accounts and demand deposits. The increase in certificates of deposit was a result of customers shifting deposits from lower rate savings accounts and interest-bearing checking accounts to higher rate certificates of deposits following a period of low interest rates in which customers avoided certificates of deposit.

Table 6: Deposits

	At June 30, 2008		At December 31,
			2007		2006		2005
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing demand deposits	$58,137	14.1%	$26,809	6.5%	$35,224	8.4%	$34,223	8.2%
Interest-bearing demand deposits	132,357	32.0	164,061	39.5	170,114	40.8	172,792	41.4
Savings accounts	55,644	13.4	52,502	12.6	61,616	14.8	79,439	19.1
Time deposits	167,597	40.5	171,859	41.4	150,070	36.0	130,460	31.3

Total	$413,735	100.0%	$415,231	100.0%	$417,024	100.0%	$416,914	100.0%

Table 7: Time Deposit Maturities of $100,000 or More

At June 30, 2008 (In thousands)	Certificates of Deposit
Maturity Period
Three months or less	$12,945
Over three through six months	12,401
Over six through twelve months	18,115
Over twelve months	13,471

Total	$56,932

Table 8: Time Deposits Classified by Rates

	At June 30, 2008	At December 31,
(In thousands)		2007	2006	2005
1.01 - 2.00%	$—	$—	$—	$8
2.01 - 3.00%	33,625	255	2,328	26,385
3.01 - 4.00%	38,118	7,986	22,860	57,623
4.01 - 5.00%	92,095	157,312	115,131	35,678
5.01 - 6.00%	3,759	5,727	2,969	2,987
6.01 - 7.00%	—	579	6,782	7,779

Total	$167,597	$171,859	$150,070	$130,460

Table 9: Time Deposits Classified by Maturity

	Amount Due
At June 30, 2008 (Dollars in thousands)	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years to Four Years	More Than Four Years	Total	Percent of Total Certificate Accounts
2.01 - 3.00%	$33,427	$198	$—	$—	$—	$33,625	20.1%
3.01 - 4.00%	21,349	13,458	2,322	—	989	38,118	22.7
4.01 - 5.00%	66,691	14,784	4,015	3,595	3,008	92,095	55.0
5.01 - 6.00%	3,759	—	—	—	—	3,759	2.2

Total	$125,227	$28,441	$6,337	$3,595	$3,997	$167,597	100.0%

Borrowings. We utilize borrowings from a variety of sources to supplement our supply of funds for loans and investments and to meet deposit withdrawal requirements.

Table 10: Borrowings

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
(Dollars in thousands)	2008	2007	2007	2006	2005
Maximum amount outstanding at any month end during the period:
FHLB advances	$149,190	$72,000	$120,230	$54,000	$27,000
Securities sold under agreements to repurchase	8,000	7,510	8,500	18,570	25,970
Subordinated debt	15,464	15,464	15,464	15,464	15,464

Average amounts outstanding during the period:
FHLB advances	$131,368	$59,227	$73,462	$41,415	$10,937
Securities sold under agreements to repurchase	7,777	6,994	7,647	10,734	24,385
Subordinated debt	15,464	15,464	15,464	15,464	15,464

Weighted average interest rate during the period:
FHLB advances	3.99%	4.23%	4.31%	4.22%	3.22%
Securities sold under agreements to repurchase	4.68	5.41	5.42	5.27	4.94
Subordinated debt	8.67	8.67	8.67	8.67	8.67

Balance outstanding at end of period:
FHLB advances	$149,190	$72,000	$120,230	$54,000	$27,000
Securities sold under agreements to repurchase	7,250	6,730	8,000	7,090	18,460
Subordinated debt	15,464	15,464	15,464	15,464	15,464

Weighted average interest rate at end of period:
FHLB advances	3.79%	4.32%	4.17%	4.18%	3.78%
Securities sold under agreements to repurchase	4.49	5.37	5.28	5.38	5.02
Subordinated debt	8.67	8.67	8.67	8.67	8.67

Federal Home Loan Bank advances increased $29.0 million, or 24.1%, to $149.2 million at June 30, 2008 from December 31, 2007, while securities sold under agreements to repurchase decreased $750,000 to $7.3 million. The increase in Federal Home Loan Bank borrowings was used to fund loan originations. At June 30, 2008, Federal Home Loan Bank advances included $9.2 million of overnight advances and $140.0 million of term advances that mature in 2011 through 2017 (but which may be called in 2008 through 2010).

Federal Home Loan Bank advances increased $66.2 million at December 31, 2007 from December 31, 2006. The increase in advances was used to fund loan originations. Securities sold under agreements to repurchase increased $910,000 during 2007 as we increased these borrowings to repurchase company stock.

Subordinated debt reflects the junior subordinated deferrable interest debentures issued by us in 1998 to a business trust formed by us that issued $15.0 million of preferred securities in a private placement.

Results of Operations for the Six Months Ended June 30, 2008 and 2007

Overview.

Table 11: 2008 v 2007 Overview

(Dollars in thousands)	2008	2007	% Change 2008/2007
Net income	$1,819	$1,120	62.4%
Return on average assets (annualized)	0.56%	0.39%	43.6%
Return on average equity (annualized)	5.69%	3.55%	60.3%
Average equity to average assets	9.82%	11.07%	(11.3)%

Net income was $1.8 million for the six months ended June 30, 2008 as compared to $1.1 million for the six months ended June 30, 2007. The $699,000, or 62.4%, increase in 2008 from 2007 was due to increases in net interest income of $1.6 million offset by a decrease in other income of $258,000 and increases in other expense of $249,000 and provision for loan losses of $9,000.

Net Interest Income. Net interest income increased $1.6 million, or 22.5%, for the six months ended June 30, 2008 compared to the same period in the prior year as a result of an increase in the average balance of interest-earning assets and improvement in the net interest margin. The interest rate spread and net interest margin were 2.59% and 2.95%, respectively, for the six months ended June 30, 2008 compared to 2.37% and 2.76% for the same period in 2007. The improvement in the interest rate spread was the result of a decrease in the average cost of interest-bearing liabilities of 28 basis points, which was partially offset by a decrease in the average yield on earning assets of 5 basis points.

Interest income increased by $2.1 million in the six months ended June 30, 2008 compared to the same period in 2007. The increase was driven by a $2.9 million increase in mortgage loan income which was offset by decreases in income on consumer loans and commercial loans. Declines in interest income on investment securities and other interest-earning assets also offset the growth in loan income. The increase in loan income resulted from an increase in the average balance of $104.5 million offset by a decrease in the average yield of 11 basis points. The decrease in investment income resulted from a decrease in the average balance of $16.0 million offset by an increase in the average yield of 63 basis points. The decrease in income in other interest-earning assets resulted from decreases in the average balance of $10.6 million and average yield of 304 basis points.

Interest expense increased by $503,000 in the six months ended June 30, 2008 compared to the same period in 2007, as an increase in borrowing expense of $1.4 million was partially offset by a decrease in deposit expense of $856,000. Overall, the cost of deposits decreased 42 basis points to 2.80% for the first half of 2008 from 3.22% in the same period in 2007, while the average balance of deposits declined $3.5 million. Borrowing expense increased as a result of an increase in the average balance of $72.9 million offset by a decrease in the average cost of funds of 28 basis points. The lower rates paid on deposits and borrowings reflected lower market interest rates.

Table 12: Net Interest Income – Changes Due to Rate and Volume

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007 (in thousands)	Increase (Decrease) Due to
	Volume	Rate	Net
Interest and dividend income:
Loans receivable	$3,053	$(239)	$2,814
Investment securities	(497)	198	(299)
Other interest-earning assets	(197)	(172)	(369)

Total interest-earning assets	2,359	(213)	2,146

Interest expense:
Deposits	(56)	(800)	(856)
FHLB advances	1,412	(46)	1,366
Securities sold under agreements to repurchase	20	(27)	(7)
Subordinated debt	—	—	—
Other borrowings	—	—	—

Total interest-bearing liabilities	1,376	(873)	503

Net change in interest income	$983	$660	$1,643

Provision for Loan Losses. The provision for loan losses was $159,000 for the six months ended June 30, 2008, compared to $150,000 for the six months ended June 30, 2007. The provision for loan losses was primarily to maintain an allowance level deemed appropriate by management in light of factors such as the level of non-performing loans and the current market conditions.

Other Income. The following table shows the components of other income for the six months ended June 30, 2008 and 2007.

Table 13: Other Income Summary

Six months ended June 30, (Dollars in thousands)	2008	2007	% Change
Service charges	$808	$773	4.5%
Cash surrender value of life insurance	210	171	22.8
Gain on call of AFS securities	4	—	N/M
Impairment charge on AFS securities	(313)	—	N/M
Loss on sale of securities	(54)	—	N/M
Other	322	291	10.7

Total	$977	$1,235	(20.9)

Other income decreased $258,000, or 20.9%, to $977,000 for the six months ended June 30, 2008 from the same period in 2007. The decrease was the result of the identification of an impairment of fair value in an $8.0 million investment in a mutual fund portfolio as other than temporary resulting in a loss of $313,000 and the subsequent sale of those securities resulting in an additional loss of $54,000. These decreases were offset by increases in service charge income, cash surrender value of life insurance and other income.

Other Expense. The following table shows the components of other expense for the six months ended June 30, 2008 and 2007.

Table 14: Other Expense Summary

(Dollars in thousands)	2008	2007	% Change
Salaries and employee benefits	$3,976	$3,837	3.6%
Occupancy and equipment	1,511	1,430	5.7
FDIC deposit insurance	24	26	(7.7)
Advertising	186	234	(20.5)
Professional services	368	320	15.0
Supplies	84	91	(7.4)
Telephone	62	56	10.5
Postage	71	67	4.7
Charitable contributions	60	60	0.0
Insurance	69	69	0.0
All other	378	350	8.0

Total	$6,789	$6,541	3.8

Other expenses increased $248,000 to $6.8 million for the six months ended June 30, 2008 from the same period in 2007. The increase in other expenses was primarily the result of increases in salaries and employee benefits, occupancy and equipment, professional services and other operating expenses totaling $298,000 offset by decreases in federal insurance premiums and advertising totaling $50,000.

Income Taxes. Income taxes increased $429,000 to $1.2 million for an effective tax rate of 39.0% for the six months ended June 30, 2008 compared to $732,000 for an effective tax rate of 39.5% for the same period in 2007. The increase in income taxes was a result of higher taxable income in 2008 compared to the same period in 2007.

Results of Operations for the Years Ended December 31, 2007, 2006 and 2005

Overview.

Table 15: Overview of 2007, 2006 and 2005

(Dollars in thousands)	2007	2006	2005	% Change 2007/2006	% Change 2006/2005
Net income	$2,791	$3,149	$3,076	(11.4)%	2.4%
Return on average assets	0.47%	0.56%	0.57%	(16.1)	(1.8)
Return on average equity	4.42%	5.08%	5.07%	(13.0)	0.2
Average equity to average assets	10.74%	11.10%	11.16%	(3.2)	(0.5)
2007 vs. 2006. Net income decreased $358,000, or 11.4%, to $2.8 million in 2007 from $3.1 million in 2006. Net interest income decreased $81,000, or 0.5%, in 2007 while non-interest income increased $290,000, or 12.4%. Other expenses increased $263,000, or 2.1%, to $13.1 million in 2007 due primarily to costs associated with the opening of a new branch. Income taxes increased $343,000, or 26.5%, in 2007 from 2006 due primarily from reduced deferred taxes in 2006.

2006 vs. 2005. Net income increased $73,000, or 2.4%, to $3.1 million in 2006. Net interest income decreased $36,000, or 0.2%, in 2006 while non-interest income increased $15,000, or 0.7%. Other expenses increased $600,000, or 5.0%, in 2006 due primarily to share-based compensation costs of $506,000 required by the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments”. Income taxes decreased $700,000, or 35.0%, in 2006 due primarily to a reduction in deferred taxes needed for certain investments offset by a tax valuation allowance.

Net Interest Income.

2007 vs. 2006. Net interest income decreased $81,000, or 0.5%, to $15.1 million for 2007 from $15.2 million in 2006. The decrease in net interest income for 2007 was primarily attributable to a higher cost of deposits partially offset by a higher yield and a higher volume of interest-earning assets.

Total interest and dividend income increased $2.8 million, or 9.3%, to $32.6 million for 2007, as growth in interest income was enhanced by an increase in the average balance of loans and an increase in the yield on earning assets. Interest income on loans increased $2.9 million, or 11.5%, in 2007 as the average balance of the portfolio grew $43.3 million, or 10.2%, while the average yield increased 7 basis points to 6.00%. The increase in the average yield was the result of higher rates on new loans originated and an increase in rate on adjustable-rate loans in the portfolio. Declining balances offset by a higher yield in the investment portfolio accounted for the 2.6% decrease in interest income on investment securities. The average balance of the investment portfolio decreased $14.3 million, or 18.1%, in 2007, while the average yield increased 95 basis points to 5.98% as a result of higher short term market rates.

Total interest expense increased $2.9 million, or 19.6%, to $17.5 million for 2007 as deposit and borrowing costs increased. The average balance of interest-bearing deposits increased $3.6 million, or 0.9%, in 2007 due to growth in certificates of deposit offset by decreases in both checking and savings accounts. The average interest rate paid on deposits increased 38 basis points as a result of the prevailing high interest rate environment during 2007 and the growth in higher cost certificates of deposit. During 2007, we experienced higher costs on demand deposits tied to treasury bills and a shift of deposits from lower-cost savings accounts to higher-cost certificates of deposit. Interest paid on borrowings increased in 2007 as an increase in the average balance of borrowings of $29.0 million was offset by a lower average interest rate paid of 31 basis points. The increase in borrowed money was used to fund the increased loan demand in 2007.

2006 vs. 2005. Net interest income decreased $36,000, or 0.2%, to $15.2 million for 2006. The decrease in net interest income for 2006 was primarily attributable to a higher volume of interest-bearing liabilities at a higher cost of funds offset by a higher yield and a higher volume of interest-earning assets.

Total interest and dividend income increased $3.6 million, or 13.6%, to $29.8 million for 2006, as growth in earning assets was enhanced by an increase in the yield on earning assets. Interest income on loans increased $4.1 million, or 19.2%, in 2006 as the average balance of the portfolio grew $52.0 million, or 13.9%, while the average yield increased 26 basis points to 5.93%. The increase in the average yield was the result of higher rates on new loans originated and an increase in rate on adjustable rate loans in the portfolio. Declining balances offset by a higher yield in the investment portfolio accounted for the 14.0% decrease in interest income on investment securities. The average balance of the investment portfolio decreased $29.8 million, or 27.4%, in 2006, while the average yield increased 78 basis points to 5.03% as a result of higher short term market rates.

Total interest expense increased $3.6 million, or 32.7%, to $14.6 million for 2006 as deposit and borrowing costs increased. The average balance of interest-bearing deposits increased $1.3 million, or 0.3%, in 2006 due to growth in certificates of deposit offset by decreases in both checking and savings accounts. The average interest rate paid on deposits increased 73 basis points as a result of the prevailing rising interest rate environment and the growth in higher cost certificates of deposit. During 2006, we experienced higher costs on demand deposits tied to short-term rising interest rates and a shift of deposits from lower-cost savings accounts to higher-cost certificates of deposit. Interest paid on borrowings increased in 2006 as an increase in the average balance of borrowings of $16.8 million was offset by a reduction in the average interest rate paid of 29 basis points. The increase in borrowed money was used to fund the increased loan demand in 2006.

Table 16: Net Interest Income – Changes Due to Rate and Volume

	2007 Compared to 2006			2006 Compared to 2005
	Increase (Decrease) Due to			Increase (Decrease) Due to
(In thousands)	Volume	Rate	Net	Volume	Rate	Net
Interest and dividend income:
Loans receivable	$2,627	$267	$2,894	$3,049	$1,005	$4,054
Investment securities	(914)	811	(103)	(1,427)	782	(645)
Other interest-earning assets	181	(192)	(11)	74	84	158

Total interest-earning assets	1,894	886	2,780	1,696	1,871	3,567

Interest expense:
Deposits	86	1,509	1,595	27	2,816	2,843
FHLB advances	110	1,309	1,419	1,257	140	1,397
Securities sold under agreements to repurchase	(168)	16	(152)	(713)	76	(637)
Subordinated debt	—	—	—	—	—	—
Other borrowings	—	—	—	—	—	—

Total interest-bearing liabilities	28	2,834	2,862	571	3,032	3,603

Net change in interest income	$1,866	$(1,948)	$(82)	$1,125	$(1,161)	$36

Provision for Loan Losses.

2007 vs. 2006. Provision for loan losses decreased $39,000 to $261,000 in 2007 from $300,000 in 2006. An increase in real estate mortgages, which have a lower loss factor, and a small increase in combined balances of construction, consumer and commercial mortgage and business loans, which carry a higher risk of default, was offset by stable performing assets with lower delinquencies.

2006 vs. 2005. Provision for loan losses was unchanged at $300,000 in 2006 and 2005. An increase in the loan portfolio including increases in consumer and commercial mortgage and business loans, which carry a higher risk of default, was offset by stable performing assets.

An analysis of the changes in the allowance for loan losses is presented under “Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Other Income. The following table shows the components of other income and the percentage changes from year to year.

Table 17: Other Income Summary

Years Ended December 31, (Dollars in thousands)	2007	2006	2005	% Change 2007/2006	% Change 2006/2005
Service charges	$1,641	$1,531	$1,541	7.2%	(0.6)%
Cash surrender value of life insurance	368	261	262	41.0	(0.4)
Other	613	539	513	13.7	5.1

Total	$2,622	$2,331	$2,316	12.5	0.6

2007 vs. 2006. Total other income increased $291,000, or 12.5%, in 2007 from 2006 due to higher service charge fees collected on deposit accounts and increases from debit card commissions, both of which were due to higher customer usage of those services. In addition, income on the cash surrender value of bank-owned life insurance increased with the purchase of additional policies.

2006 vs. 2005. Total other income increased $15,000, or 0.6%, in 2006 from 2005 due to higher fees on loans serviced for others offset by lower ATM surcharges and miscellaneous fees.

Other Expense. The following table shows the components of other expense and the percentage changes from year to year.

Table 18: Other Expense Summary

(Dollars in thousands)	2007	2006	2005	% Change 2007/2006	% Change 2006/2005
Salaries and employee benefits	$7,557	$7,626	$7,034	(0.9)%	8.4%
Occupancy and equipment	2,899	2,715	2,500	6.8	8.6
FDIC deposit insurance	50	54	57	(7.6)	(5.3)
Advertising	444	425	399	4.5	6.5
Professional services	661	594	810	11.3	(26.7)
Supplies	185	223	281	(17.0)	(20.6)
Telephone	112	105	120	6.7	(12.5)
Postage	140	136	137	2.9	(0.7)
Charitable contributions	122	116	134	5.2	(13.4)
Insurance	143	142	133	0.7	6.8
All other	756	670	596	12.8	12.4

Total	$13,069	$12,806	$12,201	2.1	5.0

2007 vs. 2006. Total other expenses increased $263,000, or 2.1%, to $13.1 million in 2007 compared to $12.8 million in 2006. Increased personnel and occupancy costs associated with the opening of a new branch office in November of 2006 accounted for $343,000 in increased other expenses. Excluding the costs associated with the new branch, salaries and employee benefits decreased $289,000 primarily due to higher credits of deferred personnel costs due to higher loan volume in 2007 compared to 2006. Occupancy and equipment, advertising, professional services and other operating expenses accounted for the remaining $208,000 increase due to normal activity.

2006 vs. 2005. Total other expenses increased $600,000, or 5.0%, to $12.8 million in 2006 compared to $12.2 million in 2005. Salaries and benefits expense increased $592,000 for the year-ended 2006 as share-based compensation costs increased $506,000 in 2006 compared to 2005. Restricted stock expense increased $232,000 in 2006 compared to 2005 as 12 months of expense was recognized in 2006 compared to five months in 2005 as a result of the timing of awards. The remaining $274,000 increase was due to the adoption of Statement of Financial Accounting Standards No. 123, “Share-Based Payment,” on January 1, 2006.

Income Taxes.

2007 vs. 2006. Income tax expense was $1.6 million for 2007 compared to $1.3 million for 2006. The effective tax rate for 2007 was 37.0% compared to 29.2% for 2006. The increase is primarily due to a change in policy regarding the tax treatment on bank owned life insurance during the third quarter of 2006, which resulted in a $500,000 decrease in income taxes for the nine months ended September 30, 2006. In the third quarter of 2007 we recorded a tax refund of $242,000. Partially offsetting the impact of the refund was a $168,000 tax valuation allowance relating to the deferred tax asset established in connection with our contribution to the charitable foundation established in connection with our public offering in 2004. Management determined that, based on its assessment of future taxable income and expectations of charitable contributions, it is probable that the tax benefit of the contribution may not be fully realized.

2006 vs. 2005. Income tax expense was $1.3 million for 2006 compared to $2.0 million for 2005. The effective tax rate for 2006 was 29.2% compared to 39.3% for 2005. The decrease was primarily due to the change in policy in 2006, as discussed above. The remaining tax decrease was a result of lower taxable income in 2006 than in 2005.

Average Balances and Yields

The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average daily balances and nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are insignificant. Interest income on loans and investment securities has not been calculated on a tax equivalent basis because the impact would be insignificant.

Table 19: Average Balance Tables

	At June 30, 2008	Six Months Ended June 30,
		2008			2007
(Dollars in thousands)	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans	5.75%	$548,963	$16,083	5.86%	$444,422	$13,269	5.97%
Investment securities	6.12%	52,119	1,665	6.39%	68,154	1,964	5.76%
Other interest-earning assets	2.55%	5,642	64	2.28%	16,271	433	5.32%

Total interest-earning assets	5.77%	606,724	17,812	5.87%	528,847	15,666	5.92%
Noninterest-earning assets		44,010			42,128

Total assets		$650,734			$570,975

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	1.67%	$157,859	$1,276	1.62%	$176,510	$2,414	2.74%
Savings accounts	1.09%	53,653	295	1.10%	60,313	335	1.11%
Certificates of deposit	4.00%	173,389	3,819	4.41%	151,617	3,497	4.61%

Total interest-bearing deposits	2.67%	384,901	5,390	2.80%	388,440	6,246	3.22%
FHLB advances	3.79%	131,368	2,619	3.99%	59,227	1,253	4.23%
Securities sold under agreements to repurchase	4.49%	7,777	182	4.68%	6,994	189	5.41%
Subordinated debt	8.67%	15,464	670	8.67%	15,464	670	8.67%

Total borrowings	4.27%	154,609	3,471	4.49%	81,685	2,112	5.17%

Total interest-bearing liabilities	3.18%	539,510	8,861	3.28%	470,125	8,358	3.56%

Noninterest-bearing demand accounts		40,281			32,248
Other		7,065			5,422

Total liabilities		586,856			507,789
Retained earnings		63,878			63,181

Total liabilities and retained earnings		$650,734			$570,975

Net interest income			$8,951			$7,308

Interest rate spread	2.59%			2.59%			2.37%
Net interest margin	3.03%			2.95%			2.76%
Average interest-earning assets to average interest-bearing liabilities		112.46%			112.49%

	Year Ended December 31,
	2007			2006			2005
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans	$468,608	$28,118	6.00%	$425,262	$25,224	5.93%	$373,306	$21,169	5.67%
Investment securities	64,718	3,870	5.98%	78,981	3,973	5.03%	108,746	4,618	4.25%
Other interest-earning assets	12,120	631	5.21%	12,641	642	5.08%	16,612	485	2.91%

Total interest-earning assets	545,446	32,619	5.98%	516,884	29,839	5.77%	498,664	26,272	5.27%

Noninterest-earning assets	42,982			40,978			45,214

Total assets	$588,428			$557,862			$543,878

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$178,253	4,607	2.58%	$174,050	4,080	2.34%	$175,366	2,883	1.64%
Savings accounts	57,362	641	1.12%	69,578	793	1.14%	90,538	1,054	1.16%
Certificates of deposit	155,725	7,310	4.69%	144,130	6,090	4.23%	120,559	4,184	3.47%

Total interest-bearing deposits	391,340	12,558	3.21%	387,758	10,963	2.83%	386,463	8,121	2.10%
FHLB advances	73,462	3,168	4.31%	41,415	1,749	4.22%	10,937	351	3.22%
Securities sold under agreements to repurchase	7,647	414	5.42%	10,734	566	5.27%	24,385	1,204	4.94%
Subordinated debt	15,464	1,341	8.67%	15,464	1,341	8.67%	15,464	1,341	8.67%

Total borrowings	96,573	4,923	5.10%	67,613	3,656	5.41%	50,786	2,896	5.70%

Total interest-bearing liabilities	487,913	17,481	3.58%	455,371	14,620	3.21%	437,249	11,017	2.52%

Noninterest-bearing demand accounts	31,471			35,728			41,381
Other	5,852			4,816			4,531

Total liabilities	525,236			495,915			483,161
Retained earnings	63,192			61,947			60,717

Total liabilities and retained earnings	$588,428			$557,862			$543,878

Net interest income		$15,138			$15,219			$15,255

Interest rate spread			2.40%			2.56%			2.75%
Net interest margin			2.78%			2.94%			3.06%
Average interest-earning assets to average interest-bearing liabilities	111.79%			113.51%			114.05%

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Our strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than other types of loans and are secured by collateral that generally tends to appreciate in value.

When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 15 days past due. If payment is not then received by the 30th day of delinquency, additional letters and phone calls generally are made. Generally, when the loan becomes 60 days past due, we send a letter notifying the borrower that we will commence foreclosure proceedings if the loan is not brought current within 30 days. Generally, when the loan becomes 90 days past due, we commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Management informs the board of directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. When a loan becomes 90 days delinquent, the loan is placed on nonaccrual status at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. A loan may be placed on nonaccrual status before it becomes 90 days delinquent if management concludes that circumstances indicate that the borrower may be unable to meet contractual principal or interest payments. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

Nonperforming assets totaled $1.9 million, or 0.29% of total assets, at June 30, 2008, compared to $296,000, or 0.05% of total assets, at December 31, 2007. Nonaccrual loans accounted for all nonperforming assets at June 30, 2008 and December 31, 2007. The increase in nonaccrual loans at June 30, 2008 was the result of placing five commercial mortgages to a group of related borrowers totaling $1.6 million on nonaccrual status. These loans are well secured and no loss is expected.

Table 20: Nonperforming Assets

	At June 30, 2008	At December 31,
(Dollars in thousands)		2007	2006	2005	2004	2003
Nonaccrual loans:
Real estate—mortgage loans	$320	$295	$415	$91	$—	$337
Construction	—	—	—	—	—	—
Commercial	1,551	—	—	—	—	—
Consumer	41	1	116	7	4	69

Total	1,912	296	531	98	4	406
Accruing loans past due 90 days or more	—	—	—	—	—	—

Total of nonaccrual and 90 days or more past due loans	1,912	296	531	98	4	406
Real estate owned	—	—	—	—	—	—
Other nonperforming assets	—	—	—	—	—	—

Total nonperforming assets	1,912	296	531	98	4	406
Troubled debt restructurings	—	—	—	—	—	—

Troubled debt restructurings and total nonperforming assets	$1,912	$296	$531	$98	$4	$406

Total nonperforming loans to total loans	0.34%	0.06%	0.12%	0.02%	N/M	0.13%
Total nonperforming loans to total assets	0.29%	0.05%	0.09%	0.02%	N/M	0.08%
Total nonperforming assets and troubled debt restructurings to total assets	0.29%	0.05%	0.09%	0.02%	N/M	0.08%

N/M—not measurable as nonperforming loans and net charge-offs are not material enough to allow for meaningful calculations.

Interest income that would have been recorded had nonaccruing loans been current according to their original terms amounted to $40,000 for the six months ended June 30, 2008 and $14,000 for the year ended December 31, 2007. No interest related to nonaccrual loans was included in interest income for the six months ended June 30, 2008 or the year ended December 31, 2007.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we charge off an amount equal to 100% of the portion of the asset classified loss.

Classified assets increased to $5.5 million at June 30, 2008 from $2.7 million at December 31, 2007. The increase in classified assets reflects the addition of $1.6 million in nonperforming commercial mortgage loans plus a residential mortgage loan to a related borrower.

Table 21: Classified Assets

	At June 30, 2008	At December 31,
(In thousands)		2007	2006	2005
Special mention assets	$713	$1,226	$739	$806
Substandard assets	4,767	1,455	1,019	724
Doubtful and loss assets	8	—	—	—

Total classified assets	$5,488	$2,681	$1,758	$1,530

Table 22: Loan Delinquencies(1)

	At June 30, 2008		At December 31,
			2007		2006		2005
(In thousands)	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due
Real estate-mortgage loans	$82	$—	$386	$—	$166	$278	$188	$—
Real estate-construction loans	—	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	—	—	—
Consumer loans	153	5	46	5	160	—	46	—

Total	$235	$5	$432	$5	$326	$278	$234	$—

(1)	Excludes loans that are on nonaccrual status.

At each of the dates presented, delinquent mortgage loans consisted primarily of loans secured by residential real estate.

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of three elements: (1) specific allowances for impaired or collateral-dependent loans; (2) a general valuation allowance on identified problem loans; and (3) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowance Required for Impaired or Collateral-Dependent Loans. We establish an allowance for impaired loans for the amounts by which the discounted cash flows (or collateral value or observable market price) are lower than the carrying value of the loan. Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. At June 30, 2008, no loans were considered impaired other than those collectively evaluated for impairment.

General Valuation Allowance on Identified Problem Loans. We also establish a general allowance for classified loans that do not have an individual allowance. We segregate these loans by loan category and assign allowance percentages to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared to loans in the general portfolio.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish another general allowance for loans that are not classified to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages to each category. The allowance percentages have been derived using percentages commonly applied under the regulatory framework for Ocean City Home Bank and similarly sized institutions. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are reevaluated annually to ensure their relevance in the current economic environment.

The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.

At June 30, 2008, our allowance for loan losses represented 0.44% of total gross loans. The allowance for loan losses increased to $2.5 million at June 30, 2008 from $2.3 million at December 31, 2007 due to a provision for loan losses of $159,000 plus recoveries of $2,000. The provision for loans losses in the first half of 2008 reflected continued growth in the loan portfolio and a slight increase in the loss factors relating to economic factors and delinquency trends in residential mortgage loans. At June 30, 2008, the specific allowance on impaired or collateral-dependent loans was zero as no loans were deemed impaired. The general valuation allowance for identified problem loans was $36,700 and the general valuation allowance on the remainder of the loan portfolio was $2.4 million.

At December 31, 2007, our allowance for loan losses represented 0.44% of total gross loans. The allowance for loan losses increased to $2.3 million at December 31, 2007 from $2.1 million at December 31, 2006 due to the provision for loan losses of $261,000 offset by net charge-offs of $4,000. The provision for loan losses in 2007 reflected continued growth of the loan portfolio, particularly the increases in one- to four-family mortgage loans, commercial real estate loans and consumer loans. There was no change in the loss factors used to calculate the allowance in December 31, 2007 from December 31, 2006. At December 31, 2007, the specific allowance on impaired or collateral-dependent loans was zero as no loans were deemed impaired. The general valuation allowance for identified problem loans was $36,000 and the general valuation allowance on the remainder of the loan portfolio was $2.3 million.

At December 31, 2006, our allowance for loan losses represented 0.47% of total gross loans. The allowance for loan losses increased to $2.1 million at December 31, 2006 from $1.8 million at December 31, 2005 due to the provision for loan losses of $300,000 offset by net charge-offs of $3,000. The provision for loan losses in 2006 reflected continued growth of the loan portfolio, particularly the increases in one- to four-family mortgage loans, commercial real estate loans and consumer loans. There was no change in the loss factors used to calculate the allowance in December 31, 2006 from December 31, 2005. At December 31, 2006, the specific allowance on impaired or collateral-dependent loans was $68,000. The general valuation allowance for identified problem loans was $419,000 and the general valuation allowance on the remainder of the loan portfolio was $1.6 million.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

Table 23: Allocation of Allowance for Loan Losses

	At June 30, 2008			At December 31,
				2007			2006			2005
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate-mortgage loans	$1,551	62.8%	85.0%	$1,387	60.1%	83.6%	$1,158	56.5%	80.5%	$974	55.6%	78.3%
Real estate-construction loans	55	2.2	1.9	64	2.8	1.9	202	9.9	3.2	204	11.6	5.7
Commercial	545	22.1	2.9	528	22.9	3.3	388	18.9	3.9	388	22.1	4.0
Consumer	317	12.9	10.2	328	14.2	11.2	302	14.7	12.4	187	10.7	12.0

Total allowance for loan losses	$2,468	100.0%	100.0%	$2,307	100.0%	100.0%	$2,050	100.0%	100.0%	$1,753	100.0%	100.0%

	At December 31,
	2004			2003
(Dollars in thousands)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate-mortgage loans	$909	62.0%	80.3%	$734	65.8%	84.3%
Real estate-construction loans	113	7.7	3.7	80	7.2	3.3
Commercial	285	19.4	4.1	176	15.7	2.8
Consumer	159	10.9	11.9	126	11.3	9.6

Total allowance for loan losses	$1,466	100.0%	100.0%	$1,116	100.0%	100.0%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Table 24: Analysis of Loan Loss Experience

	Six Months Ended June 30,		Year Ended December 31,
(Dollars in thousands)	2008	2007	2007	2006	2005	2004	2003
Allowance at beginning of period	$2,307	$2,050	$2,050	$1,753	$1,466	$1,116	$775

Provision for loan losses	$159	$150	$261	$300	$300	$360	$360
Charge-offs:
Real estate-mortgage loans	—	—	—	—	—	—	—
Real estate-construction loans	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	—	8
Consumer loans	—	—	8	9	18	16	12

Total charge-offs	—	1	8	9	18	16	20
Recoveries:
Real estate-mortgage loans	—	—	—	—	—	—	—
Real estate-construction loans	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	1	—
Consumer loans	2		4	6	5	5	1

Total recoveries	2	3	4	6	5	6	1

Net (recoveries) charge-offs	(2)	(2)	4	3	13	10	19

Allowance at end of period	$2,468	$2,202	$2,307	$2,050	$1,753	$1,466	$1,116

Allowance to nonperforming loans	129.06%	685.9%	779.9%	385.3%	N/M	N/M	275.21%
Allowance to total loans outstanding at the end of the period	0.44%	0.47%	0.44%	0.47%	0.42%	0.43%	0.37%
Net charge-offs (recoveries) to average loans outstanding during the period	N/M	N/M	N/M	N/M	N/M	N/M	0.01%

N/M—not measurable as nonperforming loans and charge-offs are not material enough to allow for meaningful calculations.

In recent years, our net charge-offs have been low, with most charge-offs relating to consumer loans. We believe that our strict underwriting standards and, prior to 2007, a prolonged period of rising real estate values in our market area has been the primary reason for the absence of charged-off real estate loans.

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. We have adopted an interest rate risk action plan pursuant to which we manage our interest rate risk. Under this plan, we have: periodically sold fixed-rate mortgage loans; extended the maturities of our borrowings; increased commercial lending, which emphasizes the origination of shorter term, prime-based loans; emphasized the generation of core deposits, which provides a more stable, lower cost funding source; and structured our investment portfolio to include more liquid securities. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee, which includes members of both the board of directors and management, to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Net Interest Income Simulation Analysis. We analyze our interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income simulation. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income. Interest income simulations are completed quarterly and presented to the Asset/Liability Committee. The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions. The numerous assumptions used in the simulation process are reviewed by the Asset/Liability Committee on a quarterly basis. Changes to these assumptions can significantly affect the results of the simulation. The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates. The simulation analysis incorporates management’s current assessment of the risk that pricing margins will change adversely over time due to competition or other factors.

Simulation analysis is only an estimate of our interest rate risk exposure at a particular point in time. We continually review the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

The table below sets forth an approximation of our exposure as a percentage of estimated net interest income for the next 12- and 24-month periods using interest income simulation. The simulation uses projected repricing of assets and liabilities at June 30, 2008 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rates can have a significant impact on interest income simulation. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

The following table reflects changes in estimated net interest income only for Ocean Shore Holding.

Table 25: Net Interest Income Simulation

	At June 30, 2008 Percentage Change in Estimated Net Interest Income Over
	12 Months	24 Months
200 basis point increase in rates	(7.18)%	(8.00)%
100 basis point decrease in rates	(2.11)%	(6.55)%

Management believes that under the current rate environment, a change of interest rates downward of 200 basis points is a highly remote interest rate scenario. Therefore, management modified the limit and a 100 basis point decrease in interest rates was used. This limit will be re-evaluated periodically and may be modified as appropriate.

The 200 and 100 basis point change in rates in the above table is assumed to occur evenly over the following 12 months. Based on the scenario above, net interest income would be adversely affected (within our internal guidelines) in the 12-month and 24-month period if rates rose by 200 basis points. In addition, if rates declined by 100 basis points net interest income would be adversely affected (within our internal guidelines) in both the 12- and 24-month periods.

Net Portfolio Value Analysis. In addition to a net interest income simulation analysis, we use an interest rate sensitivity analysis prepared by the Office of Thrift Supervision to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. We measure interest rate risk by modeling the changes in net portfolio value over a variety of interest rate scenarios. The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in Ocean City Home Bank’s net portfolio value at June 30, 2008 that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change. The table does not include the effect of assets held by Ocean Shore Holding.

Table 26: NPV Analysis

	Net Portfolio Value (Dollars in Thousands)			Net Portfolio Value as % of Portfolio Value of Assets
Basis Point (“bp”) Change in Rates	$ Amount	$ Change	% Change	NPV Ratio	Change
300 bp	$31,821	(38,808)	(55)%	5.23%	(553)bp
200	45,753	(24,876)	(35)%	7.32%	(344)bp
100	59,295	(11,334)	(16)%	9.24%	(151)bp
50	64,452	(6,177)	(9)%	9.93%	(83)bp
0	70,629	—	—	10.76%	—
(50)	72,606	1,977	3%	10.96%	20bp
(100)	75,328	4,699	7%	11.29%	54bp

The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity Management. The term “liquidity” refers to our ability to generate adequate amounts of cash to fund loan originations, the purchase of investment securities, deposit withdrawals, repayment of borrowings and operating expenses. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank of New York. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, calls of investment securities and borrowed funds, and prepayments on loans and mortgage-backed securities are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management policy.

Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At June 30, 2008, cash and cash equivalents totaled $11.0 million. Securities classified as available-for-sale whose market value exceeds our cost, which provide additional sources of liquidity, totaled $10.3 million at June 30, 2008. In addition, at June 30, 2008, we had the ability to borrow a total of approximately $46.5 million from the Federal Home Loan Bank of New York, which included available overnight lines of credit of $38.2 million. On that date, we had overnight advances outstanding of $9.2 million.

At June 30, 2008, we had $46.6 million in loan commitments outstanding, which included $13.0 million in undisbursed loans, $22.9 million in unused home equity lines of credit and $10.7 million in commercial lines of credit. Certificates of deposit due within one year of June 30, 2008 totaled $125.2 million, or 74.7% of certificates of deposit. The large percentage of certificates of deposit that mature within one year reflects customers’ hesitancy to invest their funds for long periods. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and lines of credit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before June 30, 2009. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Table 27: Outstanding Loan Commitments

	Amount of Commitment Expiration - Per Period
At June 30, 2008 (In thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
Commitments to originate loans	$7,867	$7,867	$—	$—	$—
Unused portion of home equity lines of credit	22,918	165	182	671	21,900
Unused portion of commercial lines of credit	10,076	5,730	1,433	2,105	808
Unused portion of commercial letters of credit	607	607	—	—	—
Undisbursed portion of contraction loans in process	5,151	5,151	—	—	—

Total	$46,620	$19,521	$1,616	$2,776	$22,708

Table 28: Contractual Obligations

		Payments due by period
(In thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
At June 30, 2008:
Short-term debt obligations	$14,227	$14,227	$—	$—	$—
Long-term debt obligations	225,857	6,864	33,393	15,036	170,564
Time deposits	167,597	125,227	34,778	4,791	2,801
Operating lease obligations (1)	301	138	157	6	—

Total	$407,982	$146,456	$68,328	$19,833	$173,365

At December 31, 2007:
Short-term debt obligations	$5,172	$5,172	$—	$—	$—
Long-term debt obligations	197,836	6,154	12,274	12,291	167,117
Time deposits	171,859	113,541	50,493	5,201	2,624
Operating lease obligations (1)	434	135	256	43	0

Total	$375,301	$125,002	$63,023	$17,535	$169,741

(1)	Payments are for lease of real property.

Our primary investing activities are the origination of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts, Federal Home Loan Bank advances and reverse repurchase agreements. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit and commercial banking relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

Table 29: Summary of Investing and Financing Activities

	Six Months Ended June 30,	Year Ended December 31,
(In thousands)	2008	2007	2006	2005
Investing activities:
Loan originations, net of repayments	$37,511	$82,686	$21,876	$69,928
Securities purchased	13	5,596	11,290	19,088
Loans purchased	2,307	12,668	76	1,999

Financing activities:
(Decrease) increase in deposits	$(1,495)	$(1,793)	$110	$1,586
Increase in FHLB advances	28,960	66,230	27,000	17,000
Increase (decrease) in securities sold under agreements to repurchase	(750)	910	(11,370)	(4,380)

Capital Management. We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2008, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with accounting principles generally accepted in the United States of America, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see note 12 of the notes to the consolidated financial statements.

For the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, we engaged in no off-balance-sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 of the notes to the consolidated financial statements included in this prospectus.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Management

Board of Directors

The board of directors of new Ocean Shore Holding is composed of seven persons who are elected for terms of three years, approximately one-third of whom will be elected annually. The directors of new Ocean Shore Holding are the same individuals that comprise the boards of directors of Ocean Shore Holding and Ocean City Home Bank. All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Brady, who is President and Chief Executive Officer of Ocean Shore Holding and Ocean City Home Bank. In determining the independence of its directors, the board of directors considered transactions, relationships and arrangements between Ocean Shore Holding and its directors that are not required to be disclosed under the heading “Transactions with Related Persons,” including loans or lines of credit that Ocean City Home Bank has directly or indirectly made to Directors Frederick G. Dalzell, Samuel R. Young, Sylva A. Bertini and John L. Van Duyne, Jr. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of June 30, 2008.

The following directors have terms ending in 2009:

Frederick G. Dalzell, MD is an orthopedic surgeon at Atlantic Shore Orthopedic Associates. Age 56. Director since 2000.

Robert A. Previti, Ed.D. is the school superintendent for the Brigantine Board of Education. Age 54. Director since 2000.

The following directors have terms ending in 2010:

Steven E. Brady has been the President and Chief Executive Officer of Ocean City Home Bank since 1991 and the President of Ocean Shore Holding since its formation in 1998. Age 55. Director since 1991.

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated health and fitness clubs. Mr. Young is also a Captain/Unit Commanding Officer in the United States Navy Reserves. Age 48. Director since 2004.

The following directors have terms ending in 2011:

Sylva A. Bertini retired as Vice President of Ocean City Home Bank in March 2000. Age 72. Director since 2000.

Christopher J. Ford is a scout for the Philadelphia 76’ers basketball team. He served as the Philadelphia 76’ers interim head basketball coach from February 2004 until April 2004 and as an assistant coach from July 2003 until February 2004. Mr. Ford was the head coach for the Brandeis University men’s basketball team from October 2000 until June 2004. He also has served as head coach of the Boston Celtics and the Milwaukee Bucks and had a 10-year career as a player in the National Basketball Association. Director since 2004. Age 59.

John L. Van Duyne, Jr. is an officer and owner of Van Duyne Builders, Inc. Mr. Van Duyne, Jr. is also an officer and part owner of Van Duyne & Bruin, LLC. Age 55. Director since 1999.

Executive Officers

Our executive officers are elected by the board of directors and serve at the board’s discretion. The following individuals currently serve as executive officers of Ocean Shore Holding and Ocean City Home Bank and will serve in the same positions with new Ocean Shore Holding following the conversion and offering.

Name	Position
Steven E. Brady	President and Chief Executive Officer of Ocean Shore Holding and Ocean City Home Bank

Anthony J. Rizzotte	Executive Vice President of Ocean Shore Holding and Executive Vice President and Chief Lending Officer of Ocean City Home Bank

Kim M. Davidson	Executive Vice President of Ocean City Home Bank and Corporate Secretary of Ocean Shore Holding and Ocean City Home Bank

Janet Bossi	Senior Vice President of Loan Administration of Ocean City Home Bank

Paul Esposito	Senior Vice President of Operations of Ocean City Home Bank

Donald F. Morgenweck	Senior Vice President and Chief Financial Officer of Ocean Shore Holding and Ocean City Home Bank

Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for at least the last five years unless stated otherwise. Ages presented are as of June 30, 2008.

Anthony J. Rizzotte has been Executive Vice President and Chief Lending Officer of Ocean City Home Bank and Vice President of Ocean Shore Holding since 1991. Mr. Rizzotte was named Executive Vice President of Ocean Shore Holding in 2004. Age 53.

Kim M. Davidson has been the Executive Vice President of Ocean City Home Bank since 2005, prior to which she served as the Senior Vice President of Business Development of Ocean City Home Bank since 2001. She has also served as the Corporate Secretary of Ocean Shore Holding and Ocean City Home Bank since 2004. Prior to becoming a senior vice president, Ms. Davidson was a vice president of Ocean City Home Bank. Age 47.

Janet Bossi has been the Senior Vice President of Loan Administration of Ocean City Home Bank since 2002. Prior to becoming a senior vice president, Ms. Bossi was a vice president of Ocean City Home Bank. Age 42.

Paul Esposito has been the Senior Vice President of Operations of Ocean City Home Bank since 1999. Prior to becoming a senior vice president, Mr. Esposito was a vice president of Ocean City Home Bank. Age 58.

Donald F. Morgenweck has been Senior Vice President and Chief Financial Officer of Ocean City Home Bank and Vice President of Ocean Shore Holding since March 2001. Mr. Morgenweck was named Senior Vice President and Chief Financial Officer of Ocean Shore Holding in 2004. Prior to joining Ocean City Home Bank, Mr. Morgenweck was a Vice President at Summit Bank. Age 54.

Meetings and Committees of the Board of Directors

Ocean Shore Holding and Ocean City Home Bank conduct business through meetings and activities of their boards of directors and their committees. During the year ended December 31, 2007, the boards of directors of Ocean Shore Holding and Ocean City Home Bank each held 12 meetings. No director attended fewer than 75% of the aggregate of total meetings of Ocean Shore Holding’s and Ocean City Home Bank’s respective board of directors and the committees on which such director served.

In connection with the completion of the conversion and offering, new Ocean Shore Holding will establish an audit committee, a compensation committee and a nominating and corporate governance committee. All of the members of these committees will be independent directors as defined in the listing standards of The Nasdaq Stock Market. Such committees will operate in accordance with the written charters currently used by the existing Ocean Shore Holding.

The following table identifies our standing committees and their members as of December 31, 2007. All members of each committee are independent in accordance with the listing requirements of The Nasdaq Stock Market. The Board’s Audit/Compliance, Compensation, and Nominating/Corporate Governance Committees each operate under a written charter that is approved by the board of directors. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of our Web site (www.ochome.com).

Director	Audit/Compliance Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Sylva A. Bertini	X	X	X*
Steven E. Brady
Frederick G. Dalzell, MD	X*	X	X
John L. Van Duyne, Jr.	X	X*	X
Christopher J. Ford	X	X	X
Robert A. Previti, Ed.D	X	X	X
Samuel R. Young	X	X	X
Number of Meetings in 2007	4	2	2

*	Denotes Chairperson

Audit/Compliance Committee

The Audit/Compliance Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that the Audit/Compliance Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the board of directors recognizes that no individual director meets the qualifications required of an “audit committee financial expert,” the board of directors believes that appointment of a new director to the board of directors and to the Audit/Compliance Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit/Compliance Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit/Compliance Committee’s responsibilities.

Compensation Committee

The Compensation Committee is responsible for all matters regarding our employee compensation and benefit programs. The Compensation Committee reviews all compensation components for the Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full board of directors. The Compensation Committee also assists the board of directors in evaluating potential candidates for executive positions. We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

However, our Human Resources department utilizes survey data provided by LR Weber and Associates when evaluating the competitiveness of our base compensation and cash bonus program. Our Chief Executive Officer, in conjunction with representatives of our Human Resources department, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of his compensation.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Ocean Shore Holding and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the board of directors the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the board of directors.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of Ocean Shore Holding during the 2007 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Sylva A. Bertini	$38,500	$17,864	$10,511	$8,805	$5,750	$81,430
Frederick G. Dalzell	38,800	17,864	10,511	52	4,750	71,977
Christopher K. Ford	38,200	17,864	10,511	650	4,750	71,975
Robert A. Previti	38,800	17,864	10,511	11	4,750	71,936
John L. Van Duyne, Jr.	38,800	17,864	10,511	2,606	4,750	74,531
Samuel R. Young	38,500	17,864	10,511	5,761	5,750	78,386

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding restricted stock awards for each director. The amounts were calculated based upon the stock price of $11.60 on the date of grant. No restricted stock awards were made to non-employee directors in 2007. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2007, each non-employee director had 4,620 unvested shares of restricted stock.
(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the non-employee directors. No options were awarded to non-employee directors in 2007. We use the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For information on the assumptions used to compute the fair value, see note 15 to the notes to the consolidated financial statements contained in this prospectus. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. At December 31, 2007, each non-employee director had 8,600 vested and unexercised stock options and 12,900 unvested stock options.

(3)	Represents the portion of nonqualified deferred compensation earnings under the cash-based Directors’ Deferred Compensation Plan which were above-market. Under the cash-based plan, a declared rate is established by the board of directors as of January 1 of each year that is two percentage points over the prime rate as published in the Wall Street Journal and interest at such rate is credited to director deferrals for that year. We also maintain a stock-based deferral plan under which deferrals are invested in units representing shares of Ocean Shore Holding common stock. No dividends were paid on such shares in 2007.
(4)	Includes a $3,750 bonus payment to each director based on Ocean City Home Bank’s performance. The remainder of each director’s “All Other Compensation” amount represents health care expense reimbursements.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on Ocean City Home Bank’s board of directors during 2008. Neither Ocean Shore Holding nor OC Financial MHC pays any fees to its directors.

Annual Retainer	$25,000
Fee per Board Meeting:
Regular Meeting	700
Special Meeting	700
Fee per Committee Meeting:	300

In addition to the above fees, the board of directors may also receive a discretionary bonus depending on the profitability of Ocean City Home Bank.

Ocean City Home Bank maintains a Director and Executive Life Insurance Plan that provides directors with death benefits for their designated beneficiaries. Under the terms of the plan, Ocean City Home Bank is the owner of several life insurance policies under which participating directors are insured. All participants are entitled to a $50,000 lump sum death payment.

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy for our named executive officers is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our named executives with incentives tied to the successful implementation of our corporate objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We ground our compensation philosophy on four basic principles:

•

Meeting the Demands of the Market—Our goal is to compensate our named executives at competitive levels that position us as an employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Shareholders—We use equity compensation as a component of our compensation mix to develop a culture of ownership and to align the financial interests of our named executives with our shareholder interests.

•	Performance—We structure our compensation program to reward our named executives for high performance and superior management skills.

•	Reflecting our Business Philosophy—Our approach to compensation reflects our values and the way we do business in the communities we serve.

Elements Used to Implement Our Compensation Objectives

Our compensation program relies on three primary elements: (1) base compensation or base salary; (2) cash-based, short-term incentive compensation; and (3) equity-based, long-term incentive compensation. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executives. We combine these compensation elements for each executive in a manner we believe optimizes the executive’s contribution to Ocean Shore Holding Co.

Base Compensation. Base salaries for our named executives depend on the scope of their responsibilities and their performance. Decisions regarding salary increases also take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the company. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. Base salaries are reviewed at least annually by the Compensation Committee. See the “Executive Compensation–Summary Compensation Table” for salaries paid to the named executives in 2007.

Short-Term Cash-Based Incentive Compensation. Our current short-term incentive program is a cash-based program that is designed to reward the attainment of individual performance goals. Each December, in connection with the Board of Director’s review of our business plan for the following year, the Board of Directors budgets for a discretionary bonus pool for all employees. At the end of the year the Board of Directors reviews our overall financial performance and makes adjustments to the bonus pool as it deems necessary and appropriate. Once the bonus pool amount is established, the Compensation Committee, with input from the chief executive officer and representatives of the Human Resources department, allocates the bonus pool based on employee grade level and individual performance. The members of the Board of Directors are also eligible to share in the bonus pool. See “Executive Compensation—Summary Compensation Table” for bonuses paid to the named executives in 2007.

Long-Term Equity-Based Compensation. Our long-term incentive compensation program is based on the delivery of competitive equity awards to our named executives. We use our stock-based compensation to reward outstanding performance with incentives that focuses our management team on the task of creating shareholder value over the long term. By increasing the equity holdings of our named executives, we provide them with a continuing stake in our long-term success. The nature and size of awards under our equity-based program are based on a number of factors including awards made to those holding comparable positions in our peer group, applicable regulatory restrictions, the tax and accounting treatment of specific equity compensation techniques and the number of shares available for grant under the Ocean Shore Holding Co. equity plans. See “Executive Compensation—Grants of Plan-Based Awards” for equity awards made in 2007.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of all the outside directors serving on our Board of Directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Committee operates under a written charter that establishes the Committee’s responsibilities. The Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Committee principal responsibility for determining the compensation of the chief executive officer based on the Committee’s evaluation of his performance. The Charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2007, the Compensation Committee met two (2) times, including one (1) executive session attended by Committee members only. The members of the Committee are Sylva A. Bertini, Frederick G. Dalzell, MD, John L. Van Duyne, Jr., Christopher J. Ford, Robert A. Previti, Ed. D and Samuel R. Young.

Role of the Compensation Consultant

We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. However, our Human Resources department utilizes survey data prepared by the New Jersey League of Savings Institutions when evaluating the competitiveness of our base compensation and cash bonus program.

Peer Group Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is a comparative analysis of our compensation mix and levels relative to a peer group of financial institutions. We utilize information provided by the New Jersey League of Savings Institutions and supplement the information provided with compensation data we obtain from public filings with the U.S. Securities and Exchange Commission.

Role of Management

Our chief executive officer, in conjunction with representatives of our Human Resources department, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee. The chief executive officer meets with the Committee to discuss the compensation recommendations for the named executive officers. Our chief executive officer does not participate in Committee discussions or the review of Committee documents relating to the determination of his compensation.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on Ocean Shore Holding Co. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirement. During 2007, we continued to consider the implications of two significant developments in the tax and accounting area—the Section 409A rules applicable to nonqualified deferred compensation and the revised accounting treatment for equity compensation under FAS 123R. We are continuing to implement changes in plan design or compensation practices to address these developments as they are interpreted and put in practice.

Employment and Change in Control Agreements

We currently maintain an employment agreement with our chief executive officer and change in control agreements with the other named executive officers. The purpose of the employment agreement with Mr. Brady is to ensure continuity of management and to provide him with financial protection in the event Mr. Brady is terminated without cause or in connection with a change in control. The purpose of the change in control agreements is to recognize the key operating roles the named executive officers have with Ocean Shore Holding Co. and to provide them with financial protection in the event of a change in control. At the time these agreements were entered into, the amount of the post-termination benefits were common amongst Ocean Shore Holding Co.’s industry peers. See “Executive Compensation—Employment Agreement,” “Executive Compensation-Change in Control Agreements” and “Executive Compensation—Potential Post-Termination Benefits” for a description of the terms of the agreements and the severance benefits and change in control benefits payable to each named executive officer.

Retirement Benefits; Employee Welfare Benefits

Our 401(k) Plan and employee stock ownership plan have proven to be important retention tools for the company. The 401(k) plan and the employee stock ownership plan are broad based tax-qualified defined contribution plans which provide our employees with valuable retirement benefits. Under the 401(k) Plan, we provide an employer matching contribution equal to 50% of a participant’s deferred compensation up to 8% of a participant’s plan eligible compensation. Participants vest in their employer matching contributions at a rate of 20% per year. Under the employee stock ownership plan, we provide plan participants with a retirement benefit allocated in our common stock at no cost to the participant. Participants vest in their employee stock ownership plan allocations at a rate of 20% per year. Consistent with industry practice, we supplement our tax-qualified plans with nonqualified arrangements that provide benefits to certain officers who are affected by Internal Revenue Code limits applicable to tax-qualified plans. See “Executive Compensation—Non-qualified Deferred Compensation” for a discussion of these arrangements. We also provide the certain members of senior management with split dollar life insurance arrangements and salary continuation agreements. See “Executive Compensation-Split Dollar Life Insurance Arrangements” and “Executive Compensation-Pension Benefits” for a discussion of these arrangements.

In addition to our retirement programs, we provide our employees with coverage under medical, vision, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites

We provide our named executives with certain perquisites, reflected in the All Other Compensation column of the Summary Compensation Table, that we believe are reasonable, competitive and consistent with the company’s overall compensation program. We believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect the competitive practices for similarly situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through an annual retainer and meeting fees. Outside directors also participate in our equity compensation program and from time to time in our cash bonus plan. In 2007, our outside directors received only cash compensation. The level and mix of director compensation is reviewed by our chief executive officer on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. Our review of director compensation also considers the increased liability of directors at publicly-traded companies due to changes in the regulatory environment and the heightened scrutiny of corporate governance practices.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Committee considers the recommendations of our CEO and other executive officers with respect to awards contemplated for their subordinates. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the CEO and the other executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current plan, which was approved by shareholders in 2005, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Global Market on the date of grant. The grant date is the date the Compensation Committee grants a stock option.

Stock Ownership Requirements

It is our policy that members of the Board of Directors should be stockholders of Ocean Shore Holding Co. However, we do not have formal stock ownership requirements for our named executive officers or members of the Board of Directors. As a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See our “Stock Ownership Table”.

Compensation for the Named Executives

Chief Executive Officer Compensation. In determining Mr. Brady’s compensation, the Board of Directors conducted a performance appraisal that reviewed Mr. Brady’s financial, strategic and operational achievements. In its review, the Board of Directors noted that Mr. Brady exhibits strong leadership skills and is moving the Company in a direction that has the potential to enhance long-term shareholder value. Mr. Brady’s efforts have ensured that systems are maintained to protect our assets and provide effective control of operations. Mr. Brady has also served as our chief spokesperson, communicating effectively with all of our shareholders, as well as the customers of Ocean City Home Bank. In light of the Board of Director’s assessment of Mr. Brady’s performance, Mr. Brady was awarded a $60,000 cash bonus and a salary increase of $15,000, which represents a 4.22% increase in his base salary. Mr. Brady’s salary increase became effective January 1, 2008. See “Executive Compensation—Employment Agreements” for Mr. Brady’s current base salary. In connection with Mr. Brady’s performance and overall compensation review, the Board of Directors renewed Mr. Brady’s employment agreement for an additional year and granted him a stock option for 4,500 shares of Ocean Shore Holding common stock. See “Executive Compensation—Grants of Plan-Based Awards” for additional information on Mr. Brady’s stock option grant. See “Executive Compensation—Employment Agreements”. We believe that Mr. Brady’s compensation is consistent with our objective to reward, align, motivate and challenge Mr. Brady to continue to lead our company successfully.

Compensation for the Other Named Executives. In determining compensation for Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson, the Compensation Committee reviewed the executives’ job performance and salary and bonus recommendations as presented by Mr. Brady. The Compensation Committee accepted the recommendations as presented and adjusted base salaries for Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson by 2.63%, 4.16%, 4.16% and 5.18%, respectively. Based on these adjustments, Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson currently receive a base salary of $195,000, $125,000, $125,000 and $142,000, respectively. The salary increases became effective January 1, 2008. In addition to a salary increase, the Board of Directors awarded Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson a cash bonus equal to $20,000, $10,000, $10,000 and $15,000, respectively. The Board of Directors also renewed each of the executive’s change in control agreements for an additional year. In terms of equity incentive compensation, Messrs. Rizzotto and Morgenweck each received an option grant for 2,458 shares of Ocean Shore Holding common stock, and Ms. Bossi and Ms. Davidson each received an option grant for 3,500 shares of Ocean Shore Holding common stock. See “Executive Compensation—Grants of Plan-Based Awards”. We believe that the compensation for Messrs. Rizzotte and Morgenweck, and Ms. Bossi and Ms. Davidson is consistent with our compensation objectives.

Executive Compensation

The following table provides information concerning total compensation earned or paid to the President and Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of Ocean Shore Holding who served in such capacities at December 31, 2007. These five officers are referred to as the named executive officers in this registration statement.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compen- sation (3)	Total
Steven E. Brady	2007	$355,000	$60,000	$99,528	$50,245	$48,880	$613,653
President and CEO	2006	340,000	60,000	99,528	70,099	47,812	617,439

Donald F. Morgenweck	2007	120,000	10,000	34,336	5,584	13,409	183,329
Chief Financial Officer	2006	115,000	10,000	34,336	7,560	12,032	179,161

Anthony J. Rizzotte	2007	190,000	20,000	41,760	6,807	32,169	290,736
Exec. Vice President	2006	185,000	20,000	41,760	9,278	41,140	297,178

Kim M. Davidson	2007	135,000	15,000	34,336	7,708	15,085	207,129
Exec. Vice President	2006	120,000	15,000	34,336	7,793	20,932	198,061

Janet Bossi (4)	2007	120,000	10,000	34,336	5,672	13,410	183,418
Senior Vice President

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based upon the stock price of $11.60 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the named executive officers. The grant date fair value for options granted in 2007 was $2.098. We use the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For further information on the assumptions used to compute the fair value, see note 15 to the notes to the consolidated financial statements contained in this prospectus. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(3)	Details of the amounts reported in “All Other Compensation” for 2007 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Brady	Mr. Morgenweck	Mr. Rizzotte	Ms. Davidson	Ms. Bossi
Employee Stock Ownership Plan	$15,807	$8,430	$13,348	$9,484	$8,431
Employer Contributions to 401(k) Plan	7,750	4,800	7,600	5,400	4,800
Long-Term Care, Long-Term Death and Accidental Death and Dismemberment	7,896	316	6,956	676	333
Supplemental Disability Expense	5,454	—	3,479	866	—
Club Dues	11,445	—	503	—	—
Life Insurance Premiums	528	179	283	201	179

(4)	Compensation information for 2006 for Ms. Bossi has not been provided because Ms. Bossi was not a named executive officer during this time period.

Grants of Plan-Based Awards

The following table provides information concerning all award grants made to our named executive officers in the 2007 fiscal year.

Name	Grant Date	All Other Option Awards: Number of Shares of Stock or Units (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
Steven E. Brady	11/20/07	4,500	$9.95	$9,450
Donald F. Morgenweck	11/20/07	2,458	9.95	5,162
Anthony J. Rizzotte	11/20/07	2,458	9.95	5,162
Kim M. Davidson	11/20/07	3,500	9.95	7,350
Janet Bossi	11/20/07	3,500	9.95	7,350

(1)	The option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) based upon a fair value of each option of $2.10 using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see note 15 to the notes to the consolidated financial statements contained in this prospectus.

Employment Agreements. Ocean Shore Holding and Ocean City Home Bank entered into an employment agreement with Steven E. Brady effective December 21, 2004. The initial term of the employment agreement was three years. On each anniversary of the effective date of the agreement, the board of directors may extend the agreement for an additional year, unless Mr. Brady elects not to extend the term. As a result of extensions approved by the board of directors, Mr. Brady’s employment agreement currently has a term through December 21, 2010. Under the agreement, Mr. Brady will serve as the President and Chief Executive Officer. Among other things, the agreement provides for a base salary, which for 2008 is $370,000, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement provides that if we discontinue the type or level of health coverage provided to Mr. Brady as of the effective date of the agreement, Ocean City Home Bank, at Mr. Brady’s election, will continue to provide him with such health coverage through an executive carve-out plan. The maximum that we would be obligated to pay under the carve-out plan is $14,950 each year, subject to an annual 20% increase beginning January 1, 2009.

Under the terms of his employment agreement, Mr. Brady is subject to a one year non-compete if he terminates his employment for good reason (as defined in the agreement) or he is terminated without cause (as defined in the agreement).

See “Retirement Benefits” and “Other Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Brady may receive under his employment agreement upon his retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)
Steven E. Brady	40,800	(1)	61,200	(1)	$11.60	8/10/2015	25,740	$254,826
			4,500	(3)	$9.95	11/20/2017
Donald F. Morgenweck	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
			2,458	(3)	$9.95	11/20/2017
Anthony J. Rizzotte	5,400	(1)	8,100	(1)	$11.60	8/10/2015	10,800	$106,920
			2,458	(3)	$9.95	11/20/2017
Kim M. Davidson	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
	500	(2)	2,000	(2)	$13.00	11/21/2016
			3,500	(3)	$9.95	11/20/2017
Janet Bossi	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
			3,500	(3)	$9.95	11/20/2017

(1)	These stock options vest at the rate of 20% per year; 20% vested each year on August 10, 2006 and 2007 with remaining vesting to occur on August 10, 2008, 2009 and 2010.
(2)	These stock options vest at the rate of 20% per year; 20% vested on November 21, 2007 with remaining vesting to occur on November 21, 2008, 2009, 2010 and 2011.
(3)	These stock options vest at the rate of 20% per year, with vesting dates of November 20, 2008, 2009, 2010, 2011 and 2012.
(4)	These restricted stock grants vest at the rate of 20% per year; 20% vested each year on August 10, 2006 and 2007 with remaining vesting to occur on August 10, 2008, 2009 and 2010.
(5)	Based upon the closing stock price of $9.90 on December 31, 2007.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2007. No named executive officer exercised any stock options during 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven E. Brady	8,580	$93,522
Donald F. Morgenweck	2,960	$32,264
Anthony J. Rizzotte	3,600	$39,240
Kim M. Davidson	2,960	$32,264
Janet Bossi	2,960	$32,264

Pension Benefits

Ocean City Home Bank maintains salary continuation agreements with Messrs. Brady and Rizzotte to provide the executives with additional compensation at retirement or upon termination of employment by reason of death or disability.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
Steven E. Brady	Salary Continuation Agreement	16	$873,075
Anthony J. Rizzotte	Salary Continuation Agreement	16	346,804

(1)	The accumulated benefit under the salary continuation agreements is calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 6.0% discount rate.

Nonqualified Deferred Compensation

There were no contributions to the stock-based deferred compensation plan by named executive officers or Ocean Shore Holding during fiscal year 2007.

Name	Plan Name	Registrant Contributions in Last Fiscal Year		Aggregate Balance at Last Fiscal Year End (1)
Steven E. Brady	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	$8,723 —	(2)	17,787 32,797

Donald F. Morgenweck	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		13,924 —

Anthony J. Rizzotte	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		25,087 —

Kim M. Davidson	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		12,790 —

Janet Bossi	Supplemental Executive Retirement Plan Stock-based Deferred Compensation Plan	— —		11,619 —

(1)	Reflects the market value as of December 31, 2007 of Ocean Shore Holding shares credited to each executive officer under the plans.
(2)	Reflects the market value of shares contributed by Ocean Shore Holding to Mr. Brady’s Supplemental Executive Retirement Plan account in the fiscal year ended December 31, 2007.

Retirement Benefits

Ocean City Home Bank maintains salary continuation agreements with Messrs. Brady and Rizzotte to provide the executives with additional compensation at retirement or upon termination of employment by reason of death or disability. Messrs. Brady and Rizzotte are entitled to an annual benefit for a period of 20 years and 15 years, respectively, upon normal retirement at or after age 60. A reduced benefit is payable if the executive retires prior to age 60. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries. Benefits payable under the salary continuation agreements are reduced by any benefits paid under the executives’ split dollar life insurance agreements.

Mr. Brady’s employment agreement provides that if he terminates employment at or after attaining age 60 for any reason other than cause, Ocean City Home Bank will continue health insurance coverage for Mr. Brady and his spouse until they both reach age 65. After that, Ocean City Home Bank will fund the cost of Medicare supplement coverage for Mr. Brady and his spouse for the remainder of their respective lives.

Ocean City Home Bank maintains a Stock-Based Deferred Compensation Plan under which named executive officers may defer a discretionary bonus awarded to them upon meeting certain performance benchmarks established by the Ocean City Home Bank board of directors. The executive’s account balance under the plan will be distributed to the executive following the executive’s termination of service in either a lump sum or over a period of years, as elected by the executive.

Ocean City Home Bank also maintains a supplemental executive retirement plan which provides restorative payments to executives designated by the board of directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) plan. Ocean City Home Bank’s board of directors has designated Mr. Brady to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brady at the same time benefits are paid under the employee stock ownership plan and 401(k) plan.

Other Potential Post-Termination Benefits

Payments Made Upon Termination for Cause or Voluntary Termination by Executive. Mr. Brady’s employment agreement contains a narrow definition of cause for which Mr. Brady’s employment may be terminated. If Mr. Brady is terminated for cause, he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. If Mr. Brady voluntarily terminates his employment under circumstances that would not constitute good reason (as defined in his employment agreement), he will be entitled to receive his base salary for a period of four months and will be subject to a non-compete agreement for that four month period.

Payments Made Upon Termination without Cause or for Good Reason Mr. Brady’s employment agreement provides that if we choose to terminate his employment for reasons other than for cause, or if Mr. Brady resigns after specified circumstances that would constitute good reason, Mr. Brady will be entitled to receive an amount equal to his base salary due for the remaining term of his agreement, along with the contributions that would have been made on his behalf during the remaining term of his agreement to any of our employee benefit plans. We also will continue and/or pay for Mr. Brady’s life, health and dental coverage for the remaining term of his employment agreement. If Mr. Brady voluntarily terminates his employment agreement for good reason, he will be subject to a one year non-compete agreement.

Payments Made Upon Disability. Under Mr. Brady’s employment agreement, if he becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of: (i) the date he returns to full employment with us, (ii) his death, (iii) attainment of age 65, or (iv) the date his employment agreement would have terminated had his employment not terminated because of disability. All disability payments would be reduced by the amount of any disability benefits payable under our disability plans. In addition, Mr. Brady would continue to be covered to the greatest extent possible under all benefit plans in which he participated prior to his disability as if he were actively employed by us.

Under their salary continuation agreements, if Mr. Brady or Rizzotte terminates employment prior to age 60 as a result of a disability, the Bank will deposit into a trust for the benefit of the executive the amount that has been or should have been accrued on Ocean City Home Bank’s financial statements, whichever is greater, with respect to Ocean City Home Bank’s obligations under the agreement. If the executive remains disabled as of age 60 and the assets of the trust are insufficient to provide the executive with the annual benefit due to the executive following retirement at that age, Ocean City Home Bank will contribute an additional amount to the trust that, when combined with the existing assets of the trust, would provide the executive with the normal retirement benefit under the agreement.

Upon termination due to disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death. Under his employment agreement, Mr. Brady’s estate is entitled to receive the compensation due to him through the end of the month in which his death occurs.

Under Ocean City Home Bank’s Stock-Based Deferred Compensation Plan, if the executive dies before the end of the deferral period or after termination of employment but before the distribution of executive’s account balance, the executive’s designated beneficiary or estate will receive the benefits to which the executive was entitled.

Under their salary continuation agreements, if Mr. Brady or Mr. Rizzotte dies while in active service with Ocean City Home Bank, their designated beneficiaries are entitled to an annual benefit for a period of 20 years and 15 years, respectively. If the executive dies after payments under the agreement have commenced, their designated beneficiary will be entitled to the remaining payments. No benefit will be payable under the salary continuation agreements if any benefit is paid under the executives’ split dollar life insurance agreements.

Ocean City Home Bank maintains split-dollar life insurance agreements with Messrs. Brady and Rizzotte. The agreements provide each executive’s beneficiary with a cash payment upon the death of the executive. If the executive terminates employment prior to age 60 other than by reason of disability or following a change in control, the death benefit will be reduced proportionately by reference to the vested benefit under the executive’s salary continuation agreement.

Ocean City Home Bank maintains a Director and Executive Life Insurance Plan that provides the named executive officers with death benefits for their designated beneficiaries. If the officer dies while actively employed by Ocean City Home Bank, the death benefit will be equal to three times the officer’s base annual salary (as defined in the plan), less any group term life insurance benefit. If the officer dies following termination of employment with Ocean City Home Bank where termination is due to disability, after early retirement age (as determined under the plan) or within two years of a change in control, the death benefit will be equal to two times the officer’s base annual salary upon termination of employment. Participation in the plan ceases immediately upon termination for cause (as defined in the plan), termination prior to early retirement for reasons other than disability or following a change in control or upon actively working for a new employer following termination due to disability.

Upon termination due to death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death.

Payments Made Upon a Change in Control. Mr. Brady’s employment agreement provides that if during the two year period following a change in control (as defined in the agreement) Mr. Brady’s employment is terminated without cause or he voluntary terminates his employment for good reason, Mr. Brady will be entitled to a severance payment equal to 2.99 times the average of his annual compensation over the five calendar years preceding the change in control. For purposes of this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued on his behalf during the period. In addition, Mr. Brady also will be entitled to receive the contributions he would have received under our retirement programs for a period of 36 months, as well as health, life and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Mr. Brady’s employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from Ocean Shore Holding and Ocean City Home Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

Ocean City Home Bank has entered into change in control agreements with Messrs. Rizzotte and Morgenweck and Mss. Davidson and Bossi. The agreements were entered into effective December 21, 2004 and had an initial term of three years for Mr. Rizzotte and two years for Messrs. Morgenweck and Mss. Davidson and Bossi. On each anniversary of the date of the agreement the board of directors may extend the agreement for an additional year, unless the executive requests that the term not be extended. As a result of the amendment of Ms. Davidson’s agreement and extensions approved by the board of directors, the change in control agreements of Mr. Rizzotte and Ms. Davidson currently have terms through December 21, 2010. The change in control agreements of Messrs. Morgenweck and Ms. Bossi currently have terms through December 21, 2009. The agreements of Mr. Rizzotte and Ms. Davidson provide that if, following a change in control, the executive’s employment is terminated without cause or the executive voluntary terminates employment for good reason, the executive will be entitled to a severance payment equal to three times the average of his annual compensation over the five calendar years preceding the change in control, plus coverage under Ocean City Home Bank’s health and welfare plans for 36 months. The agreements of Messrs. Morgenweck and Ms. Bossi provide for a severance payment equal to two times the average of his annual compensation over the five calendar years preceding the change in control, plus coverage under Ocean City Home Bank’s health and welfare plans for 24 months. The terms “change in control” and “good reason” are defined in the change in control agreements. The change in control agreements provide that the total value of the benefits provided and payments made to an executive may not exceed his or her 280G Limit and that to avoid such a result the severance payment would be reduced.

Under their salary continuation agreements, Messrs. Brady and Rizzotte are entitled to an annual benefit for a period of 20 years and 15 years, respectively, following termination of employment before age 60 following a change in control. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the employee stock ownership plan and 401(k) plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. Mr. Brady is currently the only participant in the plan. The supplement benefit is equal to the benefit he would have received under our employee stock ownership plan, had he remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the employee stock ownership plan on his behalf. All benefits received under this plan count towards Mr. Brady’s 280G Limit.

Under Ocean City Home Bank’s Stock-Based Deferred Compensation Plan, in the event of a change in control (as defined in the plan), a participating executive may elect to change the form of distribution of benefits under the plan. A change in control will not change the amount or timing of benefits payable under the plan.

In the event of a change in control of Ocean Shore Holding or Ocean City Home Bank, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards Mr. Brady’s 280G Limit.

The following table provides the amount of compensation payable to the named executive officers for each of situations listed below. For purposes of calculations, this table assumes a termination date of December 31, 2007.

	Payments Due Upon
	Termination For Cause or Voluntary Termination by Executive	Termination Without Cause or Termination with Good Reason	Disability	Death	Retirement (1)	Change in Control With Termination of Employment
Steven E. Brady
Base salary (2)	$118,333	$1,055,274	$3,550,000	$—	$—	$—
Cash severance payment (3)	—	—	—	—	—	1,218,753
Health and welfare benefits (4)	—	40,720	361,054	—	—	41,095
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	254,826	254,826	—	254,826
Payment under salary continuation agreement (7)	100,832	100,832	221,831	—	221,831	221,831	(9)
Payment under SERP (8)	17,770	17,770	17,770	17,770	17,770	89,529
Payment under director and executive life insurance plan	—	—	—	710,000	—	—
Payment under split dollar life insurance agreement	—	—	—	2,283,746	—	—

Anthony J. Rizzotte
Cash severance payment (3)	—	—	—	—	—	606,392
Health and welfare benefits (4)	—	—	—	—	—	23,323
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	107,712	107,712	—	107,712
Payment under salary continuation agreement (7)	44,034	44,034	114,489	—	114,489	114,489
Payment under director and executive life insurance plan	—	—	—	380,000	—	—
Payment under split dollar life insurance agreement	—	—	—	1,178,662	—	—

Donald Morgenweck
Cash severance payment (3)	—	—	—	—	—	223,990
Health and welfare benefits (4)	—	—	—	—	—	18,627
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	87,912	87,912	—	87,912
Payment under director and executive life insurance plan (8)	—	—	—	240,000	—	—

Kim M. Davidson
Cash severance payment (3)	—	—	—	—	—	314,052
Health and welfare benefits (4)	—	—	—	—	—	25,800
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	87,912	87,912	—	87,912
Payment under director and executive life insurance plan (8)	—	—	—	270,000	—	—

Janet Bossi
Cash severance payment (3)	—	—	—	—	—	186,946
Health and welfare benefits (4)	—	—	—	—	—	18,627
Stock options (5)	—	—	—	—	—	—
Stock awards (6)	—	—	87,912	87,912	—	87,912
Payment under director and executive life insurance plan (8)	—	—	—	240,000	—	—

(1)	No named executive officer was eligible for normal retirement pursuant to any applicable retirement plan on December 31, 2007.

(2)	Termination for Cause or Voluntary Termination by Executive: In the event of voluntary termination by the executive, Mr. Brady is entitled to receive his base salary for a period of four months. In the event of termination for cause, Mr. Brady is entitled to receive his base salary through the date of termination. Termination without Cause or Termination with Good Reason: Reflects continuation of base salary through the remaining term of Mr. Brady’s employment agreement. Disability: Reflects payment of 100% of base salary until age 65, payments may terminate at an earlier date. See “Employment Agreements”. Disability payments payable under Mr. Brady’s employment agreement would be reduced by the amount of any disability payments under our disability plans.
(3)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.
(4)	Termination without Cause or Termination with Good Reason: Reflects continuation of health and welfare benefits through the remaining term of Mr. Brady’s employment agreement. Disability: Reflects continuation of health and welfare benefits for Mr. Brady through age 65. Change in Control with Termination of Employment: Reflects continuation of health and welfare benefits for a period of two or three years. Amounts are based on the cost of benefits for 2007 without giving effect to any future increases.
(5)	Represents the estimated value of accelerated vesting of stock options. The accelerated stock options are shown as having a value of $0 because the strike prices of the options are above the closing price on The Nasdaq Stock Market on the last business day of the year.
(6)	Represents the estimated value of accelerated vesting of stock awards, calculated as the number of unvested stock awards multiplied by the closing price on The Nasdaq Stock Market on the last business day of the year.
(7)	Represents an annual benefit payable over a 15 year period in monthly installments.
(8)	The value of Mr. Brady’s accrued benefit will be distributed in the same form and at the same time as his distribution is from the ESOP.
(9)	Includes Mr. Brady’s accrued benefit, plus a one time change in control benefit.

2005 Equity Incentive Plan

The Ocean Shore Holding Co. 2005 Equity Incentive Plan was adopted by our board of directors and approved by our shareholders in May 2006. The 2005 Equity Incentive Plan authorizes the granting of up to 429,374 stock options and 171,749 shares of restricted stock. The purpose of the 2005 Equity Incentive Plan was to attract and retain qualified personnel, to provide officers, employees and directors with a proprietary interest in us as an incentive to contribute to our continued success, to align employees’ interests with those of our shareholders and to reward outstanding performance. The 2005 Equity Incentive Plan is administered by a committee of the board of directors, which has the authority to determine the eligible directors or employees to whom awards are to be granted, the number of awards to be granted, the vesting of the awards and the conditions and limitations of the awards.

As of July 31, 2008, options for 426,374 shares were outstanding and options for 3,000 shares remained available for future awards under the plan. None of the options granted under the plan have been exercised. As of July 31, 2008, 171,300 shares of restricted stock had been granted and 449 shares remained available for future awards.

The 2005 Equity Incentive Plan provides that in the event any merger, consolidation, share exchange or other similar corporate transaction affects the shares of Ocean Shore Holding in such a manner that an adjustment is required to preserve the benefits available under the plan, the committee administering the plan has the authority to adjust the number of shares which may be granted, the number of shares subject to restricted stock awards or outstanding stock options, and the exercise price of any stock option grant. As a result, upon completion of the conversion and offering, outstanding shares of restricted stock and options to purchase shares of Ocean Shore Holding common stock will be converted into and become shares of restricted stock and options to purchase shares of new Ocean Shore Holding common stock. The number of shares of restricted stock and common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio in the conversion. The aggregate exercise price, duration and vesting schedule of these awards will not be affected.

New Ocean Shore Holding will assume the 2005 Equity Incentive Plan after the conversion and offering.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007 about Ocean Shore Holding common stock that may be issued upon the exercise of options under the 2005 Equity Incentive Plan. The plan was approved by our shareholders.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	428,874	$11.53	500
Equity compensation plans not approved by security holders	—	—	—

Total	428,874	$11.53	500

Future Equity Incentive Plan

Following the offering, Ocean Shore Holding plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, Ocean Shore Holding anticipates that the plan will authorize a number of stock options equal to 8.5% of the total shares sold in the offering, and a number of shares of restricted stock equal to 3.4% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 503,599 shares, assuming 4,250,000 shares are issued in the offering, to 681,340 shares, assuming 5,750,000 shares are issued in the offering.

Ocean Shore Holding may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Ocean Shore Holding common stock. The issuance of additional shares after the offering would dilute the interests of existing shareholders. See “Pro Forma Data.”

Ocean Shore Holding will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. Ocean Shore Holding will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period (or as otherwise permitted by the Office of Thrift Supervision), but Ocean Shore Holding may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Ocean Shore Holding.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. We will submit the equity incentive plan to shareholders for their approval not less than six months after completion of the conversion and offering, at which time we will provide shareholders with detailed information about the plan.

Policies and Procedures for Approval of Related Persons Transactions

Ocean Shore Holding maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of Ocean Shore Holding, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Ocean Shore Holding to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ocean City Home Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ocean City Home Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Ocean City Home Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. No director or executive officer of Ocean Shore Holding had a loan amount under such a program at June 30, 2008.

Pursuant to Ocean Shore Holding’s Audit/Compliance Committee Charter, the Audit/Compliance Committee periodically reviews, no less frequently than quarterly, a summary of Ocean Shore Holding’s transactions with directors and executive officers of Ocean Shore Holding and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within Ocean Shore Holding policy and should be ratified and approved. Also, in accordance with banking regulations, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ocean Shore Holding’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Ocean Shore Holding’s Code of Ethics and Business Conduct, all executive officers and directors of Ocean Shore Holding must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) Ocean Shore Holding conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Ocean Shore Holding.

Indemnification for Directors and Officers

Ocean Shore Holding’s certificate of incorporation provides that Ocean Shore Holding must indemnify all directors and officers of Ocean Shore Holding against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Ocean Shore Holding. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ocean Shore Holding pursuant to its certificate of incorporation or otherwise, Ocean Shore Holding has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Stock Ownership

The following table provides information as of July 31, 2008 about the persons known to Ocean Shore Holding to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
OC Financial MHC 1001 Asbury Avenue Ocean City, New Jersey 08226	4,761,000		57.2%

Hovde Capital Advisors LLC Eric D. Hovde Steven D. Hovde 1826 Jefferson Place, N.W. Washington, D.C. 20036	787,488	(1)	9.4%

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2008.

Hovde Capital Advisors, like all existing public shareholders of Ocean Shore Holding, will own the same percentage of new Ocean Shore Holding common stock as it owns of Ocean Shore Holding common stock immediately prior to the conversion. Assuming shares are sold and the exchange ratio is calculated at the midpoint of the offering range, Hovde Capital Advisors would own 785,676 shares of new Ocean Shore Holding common stock.

The following table sets forth the information concerning the number of shares and percentage of Company common stock beneficially owned, as of July 31, 2008, by each present director and named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 5.6% of our outstanding common stock as of July 31, 2008. Each director and named executive officer owned less than 1% of our outstanding common stock as of that date, except for Steven E. Brady, who owned 1.5%.

Name	Common Stock (1)		Options Exercisable Within 60 Days	Total
Directors
Sylva A. Bertini	19,093	(2)	12,900	31,993
Steven E. Brady	60,815	(3)	61,200	122,015
Frederick G. Dalzell, MD	30,107	(4)	12,900	43,007
John L. Van Duyne, Jr.	19,609		12,900	32,509
Christopher J. Ford	12,765		12,900	25,665
Robert A. Previti, Ed.D	16,144	(5)	12,900	29,044
Samuel R. Young	13,944	(6)	12,900	26,844

Named Executive Officers Who Are Not Also Directors
Kim M. Davidson	26,024	(7)	7,100	33,124
Anthony J. Rizzotte	32,666	(8)	8,100	40,766
Donald F. Morgenweck	24,642	(9)	6,600	31,242
Janet Bossi	23,747		6,600	30,347
All directors and executive officers as a group (12 persons)	298,810		177,100	476,790

(footnotes on the following page)

(1)	This column includes the following:

	Shares of Restricted Stock Held in Trust	Shares Held Pursuant to Deferred Compensation Plan	Shares Allocated Under Ocean City Home Bank ESOP	Shares Held in Trust in the Ocean City Home Bank 401(k) Plan
Ms. Bertini	4,620	—	—	—
Mr. Brady	25,740	3,313	3,680	16,768
Mr. Dalzell	4,620	2,360	—	—
Mr. Van Duyne, Jr.	4,620	13,113	—	—
Mr. Ford	4,620	4,064	—	—
Mr. Previti	4,620	1,571	—	—
Mr. Young	4,620	—	—	—
Ms. Davidson	8,880	1,292	1,856	12,172
Mr. Rizzotte	10,800	2,534	3,126	11,134
Mr. Morgenweck	8,880	1,406	1,898	3,500
Ms. Bossi	8,880	1,174	1,740	8,476

(2)	Includes 13,000 shares held in Ms. Bertini’s individual retirement account.
(3)	Includes 1,795 shares held in trust as part of the Supplemental Executive Retirement Plan, with respect to which Mr. Brady has shared voting power.
(4)	Includes 3,900 shares held by Dr. Dalzell’s spouse and 15,000 shares held by a limited liability company in which Dr. Dalzell has sole voting power.
(5)	Includes 100 shares held by Dr. Previti’s son.
(6)	Includes 1,000 shares held in Mr. Young’s spouse’s individual retirement account.
(7)	Includes 300 shares held jointly with Mrs. Davidson’s spouse.
(8)	Includes 2,068 shares that are pledged as security for a loan.
(9)	Includes 1,700 shares held in Mr. Morgenweck’s individual retirement account.

Subscriptions by Executive Officers and Directors

The table below sets forth, for each of our directors and named executive officers and for all of the directors and named executive officers as a group, the following information:

•

the number of shares of new Ocean Shore Holding common stock to be received in exchange for shares of Ocean Shore Holding common stock upon consummation of the conversion and offering, based upon their beneficial ownership of Ocean Shore Holding common stock as of July 31, 2008;

•	the proposed purchases of new Ocean Shore Holding common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•	the total amount of new Ocean Shore Holding common stock to be held upon consummation of the conversion and offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

	Number of Shares Received in Exchange for Shares of Ocean Shore Holding (2)	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares (2)	Percentage of Total Outstanding (3)
Sylva A. Bertini	19,049	1,000	$9,000	20,049	*
Steven E. Brady	60,675	10,000	90,000	70,675	*
Frederick G. Dalzell	30,037	5,000	45,000	35,037	*
John L. Van Duyne, Jr.	19,563	4,000	36,000	23,563	*
Christopher J. Ford	12,735	1,000	9,000	13,735	*
Robert A. Previti	16,106	2,000	18,000	18,106	*
Samuel R. Young	13,912	2,500	22,500	16,411	*
Kim M. Davidson	25,964	2,000	18,000	27,964	*
Anthony J. Rizzotte	32,390	1,000	9,000	33,590	*
Donald F. Morgenweck	24,585	5,000	45,000	29,585	*
Janet Bossi	23,692	500	4,500	24,192	*

All directors and executive officers as a group (12 persons)	298,116	35,000	$315,000	333,116	4.0%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Stock Ownership.” Excludes shares that may be acquired upon the exercise of outstanding stock options.
(3)	If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would own 4.0% of the outstanding shares of new Ocean Shore Holding common stock.

Regulation and Supervision

General

Ocean City Home Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and by the Federal Deposit Insurance Corporation as the insurer of its deposits. Ocean City Home Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund managed by the Federal Deposit Insurance Corporation. Ocean City Home Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate Ocean City Home Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on new Ocean Shore Holding and Ocean City Home Bank and their operations. New Ocean Shore Holding, as a savings and loan holding company, will be required to file certain reports with, is subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision.

Certain of the regulatory requirements that are or will be applicable to Ocean City Home Bank and new Ocean Shore Holding are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Ocean City Home Bank and new Ocean Shore Holding and is qualified in its entirety by reference to the actual statutes and regulations.

Federal Banking Regulation

Business Activities. Federal law and regulations govern the activities of federal savings banks, such as Ocean City Home Bank. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Capital Requirements. The Office of Thrift Supervision’s capital regulations require federal savings institutions to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is generally defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary (Tier 2) capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular risks or circumstances. At June 30, 2008, Ocean City Home Bank met each of its capital requirements.

Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” An institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date it receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company in an amount equal to the lesser of 5% of the institution’s assets or its capital deficiency. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. “Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. Subject to certain exceptions, savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations

(i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like Ocean City Home Bank, it is a subsidiary of a holding company. If Ocean City Home Bank’s capital were ever to fall below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution that would otherwise be permitted by the regulation, if the agency determines that such distribution would constitute an unsafe or unsound practice. Federal law provides that no capital distribution may be paid if the institution, on a proforma basis, would fail to meet any applicable capital requirements.

Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12-month period. Certain education loans, credit card loans and small business loans may be considered “qualified thrift investments.”

A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of June 30, 2008, Ocean City Home Bank maintained 90.8% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Community Reinvestment Act. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could result in restrictions on its activities. Ocean City Home Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Transactions with Related Parties. Federal law limits Ocean City Home Bank’s authority to lend to, and engage in certain other transactions with (collectively, “covered transactions”), “affiliates” (e.g., any company that controls or is under common control with an institution, including its holding company and the holding company’s non-savings institution subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Loans and other specified transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act generally prohibits loans by Ocean Shore Holding to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ocean City Home Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ocean City Home Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Ocean City Home Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Ocean City Home Bank’s capital and surplus, as well as any loans that aggregate $500,000 or more, must be approved in advance by a majority of the disinterested members of the board of directors.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Assessments. Federal savings banks are required to pay assessments to the Office of Thrift Supervision to fund its operations. The general assessments, paid on a semi-annual basis, are based upon the savings institution’s total assets, including consolidated subsidiaries, financial condition and complexity of its portfolio. The Office of Thrift Supervision assessments paid by Ocean Shore Holding and Ocean City Home Bank for the year ended December 31, 2007 totaled $138,000.

Insurance of Deposit Accounts. Deposits of Ocean City Home Bank are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. The FDIC determines insurance premiums based on a number of factors, primarily the risk of loss that insured institutions pose to the Deposit Insurance Fund. The FDIC has the ability to adjust the insurance fund’s reserve ratio between 1.15% and 1.5%, depending on projected losses, economic changes and assessment rates at the end of a calendar year. Assessment rates for most banks vary between five cents and seven cents for every $100 of deposits. No institution may pay a dividend on its stock or interest on any capital notes or debentures if in default of its deposit insurance assessment. A change in insurance premiums could have an adverse effect on the operating expenses and results of operations of Ocean City Home Bank. The FDIC has proposed an increase in the assessment rate schedule that would increase deposit insurance premiums by seven cents for every $100 of deposits. We cannot predict what insurance assessment rates will be in the future. Assessment credits have been provided to institutions that paid high premiums in the past. As a result, Ocean City Home Bank had credits that offset all of its premiums in 2007.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund.

Federal Home Loan Bank System. Ocean City Home Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Ocean City Home Bank, as a member of the Federal

Home Loan Bank of New York, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Ocean City Home Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at June 30, 2008 of $8.0 million. Federal Home Loan Bank advances must be secured by specified types of collateral.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

Federal Reserve System. The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $43.9 million; a 10% reserve ratio is applied above $43.9 million. The first $9.3 million of otherwise reservable balances are exempted from the reserve requirements. The amounts are adjusted annually. Ocean City Home Bank complies with the foregoing requirements.

Other Regulations

Ocean City Home Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Ocean City Home Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•

Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), and the related regulations of the Federal Deposit Insurance Corporation, which require financial institutions operating in the United States to develop anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering; and

•	The Gramm-Leach-Bliley Act, which placed limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties.

Holding Company Regulation

General. New Ocean Shore Holding will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over new Ocean Shore Holding and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Ocean City Home Bank. As a unitary savings and loan holding company, new Ocean Shore Holding will be able to engage only in activities permitted to a financial holding company and those permitted for a multiple savings and loan holding company, which includes non-banking activities that the Federal Reserve Board has determined to be permissible for bank holding companies.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

Ocean Shore Holding common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, Ocean Shore Holding files quarterly and annual reports with the Securities and Exchange Commission and is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act. Upon completion of the conversion and offering, new Ocean Shore Holding common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. As a result, new Ocean Shore Holding will be required to file quarterly and annual reports with the Securities and Exchange Commission and will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.

Federal and State Taxation

Federal Income Taxation

General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2004. For its 2007 fiscal year, Ocean Shore Holding’s maximum federal income tax rate was 34%.

New Ocean Shore Holding and Ocean City Home Bank will enter into a tax allocation agreement. Because new Ocean Shore Holding will own 100% of the issued and outstanding capital stock of Ocean City Home Bank, new Ocean Shore Holding and Ocean City Home Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group new Ocean Shore Holding is the common parent corporation. As a result of this affiliation, Ocean City Home Bank may be included in the filing of a consolidated federal income tax return with new Ocean Shore Holding and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

Bad Debt Reserves. For fiscal years beginning before 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves.

Distributions. If Ocean City Home Bank makes “non-dividend distributions” to new Ocean Shore Holding, the distributions will be considered to have been made from Ocean City Home Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Ocean City Home Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Ocean City Home Bank’s taxable income. Non-dividend distributions include distributions in excess of Ocean City Home Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Ocean City Home Bank’s current or accumulated earnings and profits will not be so included in Ocean City Home Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Ocean City Home Bank makes a non-dividend distribution to new Ocean Shore Holding, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Ocean City Home Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Ocean Shore Holding and Ocean City Home Bank are subject to New Jersey’s Corporation Business Tax at the rate of 9% on their taxable income, before net operating loss deductions and special deductions for federal income tax purposes. For this purpose, “taxable income” generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations).

Comparison of Shareholders’ Rights

As a result of the conversion, current holders of Ocean Shore Holding common stock will become shareholders of new Ocean Shore Holding. There are certain differences in shareholder rights arising from distinctions between the federal stock charter and bylaws of Ocean Shore Holding and the certificate of incorporation and bylaws of new Ocean Shore Holding and from distinctions between laws with respect to federally chartered savings and loan holding companies and New Jersey law.

In some instances, the rights of shareholders of new Ocean Shore Holding will be less than the rights shareholders of Ocean Shore Holding currently have. The decrease in shareholder rights under the New Jersey certificate of incorporation and bylaws are not mandated by New Jersey law but have been chosen by management as being in the best interest of new Ocean Shore Holding. In some instances, the differences in shareholder rights may increase management rights. In other instances, the provisions in new Ocean Shore Holding’s certificate of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of new Ocean Shore Holding and its shareholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the certificate of incorporation and bylaws of new Ocean Shore Holding and New Jersey law.

Authorized Capital Stock. The authorized capital stock of both the current Ocean Shore Holding and new Ocean Shore Holding consists of 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Ocean Shore Holding’s charter and new Ocean Shore Holding’s certificate of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, OC Financial MHC is required to own not less than a majority of the outstanding common stock of Ocean Shore Holding. There will be no such restriction applicable to new Ocean Shore Holding following consummation of the conversion, as OC Financial MHC will cease to exist.

New Ocean Shore Holding’s certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of new Ocean Shore Holding, whereas Ocean Shore Holding’s federal stock charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, new Ocean Shore Holding could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of the capital stock of new Ocean Shore Holding could be issued directly to directors or officers without shareholder approval. The rules of the Nasdaq Stock Market, however, generally require listed companies, like new Ocean Shore Holding will be, to obtain shareholder approval of most stock-related compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plan discussed in this prospectus to shareholders for their approval.

Neither the federal stock charter and bylaws of Ocean Shore Holding nor the certificate of incorporation and bylaws of new Ocean Shore Holding provide for preemptive rights to shareholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of Ocean Shore Holding nor the certificate of incorporation of new Ocean Shore Holding permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Ocean City Home Bank to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. Ocean City Home Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect new Ocean Shore Holding because dividends from Ocean City Home Bank will be a primary source of funds for the payment of dividends to the shareholders of new Ocean Shore Holding.

New Jersey law generally provides that, unless otherwise restricted in a corporation’s certificate of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to shareholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.

Board of Directors. The bylaws of Ocean Shore Holding and the certificate of incorporation of new Ocean Shore Holding each require the board of directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of Ocean Shore Holding and the bylaws of new Ocean Shore Holding, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present. Any director of Ocean Shore Holding so chosen shall hold office until the next annual meting of shareholders, and any director of new Ocean Shore Holding so chosen shall hold office until the next annual meting of shareholders and until his or her successor shall have been elected and qualified.

The bylaws of both Ocean Shore Holding and new Ocean Shore Holding provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

In addition, the bylaws of both Ocean Shore Holding and new Ocean Shore Holding require that a majority of the directors reside in New Jersey. These provisions may prevent shareholders from nominating themselves or persons of their choosing for election to the board of directors.

Under the bylaws of Ocean Shore Holding, directors may be removed only for cause by the vote of the holders of a majority of the outstanding voting shares at a meeting of shareholders called for such purpose. The certificate of incorporation of new Ocean Shore Holding provides that any director may be removed by shareholders only for cause upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote in the election of directors. The higher vote threshold will make it more difficult for shareholders to remove directors and replace them with their own nominees.

Limitations on Liability. The certificate of incorporation of new Ocean Shore Holding provides that, to the fullest extent permitted under New Jersey law, the directors and officers of new Ocean Shore Holding shall have no personal liability to new Ocean Shore Holding or its shareholders for damages for breach of any duty owed to new Ocean Shore Holding or its shareholders, provided that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (1) in breach of the director’s or officer’s duty of loyalty to new Ocean Shore Holding or its shareholders, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit.

Currently, federal law does not permit federally chartered savings and loan holding companies like Ocean Shore Holding to limit the personal liability of directors in the manner provided by New Jersey law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that Ocean Shore Holding must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Ocean Shore Holding or its shareholders. Ocean Shore Holding also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Ocean Shore Holding is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

The certificate of incorporation of new Ocean Shore Holding provides that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under New Jersey law. Such indemnification includes the advancement of expenses. The certificate of incorporation of new Ocean Shore Holding also provides that new Ocean Shore Holding will indemnify its employees and agents and any director, officer, employee or agent of any other entity to such extent as shall be authorized by the board of directors and be permitted by law.

Special Meetings of Shareholders. The bylaws of Ocean Shore Holding provide that special meetings of the shareholders of Ocean Shore Holding may be called by the Chairman, President, a majority of the board of directors or the holders of not less than ten percent of the outstanding capital stock of Ocean Shore Holding entitled to vote at the meeting. The bylaws of new Ocean Shore Holding provide that special meetings of shareholders may be called by the Chairman, the President or a majority of the board of directors. In addition, New Jersey law provides that a special meetings of shareholders may be called by a court upon the application of the holders of not less than 10% of all the shares entitled to vote at a meeting.

Shareholder Nominations and Proposals. The bylaws of Ocean Shore Holding provide an advance notice procedure for shareholders to nominate directors or bring other business before an annual or special meeting of shareholders of Ocean Shore Holding. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Ocean Shore Holding board of directors or by a shareholder who has given appropriate notice to Ocean Shore Holding before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given Ocean Shore Holding appropriate notice of its intention to bring that business before the meeting. Ocean Shore Holding’s secretary must receive notice of the nomination or proposal at least 30 days before the date of the annual meeting; provided, however, that if less than 40 days’ notice of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

New Ocean Shore Holding’s bylaws establish a similar advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of new Ocean Shore Holding. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the new Ocean Shore Holding board of directors or by a shareholder who has given appropriate notice to new Ocean Shore Holding before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given new Ocean Shore Holding appropriate notice of its intention to bring that business before the meeting. New Ocean Shore Holding’s secretary must receive notice of the nomination or proposal not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if less than 71 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to new Ocean Shore Holding concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide new Ocean Shore Holding with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives new Ocean Shore Holding’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Shareholder Action Without a Meeting. Under New Jersey law, action may be taken by shareholders of new Ocean Shore Holding without a meeting if all shareholders entitled to vote on the action give written consent to taking such action without a meeting. Similarly, the Bylaws of Ocean Shore Holding provide that action may be taken by shareholders without a meeting if all shareholders entitled to vote on the matter consent to the taking of such action without a meeting.

Shareholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to Ocean Shore Holding, provides that shareholders holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares may inspect and make extracts from specified books and records of a federally chartered savings and loan associations after proper written notice for a proper purpose.

Under New Jersey law, a shareholder who has been a shareholder for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least five days’ written notice, to inspect in person or by agent or attorney the minutes of the proceedings of the corporation’s shareholders and its record of shareholders. Irrespective of the period such shareholder has held Ocean Shore Holding stock or the amount of stock such shareholder holds, a court may, upon proof of proper purpose, compel production for examination by the shareholder of the books and records of account, minutes and record of shareholders of Ocean Shore Holding.

Limitations on Voting Rights. The certificate of incorporation of new Ocean Shore Holding provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new Ocean Shore Holding or any subsidiary or a trustee of a plan.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of new Ocean Shore Holding’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

The charter of Ocean Shore Holding provides that, for a period of five years from the effective date of Ocean Shore Holding’s minority stock offering (that is, through December 21, 2009) no person, other than OC Financial MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Ocean Shore Holding or any subsidiary.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the board of directors of Ocean Shore Holding and the holders of two-thirds of the outstanding stock of Ocean Shore Holding entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits Ocean Shore Holding to merge with another corporation without obtaining the approval of its shareholders if:

•	it does not involve an interim savings institution;

•	the charter of Ocean Shore Holding is not changed;

•

each share of Ocean Shore Holding stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of Ocean Shore Holding after such effective date; and

•

either: (a) no shares of voting stock of Ocean Shore Holding and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of Ocean Shore Holding to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Ocean Shore Holding outstanding immediately before the effective date of the transaction.

The certificate of incorporation of new Ocean Shore Holding requires the affirmative vote of at least 80% of the outstanding shares for new Ocean Shore Holding to enter into any merger, consolidation, liquidation or dissolution or any action that would result in the sale or other disposition of all or substantially all of the assets of new Ocean Shore Holding unless the transaction is approved by two-thirds of the entire board of directors, in which case such transactions shall only require the shareholder vote, if any, as would be required under New Jersey law. Under New Jersey law, a merger or consolidation of new Ocean Shore Holding requires approval of a majority of the votes cast by shareholders, except that no approval by shareholders is required for a merger if:

•	the plan of merger does not make an amendment of the certificate of incorporation that would be required to be approved by the shareholders;

•

each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after;

•

the number of shares that entitle their holders to vote unconditionally in the election of directors (“voting shares”) outstanding immediately after the merger, plus the number of voting shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting shares outstanding immediately before the merger; and

•

the number of shares entitling holders to participate in distributions without limitation (“participating shares”) outstanding immediately after the merger, plus the number of participating shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of participating shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the shareholders shall not be required to authorize a merger with or into a 90% owned subsidiary of new Ocean Shore Holding.

Under New Jersey law, a sale of all or substantially all of new Ocean Shore Holding’s assets other than in the ordinary course of business, or a voluntary dissolution of new Ocean Shore Holding, requires the approval of its board of directors and the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon.

Business Combinations with Interested stockholders. Both New Jersey law and the certificate of incorporation of new Ocean Shore Holding prohibit any merger, consolidation, sale, liquidation, or dissolution with any “interested stockholder” for a period of five years following the interested stockholder’s stock acquisition date unless the business combination is approved by the board of directors prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested stockholder are also considered to be interested stockholders. In addition, new Ocean Shore Holding’s certificate of incorporation requires that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by the board of directors prior to the interested stockholder’s stock acquisition date and thereafter approval by shareholders; (ii) approval by the affirmative vote of the holders of at least two-thirds of the voting shares not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in the certificate of incorporation.

Neither the charter or bylaws of Ocean Shore Holding nor the federal laws and regulations applicable to Ocean Shore Holding contain a provision that restricts business combinations between Ocean Shore Holding and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to Ocean Shore Holding generally provides that a shareholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the shareholders of a federally chartered savings and loan association that is listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the shareholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or any combination of such shares of stock and cash.

Under New Jersey law, shareholders of new Ocean Shore Holding have the right to dissent from any plan of merger or consolidation to which new Ocean Shore Holding is a party, and to demand payment for the fair value of their shares. However, unless the certificate of incorporation otherwise provides, New Jersey law provides that shareholders do not have a right to dissent from any plan of merger or consolidation with respect to shares (1) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders; or (2) for which, pursuant to the plan of merger or consolidation, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities. In addition, New Jersey law provides that, unless the certificate of incorporation provides otherwise, shareholders of a surviving corporation do not have the right to dissent from a plan of merger if the merger did not require for its approval the vote of such shareholders. In addition, unless a corporation’s certificate of incorporation provides otherwise, New Jersey law provides that shareholders do not have a right to dissent from any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation (1) with respect to shares of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders; (2) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for (x) cash or (y) shares, obligations or other securities which, upon consummation of the plan of dissolution, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities; or (3) from a sale pursuant to an order of a court having jurisdiction. New Ocean Shore Holding’s certificate of incorporation and bylaws are silent as to dissenters’ rights.

Evaluation of Offers; Other Corporate Constituencies. The certificate of incorporation of new Ocean Shore Holding provides that its directors, in discharging their duties to new Ocean Shore Holding and in determining what they reasonably believe to be in the best interest of new Ocean Shore Holding, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on new Ocean Shore Holding’s employees, suppliers, creditors and customers; (b) the effects of the action on the communities in which new Ocean Shore Holding operates; and (c) the long-term as well as the short-term interests of new Ocean Shore Holding and its shareholders, including the possibility that these interests may best be served by the continued independence of new Ocean Shore Holding. If on the basis of these factors the board of directors determines that any proposal or offer to acquire new Ocean Shore Holding is not in the best interest of new Ocean Shore Holding, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

By having these standards in the certificate of incorporation of new Ocean Shore Holding, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of new Ocean Shore Holding, even if the price offered is significantly greater than the market price of any equity security of new Ocean Shore Holding.

Amendment of Governing Instruments. No amendment of the charter of Ocean Shore Holding may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The certificate of incorporation of new Ocean Shore Holding generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Sections 3.04 (limitation on common stock voting rights), 5.04 (classification of board of directors and director terms) or 5.06 (director considerations in evaluating offers), or Articles VII (certain shareholder voting requirements), VIII (elimination of director and officer liability), IX (indemnification of directors, officers, employees and agents) and X (amendment of bylaws), must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the certificate of incorporation without any action by the shareholders to the fullest extent allowed under New Jersey law.

The bylaws of Ocean Shore Holding may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the shareholders of Ocean Shore Holding at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of new Ocean Shore Holding may be amended by the affirmative vote of two-thirds of the full board of directors or by the vote of the holders of not less than 80% of the votes cast by holders of the capital stock of new Ocean Shore Holding entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the shareholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

Restrictions on Acquisition of New Ocean Shore Holding

General

Certain provisions in the certificate of incorporation and bylaws of new Ocean Shore Holding may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Certificate of Incorporation and Bylaws of New Ocean Shore Holding

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our certificate of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new Ocean Shore Holding or any subsidiary or a trustee of a plan.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of new Ocean Shore Holding.

Filling of Vacancies; Removal. Our certificate of incorporation provides that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Our certificate of incorporation provides that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of 80% of the shares entitled to vote in the election of director. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that no person will be eligible to serve on the board of directors who has in the past 10 years been subject to a supervisory action by a financial regulatory agency that involved dishonesty or breach of trust, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime, or has been found by a regulatory agent or a court to have breached a fiduciary duty involving personal profit or committed a willful violation of any law governing banking, securities, commodities or insurance. In addition, our bylaws require that a majority of the directors must reside in New Jersey. These provisions contained in our bylaws may prevent shareholders from nominating themselves or persons of their choosing for election to the board of directors.

Elimination of Cumulative Voting. Our certificate of incorporation provides that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a shareholder group to elect a director nominee.

Special Meetings of Shareholder. Our shareholders must act only through an annual or special meeting. Special meetings of shareholders may only be called by the Chairman, the President, a majority of the board of directors or by a court upon the application of the holders of not less than 10% of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of shareholders may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Amendment of Certificate of Incorporation. Our certificate of incorporation provides that certain amendments to our certificate of incorporation relating to a change in control of us must be approved by at least 80% of the outstanding shares entitled to vote.

Advance Notice Provisions for Shareholder Nominations and Proposals. Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a shareholder who has given appropriate notice to us before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given us appropriate notice of the shareholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 60 days nor more than 90 days before the anniversary date of the prior year’s annual meeting; provided, however, that if less than 71 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our certificate of incorporation authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Business Combinations; Business Combinations with Interested stockholders. Our certificate of incorporation generally requires the affirmative vote of at least 80% of the outstanding shares for new Ocean Shore Holding to enter into any merger, consolidation, liquidation or dissolution or any action that would result in the sale or other disposition of all or substantially all of the assets of new Ocean Shore Holding unless the transaction is approved by two-thirds of the entire board of directors, in which case such transactions shall only require the shareholder vote, if any, as would be required under New Jersey law.

In addition, New Jersey law and our certificate of incorporation prohibit any merger, consolidation, sale, liquidation, or dissolution with any “interested stockholder” for a period of five years following the interested stockholder’s stock acquisition date unless the business combination is approved by the board of directors prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested stockholder are also considered to be interested stockholders. New Jersey law and our certificate of incorporation also require that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by the board of directors prior to the interested stockholder’s stock acquisition date and thereafter approval by shareholders; (ii) approval by the affirmative vote of the holders of at least two-thirds of the voting shares not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in our certificate of incorporation.

New Jersey State Law

New Jersey law restricts mergers, consolidations, sales, liquidations, or dissolutions involving any “interested stockholder”. See “Certificate of Incorporation and Bylaws of New Ocean Shore Holding—Business Combinations; Business Combinations with Interested stockholders,” above.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of New Ocean Shore Holding Capital Stock

The common stock of new Ocean Shore Holding represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

General

New Ocean Shore Holding is authorized to issue 25,000,000 shares of common stock having a par value of $0.01 per share and 5,000,000 shares of preferred stock having a par value of $0.01. Each share of new Ocean Shore Holding’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion and reorganization, all stock will be duly authorized, fully paid and nonassessable. New Ocean Shore Holding will not issue any shares of preferred stock in the conversion and offering.

Common Stock

Dividends. New Ocean Shore Holding can pay dividends if, as and when declared by its board of directors. The payment of dividends by new Ocean Shore Holding is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of new Ocean Shore Holding will be entitled to receive and share equally in dividends declared by the board of directors of new Ocean Shore Holding. If new Ocean Shore Holding issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of new Ocean Shore Holding will possess exclusive voting rights in new Ocean Shore Holding. They will elect new Ocean Shore Holding’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of New Ocean Shore Holding,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If new Ocean Shore Holding issues preferred stock, holders of new Ocean Shore Holding preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Ocean City Home Bank, new Ocean Shore Holding, as the sole holder of Ocean City Home Bank’s capital stock, would be entitled to receive all of Ocean City Home Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Ocean City Home Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of new Ocean Shore Holding, the holders of its common stock would be entitled to receive all of the assets of new Ocean Shore Holding available for distribution after payment or provision for payment of all its debts and liabilities. If new Ocean Shore Holding issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of new Ocean Shore Holding will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

New Ocean Shore Holding will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of new Ocean Shore Holding will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Stockton LLP. Grant Thornton LLP has provided an opinion to us regarding the New Jersey income tax consequences of the conversion. Kilpatrick Stockton LLP and Grant Thornton LLP have consented to the references to their opinions in this proxy statement/prospectus.

Experts

The consolidated financial statements of Ocean Shore Holding Co. as of December 31, 2007 and 2006, and for each of the years in the three year period ended December 31, 2007 included in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RP Financial has consented to the summary in this proxy statement/prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this proxy statement/prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock to be issued in exchange for shares of Ocean Shore Holding common stock. This proxy statement/prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

OC Financial MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This proxy statement/prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

A copy of the plan of conversion is available without charge from Ocean City Home Bank.

The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

Index to Financial Statements of

Ocean Shore Holding Co.

The financial statements to be included in the proxy statement/prospectus will be identical to those included in the offering prospectus included in this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:

SEC filing fee (1)	$3,556
OTS filing fee	12,000
NASD filing fee (1)	9,547
Stock market listing fee	7,500
EDGAR, printing, postage and mailing	200,000
Legal fees and expenses	625,000
Accounting fees and expenses	100,000
Appraiser’s fees and expenses	55,000
Securities marketing firm expenses (including legal fees) (1)(2)	100,000
Conversion agent fees and expenses	45,000
Business plan fees and expenses	40,000
Transfer agent and registrar fees and expenses	20,000
Certificate printing	5,000
Miscellaneous	2,397

TOTAL	$1,225,000

(1)	Estimated expenses based on the registration of 10,052,384 shares at $9.00 per share.
(2)	In addition, Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.0% of the aggregate purchase price of shares sold in the subscription and community offering, excluding shares purchased by the employee stock ownership plan and by directors, officers and employees of Ocean Shore Holding Co. and members of their immediate families. In addition, Sandler O’Neill & Partners, and other selected dealers will receive aggregate fees currently estimated to be 5.5% of the aggregate price of shares sold in the syndicated community offering, if any.

Item 14.	Indemnification of Directors and Officers.

The Certificate of Incorporation of Ocean Shore Holding Co. provides as follows:

ARTICLE IX

Indemnification

The Corporation shall indemnify to the fullest extent required or permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator, intestate, personal representative or spouse is or was a director or officer of the Corporation, is or was a director, officer, trustee, member, partner, incorporator or liquidator of a Subsidiary of the Corporation, or serves or served at the request of the Corporation as a director, officer, trustee, member, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article IX shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this Article IX shall survive the termination of such person as any such director, officer, trustee, member, partner, incorporator or liquidator and, insofar as such person served at the request of the Corporation as a director, officer, trustee, member, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this Article IX shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Notwithstanding anything contained in this Article IX, except for proceedings to enforce rights provided in this Article IX, the Corporation shall not be obligated under this Article IX to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the board of directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the board.

For purposes of this Article IX, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term “officer,” when used with respect to the Corporation, shall refer to any officer elected or appointed pursuant to the Corporation’s Bylaws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the bylaws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the bylaws of such Subsidiary or other enterprise or determined by the board of directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term “officer” shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

To the extent authorized from time to time by the board of directors, the Corporation may provide to (i) any one or more employees and other agents of the Corporation, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in this Article IX on directors and officers of the Corporation or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article IX.

Nothing in this Article IX shall limit the power of the Corporation or the board of directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article IX.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letter by and among OC Financial MHC., Ocean Shore Holding Co., Ocean City Home Bank and Sandler O’Neill & Partners, L.P.**

1.2	Agency Agreement

2.0	Plan of Conversion and Reorganization**

3.1	Certificate of Incorporation of Ocean Shore Holding Co.**

3.2	Bylaws of Ocean Shore Holding Co.**

4.0	Specimen Stock Certificate of Ocean Shore Holding Co.**

5.0	Opinion of Kilpatrick Stockton LLP re: Legality

8.1	Opinion of Kilpatrick Stockton LLP re: Federal Tax Matters

8.2	Opinion of Grant Thornton LLP re: State Tax Matters

10.1	*Employment Agreement by and between Ocean Shore Holding Co., Ocean City Home Bank and Steven E. Brady, incorporated by reference to Exhibit 10.1 to the Ocean Shore Holding Co. (File No. 000-51000) Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 30, 2005

10.2	*Amendment to the Employment Agreement between Ocean Shore Holding Co., Ocean City Home Bank and Steven E. Brady, incorporated by reference to Exhibit 10.20 to the Ocean Shore Holding Co. (File No. 000-51000) Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 26, 2007

10.3	*Second Amendment to the Employment Agreement between Ocean Shore Holding Co., Ocean City Home Bank and Steven E. Brady, incorporated by reference to Exhibit 10.20 to the Ocean Shore Holding Co. (File No. 000-51000) Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 21, 2008

10.4	*Amended and Restated Salary Continuation Agreement by and between Ocean City Home Bank and Steven E. Brady, incorporated by reference to Exhibit 10 to the Ocean Shore Holding Co. (File No. 000-51000) Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 14, 2008

10.5	*Salary Continuation Agreement by and between Ocean City Home Bank and Anthony J. Rizzotte and all amendments thereto, incorporated by reference to Exhibit 10.9 to the Ocean Shore Holding Co. Registration Statement on Form S-1 (File No. 333-118597), as amended, initially filed on August 27, 2004

10.6	*Split Dollar Life Insurance Agreement by and between Ocean City Home Bank and Steven E. Brady, incorporated by reference to Exhibit 10.10 to the Ocean Shore Holding Co. Registration Statement on Form S-1 (File No. 333-118597), as amended, initially filed on August 27, 2004

10.7	*Split Dollar Life Insurance Agreement by and between Ocean City Home Bank and Anthony J. Rizzotte, incorporated by reference to Exhibit 10.11 to the Ocean Shore Holding Co. Registration Statement on Form S-1 (File No. 333-118597), as amended, initially filed on August 27, 2004

10.8	*Change in Control Agreements by and between Ocean City Home Bank and Anthony J. Rizzotte, Janet Bossi, Kim M. Davidson, Paul Esposito, and Donald Morgenweck, incorporated by reference to Exhibit 10.15 to the Ocean Shore Holding Co. Registration Statement on Form S-1 (File No. 333-118597), as amended, initially filed on August 27, 2004

10.9

*Amendment to Change in Control Agreement by and between Ocean City Home Bank and Kim M. Davidson, incorporated by reference to Exhibit 10.12 to the Ocean Shore Holding Co.

(File No. 000-51000) Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 30, 2006

10.10	*Ocean City Home Bank Directors’ Deferred Compensation Plan, incorporated by reference to Exhibit 10.7 to the Ocean Shore Holding Co. Registration Statement on Form S-1 (File No. 333-118597), as amended, initially filed on August 27, 2004

10.11

*Ocean City Home Bank Director and Executive Life Insurance Plan, incorporated by reference to Exhibit 10.12 to the Ocean Shore Holding Co. Registration Statement on Form S-1

(File No. 333-118597), as amended, initially filed on August 27, 2004

10.12	*Ocean City Home Bank Supplemental Executive Retirement Plan, incorporated by reference to Exhibit 10.9 to the Ocean Shore Holding Co. (File No. 000-51000) Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 30, 2005

10.13	*Ocean City Home Bank Change in Control Severance Compensation Plan, incorporated by reference to Exhibit 10.10 to the Ocean Shore Holding Co. (File No. 000-51000) Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 30, 2005

10.14

*Ocean City Home Bank Stock-Based Deferred Compensation Plan, incorporated by reference to Exhibit 10.16 to the Ocean Shore Holding Co. Registration Statement on Form S-1

(File No. 333-118597), as amended, initially filed on August 27, 2004

10.15	*Ocean Shore Holding Co. 2005 Equity Incentive Plan, incorporated by reference to Appendix A to the Ocean Shore Holding Co. (File No. 000-51000) Proxy Statement filed on June 7, 2005

10.16	*Form of Restricted Stock Award Agreement, Form of Non-Statutory Stock Option Award Agreement, and Form of Incentive Stock Option Award Agreement for the Ocean Shore Holding Co. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10 to the Ocean Shore Holding Co. Form S-8 (File No. 333-121595) filed on August 15, 2005

10.17	*Amendment to Split Dollar Life Insurance Agreement by and between Ocean City Home Bank and Steven E. Brady**

23.1	Consent of Kilpatrick Stockton LLP (contained in Exhibits 5.0 and 8.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Grant Thornton LLP (contained in Exhibit 8.2)

23.4	Consent of RP Financial, LC.**

24.0	Powers of Attorney**

99.1	Appraisal Report of RP Financial, LC. (P)**

99.2	Marketing Materials**

99.3	Subscription Order Form and Instructions**

99.4	Form of Proxy for Ocean Shore Holding Co. Meeting of Stockholders**

99.5	Updated Appraisal Report of RP Financial, LC.

*	Management contract or compensatory plan, contract or arrangement.
**	Previously filed.
(P)	The supporting exhibits and financial schedules are filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocean City, State of New Jersey, on November 6, 2008.

OCEAN SHORE HOLDING CO.

Date: November 6, 2008	By:	/s/ STEVEN E. BRADY
Steven E. Brady
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/S/ STEVEN E. BRADY Steven E. Brady	President, Chief Executive Officer (principal executive officer)	November 6, 2008

* Donald F. Morgenweck	Senior Vice President and Chief Financial Officer (principal accounting and financial officer)

* Sylva A. Bertini	Director

* Frederick G. Dalzell, M.D.	Director

* Christopher J. Ford	Director

* Robert A. Previti, Ed.D.	Director

* John L. Van Duyne, Jr.	Director

* Samuel R. Young	Director

*	Pursuant to the Power of Attorney filed as Exhibit 24.0 to the Registration Statement on Form S-1 for Ocean Shore Holding Co. on September 12, 2008.

/s/ STEVEN E. BRADY Steven E. Brady	President, Chief Executive Officer	November 6, 2008